As filed with the Securities and Exchange Commission on November 14, 2006
Registration No. 333-134323

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective
Amendment No. 3
to
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Cygnus Oil and Gas Corporation
(Exact name of registrant as specified in its charter)

Delaware	33-0967974	1311
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)	(Primary Standard Industrial Classification Code Number)
333 Clay Street, Suite 3900
Houston, Texas 77002
(713) 784-1113
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Roger L. Abel
Chairman and Chief Executive Officer
1600 Smith Street, Suite 5100
Houston, Texas 77002
(713) 784-1113
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Mark W. Eisenbraun, Esq.
Raymond B. Walker III, Esq.
Winstead Sechrest & Minick P.C.
919 Milam Street
Suite 2400
Houston, Texas 77002
(713) 650-8400
     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.    ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
      This Post-Effective Amendment No. 3 to Form S-1 is being filed to add certain information contained in the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2006, to update the section listing selling stockholders and to update or amended certain other information included herein.

104,843,826 Shares
Cygnus Oil and Gas Corporation
Common Stock

        This prospectus relates to the offer and sale of up to 104,843,798 outstanding shares of our common stock, including shares that may be issued on the conversion of convertible preferred stock, senior convertible notes and on the exercise of warrants. Such shares may be offered and sold from time to time by the persons described in this prospectus under the heading “Selling Stockholders” or by pledgees, donees, transferees, assignees or other successors-in-interest of such persons (Selling Stockholders).
      The Selling Stockholders may offer their shares from time to time through one or more underwriters, brokers or dealers, on the NASD OTC Bulletin Board (the Bulletin Board) at market prices prevailing at the time of sale, in one or more negotiated transactions at prices acceptable to the Selling Stockholders or in private transactions. We will not receive any proceeds from the sale of shares by the Selling Stockholders.
      We will pay the expenses related to the registration of the shares covered by this prospectus. The Selling Stockholders will pay commissions and selling expenses, if any, incurred by them.
      Our common stock is quoted on the OTCBB under the symbol “CYNS.OB.” On November 10, 2006, the last reported sale price of our common stock was $0.16 per share.
      For information regarding sales of securities covered by this prospectus in certain states, see the back cover page of this prospectus.

       Investing in our securities involves risks. See “Risk Factors” beginning on page 3 of this prospectus.

       Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
Prospectus dated November 14, 2006.

      This prospectus is part of a registration statement we filed with the Securities and Exchange Commission (the Commission). In making your investment decision, you should rely only on the information contained in this prospectus. We have not authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may change after that date.
WHERE YOU CAN FIND MORE INFORMATION
      We have filed with the Commission a registration statement on Form S-1 under the Securities Act related to the common stock offered by this prospectus. As allowed by Commission rules, this prospectus does not contain all of the information contained in the registration statement. The complete registration statement and the documents filed as exhibits to the registration statement are available to the public at the Commission’s website at www.sec.gov. If you have a question on any contract, agreement or other document described in this registration statement, please see the exhibits for a more complete description of the matter involved.
      We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the Exchange Act), under which we file annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy this information at prescribed rates at the Public Reference Room of the Commission located at 100 F Street, NE, Room 1024, Washington, D.C. 20549. Please call the Commission at (800) 732-0330 for further information about the Public Reference Room.
      The Commission’s website also includes reports, proxy statements and other information about issuers that file electronically with the Commission. Our filings with the Commission may also be accessed free of charge through our Internet website at www.cygnusoilandgas.com. Information contained on our website, other than documents specifically incorporated by reference into this prospectus, is not intended to be incorporated by reference into this prospectus, and you should not consider that information as part of this prospectus.
FORWARD-LOOKING STATEMENTS
      This prospectus includes “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. All statements other than statements of historical facts included or incorporated by reference in this prospectus, including, without limitation, statements regarding our future financial position, business strategy, budgets, projected revenues, projected costs and plans and objectives of management for future operations, are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “project,” “estimate,” “anticipate,” or “believe” or the negative thereof or any variation thereon or similar terminology. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct.
      Important factors that could cause actual results to differ materially from our expectations include, but are not limited to, our assumptions about:

•	activity levels in the energy markets,

•	production levels,

•	reserve levels,

•	availability of gathering systems and pipeline transportation,

•	availability of equipment and supplies,

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•	geologic conditions,

•	operational risks,

•	competitive conditions,

•	technology,

•	the availability of capital resources,

•	capital expenditure obligations,

•	the price, supply and demand for oil, natural gas and other products or services,

•	our limited operating history,

•	the weather,

•	inflation,

•	the availability of goods and services,

•	successful exploration and drilling,

•	drilling risks,

•	future processing volumes and pipeline throughput,

•	general economic conditions, either nationally or internationally or in the jurisdictions in which we or any of our subsidiaries are doing business,

•	legislative or regulatory changes, including changes in environmental regulation, environmental risks and liability under federal, state and foreign environmental laws and regulations,

•	the securities or capital markets,
and other factors disclosed under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in this prospectus. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements. Except as required by law, we assume no duty to update or revise our forward-looking statements based on changes in internal estimates or expectations or otherwise.

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PROSPECTUS SUMMARY
      This summary highlights selected information described more fully elsewhere in this prospectus. This summary does not contain all the information you should consider before investing in our common stock. You should read the entire prospectus, including the financial statements and related notes, before making an investment decision with respect to our common stock. You should pay special attention to the “Risk Factors” section of this prospectus for a discussion of factors you should consider before investing in our common stock. References in this prospectus to “the company,” “we,” “us,” “our,” “Cygnus,” or like terms refer to Cygnus Oil and Gas Corporation. and its subsidiaries, except as otherwise indicated.
Cygnus Oil and Gas Corporation
      We are an independent energy company (formerly Touchstone Resources USA, Inc.) engaged primarily in oil and gas exploration, development and production. We target both unconventional resource plays and traditional exploration in such areas as the Arkoma Basin in Oklahoma, the Fayetteville Shale in Arkansas, and the Gulf Coast.
      Our operations are focused on the identification and evaluation of prospective oil and gas properties and the contribution of capital to projects that we believe have the potential to produce oil or gas in commercial quantities. We participate directly in projects as owners of a working interest. We act as the operator of certain projects in which we own interests.
      Our primary objective is to build reserves, production, cash flow and earnings per share by optimizing production and value from existing oil and gas properties and acquiring new oil and gas prospects. We plan to achieve this objective by acquiring and developing high profit margin properties, disposing of low producing, marginal and non-strategic properties, and maintaining a high degree of financial flexibility. We seek to balance our risk profile by balancing our acquisition of long-lived, lower-risk reserves through unconventional shale plays with acquisitions of conventional deep sand Gulf Coast gas plays. By doing so, we believe we can maximize the use of our otherwise limited resources, reduce the risk of unsuccessful drilling efforts, and capitalize on the experience of our management team and consultants.
Our Strategy
      Participate in unconventional gas plays. We intend to participate in potential development prospects in unconventional gas resources, focusing on newer areas with multiple horizons that provide for more than one chance of success. In doing so, we have developed alliances in certain key plays that we believe will allow us to increase the effectiveness of our capital investments;
      Utilize technological advancements to enhance exploration and development. We intend to engage in a program of high-potential exploration projects within proven petroleum basins, mitigating risk through the use of advanced geophysical 3-D technology applied alongside emerging technologies;
      Participate in energy gathering systems. We intend to participate in low-risk energy gathering and transportation systems where we believe that the competition is limited. We believe these systems have the potential to add stable cash flow to our business with sufficient economic upside potential;
      Develop Existing Property Base. We seek to maximize the value of the properties we acquire by developing properties with the highest production and reserve growth potential. We perform continuous field studies of such properties using advanced technologies, and seek to minimize costs by controlling operations to the extent possible;
      Selectively Grow Through Exploration. We have developed and implemented an active exploration program that is designed to complement our exploration and development efforts with exploration projects offering superior reserve potential. We utilize seismic data and other technical applications, as appropriate, to manage our exploration risks;
      Participate in Joint Ventures. We intend to participate in joint ventures and seek joint venture partners in order to reduce our investment in projects and share the costs associated with operating the underlying prospects in situations where our assessment of risk dictates that it is desirable to assume a lower proportionate risk;

      Rationalize Property Portfolio. We seek to rationalize the portfolio of properties we acquire by selling marginal properties in order to redeploy capital to exploration and development projects that offer a potentially higher overall return; and
      Pursue Strategic Acquisitions. We seek to leverage our extensive regional knowledge base by acquiring leasehold acreage and producing or non-producing properties in areas along the Gulf Coast that have multiple reservoirs and existing infrastructure. We seek to acquire significant operating interests in properties with the following characteristics:

•	Locations within or close to areas with an established production history and infrastructure;

•	Multiple productive sands and reservoirs; and

•	Low current production levels with significant identified proven and potential reserve opportunities.

      Cygnus Oil and Gas Corporation is a Delaware corporation formed on March 5, 2001. Our executive offices are located at 333 Clay Street, Suite 3900, Houston, Texas 77002 and our telephone number is (713) 784-1113. Our website address is www.cygnusoilandgas.com. Unless the context otherwise requires, references to the “Company,” “Cygnus,” “we,” “us” or “our,” mean Cygnus Oil and Gas Corporation and our consolidated subsidiaries.
The Offering

Common stock offered by the Selling Shareholders	104,843,826 Shares(1)

Offering	The Selling Stockholders may offer their shares from time to time through one or more underwriters, brokers or dealers on the Bulletin Board at market prices prevailing at the time of sale, in one or more negotiated transactions at prices acceptable to the Selling Stockholders or in private transactions.

Use of Proceeds	The proceeds from the sale of the shares covered by this prospectus will be received by the Selling Stockholders. We will not receive any of the proceeds from the sales by the Selling Stockholders of the shares covered by this prospectus.

Exchange Listing	Our common stock is quoted on the Bulletin Board under the symbol “CYNS.OB.”

Dilution	The current trading price of our common stock significantly exceeds the net tangible book value. Investors purchasing our common stock will, therefore, experience immediate and substantial dilution.

Risk Factors	See “Risk Factors” beginning on page 3 for a discussion of factors that you should consider carefully before deciding to purchase our common stock.

(1)	This includes 78,581,877 shares of common stock issuable upon the exercise of warrants and conversion of convertible preferred stock and convertible notes.
      The number of shares of common stock to be outstanding immediately after this offering listed above does not take into account 5,426,540 shares of our common stock issuable upon exercise of options previously granted to employees and non-employee directors and 9,450,000 additional shares of our common stock that have been authorized and reserved for issuance under our stock incentive plan.
Risk Factors
      See “Risk Factors” beginning on page 3 for a discussion of certain factors you should consider before investing in our common stock.

RISK FACTORS
      In considering whether to invest in our common stock, you should carefully read and consider the risks described below, together with all of the information we have included in this prospectus.

We are a development stage company with a limited operating history.
      We are a development stage company with only a limited operating history upon which to base an evaluation of our current business and future prospects. We have only been engaged in the oil and gas exploration and development business since March 2004 and do not have an established history of locating and developing properties that have oil and gas reserves. Although our management team has extensive operating experience in the oil and gas industry, we have limited experience as a company and members of our management team have limited experience working with each other. As a result, the revenue and income potential of our business is unproven. Because of our limited operating history, we may make errors in predicting and reacting to relevant business trends and will be subject to the risks, uncertainties and difficulties frequently encountered by early-stage companies. If we are unable to successfully address any or all of these risks and uncertainties, our business, results of operations and financial condition will suffer.

We have operating losses and limited revenues, need additional capital to execute our business plan, and do not expect to be profitable in the foreseeable future.
      We have experienced net losses in each fiscal quarter since our inception, and we expect to continue to incur substantial losses for the foreseeable future. Net loss applicable to common stockholders for the fiscal year ended December 31, 2005 was $16,406,818 and for our fiscal year ended December 31, 2004 was $15,595,304. As of December 31, 2005, we had an accumulated deficit of $32,087,750.
      We have had limited revenues to date. Revenues for the fiscal year ended December 31, 2005 were $488,832 and for our fiscal year ended December 31, 2004 were $200,809. We may not be able to generate significant revenues in the future and expect our operating expenses to continue to increase over the next 12 months as we continue to pursue our oil and gas exploration activities. As a result, we expect to continue to experience negative cash flow for the foreseeable future and cannot predict when, if ever, we might become profitable. We will need approximately $15.0 million of additional funds in order to conduct operations at our current level over the next 8 months. Such funds may not be available on commercially acceptable terms, if at all. If we cannot raise funds on acceptable terms, we may not be able to execute our business plan, take advantage of future opportunities, or respond to competitive pressures or unanticipated requirements. This may require us to delay or reduce operations on current projects and investments in new projects and, in certain cases, may result in the forfeiture of our interests in certain projects.
      Additionally, developing and exploring properties for oil and natural gas requires significant capital expenditures and involves a high degree of financial risk, including the risk that no commercially productive oil or gas reservoirs will be encountered. The budgeted costs of drilling, completing, and operating wells are often exceeded and can increase significantly when drilling costs rise. Drilling may be unsuccessful for many reasons, including title problems, weather, cost overruns, equipment shortages, and mechanical difficulties. Moreover, the successful drilling or completion of an oil or gas well does not ensure a profit on investment. Exploratory wells bear a much greater risk of loss than development wells.

Our operations will require significant capital expenditures for which we may not have sufficient funding.
      We intend to make capital expenditures in excess of our existing capital resources to develop our existing reserves and to discover new oil and gas reserves. Specifically, we expect to incur capital expenditures and production costs of approximately $38.8 million for the 2006 calendar year. We intend to rely on external sources of financing to meet our capital requirements, to continue acquiring, exploring and developing oil and gas properties, and to otherwise implement our business plan. We plan to obtain such funding through the debt and equity markets, but we cannot assure you that we will be able to obtain additional funding when it is required or that it will be available to us on commercially acceptable terms, if at all.
      We also intend to continue to acquire leaseholds, which will drive our continued need for capital. If we fail to obtain the funding that we need when it is required, we may have to forego or delay potentially valuable opportunities to acquire new oil and gas properties or default on existing funding commitments to third parties and forfeit or dilute our rights in existing oil and gas properties and/or leases.

If we are unable to satisfy our debt obligations to third parties, our business will be adversely affected.
      As of the date of this prospectus, we had outstanding term indebtedness to third parties in principal aggregate amount of approximately $24.0 million. Of this amount $22.0 million represent senior convertible notes maturing April 4, 2009 and the remaining $2.0 million will become payable once production begins for wells located off the coast of Louisiana. If we are unable to repay this indebtedness as it becomes due, the lenders will have the right to declare the indebtedness in default and seek all available remedies against us, including executing the lien upon all of our assets. In addition, the presence of this indebtedness may have a negative effect on our ability to obtain additional financing. There can be no assurance that additional debt or equity financing or cash generated by operations will be available to meet these requirements.

We may be required to write down the carrying values and/or estimates of total reserves of our oil and gas properties.
      We are required by applicable accounting rules to periodically review the carrying value of our oil and gas properties for possible impairment. Based on specific market factors and circumstances at the time of prospective impairment reviews and the continuing evaluation of development plans, production data, economics and other factors, we may be required to write down the carrying value of our oil and gas properties.
      For our fiscal year ended December 31, 2005, we recorded impairment charges of $1.8 million related primarily to an impairment of the carrying value of unproved properties, acquisition and drilling costs incurred in our Knox Miss project and the write-off of our carrying costs of Louisiana State Lease #18219. A write-down constitutes a noncash charge to earnings. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies — Impairment of Properties” for a discussion of when and how impairment of properties charges are determined. We may incur noncash charges for impairment of our properties in the future, which could have a material adverse effect on our results of operations in the period taken. We may also reduce our estimates of the reserves that may be economically recovered, which could have the effect of reducing the total value of our reserves.

Our future performance is dependent upon our ability to identify, acquire and develop oil and gas prospects.
      Our future performance depends upon our ability to identify, acquire and develop properties that contain oil and gas reserves in quantities that are economically recoverable. Our success will depend upon our ability to acquire interests in properties upon which oil and gas reserves are ultimately discovered in commercial quantities, and our ability to develop prospects to the point of production. Without successful acquisition and exploration activities, we will not be able to develop oil and gas reserves or generate revenues. We cannot provide you with any assurance that we will be able to identify and acquire properties on acceptable terms, or that oil and gas deposits will be discovered in sufficient quantities to enable us to recover our exploration and development costs or sustain our business.
      The successful acquisition and development of oil and gas properties requires an assessment of potential reserves, future oil and gas prices and operating costs, potential environmental and other liabilities, and other factors. Such assessments are necessarily inexact and subjective. For this reason, we cannot assure you that our exploration and development activities will result in the discovery of any reserves. Our operations may be curtailed, delayed or canceled as a result of lack of adequate capital and other factors, such as title problems, weather, compliance with governmental regulations or price controls, mechanical difficulties, or unusual or unexpected formations, pressures or work interruptions. In addition, the costs of exploration and development may materially exceed our initial estimates.

Our ability to produce sufficient quantities of oil and gas from our properties may be adversely affected by a number of factors outside our control.
      The business of exploring for and producing oil and gas involves a substantial risk of investment loss. Drilling oil and gas wells involves the risk that the wells may be unproductive or that, although productive, the wells may not produce oil and/or gas in economically recoverable quantities. Other hazards, such as unusual or unexpected geological formations, pressures, fires, blowouts, loss of circulation of drilling fluids or other conditions may substantially delay or prevent completion of any well. Adverse weather conditions can also hinder drilling operations. A productive well may become uneconomic due to pressure depletion, water encroachment, mechanical difficulties, or some other unforeseen reason, which impair or prevent the production of oil and gas from the well.
      There can be no assurance that oil and gas will be produced from the properties in which we have interests. In addition, the marketability of oil and gas that may be acquired or discovered may be influenced by numerous factors beyond our control. These factors include:

•	the proximity and capacity of oil and gas gathering lines, processing equipment and transportation pipelines;

•	market fluctuations in oil and gas prices;

•	availability of equipment and supplies;

•	geologic conditions;

•	taxes;

•	royalties;

•	land tenure; and

•	allowable production and environmental protection.
      We cannot predict how these factors may affect our business.

The unavailability or high cost of drilling rigs, equipment, supplies, personnel and oil field services could adversely affect our ability to execute our exploration and development plans on a timely basis and within our budget.
      Shortages or the high cost of drilling rigs, equipment, supplies or personnel could delay or adversely affect our exploration and development operations, which could have a material adverse effect on our business, financial condition and results of operations. Since our operations and properties are concentrated in the Gulf Coast, Arkansas and Oklahoma, we could be materially and adversely affected if the unavailability or high cost of rigs, equipment supplies or personnel is particularly severe in this region. We must currently schedule rigs several months in advance to ensure availability for a particular project.

Gathering system and transportation pipeline capacity may be inadequate to meet our gas transportation needs and our reliance on third parties for gathering, transportation and distribution could curtail future exploration and production activities.
      There may be periods of time when gathering system and transportation pipeline capacity is inadequate to meet our gas transportation needs. Often, as new development comes on line, pipelines are close to or at capacity. During periods when pipeline capacity is inadequate, we may be forced to reduce production or even shut in production.
      The marketability of our production will depend on the proximity of our reserves to, and the capacity of, third party facilities and services, including oil and natural gas gathering systems, pipelines, trucking or terminal facilities, and processing facilities. The unavailability or insufficient capacity of these facilities and services could force us to shut in producing wells, delay the commencement of production, or discontinue development plans for some of our properties, which would adversely affect our financial condition and performance.

The geographic concentration of substantially all of our present production subjects us to an increased risk of loss of revenue or curtailment of production from factors affecting that region.
      The geographic concentration of substantially all of our projects in the states of Texas, Arkansas and Oklahoma means that some or all of our properties could be affected by the same event should the region experience:

•	severe weather, including tornadoes and hurricanes;

•	delays or decreases in production, the availability of equipment, facilities or services;

•	delays or decreases in the availability of capacity to transport, gather or process production; or

•	changes in the regulatory environment.
Because substantially all of our properties could experience the same condition at the same time, these conditions could have a relatively greater impact on our results of operations than they might have had our properties been dispersed over a greater geographic area. In certain circumstances, all of our production revenue could be temporarily interrupted.

We may be unable to identify liabilities associated with the properties we acquire nor may be able to or obtain protection from sellers against such liabilities.
      The properties we acquire may be subject to liabilities that we are unable to identify and, even if identified, we may be unable to obtain adequate protection from the seller. Our assessment may not reveal all existing or potential problems, nor will it permit us to become familiar enough with the properties to assess fully their capabilities and deficiencies. Inspections may not reveal structural or environmental problems, such as pipeline corrosion or groundwater contamination. Even a detailed review of records and properties may not necessarily reveal existing or potential problems.
      In addition, we may not be able to obtain adequate, if any, contractual indemnities from sellers for liabilities relating to the properties we acquire. We often assume certain environmental and other risks and liabilities in connection with the acquired properties. We may also be required to assume the risk of the physical condition of the properties in addition to the risk that they may not perform in accordance with our expectations.

We may be unable to retain our leases and working interests in our leases.
      Some of our properties are held under leases and working interests in leases. If we or the operator of the property, as applicable, fail to meet the specific requirements of each lease concerning continuous development or similar terms, portions of the acreage lease may terminate or expire. We cannot assure you that any of the obligations required to maintain each lease will be met. The termination or expiration of our leases or our working interest relating to a lease may reduce our opportunity to exploit a given prospect for oil or gas production.
      In addition, we will need significant funds to meet capital calls, drilling and production costs on our various interests in oil and gas prospects to explore, produce, develop, and eventually sell the underlying natural gas and oil products. Specifically, we expect to incur capital expenditures and production costs of approximately $36.4 million for the 2006 calendar year. If any of the other owners of the leasehold interests in any of the projects in which we participate or in which we own an interest fails to pay its equitable portion of development costs or capital calls, we may need to pay additional funds to protect our ownership interests or risk losing our interest in such projects.

Title deficiencies could render our leases worthless.
      The existence of a material title deficiency can render a lease worthless and can result in a large expense to our business. In accordance with industry custom, it is our practice in acquiring oil and gas leases or undivided interests in oil and gas leases to forgo the expense of retaining lawyers to examine the title to the oil or gas interest to be placed under lease or already placed under lease. Instead, we rely upon the judgment of oil and gas lease brokers or landmen who perform the fieldwork in examining records in the appropriate governmental office before attempting to place under lease a specific oil or gas interest. We do not obtain title opinions and we do not anticipate that we, or the person or company acting as operator of the wells located on the properties that we intend to lease, will obtain counsel to examine title to the lease until the well is about to be drilled. As a result, we may be unaware of deficiencies in the marketability of the title to the lease. Such deficiencies may render the lease worthless.

We are dependent on our management team, and the loss of any member of this team may prevent us from successfully executing our business plan.
      We have four executive officers and a limited number of additional employees and consultants. Our success depends largely upon the continued services of these individuals, particularly our executive officers. Although we have an employment agreement with our chief executive officer, we do not have employment agreements with our other executive officers, nor do we maintain key person life insurance policies on any of our executive officers. The loss of one or more of these individuals could seriously harm our business, financial condition and results of operations. In such an event, we may not be able to recruit personnel to replace these individuals in a timely manner, or at all, on acceptable terms.
      We continue to experience rapid growth in our operations, which has placed, and will continue to place, a significant strain on our management, administrative, operational and financial infrastructure. Our future success will depend in part upon the ability of our executive officers to manage growth effectively.

We are dependent upon the efforts of various third parties that we do not control and, as a result, we may not be able to control the timing of development efforts, the associated costs, or the rate of production of reserves.
      We serve as the operator for the Checotah, Wharton, and Jefferson County Projects. As we do not serve as the operator for our remaining projects, we have limited ability to exercise influence over the operations of these properties or their associated costs depending on the provisions of the associated joint operating agreement. Hence, the success of a substantial portion of our business is dependent upon the efforts of various third parties that we do not control. Our dependence on the operator and other working interest owners for these projects and our limited ability to influence operations and associated costs could prevent the realization of our targeted returns on capital in drilling or acquisition activities. The success and timing of exploration and development activities on properties operated by others depend upon a number of factors that will be largely outside of our control, including:

•	the timing and amount of capital expenditures;

•	each operator’s expertise and financial resources;

•	approval of other participants in drilling wells;

•	selection of technology;

•	the rate of production of the reserves; and

•	the availability of suitable drilling rigs, drilling equipment, production and transportation infrastructure, and qualified operating personnel.

If we or our operators fail to maintain adequate insurance, our business could be materially and adversely affected.
      Our operations are subject to risks inherent in the oil and gas industry, such as blowouts, cratering, explosions, uncontrollable flows of oil, gas or well fluids, fires, pollution, earthquakes and other environmental risks. These risks could result in substantial losses due to injury and loss of life, severe damage to and destruction of property and equipment, pollution and other environmental damage, and suspension of operations. Any offshore operations that we engage in will be subject to a variety of operating risks peculiar to the marine environment, such as hurricanes or other adverse weather conditions, to more extensive governmental regulation, including regulations that may, in certain circumstances, impose strict liability for personal injuries, property damage, oil spills, discharge of hazardous materials, remediation and clean-up costs, and to other environmental damages. We could be liable for environmental damages caused by previous property owners. As a result, we may incur substantial liabilities to third parties or governmental entities, the payment of which could have a material adverse effect on our financial condition and results of operations.
      For the projects for which we act as the operator, we maintain insurance coverage for our operations with policy limits and retention liability customary in the industry, including limited coverage for sudden environmental damages and for existing contamination. We do not believe that insurance coverage for environmental damages that occur over time or insurance coverage for the full potential liability that could be caused by sudden environmental damages is available at a reasonable cost and have not obtained such insurance. As a result, we may be subject to liability or may lose substantial portions of our properties in the event of certain environmental damages.
      For the projects for which we do not act as the operator, the operator for the project maintains insurance of various types to cover our operations with policy limits and retention liability customary in the industry. We believe the coverage and types of insurance maintained by the operators of such projects are adequate and, therefore, have not acquired our own insurance coverage for such projects. The occurrence of a significant adverse event on such projects that is not fully covered by insurance could result in the loss of all or part of our investment in a particular projects which could have a material adverse effect on our financial condition and results of operations.

Complying with environmental and other government regulations is costly and could negatively impact our operating results.
      Our business is governed by numerous laws and regulations at various levels of government in the United States and other countries in which we operate. These laws and regulations govern the operation and maintenance of our facilities, the discharge of materials into the environment and other environmental protection issues. Such laws and regulations typically, among other things, require that we acquire permits before commencing drilling, restrict the substances that can be released into the environment with drilling and production activities, limit or prohibit drilling activities on protected areas such as wetlands or wilderness areas, require that reclamation measures be taken to prevent pollution from former operations, require remedial measures to mitigate pollution from former operations (such as plugging abandoned wells and remediating contaminated soil and groundwater) and require remedial measures to be taken with respect to property designated as a contaminated site.
      Under these laws and regulations, we could be liable for personal injury, clean-up costs and other environmental and property damages, as well as administrative, civil and criminal penalties. We maintain limited insurance coverage for sudden and accidental environmental damages as well as environmental damage that occurs over time. However, we do not believe that insurance coverage for the full potential liability of environmental damages is available to us at a reasonable cost and have not obtained such insurance. Accordingly, we could be liable, or could be required to cease production on properties, if environmental damage occurs.
      The costs of complying with environmental laws and regulations in the future may harm our business. Furthermore, future changes in environmental laws and regulations could result in stricter standards and enforcement, larger fines and liability, and increased capital expenditures and operating costs, any of which could have a material adverse effect on our financial condition or results of operations.

Our international investments in oil and gas interests are subject to risks associated with the legal, tax, economic and political environment of the country in which the interest is located.
      Our foreign investments are subject to certain risks, including uncertain political, economic, legal and tax environments and the expropriation or nationalization of assets. We attempt to conduct our business and financial affairs so as to protect against political and economic risks applicable to operations in the various countries where we operate, but there can be no assurance that we will be successful in protecting against such risks.
      Our international assets and operations are subject to various political, economic and other uncertainties, including, among other things, the risks of war, expropriation or nationalization of assets or properties, renegotiation or nullification of existing contracts, taxation policies, foreign exchange restrictions, changing political conditions, international monetary fluctuations, currency controls and foreign regulations that favor or require the awarding of drilling contracts to local contractors or require foreign contractors to employ citizens of, or purchase supplies from, a particular jurisdiction. In addition, if a dispute arises with foreign operations, we may be subject to the exclusive jurisdiction of foreign courts or may not be successful in subjecting foreign persons, especially foreign oil ministries and national oil companies, to the jurisdiction of the United States.
      Our private ownership of oil and gas reserves under oil and gas leases in the United States differs distinctly from our ownership of oil and gas properties in foreign countries. In the foreign countries in which we may operate, the state generally retains ownership of the reserves and consequently retains control of, and in many cases participates in, the exploration and production of hydrocarbon reserves. Accordingly, operations outside the United States and estimates of reserves attributable to properties located outside the United States may be materially affected by host governments through royalty payments, export taxes and regulations, surcharges, value-added taxes, production bonuses and other charges.

Estimates of proved reserves are uncertain, and revenues from production may vary significantly from expectations.
      The quantities and values of our proved reserves included in this prospectus are only estimates and subject to numerous uncertainties. Estimates by other engineers might differ materially. The accuracy of any reserves estimate is a function of the quality of available data and of engineering and geological interpretation. These estimates depend on assumptions regarding quantities and production rates of recoverable oil and natural gas reserves, future prices for oil and natural gas, timing and amounts of development expenditures and operating expenses, all of which will vary from those assumed in our estimates. These variances may be significant.
      Any significant variance from the assumptions used could result in the actual amounts of oil and natural gas ultimately recovered and future net cash flows being materially different from the estimates in our reserves reports. In addition, results of drilling, testing, production, and changes in prices after the date of the estimates of our reserves may result in substantial downward revisions. These estimates may not accurately predict the present value of net cash flows from our oil and natural gas reserves.
      A significant portion of our proved reserves are undeveloped. Recovery of undeveloped reserves generally requires significant capital expenditures and successful drilling operations. The reserves data assumes that we can and will make these expenditures and conduct these operations successfully, which may not occur.

If we cannot replace our reserves, our revenues and financial condition will suffer.
      Unless we successfully replace our reserves, our long-term production will decline, which could result in lower revenues and cash flow. When oil and natural gas prices decrease, our cash flow decreases, resulting in less available cash to drill and replace our reserves. Even if we have the capital to drill, unsuccessful wells can hurt our efforts to replace reserves. Additionally, lower oil and natural gas prices can have the effect of lowering our reserves estimates and the number of economically viable prospects that we have to drill.

The oil and gas industry is highly competitive.
      The oil and gas industry is highly competitive. We compete with oil and natural gas companies and other individual producers and operators, many of which have longer operating histories and substantially greater financial and other resources than we do, as well as companies in other industries supplying energy, fuel and other needs to consumers. Many of these companies not only explore for and produce crude oil and natural gas, but also carry on refining operations and market petroleum and other products on a worldwide basis. Our larger competitors, by reason of their size and relative financial strength, can more easily access capital markets than we can and may enjoy a competitive advantage in the recruitment of qualified personnel. They may be able to absorb the burden of any changes in laws and regulation in the jurisdictions in which we do business and handle longer periods of reduced prices for oil and gas more easily than we can. Our competitors may be able to pay more for productive oil and natural gas properties and may be able to define, evaluate, bid for and purchase a greater number of properties and prospects than we can. Further, these companies may enjoy technological advantages and may be able to implement new technologies more rapidly than we can. Our ability to acquire additional properties in the future will depend upon our ability to conduct efficient operations, evaluate and select suitable properties, implement advanced technologies and consummate transactions in a highly competitive environment.

The oil and gas exploration and production industry historically is a cyclical industry and market fluctuations in the prices of oil and gas could adversely affect our business.
      Prices for oil and gas tend to fluctuate significantly in response to factors beyond our control. These factors include, but are not limited to:

•	actions by OPEC, the Organization of Petroleum Exporting Countries;

•	political instability in the Middle East and other major oil and gas producing regions;

•	governmental regulations, both domestic and foreign;

•	domestic and foreign tax policy;

•	the pace adopted by foreign governments for the exploration, development, and production of their national reserves;

•	the price of foreign imports of oil and gas;

•	the cost of exploring for, producing and delivering oil and gas;

•	the discovery rate of new oil and gas reserves;

•	the rate of decline of existing and new oil and gas reserves;

•	available pipeline and other oil and gas transportation capacity;

•	weather conditions in the United States and elsewhere;

•	economic conditions in the United States and elsewhere;

•	the overall supply and demand for oil and gas; and

•	the availability of alternate fuel sources.
      Changes in commodity prices may significantly affect our capital resources, liquidity and expected operating results. Price changes directly affect revenues and can indirectly impact expected production by changing the amount of funds available to reinvest in exploration and development activities. Reductions in oil and gas prices not only reduce revenues and profits, but could also reduce the quantities of reserves that are commercially recoverable. Significant declines in prices could result in non-cash charges to earnings due to impairment. We do not currently engage in any hedging program to mitigate our exposure to fluctuations in oil and gas prices.
      Changes in commodity prices may also significantly affect our ability to estimate the value of producing properties for acquisition and divestiture and often cause disruption in the market for oil and gas producing properties, as buyers and sellers have difficulty agreeing on the value of the properties. Price volatility also makes it difficult to budget for and project the return on acquisitions and the development and exploitation of projects. We expect that commodity prices will continue to fluctuate significantly in the future.

The successful implementation of our business plan is subject to risks inherent in the oil and gas business.
      Our oil and gas operations are subject to the economic risks typically associated with exploration, development and production activities. These include making significant expenditures to locate and acquire properties and to drill exploratory wells. In addition, the cost and timing of drilling, completing and operating wells is often uncertain. In conducting exploration and development activities, the presence of unanticipated pressure or irregularities in formations, miscalculations or accidents may cause our exploration, development and production activities to be unsuccessful. This could result in a total loss of our investment in a particular property. If exploration efforts are unsuccessful in establishing proved reserves and exploration activities cease, the amounts accumulated as unproved costs will be charged against earnings as impairments.
      In addition, market conditions or the unavailability of satisfactory oil and gas transportation arrangements may hinder our access to oil and gas markets or delay our production. The availability of a ready market for our oil and gas production depends on a number of factors, including the demand for and supply of oil and gas and the proximity of reserves to pipelines and terminal facilities. Our ability to market our production depends in substantial part on the availability and capacity of gathering systems, pipelines and processing facilities, which are owned and operated by third parties. Our failure to obtain such services on acceptable terms could materially harm our business. We may be required to shut in wells for lack of a market or because of inadequacy or unavailability of pipelines or gathering system capacity. If that occurs, we would be unable to realize revenue from those wells until arrangements are made to deliver our production to market.

Our testing of the effectiveness of our internal disclosure controls and procedures and our internal controls over financial reporting revealed certain deficiencies, which, along with any additional deficiencies that we may discover, may have a material impact on our disclosures, financial reporting and our business if we cannot correct them.
      An evaluation of the effectiveness of our “disclosure controls and procedures” (as such term is defined in Rules 13a-15(e) or 15d-15(e) of the Securities Exchange Act of 1934 was carried out by us under the supervision and with the participation of our Chief Executive Officer and Treasurer, who serves as our principal financial officer. Based upon that evaluation, our CEO concluded that, as of the end of the period ended March 31, 2006, our disclosure controls and procedures were not effective to provide reasonable assurance that information we are required to disclose in reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in Commission rules and forms. As part of this evaluation, our CEO reviewed a letter dated July 11, 2005 from L J Soldinger Associates LLC, our independent registered accountants, addressed to our Board of Directors, which identified a number of reportable conditions that it considers to be significant deficiencies in our internal control over financial reporting that were discovered during its audit of our financial statements for the year ended December 31, 2004. The significant deficiencies noted were: (a) inability to timely and accurately close books and records at the end of each reporting period; (b) insufficient number of accounting and financial personnel; (c) deficiencies in the recording and classification of unproved and proved oil and gas properties and in the calculation of the working percentage interests in or impairments of certain of wells; (d) insufficient procedures to detect errors in the books of the limited liability companies and limited partnerships in which the Company has an equity interest; (e) improper or lack of accounting for and/or failure to identify transactions; (f) inadequate controls relating to the receipt and disbursement of cash received in accordance with joint interest agreements; and (g) weakness in the process and tools used to consolidate the financial statements of the Company and our subsidiaries. Our auditors have informed us that a new letter will be issued related to the 2005 audit.
      Although we have established a plan to remediate these deficiencies, there can be no assurances that we will be successful in doing so, or that we will not find additional deficiencies as we continue in our compliance efforts. Any additional deficiencies that we discover may individually or in the aggregate represent significant deficiencies requiring additional remediation efforts. If we are unsuccessful in correcting these deficiencies, they may have a material impact on our disclosures, financial reporting and our business.

Our compliance with the Sarbanes-Oxley Act and Commission rules concerning internal controls is time consuming, difficult and costly for us.
      It is time consuming, difficult and costly for us to develop and implement provisions of the Sarbanes-Oxley Act applicable to us, including the internal controls, assessment and reporting procedures that we expect we will be required to implement for our fiscal year ending December 31, 2006. We expect that we will need to hire additional staff with backgrounds in financial reporting, internal controls and other financial aspects, in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to implement sufficient internal controls and comply with the requirements of the Sarbanes-Oxley Act, we may not be able to obtain acceptable opinions from our independent accountants on our internal controls or internal assessment thereon or provide assurance that financial information we are required to disclose is accurately and timely reported.

Applicable Commission rules governing the trading of “penny stocks” may limit the trading and liquidity of our common stock, which may affect the trading price of our common stock.
      “Penny stock” regulations require, among other things, the delivery of a disclosure document explaining the penny stock market and the associated risks before any transaction involving a penny stock is effected. Under these regulations, brokers who recommend penny stocks to persons other than established customers or certain accredited investors must make a special written suitability determination for the purchaser and receive the purchaser’s prior written agreement to a transaction. These regulations may have the effect of limiting the trading activity of our common stock and reducing the liquidity of an investment in our common stock.

There is no significant market for our common stock.
      There is no active trading market for our common stock. Our common stock is not listed on any national or regional securities exchange or the Nasdaq Stock Market. Our common stock is currently traded on the Bulletin Board. This market tends to be substantially less liquid than national and regional securities exchanges or the Nasdaq Stock Market. We cannot provide you with any assurance that an active trading market for our common stock will develop, or if such a market develops, that it will be sustained.

New investors will suffer immediate and substantial dilution in the tangible net book value of their shares.
      The net tangible book value of one share of our common stock was only $0.26 as of December 31, 2005. The current trading price of our common stock significantly exceeds the net tangible book value of our common stock. As a result, investors purchasing common stock may incur immediate and substantial dilution.

We intend to raise additional capital in the future, and such additional capital may be dilutive to stockholders or impose operational restrictions.
      We intend to raise additional capital in the future to help fund our operations through sales of shares of our common stock or securities convertible into shares of our common stock, as well as issuances of debt. Additional equity financing may be dilutive to our stockholders and debt financing, if available, may involve restrictive covenants that may limit our operating flexibility. If additional capital is raised through the issuance of shares of our common stock or securities convertible into shares of our common stock, the percentage ownership of our stockholders will be reduced. These stockholders may experience additional dilution in net book value per share and any additional equity securities may have rights, preferences and privileges senior to those of the holders of our common stock.

Our existing stockholders may experience substantial dilution of their ownership interests due to the issuance of additional shares of our common stock.
      We expect to raise additional funds through the issuance of convertible debt and equity securities. Some of these securities contain anti-dilution provisions that may result in the issuance of additional shares in the event we sell additional shares of our common stock at a price less than the exercise or conversion price of such securities. The issuance of additional shares of common stock upon the exercise or conversion of these securities may result in substantial dilution to the equity interests of our existing stockholders. We may also issue additional shares of our common stock in connection with the hiring of additional personnel, future acquisitions of oil and gas prospects, future offerings of our securities, and other business purposes. Such issuances may further dilute the interests of our existing stockholders.

The trading price of our common stock is likely to be highly volatile.
      The trading price of our shares has from time to time fluctuated widely and in the future may be subject to similar fluctuations. The trading price may be affected by a number of factors including events described in the risk factors set forth in this prospectus as well as the following:

•	our operating results;

•	financial condition;

•	announcements regarding our oil and gas activities; and

•	general conditions in the oil and gas exploration and development industry.
In addition, the stock market has experienced significant price and volume fluctuations that have particularly affected the price of many small capitalization companies and that often have been unrelated or disproportionate to the operating performance of these companies. Market fluctuations such as these may seriously harm the market price of our common stock. Further, securities class action suits have been filed against companies following periods of market volatility in the price of their securities. If such an action is instituted against us, we may incur substantial costs and a diversion of management attention and resources, which would seriously harm our business, financial condition and results of operations.

As we do not intend to pay dividends in the foreseeable future, investors in our shares are unlikely to receive any dividend income.
      We have never declared or paid a dividend on our common stock. We intend to retain earnings, if any, for use in the operation and expansion of our business and, therefore, do not anticipate paying any dividends in the foreseeable future. In addition, the terms of our Series A Convertible Preferred Stock prevent us from declaring or paying any dividends on our common stock unless and until all accrued or declared and unpaid dividends on such shares have been paid in full. As a result, if we have retained earnings available for distribution as dividends, we must first pay any accrued or declared and unpaid dividends on any outstanding shares of Series A Convertible Preferred Stock before we pay any dividends on shares of our common stock. Accordingly, investors seeking dividend income should not purchase our shares.
USE OF PROCEEDS
      We will not receive any of the proceeds from the sale by the selling stockholders of the shares covered by this prospectus. See “Selling Stockholders” for a list of those persons receiving proceeds from the sales of the shares. We will, however, receive proceeds on exercise of outstanding warrants for shares of common stock covered by this prospectus if the warrants are exercised for cash. If the warrants are exercised in a “cashless exercise,” we will not receive any additional proceeds for the exercise of the warrants. Furthermore, the warrants may expire without having been exercised. Even if some or all of these warrants are exercised, we cannot predict when they will be exercised and when we would receive the proceeds. We intend to use any proceeds we receive upon exercise of the warrants for general working capital and other corporate purposes. In addition, our obligation to pay amounts otherwise due under the convertible notes will be reduced as a result of the issuance of our common stock in conversion or redemption of, or the payment of the principal of, or interest on, the convertible notes.
DIVIDEND POLICY
      We have not paid any cash dividends on our common stock to date, and have no intention of paying such cash dividends in the foreseeable future. The declaration and payment of dividends is subject to the discretion of our Board of Directors and to certain limitations imposed under Delaware corporation law. The terms of our Series A Convertible Preferred Stock preclude us from declaring or paying any dividends on our common stock unless and until all accrued or declared and unpaid dividends on any outstanding shares of Series A Convertible Preferred Stock have been paid in full. The timing, amount and form of dividends, if any, will depend on, among other things, our results of operations, financial condition, cash requirements and other factors deemed relevant by our Board of Directors.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION
(In thousands, except per share and operating data)
SELECTED FINANCIAL DATA
      The following selected financial data as of and for the dates indicated have been derived from our consolidated financial statements. You should read the following selected financial data together with the consolidated financial statements and related footnotes of the Company and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
      The selected consolidated statement of operations data of the Company for each of the years in the three year period ended December 31, 2005 and the consolidated balance sheet data of the Company as of December 31, 2005, 2004 and 2003 are derived from the Company’s consolidated financial statements that have been audited by L J Soldinger Associates LLC and are included in this prospectus. The selected consolidated statement of operations data of the Company for the two year period ended December 31, 2002 are derived from the Company’s consolidated financial statements that have been audited by Stonfield Josephson, Inc., which are not included in this prospectus. The selected consolidated statement of operations data of the Company for the nine months ended September 30, 2006 and 2005 and the consolidated balance sheet data of the Company as of September 30, 2006 are derived from the unaudited consolidated financial statements included in this prospectus. The unaudited consolidated financial statements include, in our opinion, all adjustments, consisting of normal recurring adjustments, except for impairment and registration rights penalties expense, necessary for a fair presentation. The historical results are not necessarily indicative of the operating results to be expected in the future.
SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

	Nine Months Ended
	September 30,

	2006	2005	2005	2004	2003	2002	2001

	(In thousands, except per share amounts)
Consolidated Statement of Operations Data:
Total revenue	$932	$240	$489	$201	$—	$—	$—
Operating expenses	(12,104)	(3,667)	(6,020)	(4,664)	(36)	(25)	(19)

Loss from operations	(11,172)	(3,427)	(5,531)	(4,463)	(36)	(25)	(19)
Other income (expenses):
Interest income and other	59	24	30	9	—	—	—
Interest expense	(1,800)	(1,601)	(1,940)	(7,962)	(6)	—	—
Other	6	(5,176)	(6,820)	(3,646)	—	—	—

Other income (expenses)	(1,747)	(6,753)	(8,456)	(11,599)	(6)	—	—

Loss before minority interest	(12,919)	(10,180)	(13,987)	(16,062)	(42)	(25)	(19)
Minority interest	—	302	302	467	—	—	—

Net loss	(12,919)	(9,878)	(13,685)	(15,595)	(42)	(25)	(19)
Preferred dividends	(424)	(2,564)	(2,722)	—	—	—	—

Net Loss to common stockholders	$(13,343)	$(12,442)	$(16,407)	$(15,595)	$(42)	$(25)	$(19)

Basic and Diluted loss per common share	$(0.16)	$(0.20)	$(0.26)	$(0.20)	$(0.00)	$(0.00)	$(0.00)

Weighted average shares outstanding	80,980,790	61,454,487	63,297,308	79,396,172	166,775,000	6,671,000	5,339,040

Cash and cash equivalents	$1,030	$4,756	$4,633	$594	$92	$9	$36
Working capital (deficit)	(4,742)	(677)	(1,658)	(1,312)	(39)	3	28
Total assets	37,587	19,619	16,465	20,185	92	9	36
Long-term obligations	17,658	1,819	1,535	3,211	—	—	—
Stockholders’ equity (deficit)	$8,962	$4,552	$4,592	$2,702	$(39)	$3	$28

SELECTED QUARTERLY FINANCIAL DATA (Unaudited)

2004 — Quarter Ended	March 31	June 30	September 30	December 31	Total

	(In thousands, except per share amounts)
Data:
Total revenue	$7	$77	$60	$57	$201
Loss from operations	(540)	(1,786)	(797)	(1,341)	(4,464)
Net loss to common stockholder	(98)	(8,712)	(1,583)	(5,202)	(15,595)

Basic and diluted loss per common share	$—	$(0.17)	$(0.03)	$—	$(0.20)

2005 — Quarter Ended	March 31	June 30	September 30	December 31	Total

	(In thousands, except per share amounts)
Data:
Total revenue	$115	$79	$46	$249	$489
Loss from operations	(1,542)	(859)	(1,026)	(2,105)	(5,532)
Net loss to common stockholder	(3,956)	(4,800)	(3,686)	(3,965)	(16,407)

Basic and diluted loss per common share	$(0.07)	$(0.08)	$(0.06)	$(0.05)	$(0.26)

Nine Months Ended
September 30, 2006

(In thousands,
except per share
amounts)
Data:
Total revenue	$932
Loss from operations	(11,172)
Net loss to common stockholder	(13,343)

Basic and diluted loss per common share	$(0.16)

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
      The following Management’s Discussion and Analysis of Financial Condition and Results of Operations should be read in conjunction with our historical consolidated financial statements and their notes included elsewhere in this prospectus. This discussion contains forward-looking statements that reflect our current views with respect to future events and financial performance. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, such as those set forth under “Risk Factors” and elsewhere in this prospectus.
      This Management’s Discussion and Analysis of Financial Condition and Results of Operations and other parts of this prospectus contain forward-looking statements that involve risks and uncertainties. All forward-looking statements included in this prospectus are based on information available to us on the date hereof and except as required by law, we assume no obligation to update any such forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth in the section captioned “Risk Factors” and elsewhere in this prospectus. The following should be read in conjunction with our audited financial statements and the related notes included elsewhere herein.
Overview
      We are an independent energy company (formerly Touchstone Resources USA, Inc.) engaged in the acquisition, development and production of oil and natural gas reserves. Our present emphasis is on unconventional gas plays, primarily horizontal completions in such oil-producing shales as the Caney and Fayetteville shales, although we continue to derive production from earlier conventional gas plays.
      We currently own working interests in approximately thirteen oil and gas projects in Texas, Louisiana, Mississippi, Oklahoma, Arkansas, Alabama, and New Zealand. These include producing properties in Starr, Hidalgo, Wharton, and Zapata Counties in Texas. We also own a working interest in an offshore well in Southern Louisiana which is capable of production but currently awaiting facilities and additional interests in non-producing acreage in Alabama, Mississippi, Oklahoma and Arkansas. We are currently awaiting assignment of a record title interest in our Awakino and Stent projects in New Zealand.
      Our vision is to build a high growth, high efficiency, cost-effective developer of energy resources and infrastructure. We seek to create shareholder value through building oil and gas reserves, production revenues, and operating cash flow by:

•	engaging in a program of high potential exploration projects within proven petroleum basins while mitigating risk through the use of advanced geophysical modeling;

•	participating in the development of unconventional, resource based gas projects;

•	participating in low risk energy gathering and transportation systems where competition is limited and that generate stable cash flow and provide sufficient upside opportunity through expansion;

•	utilizing the most cost effective development and completion techniques for development; and

•	constantly evaluating our portfolio of assets to assess potential reward versus further development risk, and selling or trading assets when deemed appropriate.
      We believe that building oil and gas reserves on a cost-effective basis are the most important indicators of performance success for an independent oil and gas company. We have recently made, and will continue to make, large capital expenditures to acquire significant leasehold acreage in unconventional gas plays. The leasehold acreage that we have acquired is situated in areas that have recently been the focus of acquisition and exploration by larger industry competitors. Our initial geological and engineering review leads us to believe that we will be able to successfully produce hydrocarbons from this leasehold acreage, and the drilling of the initial exploratory wells, if successful, will allow us to add reserves to our portfolio that will continue to grow with each successive development well. The unconventional shale plays continue to emerge as an important source of domestic onshore gas production. We believe that through our participation in such plays, we will ensure our future in onshore exploration.
Outlook
      Our ability to generate future revenues, operating cash flow and earnings is dependent on the successful development of our inventory of capital projects, the volume and timing of our production, our ability to identify, acquire and successfully exploit properties containing oil and gas reserves in commercial quantities, and the commodity prices for oil and gas. Such pricing factors are largely beyond our control, and may result in fluctuations in our financial condition and results of operations. Our ability to generate future revenues, operating cash flow and earnings will also be influenced by our exploration and development efforts. Our exploration and development expenditures will initially be weighted towards shale gas resource plays. We intend to remain active in searching for high potential exploration opportunities, but may find ourselves leveraging them until such time, if ever, that funding is more readily available from the asset development by shale gas, through project based financing or otherwise. We will also seek to create alliances with significant holders of exploration data resources to increase our exposure to discovery.
      The investment associated with drilling a well and future development of a project depends principally upon the complexity of the geological formations involved, the depth of the well or wells, whether the well or project can be connected to existing infrastructure or will require additional investment in infrastructure, and, if applicable, the water depth of the well or project. If we underestimate the amount of exploration and development costs necessary to exploit the oil or gas reserves of our prospects, we may incur substantially more exploration and development costs than planned, which may have a material adverse effect on our financial condition and results of operations.
      To execute our plan, we have built an executive management team with substantial experience in the oil and gas exploration and development business. In that regard, during the third quarter of 2005 we retained a chief executive officer and a vice president of land and business development, and in the first quarter of 2006 we retained a chief financial officer and chief operating officer, all with substantial experience in the oil and gas industry. Our future success will continue to be dependent upon our ability to identify projects that are capable of producing oil and gas in commercial quantities which in turn is dependent upon our access to the capital necessary to exploit such opportunities.
      As of the date of this prospectus, we have generated minimal revenues and sustained substantial losses, our expected capital expenditures exceed our available cash resources, and we need to raise substantial additional capital to execute our business plan. Our prospects must be considered in light of the foregoing and the risks, expenses and difficulties encountered by companies at an early stage of development.
Direct Ownership of Oil and Gas Assets
      Since commencing operations in the oil and gas exploration and development business in March 2004, we have acquired a number of interests in oil and gas projects. Most of these interests were acquired by limited liability companies or limited partnerships in which we owned an equity interest. Under this structure, the limited liability company or limited partnership, rather than the Company, owned the direct working interest in the prospect.
      This structure had the following effects:

•	As an equity interest owner in most of the limited liability companies and partnerships, we did not have sole management control over the working interest owned by the limited liability company or limited partnership.

•	When a limited partnership or limited liability company in which we owned an equity interest received a request for expenditure, although we were only required to pay our proportionate share of such expense, if any of the other partners or members failed to make payment of its proportionate share, the limited partnership or limited liability company would be at risk of losing its entire working interest as a result of the delinquency of a single member or partner. As a result, we were exposed to unnecessary risks associated with the financial stability of our partners.

•	The transactions related to the limited liability companies and limited partnerships are accounted for under the equity method of accounting. This resulted in all of the expenses and revenues applicable to each entity being combined into a single line item on our statement of operations captioned “Loss (Profit) from Limited Partnerships and Limited Liability Companies)” and all assets being accounted for on our balance sheet as “Investments in Limited Partnerships and Limited Liability Companies.” In order to accurately record the forgoing, we were dependent on the underlying limited partnerships and limited liability companies timely generating and delivering accurate financial reports to us.

      During the fourth quarter of 2005 we withdrew from a variety of limited partnerships in which we held an equity interest, executing a settlement agreement with each. This had the effect of converting our beneficial interests in the properties to working interests. As a result, the relative rights and responsibilities of us, our operators and related participants are now governed by joint operating agreements or participation agreements and we have substantially more control as to whether to acquire acreage or participate in operations with respect to the drilling, completing or equipping of wells. In most cases, we are also billed directly by the operator for our proportionate share of costs incurred.
Critical Accounting Policies
      Our financial statements are prepared in accordance with accounting principles generally accepted in the United States. The preparation of our financial statements requires us to make estimates and judgments that affect the reported amount of assets, liabilities, revenues and expenses. These estimates are based on information that is currently available to us and on various other assumptions that we believe to be reasonable under the circumstances. Actual results could vary significantly from those estimates under different assumptions and conditions.
      Critical accounting policies are defined as those significant accounting policies that are most important to the portrayal of the Company’s financial condition and results and require management’s most difficult, subjective, or complex judgment — often because of the need to make estimates about the effects of inherently uncertain matters. We consider an accounting estimate or judgment to be critical if: (i) the nature of the estimates and assumptions is material because of the subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change, and (ii) the impact of the estimates and assumptions on financial condition or operating performance is material.
      We believe that the following significant accounting policies will be most critical to an evaluation of our future financial condition and results of operations.

Revenue Recognition
      Oil and gas revenues are recognized when production is sold to a purchaser at a fixed or determinable price, when delivery has occurred and title has transferred, and if the collection of the revenue is probable. When we have an interest in a property with other producers, we use the sales method of accounting for our oil and gas revenues. Under this method of accounting, revenue is recorded based upon our physical delivery of oil and gas to our customers, which can be different from our net working interest in field production.

Proved Oil and Natural Gas Reserves
      Proved reserves are defined by the Securities and Exchange Commission as the estimated quantities of crude oil, condensate, natural gas and natural gas liquids that geological and engineering data demonstrate with reasonable certainty are recoverable in future years from known reservoirs under existing economic and operating conditions. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions. Prices do not include the effect of derivative instruments, if any, entered into by the Company.
      Proved developed reserves are those reserves expected to be recovered through existing equipment and operating methods. Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery are included as proved developed reserves only after testing of a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.
      Proved undeveloped oil and gas reserves are reserves that are expected to be recovered from new wells on non-drilled acreage, or from existing wells where a relatively major expenditure is required for re-completion. Reserves on non-drilled acreage are limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved reserves for other non-drilled units are claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation.
      Volumes of reserves are estimates that, by their nature, are subject to revision. The estimates are made using all available geological and reservoir data as well as production performance data. There are numerous uncertainties in estimating crude oil and natural gas reserve quantities, projecting future production rates and projecting the timing of future development expenditures. Oil and gas reserve engineering must be recognized as a subjective process of estimating underground accumulations of oil and gas that cannot be measured in an exact way and estimates of engineers that we use may differ from those of other engineers. The accuracy of any reserve estimate is a function of the quantity of available data and of engineering and geological interpretation and judgment. Accordingly, future estimates are subject to change as additional information becomes available.

Successful Efforts Accounting
      We use the successful efforts method to account for our crude oil and natural gas operations. Under this method of accounting, all costs associated with oil and gas lease acquisition costs, successful exploratory wells and all development wells are capitalized and amortized on a unit-of-production basis over the remaining life of proved developed reserves and proved reserves on a field basis. Unproved leasehold costs are capitalized pending the results of exploration efforts. Exploration costs, including geological and geophysical expenses, exploratory dry holes and delay rentals, are charged to expense when incurred.

Impairment of Properties
      We review our proved properties at the field level when management determines that events or circumstances indicate that the recorded carrying value of the properties may not be recoverable. Such events include a projection of future oil and natural gas reserves that will be produced from a field, the timing of this future production, future costs to produce the oil and natural gas, and future inflation levels. If the carrying amount of an asset exceeds the sum of the undiscounted estimated future net cash flows, we recognize impairment expense equal to the difference between the carrying value and the fair value of the asset, which is estimated to be the expected present value of discounted future net cash flows from proved reserves, utilizing a risk-free rate of return. We cannot predict the amount of impairment charges that may be recorded in the future. Unproved leasehold costs are reviewed periodically and a loss is recognized to the extent, if any, that the carrying value of the property has been impaired.

Property Retirement Obligations
      We are required to make estimates of the future costs of the retirement obligations of our producing oil and gas properties. This requirement necessitates that we make estimates of property abandonment costs that, in some cases, will not be incurred until a substantial number of years in the future. Such cost estimates could be subject to significant revisions in subsequent years due to changes in regulatory requirements, technological advances and other factors that may be difficult to predict.
      For a more complete discussion of our accounting policies and procedures, see our Notes to Consolidated Financial Statements beginning on pages F-6, F-61 and F-102.
Recent Accounting Pronouncements
      In December 2004, accounting standards were revised and now require all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values. The pro forma disclosures previously permitted will no longer be an alternative to financial statement recognition. The new accounting standard is effective for fiscal years beginning after June 15, 2005. The guidance also provides for classifying awards as either liabilities or equity, which impacts when and if the awards must be remeasured to fair value subsequent to the grant date. We adopted the new accounting standard effective January 1, 2006.
      The impact of adoption on our reported results of operations for future periods will depend on the level of share-based payment granted in the future. However, had we adopted the revised accounting standards in prior periods, the impact of that standard would have approximated the impact as described in the disclosure of pro forma net income and net income per share in the table included in Stock-Based Compensation Agreements in Note 2 to the Consolidated Statements beginning on page F-11. We believe this reclassification will not have a material impact on the Consolidated Statements of Cash Flows.
      In March 2005, the FASB issued Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations,” which clarifies that an entity is required to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value can be reasonably estimated even though uncertainty exists about the timing and (or) method of settlement. The Company is required to adopt Interpretation No. 47 before the end of 2006. The Company is currently assessing the impact of Interpretation No. 47 on its results of operations and financial condition.
      In December 2004, the FASB issued SFAS No. 153 “Exchanges of Nonmonetary Assets” that amends Accounting Principles Board (APB) Opinion No. 29, “Accounting for Nonmonetary Transactions” and amends FAS 19 “Financial Accounting and Reporting by Oil and Gas Producing Companies,” paragraphs 44 and 47(e). APB No. 29 is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged and SFAS 153 amended APB 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaced it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. The Company is required to adopt SFAS No. 153 for nonmonetary asset exchanges occurring in the first quarter of 2006 and its adoption is not expected to have a significant effect on the Company’s results of operations or financial condition.
Controls and Procedures
      An evaluation of the effectiveness of our “disclosure controls and procedures” (as such term is defined in Rules 13a-15(e) or 15d-15(e) of the Securities Exchange Act of 1934 was carried out by us under the supervision and with the participation of our Chief Executive Officer and Treasurer, who serves as our principal financial officer. Based upon that evaluation, our CEO concluded that, as of the end of the period ended September 30, 2006, our disclosure controls and procedures were not effective to provide reasonable assurance that information we are required to disclose in reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in Commission rules and forms.
      As part of this evaluation, our CEO reviewed a letter dated July 11, 2005 from L J Soldinger Associates LLC, our prior independent registered accountants, addressed to our Board of Directors, which identified a number of reportable conditions that it considers to be material weaknesses in our internal control over financial reporting that were discovered during its audit of our financial statements for the year ended December 31, 2004. The significant deficiencies noted were: (a) inability to timely and accurately close books and records at the end of each reporting period; (b) insufficient number of accounting and financial personnel; (c) deficiencies in the recording and classification of unproved and proved oil and gas properties and in the calculation of the working percentage interests in or impairments of certain of wells; (d) insufficient procedures to detect errors in the books of the limited liability companies and limited partnerships in which the Company has an equity interest; (e) improper or lack of accounting for and/or failure to identify transactions; (f) inadequate controls relating to the receipt and disbursement of cash received in accordance with joint interest agreements; and (g) weakness in the process and tools used to consolidate the financial statements of the Company and our subsidiaries.
      We believe that all adjustments required in subsequent periods were detected in connection with the preparation of our quarterly reports and appropriately recorded and disclosed in such quarterly reports. Since entering the oil and gas exploration and development industry, we have had a very limited management team that was primarily focused on acquiring interests in oil and gas prospects. Many of the deficiencies in our internal controls identified above are likely the result of a combination of our limited management team and staff, the large number of interests in oil and gas prospects we acquired during 2004 and early 2005, and the structural complexity of the ownership of the interests.
      During the third quarter of 2005, we retained our current CEO who has over 35 years of industry experience and an additional executive officer with more than 7 years of experience in the legal and business aspects of oil and gas exploration transactions. Since his appointment, our new CEO has devoted substantial time addressing each of the material weaknesses in our internal controls over financial reporting identified above, and is committed to effectively remediating them as soon as possible. Under his direction, we are in the process of establishing a plan to address our deficiencies and improve our control environment. The principal components of the plan include: (i) establishing and implementing additional controls and procedures related to improving the supervision and training of our accounting staff, particularly with respect to SEC guidelines relating to oil and gas operations; (ii) retaining additional persons to serve on our accounting staff; (iii) retaining a chief financial officer, chief accounting officer, and additional executive management with extensive experience in preparing natural gas and oil reserve estimates and in petroleum accounting matters; (iv) modifying systems and/or procedures to ensure appropriate segregation of responsibilities for accounting personnel; (v) establishing and implementing procedures to require our engineering staff to communicate all information regarding all wells and properties in which we have an interest to our accounting staff on a “real time” basis; (vi) establishing and implementing procedures to require our accounting staff to engage in constant communication with the operators of our prospects to ensure timely reporting to us; (vii) engaging an independent, industry recognized reservoir engineering firm to perform an audit of our oil and gas reserves; and (viii) obtaining direct ownership of our working interests to eliminate any reliance on the management and accounting functions of the limited partnerships and limited liability companies in which we have an interest. We expect the foregoing actions and controls to be fully in place by no later than the end of the third quarter 2006. Progress made regarding the plan established by our CEO to address the deficiencies and improve our control environment, has been outlined below.
      On October 10, 2006, LJ Soldinger Associates LLC, our prior independent registered accountants, provided a management letter addressed to our Audit Committee Chairman which identified a number of significant deficiencies that it considers to be material weaknesses in our internal control over financial reporting that were discovered during its audit of our financial statements for the year ended December 31, 2005. Many of the issues identified by the auditors had been addressed prior to receipt of the management letter. Actions to be taken by management have been outlined above. The significant deficiencies noted were: (a) inability to timely and accurately close books and records at the end of each reporting period; (b) insufficient number of accounting and financial personnel with expertise in the oil and gas industry; (c) insufficient number of accounting and land personnel to insure that leasehold acquisition transactions are properly finalized and recorded; (d) lack or coordination between the Company’s petroleum engineers, land department, and accounting department to insure that the correct assumptions and data are provided to the independent petroleum engineers preparing the reserve study; (e) perfecting title of royalty owners to release suspended royalty revenue; and (f) establish policies to ensure its personnel accurately interpret and fully comply with all joint operating agreements. We expect the forging actions and controls to fully be in place by no later than the end of the first quarter 2007.
      Concurrent with the establishment of the forgoing, we will be initiating a project to ensure compliance with Section 404 of the Sarbanes-Oxley Act of 2002 (SOX), which we expect apply to us as of December 31, 2007. This project will entail a detailed review and documentation of the processes that impact the preparation of our financial statements, an assessment of the risks that could adversely affect the accurate and timely preparation of those financial statements, and the identification of the controls in place to mitigate the risks of untimely or inaccurate preparation of those financial statements.
      As we continue the foregoing compliance efforts, including the testing of the effectiveness of our internal controls, we may identify additional deficiencies in our system of internal controls over financial reporting that either individually or in the aggregate may represent a material weakness requiring additional remediation efforts. We are committed to effectively remediating known deficiencies as expeditiously as possible and continuing our efforts to comply with Section 404 of Sarbanes-Oxley by December 31, 2007.
      Except as noted below, there has been no change in our internal control over financial reporting identified in connection with that evaluation that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.
      Changes in our internal controls and actions taken during the first quarter of 2006 to address deficiencies as noted above include:

•	hiring a Chief Operating Officer, Chief Financial Office and a Financial Controller;

•	increased the number of qualified accounting and financial personnel;

•	implemented a closing and financial reporting timeline to insure complete, accurate and timely process of closing the financial records for each reporting period;

•	conduct a detail review and approval of all transactions to detect and correct and errors, if necessary;

•	review the recording and classification of unproved and proved oil and gas properties;

•	discuss with operational personnel the status of wells to determine if any impairment adjustments are required;

•	implementing controls regarding expenditure approval and cash receipt and disbursements;

•	implementing controls related to budgeting and capital expenditure approvals;

•	improved segregating duties within the organization;

•	engaging an independent, industry recognized reservoir engineering firm to audit of our oil and gas reserves;

•	obtaining direct ownership of our working interests to eliminate any reliance on the management and accounting functions of the limited partnerships and limited liability companies in which we have an interest.
Results of Operations
Comparison of Nine Months Ended September 30, 2006 and 2005

Revenues
      Revenues consist of fees generated from the operation of various oil and gas wells for which we or our wholly-owned subsidiaries served as the operator or from sales of oil and gas projects in which we have a majority interest.

      We generated $931,647 of revenue during the nine-month period ended September 30, 2006 as compared to $240,211 during the nine-month period ended September 30, 2005. The $691,436 increase in revenues was due to an increase in sales of oil and gas offset by a decrease in revenue generated as an operator.

Exploration Expenses
      Exploration expenses were $4,779,616 during the nine-month period ended September 30, 2006 as compared to $54,702 during the nine-month period ended September 30, 2005. The increase in exploration expenses was mainly due to the acquisition of certain two and three-dimensional seismic data and the expensing the Morris #1-3H as an exploration dry hole.

Operating Expenses
      Operating expenses were $107,919 and $427,981 for the three and nine-month periods ended September 30, 2006, respectively. We did not have any reportable operating expenses for the same periods in 2005 because we owned our working interest through limited partnerships and limited liability companies. We changed our Company structure in the fourth quarter of 2005, whereby we now directly own our working interest in the oil and gas properties.

Share Based Compensation
      Effective January 1, 2006, the Company adopted the provisions of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (SFAS No. 123R) requiring that compensation cost relating to share-based payment transactions be recognized in the financial statements. The cost is measured at the grant date, based on the calculated fair value of the award, and is recognized as an expense over the employee’s requisite service period (generally the vesting period of the equity award). As a result, the company incurred stock based compensation cost of $847,393 for the nine months ended September 30, 2006.

Depreciation and Depletion
      Depreciation and depletion expense was $716,965 for the nine-month period ended September 30, 2006, We incurred nominal depreciation and depletion expenses during the nine-month period ended September 30, 2005. The increase was due to the change in which we own working interests in our wells. We now own our working interest directly rather than through limited partnerships or limited liability company holdings.

Loss From Limited Partnerships
      As a result of the reorganization of the Company during the fourth quarter of 2005, there were no losses from limited partnerships or limited liability companies during the nine-month period ended September 30, 2006.

Impairment of Oil and Gas Properties and Equity Investments
      We review our long-lived assets, including our oil and gas properties and equity investments, whenever events for impairment or circumstances indicate that the carrying value of those assets may not be recoverable. We had a impairment charge to the carrying value of certain oil and gas properties of $293,754 for the nine-month period ended September 30, 2006 as compared to an impairment charge associated with the carrying value of our Mississippi properties of $1,185,684 for the nine-month period ended September 30, 2005.

General and Administrative Expenses
      General and administrative expenses consist of consulting and engineering fees, professional fees, employee compensation, office rents, travel and utilities, and other miscellaneous general and administrative costs. General and administrative expenses increased $2,611,095 to $5,037,839 for the nine months ended September 30, 2006 from $2,426,744 for the nine months ended September 30, 2005. The increase was due primarily to professional fees and payroll costs related to the growth of the Company.

Interest Expense
      Interest expense consists of certain non-cash charges and interest accrued on our various debt obligations. We incurred $1,800,419 of interest expense during the nine-month period ended September 30, 2006 as compared to $1,600,697 during the nine-month period ended September 30, 2005. The interest expense consisted of interest accrued under our various term debt obligations issued for the purpose of funding our oil and gas exploration and development business and of non-cash charges associated with beneficial conversion features and ascribed value of attached warrants on convertible debt. The increase in interest expense of $199,722 for the nine-month period reflects the higher average borrowings following the issuance of $22,000,000 of 7 1/2% senior convertible notes in April 2006, partially offset by lower interest rate in the current period.

Minority Interest and (Profits) Losses
      Minority interest consists of the aggregate profits and losses from the operations of each of our consolidated subsidiaries (entities in which we own greater than 50% of the outstanding equity interest) allocated to our minority interest holders if we do not own 100% of the interest in the consolidated subsidiaries. We recorded a minority interest loss add back of $301,548 for the nine-month period ended September 30, 2005. We did not record any minority interest add backs in the nine-month period ended September 30, 2006 due to our withdrawal of investment in the consolidated subsidiaries in which we did not own 100% of the ownership interest during the fourth quarter of 2005.
Comparison of Fiscal Years Ended December 31, 2005 and 2004
      Set forth below is a discussion of our results of operations for the fiscal years ended December 31, 2005 and 2004. We entered the oil and gas exploration and development business in March 2004. Before that time, we were unsuccessful in the execution of our business plan and did not generate any revenues or incur any significant operating expenses. As a result of the foregoing, we believe that our consolidated revenues and operating expenses for the year ended December 31, 2005 are not comparable to our consolidated revenues and operating expenses for the year ended December 31, 2004. Accordingly, any differences between our consolidated revenues and operating expenses for such years should not be relied upon as an indication of our future results of operations or performance.

Revenues
      We generated $488,532 of revenue during the fiscal year ended December 31, 2005 as compared to $200,809 during the fiscal year ended December 31, 2004. The increase was due to an increase in the number of projects for which we serve as the operator and to $229,875 of oil and gas sales in 2005. We expect revenues to increase in the future as we continue to expand and increase production.

Exploration Expenses
      Exploration expenses were $106,359 for the fiscal year ended December 31, 2005 and $1,501,398 for the fiscal year ended December 31, 2004. Exploration expenses resulted primarily from geological and geophysical expenditures supportive of the exploration activities we conducted on our Texas properties.

Operating Expenses
      Operating expenses increased to $312,918 for the fiscal year ended December 31, 2005 from $0 for the fiscal year ended December 31, 2004 as a result of our share of expenses related to proved properties.

Impairment of Oil and Gas Properties and Equity Investments
      We review our long-lived assets, including our oil and gas properties and equity investments, whenever events or circumstances indicate that the carrying value of those assets may not be recoverable. We incurred $1,752,272 in non-cash charges associated with the impairment of the carrying value of certain of our oil and gas properties and equity investments during the fiscal year ended December 31, 2005 and $315,322 of such expenses during the fiscal year ended December 31, 2004. These non-cash charges resulted from a $457,515 write off by PF Louisiana, LLC when it elected not to make the delay rental payment on State Lease #18219 located in Iberia Parish, Louisiana, and a $1,407,175 impairment of the carrying value of unproved properties acquisition and drilling costs related to our Mississippi properties. These amounts were partially offset by credits received for over-billed drilling costs on our PHT West Pleito Project.

General and Administrative Expenses
      General and administrative expenses increased from $2,313,742 for the fiscal year ended December 31, 2004 to $3,506,016 for the fiscal year ended December 31, 2005. The increase of $1,192,274 resulted partly from our conducting operations in the oil and gas exploration and development business for the full year in 2005 as compared to only nine (9) months during 2004. The increase consisted primarily of $706,000 of professional fees incurred in connection with financing transactions and compliance with our reporting obligations under federal securities laws, $261,000 of consulting and engineering fees incurred in connection with our oil and gas operations, and $317,000 of payroll and related expenses, offset by a decrease of $45,000 in general office expenses and a decrease of $46,000 in travel and related expenses. We expect general and administrative expenses to increase in future periods as a result of increased compensation expense for executive management personnel, increased consulting and engineering fees related to our oil and gas operations, and continued expenditures for professional fees associated with acquisitions of additional oil and gas properties and compliance with public reporting and corporate governance requirements.

Loss (Profit) From Limited Partnerships and Limited Liability Companies
      Loss from limited partnerships and limited liability companies includes the income or losses that we recognize from the financial performance of the oil and gas limited partnerships and limited liability companies in which we own an equity interest of greater than 5% but less than 50% of the applicable entity. Loss (profit) from limited partnerships and limited liability companies was $5,120,552 for the fiscal year ended December 31, 2005 as compared to $3,506,244 for the fiscal year ended December 31, 2004. The loss from limited partnerships and limited liability companies consisted primarily of the $231,000 loss that we recognized from our leasehold interest in Zapata County, Texas (the “Vela Project”), the $142,000 loss we recognized from the PHT Vicksburg project, the $795,000 loss that we recognized from our leasehold interest in Zapata County, Texas (the “Good Friday Project”), the $1,994,000 loss that we recognized from our leasehold interest in Wharton County, Texas (the “Wharton Project”), the $707,000 loss we recognized from the PHT La Paloma project, the $295,000 loss that we recognized from our leasehold interest in the Taranaki Basin in New Zealand (the “Awakino South Project”), the $881,000 loss that we recognized from our leasehold interests in the Maverick Basin projects, and approximately $76,000 of recognized losses from various other limited partnerships and limited liability companies. The loss (profit) from limited partnerships and limited liability companies during 2004 consisted primarily of the $935,335 loss that we recognized from the Wharton Project, the $876,573 loss that we recognized from the Louisiana Shelf Project, the $750,081 loss that we recognized from the Vela Project, and the $537,903 loss that we recognized from the Stent Project.

      During most of the period covered by this prospectus, most of our oil and gas interests were owned by limited liability companies in which we owned greater than 5% but less than 50% of the applicable entity’s equity interests. As a result, loss (profit) from limited partnerships and limited liability companies constituted a material component of our overall financial performance. As we have obtained direct ownership interest of most of our working interests, in future periods, cash generated by these interests will be recorded as revenue, and related expenditures will be recorded in the appropriate expense account. Accordingly, we do not expect loss (profit) from limited partnerships and limited liability companies to constitute a material component of our results of operations in future periods.

Interest Expense
      Interest expense decreased from $7,961,951 for the fiscal year ended December 31, 2004 to $1,939,590 for the fiscal year ended December 31, 2005. The decrease of $6,022,361 resulted primarily from a decrease in noncash charges associated with the beneficial conversion feature of the convertible notes and the ascribed value of the warrants issued in our July 2004 private offering of units. The decrease was partially offset by an increase in interest recorded on the DDH Note, and an increase associated with the conversion of and amortization of the discount on the Westwood Note. A description of each of these promissory notes is set forth below under “Liquidity and Capital Resources” of this prospectus. We may incur similar noncash charges in the future and expect interest expense under our various debt obligations to remain constant for the foreseeable future.

Registration Rights Penalty
      Holders of our Series A Convertible Preferred Stock have registration rights that require us to register the public sale of the shares of common stock issuable upon conversion of the preferred shares. For the quarter ended March 31, 2006, we recorded an accrual of $2,431,627 in respect of payments we are required to make for failing to register the underlying shares of common stock in accordance with the terms of our sale of preferred stock. We estimate that we have accrued approximately $343,000 in registration rights penalties since that time.

Minority Interest and Pre-Acquisition (Profits) Losses
      Minority interest and pre-acquisition (profits) losses consist of the aggregate profits and losses from the operations of each of our consolidated subsidiaries (entities in which we own greater than 50% of the outstanding equity interest) allocated to prior ownership of then current minority interests. Minority interest and pre-acquisition losses were $302,082 for year ended December 31, 2005 as compared to $467,107 for the fiscal year ended December 31, 2004. The $302,082 losses allocated to minority interest related to the allocated share of losses from Knox Gas LLC. Pre-acquisition losses in 2004 consisted primarily of the $99,174 loss that we incurred prior to the acquisition of Touchstone Texas, the $57,820 loss that was incurred prior to the acquisition of Knox Gas LLC, and the $54,321 loss that we incurred prior to the acquisition of Knox Miss Partners, L.P. Losses allocated to our minority interest in Knox Gas LLC and Knox Miss Partners, L.P. were $89,646 and 3,647, respectively, and losses allocated to our minority interest in PHT West Pleito, LLC were $162,500. We do not expect minority interest and pre-acquisition (profits) losses to continue to constitute a material component of our overall financial performance in the foreseeable future.
Comparison of Fiscal Years Ended December 31, 2004 and 2003
      Set forth below is a discussion of our results of operation for the fiscal years ended December 31, 2004 and 2003. We entered the oil and gas exploration and development business in March 2004. Before that time, we were unsuccessful in the execution of our business plan and did not generate any revenues or incur any exploration expenses, other significant operating expenses impaired property expenses, loss (profit) for limited partnership and limited liability companies or minority interest and pre-acquisition (profits) losses. As a result of the foregoing, we believe that our consolidated revenues and operating expenses for the year ended December 31, 2004 are not comparable to our consolidated revenues and operating expenses for the year ended December 31, 2003. Accordingly, any differences between our consolidated revenues and operating expenses for such years should not be relied upon as an indication of our future results of operations or performance.

Impairment of Goodwill
      On March 23, 2004, we acquired Touchstone Resources USA, Inc., a Texas corporation (“Touchstone Texas”), from Touchstone Resources, Ltd., a British Columbia corporation (“Touchstone Canada”). In connection with the acquisition, the original payables of Touchstone Texas were to be assumed by Touchstone Canada. Touchstone Texas was unable to obtain releases from certain of its creditors relating to a portion of the payables assumed by Touchstone Canada. According to Emerging Issues Task Force 02-10, “Determining Whether a Debtor is Legally Released as Primarily Obligor When the Debtor Becomes Secondarily Liable under the Original Obligation,” unless and until a novation agreement (an agreement that is binding on a creditor and modifies the original debt so that the creditor accepts assets or new obligations in satisfaction of the original liability and discharges the original debt agreement with the debtor) exists between the original debtor and the creditor or all requirements for legal defeasance have been met, the creditor has the legal right to pursue the original debtor under the original obligation before it pursues a new debtor. Since Touchstone Texas had not received the releases from certain of its creditors for net liabilities amounting to approximately $752,000 it was still liable for those net liabilities and required to reflect them on its balance sheet. The Company, therefore, recorded an additional amount of net liabilities of $752,000 and increased the goodwill by the same amount. Subsequent to the acquisition, we recorded a post-closing acquisition adjustment to the balance of accounts payable of Touchstone Texas that were assumed by Touchstone Canada in connection with the acquisition. The company impaired goodwill in the amount of $658,000 at December 31, 2004 after using a present value technique to measure fair value.

General and Administrative Expenses
      General and administrative expenses consist of consulting and engineering fees, professional fees, employee compensation, office rents, travel and utilities, and other miscellaneous general and administrative costs. General and administrative expenses increased $2,277,905 to $2,313,742 for our fiscal year ended December 31, 2004 from $35,837 for our fiscal year ended December 31, 2003. The increase of $2,277,905 resulted primarily from our commencement of operations in the oil and gas exploration and development business, and consisted primarily of $929,792 of professional fees incurred in connection with our acquisitions of interests in oil and gas prospects, financing transactions and compliance with our reporting obligations under federal securities laws, $279,612 of consulting and engineering fees incurred in connection with our oil and gas operations, $333,100 of payroll taxes and expenses, and $190,294 of travel expenses. We expect general and administrative expenses to increase in future periods as a result of increased compensation expense for executive management personnel that we intend to hire, increased consulting and engineering fees related to our oil and gas operations, and continued expenditures for professional fees associated with acquisitions of additional oil and gas properties and compliance with SEC public reporting and corporate governance requirements.

Interest Expense
      Interest expense consists of certain noncash charges and interest accrued on our various debt obligations. Interest expense increased $7,955,704 to $7,961,951 for our fiscal year ended December 31, 2004 from $6,247 for our fiscal year ended December 31, 2003. The increase of $7,955,704 resulted primarily from noncash charges of $6,899,049 associated with the beneficial conversion feature of the convertible notes and the ascribed value of the warrants issued in our July 2004 private offering of units, noncash charges of $212,393 associated with the beneficial conversion feature of the Westwood Note, noncash charges of $135,602 associated with the beneficial conversion feature of the DDH Note and the ascribed value of the warrants issued with the Note, $358,250 of finance costs related to our July 2004 private offering of convertible notes and warrants, and $269,956 of interest expense under our various term debt obligations issued for the purpose of funding our oil and gas exploration and development business. Specifically, we incurred interest expense of $193,529 under the Trident Note, $59,726 under the Westwood Note, and $14,137 under the DDH Note.
Liquidity and Capital Resources
      Net cash used in operating activities was $5,606,191 for the nine-month period ended September 30, 2006 as compared to net cash used in operating activities of $2,082,459 for the nine-month period ended September 30, 2005. The $3,523,732 increase in cash used in operating activities was primarily due to an increase in general and administrative expense, increases in various prepaid expenses and increase in joint interest receivables due to the commencement of drilling activities from our wholly-owned subsidiary in our Checotah Prospect.
      Net cash used in investing activities was $21,133,690 for the nine-month period ended September 30, 2006 as compared to net cash used in investing activities of $4,233,221 for nine-month period ended September 30, 2005. The $16,906,469 increase in cash used in investing activities was primarily due to increased purchases of oil and gas interests and drilling costs of $20,671,401 primarily related to in our Fayetteville shale project, which amounts were offset by a decrease in investments in limited partnership interests and limited liability companies of $3,559,820, as we shifted our focus away from making such investments in 2006.
      Net cash provided by financing activities was $23,137,257 for the nine-month period ended September 30, 2006 compared to $10,477,554 for the nine-month period ended September 30, 2005. The amounts in both periods represent mostly net proceeds from sales of our debt and equity securities.
      At September 30, 2006, we had a working capital deficit of $4,742,102, compared to a working capital deficit of $677,494 at September 30, 2005. The $4,064,608 net decrease in working capital was due primarily to a decrease resulting from accrued drilling cost of $3,765,507 offset by an increase in prepaid drilling of $2,216,541 attributable to our Fayetteville shale project, a decrease due to recognizing the registration penalty of $2,416,769, an increase due to payoff of the convertible debentures in the amount of $3,050,000, an increase of a net $798,028 in joint interest activity as a result of withdrawing as operator of our south Texas properties and a decrease in cash of $3,725,692.
      On April 4, 2006, the Company closed a private placement transaction exempt under Rule 506 of Regulation D of the Securities Act of 1933, as amended, pursuant to a Securities Purchase Agreement dated April 4, 2006 with certain accredited investors (the “Securities Purchase Agreement”). Pursuant to the Securities Purchase Agreement, the Company issued securities in the form of (i) senior convertible notes in aggregate principal amount of $22,000,000 (“Convertible Notes”) and, subject to the terms and conditions set forth therein, convertible into shares of the Company’s common stock, par value $.001 (“Common Stock”), (ii) Series A warrants to purchase up to 12,971,700 shares of Common Stock with an initial per share exercise price of $1.06 subject to adjustment (“Series A Warrants”), and (iii) Series B warrants to purchase up to 8,301,888 shares of Common Stock with an initial per share exercise price of $1.38 subject to adjustment (“Series B Warrants” and together with the Series A Warrants, the “Warrants”). The Series B Warrants are not initially exercisable and only become exercisable upon a mandatory conversion of the Convertible Notes conducted by the Company. The Warrants expire on the fifth anniversary of the closing date of the Securities Purchase Agreement.
      We used a portion of the proceeds from this offering to repay the DDH Note and the Trident Note.
      We do not currently maintain a line of credit or term loan with any commercial bank or other financial institution.
      We will need significant funds to meet capital costs and drilling and production costs in our various oil and gas projects to explore, develop, produce and eventually sell the underlying oil and gas reserves. Specifically, we expect to incur capital expenditures, and production and other costs of approximately 18.6 million for the next twelve months.

      If any of the other owners of leasehold interests in any of the projects in which we participate fails to pay their equitable portion of development costs or capital calls, we may need to pay additional funds to protect our ownership interests.
      Cygnus Louisiana, Inc., our wholly-owned subsidiary, issued a $2,000,000 promissory note (the “Endeavour Note”) to Endeavour International Corporation as partial consideration for the purchase of our interest in the Louisiana Shelf Project. The Endeavour Note accrues interest at the rate of 3% per annum. The repayment of principal and payment of accrued interest under the Endeavour Note is based on 25% of the monthly cash flows (as defined in the note) of the project. The Endeavour Note contains accelerated payment provisions in the event certain production levels for any of the oil and gas wells are met or exceeded. We expect payments to commence once the wells start producing per the terms of the Endeavour Note.
      We will need a total of approximately $36.4 million to execute our 2006 revised business plan, repayment of debt, satisfy capital expenditures, and pay drilling and production costs on our various interests in oil and gas prospects for the calendar year 2006. Of this amount, we will need approximately $27.0 million for capital calls and production costs with respect to our various jointly owned properties, repay $3.0 million of existing debt and approximately $6.4 million for general corporate expenses for the 2006 calendar year. We closed a private placement offering in January 2006, which generated $5.9 million net proceeds. In addition we closed a private placement transaction described above on April 4, 2006 generating $20.1 million in net proceeds. We expended the majority of these funds for the purposes described above and have approximately $.3 million on hand as of November 1, 2006. Accordingly, we will be required to raise approximately $11.0 million in additional funds through sales of our securities or otherwise to sustain operations at current levels and satisfy our existing financial obligations. In the event we experience cost overruns at our current prospects or fail to generate projected revenues, we will need funds in excess of the foregoing amounts through December 31, 2006. Based on our available cash resources, cash flows that we are currently generating from our various oil and gas properties, and projected cash flows that we expect to generate from our various oil and gas projects in the future, we will not have sufficient funds to continue to meet such capital calls, make such term debt payments, and operate at current levels through December 31, 2006. If we are unable to obtain additional funds on terms favorable to us, if at all, we may be required to delay, scale back or eliminate some or all of our exploration and well development programs and may be required to relinquish our interests in one or more of our projects.

      The Company is currently negotiating with third parties for additional cash to fund operations. The outcome of these negotiations is uncertain at this time.
Disclosure of Contractual Obligations and Commercial Commitments

	Payments Due by Period ($)

		Less Than	1-3	3-5	More Than
Contractual Obligations	Total	1 Year	Years	Years	5 Years

Long-Term Debt Obligations	$22,000,000	$—	$22,000,000		$—
Capital Lease Obligations	—	—	—	—	—
Operating Lease Obligations	819,803	122,431	391,185	306,187	—
Purchase Obligations	—	—	—	—	—
Other Long-Term Liabilities Reflected on Our Balance Sheet under GAAP	1,445,495	—	1,445,495	—	—

Total	$24,265,298	$122,431	$23,836,680	$306,187	$—

Off-Balance Sheet Arrangements
      As of September 30, 2006, we did not have any relationships with unconsolidated entities or financial partners, such as entities often referred to as structured finance or special purpose entities, which had been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. As such, we are not materially exposed to any financing, liquidity, market or credit risk that could arise if we had engaged in such relationships.

BUSINESS
Background
      Cygnus Oil and Gas Corporation (formerly Touchstone Resources USA, Inc.) is a Delaware corporation formed on March 5, 2001. Our executive offices are located at 333 Clay Street, Suite 3900, Houston, Texas 77002. Unless the context otherwise requires, references to the “Company,” “Cygnus,” “we,” “us” or “our,” mean Cygnus Oil and Gas Corporation and our consolidated subsidiaries.
      We were originally engaged in the business of developing internet cafes in Orange County, California. On March 15, 2004, all of our officers and directors resigned and new management was appointed to fill such vacancies. Immediately following the change in management, we implemented a new business plan of acquiring, exploring and developing domestic and international oil and gas properties.
Overview
      We are an independent energy company engaged primarily in oil and gas exploration, development and production. We target both unconventional resource plays and traditional exploration in such areas as the Arkoma Basin in Oklahoma, the Fayetteville Shale in Arkansas, and the Gulf Coast.
      Our operations are focused on the identification and evaluation of prospective oil and gas properties and the contribution of capital to projects that we believe have the potential to produce oil or gas in commercial quantities. We participate directly in projects as owners of the working interest. We act as the operator of certain projects in which we own interests.
      Our primary objective is to build reserves, production, cash flow and earnings per share by optimizing production and value from existing oil and gas properties and acquiring new oil and gas prospects. We plan to achieve this objective by acquiring and developing high profit margin properties, disposing of low producing, marginal and non-strategic properties, and maintaining a high degree of financial flexibility. We seek to balance our risk profile by balancing our acquisition of long-lived, lower-risk reserves through unconventional shale plays with acquisition of conventional deep sand Gulf Coast gas plays. By doing so, we believe we can maximize the use of our otherwise limited resources, reduce the risk of unsuccessful drilling efforts, and capitalize on the experience of our management team and consultants.
Recent Developments

Caney, Fayetteville shale and other activity
      In our Checotah project, located in McIntosh County, we have drilled, completed and are producing our first two Caney shale wells, as well as having put one existing Caney Shale well on production. We have also increased our earned interest in the farmout acreage to the full fifty percent (50%) that we were permitted to earn under the agreement. Additionally, we have continued our development of the gathering system for the field, including putting one saltwater disposal well on production.
      In the Fayetteville prospect, four wells, operated by others, have been drilled and tested. The first two wells, Williamson Bros. #1-36H and the Byers #1-3H, are not presently on production and are awaiting additional testing procedures. The third well, the Morris #1-3H in Woodruff County, Arkansas, spudded in July, 2006, and was drilled to a total depth of 6,883 feet. The well was plugged and abandoned after evaluations of the logs. The fourth well, Lovett 1-7, was drilled and reached a total depth of 5,365 feet in early September, 2006. The well logs identified four zones that the Company desires to complete and test.
      Outside our core areas, in our Vicksburg project in Hidalgo County, Texas, the operator will attempt to establish production in the Vicksburg 8950’ sand after the initial completion attempt in the Vicksburg 9350’ sand was unsuccessful.

Addition of Members of Board of Directors
      Effective as of July 14, 2006, the Company’s Board of Directors elected Alfred J. Moran, Jr., Ted E. Davis and Ralph McBride as members of the Board of Directors. The Cygnus Board is now composed of four independent directors in addition to our Chairman and CEO.
      Mr. Ted E. Davis retired in 2000 after thirty-five years with Conoco, Inc. from his position as President, Exploration & Production for International Operations in Africa, Asia-Pacific, and the Middle East.
      In the last 18 years of his career with Conoco, Mr. Davis held a number of senior management positions, including Vice President, Upstream North America with responsibility for exploration, production, natural gas and gas products, natural gas and LPG pipelines and gas processing operations; Vice President, Natural Gas & Gas Products with oversight responsibility for all Conoco and DuPont worldwide natural gas, LPG, LNG operations including primary responsibility for gas processing, pipelines, supply, marketing, and distribution in the Western Hemisphere; and all natural gas and LPG marketing, supply and distribution for both Conoco and DuPont. He also served as a corporate Vice President of DuPont from 1986 to 1998 when Conoco owned DuPont.
      Active in industry professional organizations, Mr. Davis has held a variety of positions with the American Petroleum Institute, including Chairman of Training and Development and Chairman of the Liquefied Hydrocarbon Gas Committee and has served on several API committees, including the General Committee and the Operating Committee for Exploration and Production. He has also served on the Board of Directors of the Natural Gas Supply Association; the U.S. Natural Gas Council, the National Offshore Industry Association; and the U.S. Oil and Gas Association, Southwest Research, and the Gas Research Institute, a $200 million pure research organization administered by the U.S. Federal Energy Regulatory Commission as Chairman of the Board from 1994 to 1996.
      Mr. Davis holds bachelor of science and master of science degrees in Industrial Engineering and Management from Oklahoma State University. He also received the OSU Distinguished Alumni Award and was elected to the University’s Engineering Hall of Fame. Mr. Davis currently serves on the OSU “O” Club Hall of Fame selection committee and the College of Engineering Advisory Council and has previously served on the OSU Foundation’s Board of Governors. Mr. Davis is also a graduate of the University of Texas Executive Management program.
      Mr. Ralph D. McBride is a Senior Partner and Trial Attorney at Bracewell & Giuliani and is the former head of its Trial section. He has been with Bracewell for over 30 years. Mr. McBride is active in the Texas community, having served on or currently serving on the boards of Fannin Bank and Sunbelt National Bank, the Memorial Hermann Foundation, the Memorial Hermann Hospital System, the Good Samaritan Foundation, and Pride International, Inc. a New York Stock Exchange international drilling company. He has completed six years of service on the State Bar of Texas Grievance Committee.
      He graduated cum laude with his juris doctorate degree from Baylor University School of Law in 1974 and holds a bachelor of arts degree in Psychology and a master of arts degree in Psychology from Baylor University. He is admitted to the State Bar of Texas and the State Bar of Arkansas.
      Mr. Alfred J. Moran is Chairman and Chief Executive Officer of the Moran Group, LLC, a Value Creation, Crisis Management and Turnaround consulting firm specializing in strategic, operational and financial turnarounds and Interim CEO engagements. For many years he was a Senior Managing Director and Partner of Kibel Green, Inc., the leading Value Creation, Interim CEO, Turnaround, Restructure, Strategic Breakthrough consulting firm in the Western United States. Alfred Moran is a seasoned Professional Chief Executive Officer and Value Creation Consultant with over 35 years experience in building and enhancing shareholder value for companies ranging in annual sales of approximately $3.0 Million to approximately $2.3 Billion. He has been CEO of public and private companies and has provided professional assistance to the boards and CEOs of many companies in diversified industries. He is credited with the turnaround and/or value enhancement of 50 companies.

      Mr. Moran is currently a member of the Board of Directors and Chairman of the Audit Committee of Cornell Companies, Inc., an owner and manager of 80 private prisons throughout the United States. He was recently Chief Restructure Officer of Cooperheat MQS, headquartered in Houston with 33 offices throughout the United States and Canada. He has been CEO of Microelectronic Packaging, Inc. He was founder, Chairman, President and CEO of SeraCare, Inc., a public national hyper-immune blood plasma company; President and COO of WET, Inc., which creates, designs, engineers and builds high tech, entertainment Water Features worldwide including Disney Theme Parks, Universal Studios Theme Parks, Salt Lake Winter Olympics Flame, Rockerfeller Center, Tokyo Dome, Texas Medical Center, Houston Galleria and many others; and a partner in Coenen and Company, Inc., a NYSE Member Investment Banking and Institutional Brokerage firm in New York City.
      Mr. Moran has a master of business administration from the Harvard Business School and a bachelor of arts degree in Philosophy and Psychology from the University of North Carolina at Chapel Hill. He is a Member of World Presidents Organization in Houston, Texas.
Change in Registrant’s Certifying Accountant
      On July 20, 2006, Cygnus Oil and Gas Corporation (the “Company”) dismissed L J Soldinger Associates LLC (“LJSA”) is its independent public accountants and appointed UHY LLP (“UHY”) as its new independent public accounts for fiscal year 2006, effective immediately. The Company’s decision to engage UHY as its independent public accountants was made based upon the approval by the audit committee of the Company’s board of directors of UHY as the Company’s new independent public accountants following interviews with a number of accounting firms.
      LJSA previously served as the Company’s independent public accounts. LJSA’s reports on the financial statements of the Company for the fiscal 2004 and 2005 contained no adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle, except for an explanatory paragraph indicating substantial doubt about the Company’s ability to continue as a going concern in the audit report for the fiscal years 2004 and 2005.
      During the Company’s two most recent fiscal years and through the effective date of UHY’s appointment, there were no disagreements with LJSA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of LJSA, would have caused them to make reference thereto in their reports on the financial statements of the Company for such years.
      During the Company’s two most recent fiscal years and through the effective date of UHY’s appointment, the Company did not have any reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K except that the Company reported certain deficiencies in the Company’s internal control over financial reporting in (i) the Company’s Form 10-QSB for the period ended September 30, 2005, (ii) the Company’s Form 10-KSB for the year ended December 31, 2005, and (iii) in the subsequent Quarterly Report on Form 10-Q for the period ended March 31, 2006. The significant deficiencies noted were: (a) an inability to timely and accurately close books and records at the end of each reporting period; (b) insufficient number of accounting and financial personnel; (c) deficiencies in the recording and classification of unproved and proved oil and gas properties and in the calculation of the working percentage interests in or impairments of certain of wells; (d) insufficient procedures to detect errors in the books of the limited liability companies and limited partnerships in which the Company has an equity interest; (e) improper or lack of accounting for and/or failure to identify transactions; (f) inadequate controls relating to the receipt and disbursement of cash received in accordance with joint interest agreements; and (g) weakness in the process and tools used to consolidate the financial statements of the Company and our subsidiaries.
      Before the appointment of UHY, neither the Company nor anyone on behalf of the Company consulted with UHY during the Company’s two most recent fiscal years and through July 20, 2006, in any manner regarding: (A) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither was a written report provided to the Company nor was oral advice provided that UHY concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue, except as described below or (B) the subject of either a disagreement or a reportable event, as defined in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.
      During the course of the 2005 audit, LJSA notified the company of guidance issued by the SEC Division of Corporation Finance on December 1, 2005 titled “Current Accounting and Disclosure Issues in the Division of Corporation Finance”. LJSA indicated that certain topics of the SEC guidance pertained to the Company — particularly relating to accounting for penalties contained in registration rights agreements the company had previously entered into. LJSA also provided copies of accounting literature including Emerging Issues Task Force 05-04 Issues Summary No. 1, FASB Statement No. 133, FASB Statement 150, EITF Issue No. 00-19 and EITF Issue No. 01-6 amongst others.
      The Company retained UHY LLP to advise it with implementing the proper accounting treatment relating to the penalty to be recorded. UHY advised the Company that the amount of penalty to be recorded should only reflect the actual registration rights penalty amount incurred to the date of the balance sheet. UHY did not render an opinion on the final accounting treatment as described below nor did they calculate the amount of the penalty.
      After consulting with LJSA the Company decided to calculate the penalty being calculated using fair value. Using fair measurement the Company reflected an additional $760,000 of penalty expense in the December 31, 2005 financial statements and the financial statements for the third calendar quarter of 2005 were restated to also reflect the registration rights penalty.
      The Company furnished a copy of the Current Report on Form 8-K on which this information was reported to UHY and to LJSA and requested that UHY and LJSA furnish the Company with letters addressed to the Securities and Exchange Commission stating whether each such firm agrees with the above statements and, if not, stating the respects in which they do not agree. The Company received LJSA’s response letters dated July 26, 2006.
      In accordance with Item 4.01 of Form 8-K and Item 304(a)(2) of Regulation S-K, the Company requested that UHY review the Company’s disclosure in the July 20 Form 8-K and the Form 8-K/ A filed on August 7, 2006, and the Company provided to UHY the opportunity to furnish the Company with a letter addressed to the SEC containing any new information, clarification of the Company’s expression of its views, or the respects in which UHY does not agree with the statements made by the Company in response to the Company’s disclosure in such Forms 8-K. On August 7, 2006, the Company received UHY’s letter.
Business Strategy
      Our business strategy is to provide long-term growth in shareholder value by optimizing production and value from our existing oil and gas reserves and acquiring additional interests in oil and gas properties. In building a strong financial base for the Company, we have determined to target near-term prospects with a longer-term, more predictable and sustainable reserve and production base. In particular we are targeting shale gas resource plays, which we believe provide opportunity for such production. The key elements of our business strategy are as follows:

•	Participate in unconventional gas plays. We intend to participate in potential development prospects in unconventional gas resources, focusing on newer areas with multiple horizons that provide for more than one chance of success. In doing so, we have developed alliances in certain key plays that will allow us to increase the effectiveness of our capital investments;

•	Utilize technological advancements to enhance exploration and development. We intend to engage in a program of high-potential exploration projects within proven petroleum basins, mitigating the risk through the use of advanced geophysical 3-D technology applied alongside emerging technologies;

•	Participate in energy gathering systems. We intend to participate in low-risk energy gathering and transportation systems where we believe that the competition is limited and that we believe have the potential to add stable cash flow to our business with sufficient economic upside potential;

•	Develop Existing Property Base. We seek to maximize the value of the properties we acquire by developing properties with the highest production and reserve growth potential. We perform continuous field studies of such properties using advanced technologies, and seek to minimize costs by controlling operations to the extent possible;

•	Selectively Grow Through Exploration. We have developed and implemented an active exploration program that is designed to ensure our exploration and development efforts result in projects with superior reserve potential. We use seismic data and other technical applications, as appropriate, to manage our exploration risks;

•	Participate in Joint Ventures. We intend to participate in joint ventures and seek joint venture partners in order to reduce our investment in projects and share the costs associated with operating the underlying prospects in situations where our assessment of risk dictates that it is desirable to assume a lower proportionate risk;

•	Manage Property Portfolio. We seek to manage the portfolio of properties we acquire by selling marginal properties so that we can redeploy capital to exploration and development projects that offer a potentially higher overall return; and

•	Pursue Strategic Acquisitions. We seek to leverage our extensive regional knowledge base by acquiring leasehold acreage and producing or non-producing properties in areas along the Gulf Coast that are in mature fields with complex geology that have multiple reservoirs and existing infrastructure. We seek to acquire significant operating interests in properties with the following characteristics:

•	Locations within or close to areas with an established production history and infrastructure;

•	Multiple productive sands and reservoirs; and

•	Low current production levels with significant identified proven and potential reserve opportunities.
      To date, we have conducted our acquisition, exploration and development activities primarily in Arkansas, Oklahoma, the Gulf Coast and New Zealand. These regions encompass both unconventional and conventional gas plays and are generally characterized by long-lived reserves with multiple geologic targets that decrease risk, strong natural gas prices, competitive service costs, a favorable regulatory environment that encourages drilling efforts, and virtually no federal land or land access impediments.
      We believe that these regions will continue to generate attractive acquisition opportunities as unconventional gas plays emerge to constitute a significant amount of onshore oil and gas production. We also believe there will be continued opportunities in conventional gas plays that we will be able to explore and develop.
Drilling, Exploration and Production Activities
      We have acquired interests in 12 oil and gas projects consisting of approximately 536,000 aggregate gross acres. Our projects have aggregate net estimated proved developed producing and proved developed non-producing reserves of almost 81.1 thousand barrels of oil and over 607.3 million cubic feet of gas in Texas and Louisiana.
      Of these projects, several wells in our South Texas Vicksburg Project in Starr and Hidalgo counties in South Texas are currently in production, one well in our Louisiana Shelf Project located offshore in Southern Louisiana has been drilled and is now shut in awaiting hook-up to production facilities, one well in our Vela Project located in Zapata County, Texas is in production, and three wells in our Wharton Project in Wharton County, Texas are shut-in. Our remaining projects are in various stages of exploration, development and testing. We are presently drilling wells or participating as a non-operator in the drilling of wells in McIntosh County, Oklahoma and Woodruff County, Arkansas.
      Our exploration efforts are balanced between discovering new reserves associated with acquisitions and discovering reserves on acreage already under lease. The investment associated with drilling a well and future development of a project depends principally upon the complexity of the geological formations involved, the depth of the well or wells, whether the well or project can be connected to existing infrastructure or will require additional investment in infrastructure, and, if applicable, the water depth of the well or project.
      Approximately two percent of the 536,000 gross acres comprising our prospects are “held-by-production.” Acreage held-by-production is attractive because it permits us to maintain all of our exploration and development rights in the leased area as long as production continues. Our held-by-production acreage has significant existing infrastructure, which reduces development lead times and cost. This infrastructure frequently allows for relatively quick tie back of production from discoveries.
      A major focus for us at this time is the continued acquisition, exploration and development of our unconventional gas plays in the Arkoma Basin in Oklahoma and Arkansas. The acquisition of these assets starting in 2005 represents a change in direction for us, establishing us as a resource player. Our investment in these two plays will constitute the majority of our capital expenditures for 2006, which we believe will result in the addition of substantial reserves to our portfolio.
Operator Activities
      We currently act as the operator for the Checotah, Wharton, and Jefferson County Hackberry Projects. Our wholly owned subsidiary Cygnus Oil and Gas Operator, Inc. (formerly Touchstone Resources USA) is qualified as an operator in Texas, and our wholly-owned subsidiary CE Operating, LLC is qualified as an operator by registration with the Oklahoma Corporation Commission.
      As operator, we design and manage the development of wells and supervise operation and maintenance activities on a day-to-day basis. We do not own drilling rigs or other oil field services equipment used for drilling or maintaining wells in our projects. Independent contractors engaged by us provide all the equipment and personnel associated with these activities. We contract with drilling, production and reservoir engineers, geologists, and other specialists who work to improve production rates and increase reserves.
      By serving as the operator of projects, we are better able to exercise control over the timing, logistics and capital expenditures relating to these projects. In addition, we receive producing well overhead fees, drilling well overhead fees and other fees related to the operation of the projects for which we are the operator. The other participants in our projects reimburse us for their allocated shares. The related costs that we incur as an operator of projects (which are reimbursed to us by the participants in the projects) are generally comprised of several components, including direct operating costs, repair and maintenance expenses, transportation expenses, production taxes and workover costs. Our operating costs are driven in part by the type of product produced, the level of workover activity, and the geological location of the properties.
Sales and Marketing
      We market the majority of the oil and gas production from properties we operate for both our account and the account of the other working interest owners in the applicable projects. We market the products several different ways depending upon a number of factors, including the availability of purchasers for the product at the wellhead, the availability and cost of pipelines near the well or related production platform, market prices, pipeline constraints and operational flexibility.
      The principal target customers for crude oil production are refiners, remarketers and other companies, some of which have pipeline facilities near the producing properties we acquire. The principal target customers for the gas production are pipelines, utilities, gas marketing firms, industrial users and local distribution companies. In the event pipeline facilities are not conveniently available to transport crude oil, we intend to truck or barge the oil to storage, refining or pipeline facilities.
      We normally sell production to a relatively small number of customers, as is customary in the oil and gas exploration, development and production business. We sell the oil and gas under both short-term (less than one year) and long-term (one year or more) agreements at prices negotiated with third parties. Under both short-term and long-term contracts, typically either the entire contract (in the case of short-term contracts) or the price provisions of the contract (in the case of long-term contracts) are renegotiated in intervals ranging in frequency from daily to annual. Sales prices for oil and gas are negotiated based on factors normally considered in the industry, such as the posted price for oil, the index or spot price for gas, price regulations, distance from the well to the pipeline, well pressure, estimated reserves, commodity quality and prevailing supply conditions. We are not dependent on any individual customer or customers for the sale of any oil or gas we generate.
      We use existing third-party gathering systems and interstate and intrastate pipelines to transport our oil and gas, and incur gathering and transportation expenses to move our oil and gas through these gathering systems and pipelines. These expenses vary based on the volume and distance shipped and the fee charged by the third-party transporter. Transportation space on these gathering systems and pipelines is occasionally limited and at times unavailable because of repairs or improvements, or as a result of priority transportation agreements with other oil and gas shippers. While our ability to market our oil and natural gas has been only infrequently limited or delayed, if transportation space is restricted or is unavailable, our cash flow from the affected properties could be adversely affected.
Technology
      In the areas in which it is available, we use 2-D and 3-D geophysical data to guide our exploration activities, as well as geological interpretation. To date, the 3-D data has been available in most cases to support our conventional gas plays, whereas our unconventional plays tend to rely more heavily on geological interpretation. For our unconventional plays, horizontal drilling is used for maximum recovery from the target formation. To optimize the chance of success, our logging and coring programs are carefully designed and extensively reviewed.
Title to Properties
      We believe that the title to our leasehold properties is good and defensible in accordance with standards generally acceptable in the oil and gas industry, subject to certain exceptions that we do not believe materially detract from the use of the properties. Our leasehold properties are subject to royalty, overriding royalty and other outstanding interests customary in the industry. The properties may be subject to burdens such as liens incident to operating agreements and taxes, development obligations under oil and gas leases, and other encumbrances, easements and restrictions. We do not believe any of these burdens will materially interfere with our use of these properties.
      As is customary in the oil and gas industry, only a preliminary title examination is conducted at the time we acquire properties that we believe are suitable for drilling operations. We rely upon the brokers of the properties to conduct these title examinations. We intend to perform necessary curative work with respect to any significant defects in title before proceeding with operations.
Competition
      The oil and natural gas business is highly competitive. We compete with private, public and state-owned companies in all facets of the oil and gas business, including suppliers of energy and fuel to industrial, commercial and individual customers. Numerous independent oil and gas companies, oil and gas syndicates and major oil and gas companies actively seek out and bid for oil and gas prospects and properties as well as for the services of third-party providers, such as drilling companies, upon which we rely. Many of these companies not only explore for, produce and market oil and gas, but also carry out refining operations and market the resultant products on a worldwide basis. A substantial number of our competitors have longer operating histories and substantially greater financial and personnel resources than we do.
      Competitive conditions may be substantially affected by various forms of energy legislation and/or regulation considered from time to time by the government of the United States and other countries, as well as factors that we cannot control, including international political conditions, overall levels of supply and demand for oil and gas, and the markets for synthetic fuels and alternative energy sources. Intense competition occurs with respect to marketing, particularly of natural gas.
Regulation
      General. The availability of a ready market for oil and gas production depends upon numerous factors beyond our control. These factors include local, state, federal and international regulation of oil and gas production and transportation, as well as regulations governing environmental quality and pollution control, state limits on allowable rates of production by a well or proration unit, the amount of oil and gas available for sale, the availability of adequate pipeline and other transportation and processing facilities, and the marketing of competitive fuels. For example, a productive gas well may be “shut in” because of an over-supply of gas or lack of an available pipeline in the areas in which we may conduct operations. State and federal regulations are generally intended to prevent waste of oil and gas, protect rights to produce oil and gas between owners in a common reservoir, and control contamination of the environment. Pipelines and gas plants are also subject to the jurisdiction of various federal, state and local agencies that may affect the rates at which they are able to process or transport gas from our properties.
      Applicable legislation is under constant review for amendment or expansion. These efforts frequently result in an increase in the regulatory burden on companies in our industry and a consequent increase in the cost of doing business and decrease in profitability. Numerous federal and state departments and agencies issue rules and regulations imposing additional burdens on the oil and gas industry that are often costly to comply with and carry substantial penalties for non-compliance. Our production operations may be affected by changing tax and other laws relating to the petroleum industry, constantly changing administrative regulations and possible interruptions or termination by government authorities.
      United States Federal and State Regulation of Oil & Natural Gas. The transportation and certain sales of natural gas in interstate commerce are heavily regulated by agencies of the federal government and are affected by the availability, terms and cost of transportation. The price and terms of access to pipeline transportation are subject to extensive federal and state regulation. The Federal Energy Regulatory Commission (FERC) is continually proposing and implementing new rules and regulations affecting the natural gas industry, most notably interstate natural gas transmission companies that remain subject to the FERC’s jurisdiction. The stated purpose of many of these regulatory changes is to promote competition among the various sectors of the natural gas industry. Some recent FERC proposals may, however, adversely affect the availability and reliability of interruptible transportation service on interstate pipelines.
      Pipelines. Pipelines that we use to gather and transport our oil and gas will be subject to regulation by the Department of Transportation under the Hazardous Liquids Pipeline Safety Act of 1979, relating to the design, installation, testing, construction, operation, replacement and management of pipeline facilities. The Pipeline Safety Act requires pipeline operators to comply with regulations designed to permit access to and allowing copying of records and to make certain reports and provide information as required by the Secretary of Transportation.
      State Restrictions. State regulatory authorities have established rules and regulations requiring permits for drilling operations, drilling bonds and reports concerning operations. Many states have statutes and regulations governing various environmental and conservation matters, including the unitization or pooling of oil and gas properties and establishment of maximum rates of production from oil and gas wells, and restricting production to the market demand for oil and gas. Such statutes and regulations may limit the rate at which oil and gas could otherwise be produced from our properties.

      Most states impose a production or severance tax with respect to the production and sale of crude oil, natural gas and natural gas liquids within their respective jurisdictions. State production taxes are generally applied as a percentage of production or sales. In addition, if we conduct operations under federal or state oil and gas leases, such operations must comply with numerous regulatory restrictions, including various nondiscrimination statutes, royalty and related valuation requirements, and certain of such operations must be conducted pursuant to certain on-site security regulations and other appropriate permits issued by the Bureau of Land Management or the Minerals Management Service or other appropriate federal or state agencies.
      Other. Oil and gas rights may be held by individuals and corporations, and, in certain circumstances, by governments having jurisdiction over the area in which such rights are located. As a general rule, parties holding such rights grant licenses or leases to third parties, such as us, to facilitate the exploration and development of these rights. The terms of the licenses and leases are generally established to require timely development. Notwithstanding the ownership of oil and gas rights, the government of the jurisdiction in which the rights are located generally retains authority over the manner of development of those rights. Additionally, the government of New Zealand regulates the exploration, production, sales, and transportation of oil and natural gas.
Environmental
      General. Our activities are subject to local, state and federal laws and regulations governing environmental quality and pollution control in the United States and may be subject to similar laws and regulations in New Zealand. The exploration, drilling and production from wells, natural gas facilities, including the operation and construction of pipelines, plants and other facilities for transporting, processing, treating or storing natural gas and other products, are subject to stringent environmental laws and regulations by state and federal authorities, including the Environmental Protection Agency (“EPA”). These laws and regulations may require the acquisition of a permit by operators before drilling commences, prohibit drilling activities on certain lands lying within wilderness areas, wetlands, and other ecologically sensitive and protected areas, and impose substantial remedial liabilities for pollution resulting from drilling operations. Such regulation can increase our cost of planning, designing, installing and operating such facilities.
      Failure to comply with these laws and regulations may result in the assessment of administrative, civil, and criminal penalties, the imposition of significant investigatory or remedial obligations, and the imposition of injunctive relief that limits or prohibits our operations. Moreover, some environmental laws provide for joint and several strict liability for remediation of releases of hazardous substances, rendering a person liable for environmental damage without regard to negligence or fault on the part of such person. In addition, we may be subject to claims alleging personal injury or property damage as a result of alleged exposure to hazardous substances, such as oil and gas related products.
      Changes in environmental laws and regulations occur frequently, and any changes that result in more stringent and costly waste handling, storage, transport, disposal, or cleanup requirements could materially adversely affect our operations and financial position, as well as those of the oil and gas industry in general. While we believe that we are in substantial compliance with current environmental laws and regulations and have not experienced any material adverse effect from such compliance, there is no assurance that this trend will continue in the future.
      Waste Disposal. We currently lease, and intend in the future to own or lease, additional properties that have been used for production of oil and gas for many years. Although we and our operators utilize operating and disposal practices that are standard in the industry, previous owners or lessees may have disposed of or released hydrocarbons or other wastes on or under the properties that we currently own or lease or properties that we may in the future own or lease. In addition, many of these properties have been operated in the past by third parties over whom we had no control as to such entities’ treatment of hydrocarbons or other wastes or the manner in which such substances may have been disposed of or released. State and federal laws applicable to oil and gas wastes and properties may require us to remediate property, including ground water, containing or impacted by previously disposed wastes (including wastes disposed of or released by prior owners or operators) or to perform remedial plugging operations to prevent future or mitigate existing contamination.
      We may generate wastes, including hazardous wastes, that are subject to the federal Resource Conservation and Recovery Act (“RCRA”) and comparable state statutes. The EPA has limited the disposal options for certain wastes that are designated as hazardous under RCRA. Furthermore, it is possible that certain wastes generated by our oil and gas projects that are currently exempt from treatment as hazardous wastes may in the future be designated as hazardous wastes, and therefore be subject to more rigorous and costly operating and disposal requirements.
      CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), also known as the “Superfund” law, generally imposes joint and several liability for costs of investigation and remediation and for natural resource damages, without regard to fault or the legality of the original conduct, on certain classes of persons with respect to the release into the environment of substances designated under CERCLA as hazardous substances. These classes of persons or so-called potentially responsible parties include the current and certain past owners and operators of a facility where there is or has been a release or threat of release of a hazardous substance and persons who disposed of or arranged for the disposal of the hazardous substances found at such a facility. CERCLA also authorizes the EPA and, in some cases, third parties to take action in response to threats to the public health or the environment and to seek to recover from the potentially responsible parties the costs of such action. Although CERCLA generally exempts petroleum from the definition of hazardous substances, we may have generated and may generate wastes that fall within CERCLA’s definition of hazardous substances. We may in the future be an owner of facilities on which hazardous substances have been released by previous owners or operators of our properties that are named as potentially responsible parties related to their ownership or operation of such property.
      Air Emissions. Our projects are subject to local, state and federal regulations for the control of emissions of air pollution. Major sources of air pollutants are subject to more stringent, federally imposed permitting requirements, including additional permits. Producing wells, gas plants and electric generating facilities generate volatile organic compounds and nitrogen oxides. Some of our producing wells may be in counties that are designated as non-attainment for ozone and may be subject to restrictive emission limitations and permitting requirements. If the ozone problems in the applicable states are not resolved by the deadlines imposed by the federal Clean Air Act, or on schedule to meet the standards, even more restrictive requirements may be imposed, including financial penalties based upon the quantity of ozone producing emissions. If we fail to comply strictly with air pollution regulations or permits, we may be subject to monetary fines and be required to correct any identified deficiencies. Alternatively, regulatory agencies could require us to forego construction, modification or operation of certain air emission sources.
      Clean Water Act. The Clean Water Act imposes restrictions and strict controls regarding the discharge of wastes, including produced waters and other oil and natural gas wastes, into waters of the United States, a term broadly defined. Permits must be obtained to discharge pollutants into federal waters. The Clean Water Act provides for civil, criminal and administrative penalties for unauthorized discharges of oil, hazardous substances and other pollutants. It imposes substantial potential liability for the costs of removal or remediation associated with discharges of oil or hazardous substances. State laws governing discharges to water also provide varying civil, criminal and administrative penalties and impose liabilities in the case of a discharge of petroleum or its derivatives, or other hazardous substances, into state waters. In addition, the EPA has promulgated regulations that may require us to obtain permits to discharge storm water runoff, including discharges associated with construction activities. In the event of an unauthorized discharge of wastes, we may be liable for penalties and costs.
      Oil Pollution Act. The Oil Pollution Act of 1990 (“OPA”), which amends and augments oil spill provisions of the Clean Water Act, and similar legislation enacted in Texas, Louisiana and other coastal states, imposes certain duties and liabilities on certain “responsible parties” related to the prevention of oil spills and damages resulting from such spills in United States waters and adjoining shorelines. A liable

“responsible party” includes the owner or operator of a facility or vessel that is a source of an oil discharge or poses the substantial threat of discharge, or the lessee or permittee of the area in which a facility covered by OPA is located. OPA assigns joint and several liability, without regard to fault, to each liable party for oil removal costs, remediation of environmental damage and a variety of public and private damages. OPA also imposes ongoing requirements on a responsible party, including proof of financial responsibility to cover at least some costs of a potential spill. Few defenses exist to the liability imposed by OPA. In the event of an oil discharge, or substantial threat of discharge from our properties, vessels and pipelines, we may be liable for costs and damages.
      New Zealand Environmental Regulation. Our operations in New Zealand could also potentially be subject to similar foreign governmental controls and restrictions pertaining to protection of human health and the environment. These controls and restrictions may include the need to acquire permits, prohibitions on drilling in certain environmentally sensitive areas, performance of investigatory or remedial actions for any releases of petroleum hydrocarbons or other wastes caused by us or prior operators, closure and restoration of facility sites, and payment of penalties for violations of applicable laws and regulations.
      We believe that we are in substantial compliance with current environmental laws and regulations in each of the jurisdictions in which we operate. Although we have not experienced any material adverse effect from such compliance, there is no assurance that this trend will continue in the future.
Insurance
      In those projects for which we are the operator, we maintain insurance of various types to cover our operations with policy limits and retention liability customary in the industry, including limited coverage for sudden environmental damages and for existing contamination. Because we do not believe that insurance coverage for environmental damages that occur over time or insurance coverage for the full potential liability that could be caused by sudden environmental damages is available at a reasonable cost we do not carry coverage for such damages. As a result, we may be subject to liability or may lose substantial portions of our properties in the event of certain environmental damages.
      In those projects for which we are not the operator, but in which we own a working interest, a third-party operator is responsible for maintaining insurance to cover our operations with policy limits and retention liability customary in the industry. We believe the coverage and types of insurance maintained by the operators for such prospects are adequate and therefore, we have not acquired our own insurance for such prospects. However, the occurrence of a significant adverse event on such prospects, the risks of which are not fully covered by the applicable operator’s insurance, could have a material adverse effect on our ownership interests and, as a result, have a material adverse effect on our business, financial condition and results of operations.
Seasonality
      Generally, but not always, the demand for oil and natural gas decreases during the summer months and increases during the winter months. Seasonal anomalies such as mild winters sometimes lessen the effect of this seasonal fluctuation in demand. In addition, pipeline operators, utility operators, local distribution companies and industrial users utilize oil and natural gas storage facilities and purchase some of their anticipated winter requirements during the summer. This can also lessen seasonal fluctuations in demand. We do not expect seasonal fluctuations in the demand for oil and gas to have a material effect on our future sales of oil and gas.
Employees and Consultants
      We currently have eight employees consisting of four executive officers and four administrative staff. We do not have any part time employees. We also utilize the services of several consultants who provide, among other things, engineering, geological and geophysical support and outside accounting services to the Company. We anticipate retaining additional personnel during the next 12 months.

DESCRIPTION OF PROPERTY
      The properties in which we have an interest consist of our principal executive offices and the oil and gas properties on which we conduct our exploration, development and production activities.
Principal Executive Offices
      We recently entered into a lease agreement for approximately 15,000 rentable square feet of office space located at Three Allen Center, 333 Clay Street, Suite 3900, Houston, Texas. The lease agreement term is ten years and six months commencing on August 1, 2006. The Company will pay approximately $15,000 per month in base rent for the first 63 months and approximately $18,500 per month in base rent for the remaining lease term, subject to adjustment under certain conditions. We have one option to renew the lease for an additional five years at the then-prevailing market rate. We intend to sub-lease or assign our current office space to a third party.
Current Oil and Gas Projects
      We currently conduct our acquisition, exploration and development activities in Texas, Louisiana, Mississippi, Arkansas, Oklahoma, Alabama and New Zealand. To date, we have acquired interests in 12 oil and gas projects consisting of an aggregate of approximately 536,000 gross acres. A description of our principal projects is provided below.

Vicksburg Project
      We own non-operated working interests in twelve wells that are producing or capable of production, and the associated leasehold that range from 2.8125% to 7.5%. These interests are owned through our wholly-owned subsidiary Cygnus Texas Properties, Inc. Our productive and non-productive leasehold interest encompasses over 4,000 acres overlying the Oligocene Vicksburg Formation. This formation is located in the southern part of the U.S. Gulf Coast and is believed to contain petroleum reservoirs in the Rio Grande embayment. This region encompasses South Texas in Starr and Hidalgo Counties. Depths for the prospects range from approximately 6,000 to 11,000 feet. We will continue to develop the probable reserves in the project.

Louisiana Shelf Project
      We own a non-operated 24.98% working interest in State Lease 17742 in offshore Louisiana. We have participated in one well that was drilled and is currently shut in awaiting tie-in to existing production facilities if available, or construction of production facilities. The wellbore and the balance of the 600 acre lease is held by periodic payment of shut-in royalties to the State of Louisiana.

Wharton Project
      We own a 17.82% operated interest in approximately 2,800 acres in Wharton and Jackson counties in multiple prospect areas. The prospect is less than 30 miles southwest of Houston in the northern part of Wharton County, and in Jackson County, Texas. To date, we have drilled and completed three wells in the Yegua formation. One well is currently producing; the other two wells are presently shut in and will be plugged and abandoned unless production can be successfully re-established.

Stent Project
      We own an approximate 18.56% non-operated working interest in Petroleum exploration permit 38722 in the Taranaki Basin in the form of a beneficial interest held and administered by the operator. The Taranaki Basin lies offshore along the western side of New Zealand’s North Island, a premier hydrocarbon province in New Zealand. The Stent Prospect consists of approximately 96,000 acres located onshore on the southern tip of the Taranaki basin. Discovery Geo is the operator of the underlying prospects. The initial test well was unsuccessful and we expect to abandon this prospect. The permit will expire by its own accord in January, 2007.

Awakino South Project
      We own a 5.95% non-operated working interest in Petroleum Exploration Permit 38479 in New Zealand in the form of a beneficial interest held and administered by the operator. The Awakino Concession contains approximately 380,000 acres and includes the Awakino South Prospect and the Kahu Prospect. The Awakino South Prospect, or the “Big Bump,” is a large structure that folded Eocene-aged sediments above a late Tertiary-aged thrust fault. The objectives for the prospect are shallow marine sandstones of the Kapuni Group, which is the main producing interval in the basin. The Kahu Prospect, or the “Floor Fan,” is believed to be a shelf-bypassed turbidite sequence positioned basin-ward off the Awakino South Prospect. Depths for each of these prospects are estimated to be at approximately 9,000 feet. Discovery Geo is the operator of the underlying prospects. The prospect is currently scheduled for initial drilling in March, 2007.

Knox Miss Project
      We own non-operated interests between approximately 27% and 68% in approximately 60,000 gross acres in the Black Warrior Basin in Northern Mississippi. Targeted objectives in the Black Warrior Basin are Pennsylvanian sands, Mississippian-aged carbonates and sands, and Ordovician dolomites. Prospects range in depth from approximately 7,000 to 15,000 feet. The project is currently under geological review for further exploration.

Martinez Ranch Project
      We own a non-operated 15% working interest in three producing wells and the associated leasehold in approximately 1,600 acres in Zapata County in South Texas. We will continue to produce the existing reserves in this project.

Las Palomas Project
      We own a non-operated 4.85% working interest in three wellbores and the associated leasehold in approximately 1,425 acres in Zapata County in South Texas. The prospect is operated by ConocoPhillips. Two wells are currently producing, with the third shut in for evaluation. A fourth well was competed and is producing from the Wilcox-Perdido formation.

Good Friday Project
      We own a non-operated 10.56% working interest in one wellbore and the associated leasehold in approximately 2,000 acres in Zapata County in South Texas. The well is shut in for evaluation.

Vela Project
      We own a 15.84% non-operated working interest in one wellbore and the associated leasehold in approximately 260 acres in Zapata County, Texas. The Vela #1, which was previously producing, was plugged and abandoned..

Checotah Prospect
      We own a 50% operated working interest in approximately 11,000 leasehold acres in McIntosh County, Oklahoma overlying the Woodford and Caney Shales in the Arkoma Basin. To date, we have drilled, tested and placed two wells on production. We have also continued to expand the gathering system, tying in the two new wells and one existing well, and putting in a saltwater disposal facility. Six additional wells remain to be tied in to gathering systems.

Fayetteville Prospect
      We own a 45% non-operated working interest in approximately 125,000 gross acres and 113,000 net mineral acres in Woodruff, Monroe and St. Francis counties overlying the Fayetteville Shale in the Arkoma Basin. In the Fayetteville prospect, four wells, operated by others, have been drilled and tested. The first two wells, Williamson Bros. #1-36H and the Byers #1-3H, are not presently on production and are awaiting additional testing procedures. The third well, the Morris #1-3H spudded in July, 2006, was drilled to a total depth of 6,883 feet. The well was plugged and abandoned after evaluation of the logs. The fourth well, Lovett 1-7, was drilled and reached total depth of 5,365 feet in early September, 2006. The well logs identified four zones that the Company desires to complete and test.

Chitterling Prospect
      We own an approximate twenty percent (20%) non-operated working interest in eight hundred acres in Escambia County, Alabama. Drilling is anticipated to commence some time in late 2006 or early 2007.
Selected Oil and Gas Data
      We entered into the oil and natural gas business on March 15, 2004. Accordingly, we did not engage in any production or drilling activities, and were not a party to any contracts or agreements calling for the provision of fixed and determinable quantities of oil and gas, during the fiscal years ended December 31, 2003 and 2002, and thus, we were not required to provide any of the production data required by Statement of Financial Accounting Standards No. 69 (“SFAS 69”) for such years. We do not have any obligations under existing contracts or agreements calling for the provision of fixed and determinable quantities of oil and gas over the next three (3) years, and have not filed any information or reports with any federal authority or agency (except the Securities and Exchange Commission) since January 1, 2004, containing estimates of total, proved developed or undeveloped net oil or gas reserves.
      Our oil and gas properties consist primarily of oil and gas wells and our ownership in leasehold acreage, both developed and undeveloped. A description of selected data regarding our oil and gas properties and interests is set forth below.
Productive Wells
      The following table sets forth as of December 31, 2005, information regarding the total gross and net productive wells, expressed separately for oil and gas. As of December 31, 2005, all of our productive oil and gas wells were located in Texas and Louisiana. For the purposes of this subsection: (i) one or more completions in the same bore hole have been counted as one well, and (ii) a well with one or multiple completions at least one of which is an oil completion has been classified as an oil well. As of December 31, 2005, we did not have any wells with multiple completions.

	Oil		Gas

	Gross	Net	Gross	Net

Louisiana	0	0	1	0.2498
Texas	1	0.075	16	1.4173

Total Productive Wells	1	0.075	17	1.6671

      A productive well is an exploratory well, development well, producing well or well capable of production, but does not include a dry well. A dry well, or a hole, is an exploratory or a development well found to be incapable of producing either oil or gas in sufficient quantities to justify completion as an oil or gas well.
      A gross well is a well in which a working interest is owned, and a net well is the result obtained when the sum of fractional ownership working interests in gross wells equals one. The number of gross wells is the total number of wells in which a working interest is owned, and the number of net wells is the sum of the fractional working interests owned in gross wells expressed as whole numbers and fractions thereof.

The “completion” of a well means the installation of permanent equipment for the production of oil or gas, or, in the case of a dry hole, to the reporting of abandonment to the appropriate agency.

Production and Price History
      The following table sets forth as of December 31, 2005 information regarding net production of oil and gas and certain price and cost information. For the purposes of this table, the following terms have the following meanings: (i) “Bbl” means one stock tank barrel or 42 U.S. gallons liquid volume; (ii) “MBbls” means one thousand barrels of oil; (iii) “Mcf” means one thousand cubic feet; (iv) “Mcfe” means one thousand cubic feet equivalent, determined using the ratio of six Mcf of natural gas to one Bbl of oil; (v) “MMcfe/d” means one million cubic feet equivalent per day, determined by using the ratio of six Mcf of natural gas to one Bbl of oil; and (vi) “MMcf” means one million cubic feet.

	2004		2005

Production Data:
Oil (MBbls)	1.5		2.1
Natural gas (MMcf)	33.4		88.4
Total (MMcfe)	42.5		101.0
Average Prices:
Oil (per Bbl)	$43.38		$60.56
Natural gas (per Mcf)	6.80		8.89
Total (per Mcfe)	$7.04		$9.49
Average Costs (per Mcfe):
Lease operating expenses	$0.32		$0.50
Gathering and transportation expense	0.25		0.01
Production tax expense	0.43		0.14
General and administrative expenses	0.03	(1)	44.32

(1)	General and administrative expenses for 2004 are based on expenditures of Cygnus Oil and Gas Operator, Inc. as the operator of the properties.
      Net production includes only production that is owned by us, whether directly or beneficially, and produced to our interest, less royalties and production due to others. Production of natural gas includes only marketable production of gas on an “as sold” basis. Production of natural gas includes only dry, residue and wet gas, depending on whether liquids have been extracted before we passed title, and does not include flared gas, injected gas and gas consumed in operations. Recovered gas, lift gas and reproduced gas are not included until sold.

Reserves
      The following table sets forth as of December 31, 2004 and 2005 information with respect to our reserves.

	Thousands of
	Barrels of
	Oil and
	Condensate at
	December 31,

	2004	2005

Proved developed and undeveloped reserves
Beginning of year	0	0
Production	0	(0.1)
Purchase of proved oil reserves	0	152.2
Discoveries and extensions	0	0
Revisions	0	0
End of year	0	152.1

Proved developed reserves at end of year	0	81.1

Equity in reserves of equity method investees	95.1	0

	Millions of
	Cubic Feet of
	Natural Gas at
	December 31,

	2004	2005

Proved developed and undeveloped reserves
Beginning of year	0	0
Production	0	(23.5)
Purchase of proved natural gas reserves	0	2,068.9
Discoveries and extensions	0	0
Revisions	0	0
End of year	0	2,045.4

Proved developed reserves at end of year	0	607.3

Equity in reserves of equity method investees	760.7	0

      Reserve estimates and valuations were performed by John E. Nicol, P.E. and C. Glenn Harrison, P.E. of PGH Engineers.

Drilling Activity
      The following table sets forth information with respect to wells completed during the fiscal year ended December 31, 2005. The information should not be considered indicative of future performance, nor should it be assumed that there is necessarily any correlation between the number of productive wells drilled, quantities of reserves found or economic value.

	Gross	Net

Exploratory:
Productive	7	0.4720
Dry	2	0.2897

Total	9	0.7617

Development:
Productive	2	0.3000
Dry	1	0.0750

Total	3	0.3750

      The number of wells drilled refers to the number of wells (holes) completed at any time during the fiscal year ended December 31, 2005, regardless of when drilling was initiated. The “completion” of a well means the installation of permanent equipment for the production of oil or gas, or, in the case of a dry hole, to the reporting of abandonment to the appropriate agency.
      During the fiscal year ended December 31, 2005, we participated in drilling 12 gross wells, of which 9 were completed and producing and three were determined to be dry holes. None of the gross wells were in the process of being completed or dewatered. Also during that time, we recompleted three gross wells that were not included in the totals above.
      None of the development wells in progress at December 31, 2005 were subsequently determined to be dry holes.
      Since the end of last year, we started our efforts in evaluating the two shale plays in earnest. In the Cygnus operated Checotah project, we were successful in contracting a rig for two of the six wells we plan to drill this year and commenced operations on the first well on March 12, 2006. A horizontal well was drilled to its proposed depth of 4,891 feet and cased awaiting the next series of activities to test it for productive capacity. The second well was commenced on April 11, 2006 and drilled to its proposed total depth of 5,230 feet and the rig was released on April 27, 2006. We are currently engaged in a fracture stimulation procedure for the first well and a similar procedure for the second well has been scheduled. For gas marketing, pipeline rights of way were obtained and 10,560 feet of 4 inch pipeline were laid to connect both well locations to the Enogex pipeline system.
      The first well in the Fayetteville shale, operated by others, commenced drilling on February 20, 2006 and has been drilled to a total depth of 6,712 feet. The second well spud on May 8, 2006 and drilled to a total depth of 6,000 feet. The operator of the first well is engaged in a fracture stimulation and evaluation procedure on the well, and a similar procedure for the second well has been scheduled.

Acreage
      The following table sets forth information regarding the Company’s gross and net developed and undeveloped oil and natural gas acreage under lease as of December 31, 2005.

	Gross		Net

Developed Acreage
Louisiana	600.00		149.88
Texas	9,016.20		961.95
Oklahoma	3,052.49	(1)	1,526.25	(1)
Undeveloped Acreage
Oklahoma	11,412.93	(1)	5,706.47	(1)
Mississippi	68,983.00		27,607.00
Texas	3,987.15		299.04
New Zealand	379,095.10		26,634.79
Arkansas	60,369.72		27,166.37

Total	536,516.59		90,051.75

(1)	With regard to the Checotah Prospect, the gross acreage cited includes the leasehold acreage to be earned under the farmout agreement.
      A developed acre is an acre spaced or assignable to productive wells, a gross acre is an acre in which a working interest is owned, and a net acre is the result that is obtained when the sum of fractional ownership working interests in gross acres equals one. The number of net acres is the sum of the fractional working interests owned in gross acres expressed as whole numbers and fractions thereof.
      Undeveloped acreage is considered to be those lease acres on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of oil or natural gas, regardless of whether or not such acreage contains proved reserves, but does not include undrilled acreage held by production under the terms of a lease. As is customary in the oil and gas industry, we can retain our interest in undeveloped acreage by drilling activity that establishes commercial production sufficient to maintain the lease or by payment of delay rentals during the remaining primary term of the lease. The oil and natural gas leases in which we have an interest are for varying primary terms; however, most of our developed lease acreage is beyond the primary term and is held so long as oil or natural gas is produced.
LEGAL PROCEEDINGS
      We are not a party to any material pending legal proceeding, nor are we aware of any proceeding contemplated by any governmental authority involving us.

MARKET FOR COMMON STOCK AND DIVIDENDS
      Our common stock is traded on the OTC Bulletin Board under the trading symbol “CYNS.OB.” As of November 10, 2006, the Company had 135 stockholders of record. On November 10, 2006, the last price for our common stock as reported on the OTC Bulletin Board was $0.16 per share.
      The following table sets forth the high and low closing bid for the common stock for the periods indicated, as reported by OTC Bulletin Board, and reflect a 25-for-1 forward split effective March 19, 2004. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

	High	Low

Fiscal 2006
Quarter Ended March 31, 2006	$1.28	$0.76
Quarter Ended June 30, 2006	$1.07	$0.75
Quarter Ended September 30, 2006	$0.78	$0.27
Fiscal year ended December 31, 2005
Quarter Ended March 31, 2005	$1.61	$0.92
Quarter Ended June 30, 2005	$1.20	$0.69
Quarter Ended September 30, 2005	$1.07	$0.79
Quarter Ended December 31, 2005	$1.01	$0.78
Fiscal year end ended December 31, 2004
Quarter Ended March 31, 2004	$1.51	$0.10
Quarter Ended June 30, 2004	$1.85	$1.28
Quarter Ended September 30, 2004	$1.53	$0.87
Quarter Ended December 31, 2004	$1.23	$1.02
      We have not paid, and we do not currently intend to pay in the foreseeable future, cash dividends on our common stock. The current policy of our Board of Directors is to retain all earnings, if any, to provide funds for operation and expansion of our business. The declaration of dividends, if any, will be subject to the discretion of the Board of Directors, which may consider such factors as our results of operations, financial condition, capital needs and acquisition strategy, among others.
MARKET RISK
      Our functional currency is the US dollar. Our revenue is directly related to the price of oil and gas. Assuming that we sell one barrel of oil, then a one dollar decrease in the price that we get for that barrel of oil will lower our revenue by one dollar, and correspondingly so for a one dollar increase in price. The same is true for changes in the price of natural gas. We intend to sell oil and gas immediately upon lifting to the wellhead. We do not contemplate retaining any oil and gas inventory. We do not hedge any market risk. Although the prices of oil and gas have recently increased substantially, there is no assurance that the price of oil and gas will not fall dramatically in the future.

MANAGEMENT
Directors and Executive Officers
      The following sets forth certain information about each of our directors and executive officers.

Name	Age	Positions Held

Roger L. Abel	62	Chief Executive Officer and Director
R. Gerald Bennett	64	Director
Patrick R. Oenbring	54	Chief Operating Officer
Jerry Walrath	39	Vice President, Land and Business Development and Secretary
Stephen C. Haynes	49	Chief Financial Officer
Ted E. Davis	67	Director
Ralph McBride	63	Director
Alfred J. Moran, Jr.	63	Director
      There are no family relationships between any of our directors or executive officers. Robert E. Irelan served as a member of our board of directors beginning in November 29, 2005. Mr. Irelan declined to stand for re-election as of the Company’s annual meeting of stockholders that was held on May 23, 2006 and retired from the board on that date. Following is a brief summary of the business experience of each of our current directors and executive officers:
      Roger L. Abel has served as our chief executive officer and chairman of the board of directors since August 15, 2005. Mr. Abel has over 35 years of experience in the oil and gas industry. Between 1968 and 1996, Mr. Abel held a number of domestic and international positions at Conoco, most recently serving as Chairman of Conoco Exploration and Production for Europe where he was responsible for all of Conoco’s upstream activities in Europe and Russia. Prior to that, he served as Vice President and General Manager, Dubai Petroleum Company, Manager of Operations for the U.K. and Europe, Manager of Planning, Administration and Engineering for North America, Vice President and General Manager of Conoco’s Engineering and Research Department, and Vice President and General Manager of Russia. From 1997 through 1999, Mr. Abel served as President and Chief Operating Officer of Occidental Oil and Gas Corporation, a wholly owned subsidiary of Occidental Petroleum and Executive Vice President of Occidental in Bakersfield, CA where he led Occidental’s oil and gas operations through a major restructuring. During this time, Occidental Petroleum disposed of a number of less profitable assets, consummated major property exchanges, acquired significant new interests in several large producing assets, streamlined its organization, and completed the acquisition of the U.S. government’s interests in the Elk Hills Naval Petroleum reserve.
      Since retiring from Occidental in 1999, Mr. Abel has continued to actively participate in oil and gas exploration and development projects in the United States. Before joining the Company, he served as the President of Rio Nuevo, Ltd., a private company engaged in developing water resources for distribution and sales to municipalities in West Texas and obtaining certain water rights in state owned lands along the Rio Grande River. Mr. Abel also served as President of Austex Production Company, LLC before joining the Company. Mr. Abel earned a M.S. degree in Management from MIT’s Sloan School of Management and a Petroleum Engineering degree from Colorado School of Mines.
      R. Gerald Bennett has served as a member of our board of directors since November 29, 2005. Mr. Bennett has nearly 40 years of experience in the petroleum and related industries. From July 2000 until March 2005, he served as President and CEO of Total Safety, Inc., a safety services provider to the energy industry. From June 1996 until November 1999, he worked for Equitable Resources, Inc. as President and CEO of ERI Supply and Logistics where he directed oil and gas exploration, midstream operations, and wholesale marketing efforts. During his career, Mr. Bennett has served as President of Enron Gas Services, Chairman and CEO of Houston Pipeline Company, President and COO of Perry Gas

Companies, Vice President of Parker Drilling Company, and Manager of Gas Activities for Conoco, Inc. Mr. Bennett is currently a Director of the Memorial Hermann Healthcare System Board, a Texas based not-for-profit healthcare system, and Chairman of the Memorial Hermann Hospital Board. Mr. Bennett is a graduate of Oklahoma State University with a B.S. and M.S. in Industrial Engineering and Management, and a graduate of The Harvard Business School Program for Management Development.
      Patrick R. Oenbring has served as our Chief Operating Officer since March 1, 2006. Mr. Oenbring has over 30 years of experience in the oil and gas industry having held several senior executive management positions at Conoco, Inc. and Occidental Petroleum. Mr. Oenbring began his career in 1974 with Conoco as a process engineer. During his 23 year career with Conoco, Mr. Oenbring held a number of increasingly responsible management positions. These included projects in Alaska, the Gulf of Mexico, the North Sea, the Middle East, and the Far East, serving as Vice President, Business Development and Production, of Conoco Canada Ltd. where he was responsible for all production operations, business development activities, property acquisitions and divestitures, serving as Manager of Infrastructure Technology for Conoco’s central engineering and construction organization, and Manager of Conoco Energy Nigeria. In 1997, Mr. Oenbring joined Occidental Petroleum as President and General Manager, Occidental Petroleum of Qatar where he had complete operational and P&L responsibility as well as overall management responsibility for Occidental’s non-operated interests in Yemen and Pakistan. Following Occidental’s acquisition of Altura Energy Ltd. in 2000, Mr. Oenbring served as President and General Manager of Occidental Permian, where he managed the due diligence preparation, transition and integration of all personnel and properties of Altura Energy Ltd. into Occidental and managed a three fold increase in drilling activity. During his tenure, Occidental Permian was the largest oil and gas producer in Texas with annual revenues of approximately $1.4 billion.
      After retiring from Occidental in June 2003, Mr. Oenbring was an independent consultant to the oil and gas industry until May 2005. During this time, he provided executive management and technical consulting services to various independent oil and gas exploration companies regarding production operations, optimization, project management and producing property acquisitions. Since May, 2005, Mr. Oenbring has served as Senior Project Manager for Technip Offshore, Inc., a Houston, Texas based petroleum and engineering and construction firm, where he has managed a larger engineering project offshore Nigeria. Mr. Oenbring earned a Bachelor of Science in Chemical Engineering from the University of Kansas, is a graduate of the University of Pittsburgh executive development program, and is a registered Professional Engineer in the State of Texas.
      Jerry Walrath has served as our Vice President of Land and Project Development since September 1, 2005. From 1997 until joining the Company, Mr. Walrath was a solo legal practitioner in Houston, Texas. During that time, he served as counsel to a number of small oil and gas operators, providing land and legal advice concerning transactional and operational issues, providing litigation and litigation management services, and examining title for acquisitions, drilling and development. Between 1991 and 1997, Mr. Walrath provided mental health administration and services as an Associate Clinical Psychologist. Mr. Walrath earned a Bachelor of Sciences in Psychology from the University of Houston, a Master of Arts in Clinical Psychology from Sam Houston State University, and a Juris Doctorate from the University of Houston Law Center. He is licensed to practice law in Texas.
      Stephen C. Haynes has served as our Chief Financial Officer since February 6, 2006. Mr. Haynes has over 20 years of experience in the petroleum and related industries. From May, 2005 until joining the Company, Mr. Haynes served as the Controller of Carrizo Oil & Gas, Inc., a Houston, Texas based oil and gas exploration and development company whose shares are publicly traded. As Controller, Mr. Haynes was primarily responsible for developing and managing financial controls and reporting. In January 2001, Mr. Haynes founded Stephen C. Haynes, CPA where he provided financial consulting services to the oil and gas exploration, power generation and pipeline companies from January 2001 until May 2005. Prior to that, he worked for British Gas for eleven years holding a series of increasingly responsible positions culminating in his appointment as Vice President — Finance of Atlantic LNG, a joint venture of British Gas and several industry partners in Trinidad and Tobago. Mr. Haynes earned a Bachelor of Business Administration in accounting from Sam Houston State University and a Master of

Business Administration with a concentration in finance from the University of Houston. Mr. Haynes is a certified public accountant and has attended the Executive Development Program at Harvard University.
      For a brief summary of the business experience of Ted E. Davis, Ralph McBride and Alfred J. Moran, see “Recent Developments — Addition of Members of Board of Directors”.
Board of Directors
      Our board of directors consists of Roger Abel, R. Gerald Bennett, Ted E. Davis, Ralph McBride and Alfred J. Moran, Jr., each of whom will serve until the next annual meeting of shareholders or until his successor is duly elected and qualified or until the earlier of their death, resignation or removal. Officers are elected by our board of directors and serve at the discretion of our board.
Director Compensation
      On November 29, 2005, our Board of Directors adopted a board compensation policy. The policy provides for a payment to all non-employee directors consisting of options upon joining the Board, an annual stipend, and fees for attendance at Board and committee meetings. Upon appointment, non-employee directors will receive options to purchase 100,000 shares of common stock at an exercise price equal to the closing price of our common stock on the date of grant which will vest in full one year from the date of grant and have a term of ten years. Directors also receive $1,250 for each board meeting attended and $750 for each committee meeting attended except in the case of committee chairs who receive $1,250 for each committee meeting at which they preside. The annual stipend for board service is $40,000, and $55,000 in the case of the chairman of the audit committee, together with options to purchase the amount of common stock equal to the member’s annual stipend issuable on the last trading day of each year at an exercise price equal to the closing price of our common stock on the date of grant. Such options will be vested in full upon issuance and have a term of ten years. The stipend and the options are applied pro-rata based upon the time of service provided by the board member for that year.
      In accordance with the foregoing policy, we issued options under our 2005 Stock Incentive Plan (the “Plan”) to purchase 100,000 shares of common stock to each of Robert E. Irelan and R. Gerald Bennett upon their appointment to the Board of Directors on November 29, 2005. The options have an exercise price of $0.83 per share, the last sales price of our common stock on the date of grant, vest one year from the date of grant, expire November 28, 2015, and are otherwise subject to the terms of the Plan. Upon Mr. Irelan’s retirement from the Board on May 23, 2006, vesting of his options to purchase 48,219 shares was accelerated to the time immediately before the expiration of Mr. Irelan’s term of service. His remaining options terminated in accordance with the terms of the Plan.
Executive Compensation
      The following table provides certain summary information concerning compensation paid to or accrued by the executive officers named below during the fiscal years ended December 31, 2005 and 2004. We did not pay any compensation to our chief executive officer or to any of our other officers in 2003.
Summary Compensation Table

	Fiscal				All Other
Name and Principal Position	Year	Salary ($)		Bonus ($)	Compensation ($)

Roger L. Abel(1)	2005	217,500		—	—
Chief Executive Officer
Stephen P. Harrington(2)	2005	75,000		—	—
Chief Executive Officer, Treasurer and Secretary	2004	90,000		—
Wesley A. Franklin(3)	2005	87,000	(5)		240,252	(4)
Executive Vice President	2004			—	73,627	(4)

(1)	Mr. Abel has served as our chief executive officer since August 15, 2005. The amount of salary reflected in the table as paid to Mr. Abel in 2005 reflects the actual salary amount paid to Mr. Abel for service to the Company in 2005 based upon his annual base salary of $580,000 per year.

(2)	Mr. Harrington served as our chief executive officer, treasurer and secretary from March 15, 2004 until August 15, 2005. Prior to that, George Sines served as our president and treasurer. Mr. Sines was not paid any compensation for such services.

(3)	Mr. Franklin served as our executive vice president from July 7, 2004 until November 15, 2005.

(4)	Represents fees paid to Mr. Franklin by us and our wholly-owned subsidiaries.
Option/ SAR Grants in Last Fiscal Year
(Individual Grants)
      The following table sets forth, for each named executive officer, information regarding options granted to the officers during our fiscal year ended December 31, 2005. We have not granted any stock appreciation rights (“SARs”) to any of our named executive officers.

	Number of	Percent of Total
	Securities	Options Granted to
	Underlying Options	Employees in	Exercise or Base
Name	Granted (#)	Fiscal Year	Price ($/Sh)	Expiration Date

Roger L. Abel	4,876,540	98%	0.86	8/14/2012
Aggregated Option/ SAR Exercises in
Last Fiscal Year and Fiscal Year-End Option/ SAR Values
      The following table sets forth, for each named executive officer, information regarding the number and value of stock options held by the named executive officers at December 31, 2005, each on an aggregated basis. We have not issued any SARs to any of our named executive officers. No stock options were exercised by any of our executive officers during our fiscal year ended December 31, 2005.

Value of Unexercised
	Number of Unexercised	In-The-Money Options at
	Options at Fiscal Year-End	Fiscal Year-End
Name	Exercisable/Unexercisable	Exercisable/Unexercisable ($)

Roger L. Abel	4,876,450/0	0/0
Wesley A. Franklin	0/0	—

Employment Agreements
      On July 13, 2005, we entered into an employment agreement with Mr. Abel to serve as the chief executive officer of the Company effective August 15, 2005. The agreement has a term of two years, provides for an annual base salary of $580,000, and contains standard and customary non-solicitation, non-competition, work made for hire, and non-confidentiality provisions which prohibit Mr. Abel from engaging in such conduct during the term of the agreement or during any period in which he is receiving severance payment from us. If Mr. Abel is terminated without cause, he will be entitled to receive severance payments equal to one year’s base salary, if such termination occurs prior to August 15, 2006, and six month’s base salary if such termination occurs prior to August 15, 2007.
      In connection with his employment agreement, we issued an option to Mr. Abel to purchase 4,876,540 shares of common stock at an exercise price of $.86 per share, the last sales price of the Company’s common stock as reported on the OTC Bulletin Board on the date of grant. The option has a term of 7 years and vests in two equal installments on August 15, 2006 and 2007 provided that Mr. Abel remains continuously employed by us through the applicable vesting date or is receiving severance payments from us in accordance with his employment agreement. If Mr. Abel is terminated “for cause,” as defined in his employment agreement, the option terminates. Unless Mr. Abel is terminated “for cause,” as defined in his employment agreement, once vested, the option can be exercised at any time prior to expiration. The option contains a change in control provision which is described below under the caption, “Change in Control Arrangements.”

Change In Control Arrangements
      The 2005 Stock Incentive Plan contains the following change in control provision.
      Unless otherwise provided in any agreement relating to any awards issued under the Plan or in a written employment or other agreement directly addressing the same subject matter as addressed below, in the event that the Plan is terminated as a result of or following a “Change in Control” (as defined in the Plan), all vested options, SARs, and stock awards then outstanding at the time of such Plan termination may be exercised for a period of thirty (30) days from the date of notice of the proposed termination. In such event, all participants shall be credited with an additional six (6) months of service for the purpose of any otherwise unvested options, SARs, and stock awards. Upon a Change in Control in which the Plan is either assumed or otherwise not subject to termination, if during the remaining term of such a participant’s options, SARs or stock awards, the participant is terminated other than for cause, as defined in the Plan, the participant will, at the time of such termination, be credited with an additional six (6) months of service for the purpose of any otherwise unvested options, SARs and stock awards; however, in the event of a termination for Cause, as defined in the Plan, all options and SARs shall immediately terminate and all unvested portions of stock awards shall immediately terminate.
      Under the Plan, a “Change in Control” shall be deemed to have occurred if: (i) any “person” (as such term is used in Section 13(d) and 14(d) of the Exchange Act) acquires “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the voting power of the then outstanding securities of the Company except where the acquisition is approved by the Board; or (ii) if the Company is to be consolidated with or acquired by another entity in a merger or other reorganization in which the holders of the outstanding voting stock of the Company immediately preceding the consummation of such event, shall, immediately following such event, hold, as a group, less than a majority of the voting securities of the surviving or successor entity or in the event of a sale of all or substantially all of the Company’s assets or otherwise.
      The option granted to Mr. Abel also contains a change in control provision which is triggered in the event that we are acquired by merger, share exchange or otherwise, sell all or substantially all of our assets, or all of our outstanding stock is acquired by a third party (each, a “Fundamental Transaction”). In the event of a Fundamental Transaction, we may terminate the option unless provision is made in connection with such Fundamental Transaction for the option to be assumed or for the issuance of a substitute option. If we decide to terminate the option, we shall either: (i) pay an amount to Mr. Abel equal to the excess of the per share purchase price in such transaction over the exercise price of the option multiplied by the total number of shares issuable upon exercise of the option; or (ii) provide for the option to vest in full and permit Mr. Abel to exercise the option for a period of at least 30 days prior to the date of such termination.

Stock Incentive Plan
      The following table sets forth information regarding the number of stock options, warrants, rights and similar securities that were outstanding at December 31, 2005 under equity compensation plans.

			Number of Securities
			Remaining Available
	Number of		for Future Issuance
	Securities to be	Weighted-Average	Under Equity
	Issued Upon	Exercise Price of	Compensation Plans
	Exercise of Outstanding	Outstanding Options,	(Excluding Securities
	Warrants and Rights	Warrants and Rights	Reflected in Column (a))
Plan Category	(a)	(b)	(c)

Equity Compensation Plans approved by security holders	300,000	$	9,450,000	(1)
Equity compensation plans not approved by security holders	4,876,540	$	0

Total	5,176,540	$0.86	9,450,000

(1)	Represents shares reserved for issuance under the Company’s 2005 Stock Incentive Plan.
2005 Stock Incentive Plan
      On September 30, 2005, our board of directors adopted and on February 9, 2006 our board amended, the Company’s 2005 Stock Incentive Plan. The Plan reserves 10,000,000 shares of common stock for issuance pursuant to stock options, stock appreciation rights, restricted stock awards, restricted stock units, unrestricted stock awards, and other equity based or equity related awards to employees, officers, directors, or advisors to the Company or any of our subsidiaries as well as individuals who have entered into an agreement with us under which they will be employed by the Company or any of our subsidiaries in the future. Our stockholders approved the Plan at our 2006 annual meeting.
      The Plan provides for appropriate adjustments to the shares available under the Plan and the awards under the Plan in the event of a merger, consolidation, recapitalization, stock split, combination of shares, stock dividend or similar transaction involving the Company.
      A stock award may be granted to any individual eligible to participate in the Plan. A stock award will entitle a recipient to acquire shares of common stock of the Company subject to such restrictions as the board or the compensation committee may determine at the time of grant. Such restrictions or conditions may be based on the continued employment or service of the award recipient and/or the achievement of pre-established performance goals and objectives. Such performance goals and objectives may be based on earnings per share, share price, net income, cash flows, reserve additions or replacements, production volume, finding and operating costs, drilling results, acquisitions and divestitures, risk management activities, return on equity, and/or total or comparative shareholder return as determined by the board or compensation committee. The board or compensation committee has the discretion to grant a holder of a stock award the right to vote such shares and to receive dividends.
      The Plan may be amended or terminated by the board at any time. However, an amendment that would impair the rights of a participant of any outstanding award will not be valid with respect to such award without the participant’s consent. In addition, our stockholders must approve any amendment to increase the number of authorized shares under the Plan, to change the individuals eligible to participate in the Plan, to extend the term of the Plan or to adopt any amendment which requires stockholder approval under NASD rules.
      On July 13, 2005, we issued an option outside of our Plan to Mr. Abel to purchase 4,876,540 shares of common stock. The material terms of the option are described elsewhere in this prospectus. See “Executive Compensation — Employment Agreements.”

CERTAIN TRANSACTIONS WITH RELATED PARTIES
      On June 6, 2004, SPH Investments, Inc., a company controlled by Stephen P. Harrington, our former Chairman, Chief Executive Officer and Treasurer and former director of the Company, made a loan to us in the amount of $150,000 in consideration for which we issued SPH Investments, Inc. a demand promissory note in the principal amount of $150,000. The note accrued interest at the rate of 3% per annum. We repaid the loan in full in 2005.
      On November 29, 2005, we entered into a securities purchase agreement with The Abel Family Trust (the “Trust”) pursuant to which we issued 138,889 units to the Trust for a purchase price of $250,000. Roger Abel, our Chairman and Chief Executive Officer, serves as the trustee and is a beneficiary of the Trust. On January 20, 2005, we entered into a securities purchase agreement with G & S Bennett Ltd (“GS”) pursuant to which we issued 140,000 units to GS for a purchase price of $252,000. R. Gerald Bennett, a member of our Board of Directors, is a principal equity owner and managing partner of GS. Each unit consisted of two shares of our common stock and one common stock purchase warrant. The purchase price per unit was $1.80. Each warrant is immediately exercisable into one share of common stock at an exercise price of $1.50 per share for a term of three years. The forgoing securities were issued in a private offering under the same agreement and on the same terms and conditions as all other participants in the offering.
      On October 10, 2005, Maverick Woodruff County, LLC, a Delaware limited liability company (“MWC”), borrowed $1,000,000 from Michael P. Marcus pursuant to a secured promissory note, the proceeds of which were used to fund the Company’s proportionate share of certain acquisition expenses of the project. The promissory note was secured by all ownership interest in MWC, had a maturity date of October 10, 2006, accrued interest at the rate of 10% per annum payable at maturity, and the principal amount together with all accrued and unpaid interest due thereon was convertible at anytime at the option of Mr. Marcus into shares of our common stock at a conversion price of $.90 per share. The note would automatically convert into shares of our common stock upon MWC acquiring a leasehold interest in certain acreage or MWC assigning its right to certain leasehold interests to us. In connection with the issuance of the note, we issued an immediately exercisable warrant to Mr. Marcus to purchase 555,556 shares of our common stock at an exercise price of $1.50 per share for a term of three years. The funds were transferred to MWC for credit of the Company to fund the Company’s proportionate share of acquisition of leasehold. On February 13, 2006, the note and $41,527 of accrued interest due thereunder was converted into 1,148,519 shares of common stock. At that time of the issuance of the note and warrant and conversion of the note, Mr. Marcus was the beneficial owner of more than 5% of our issued and outstanding shares of common stock.
      On January 27, 2006, we entered into a securities purchase agreement with Mr. Marcus pursuant to which we issued 550,000 units to Mr. Marcus for a purchase price of $990,000. Each unit consisted of two shares of our common stock and one common stock purchase warrant. The purchase price per unit was $1.80. Each warrant is immediately exercisable into one share of common stock at an exercise price of $1.50 per share for a term of three years. The foregoing securities were issued in a private offering under the same agreement and on the same terms and conditions as all other participants in the offering. At the time of that transaction, Mr. Marcus was the beneficial owner of more than 5% of our issued and outstanding shares of common stock.
PRINCIPAL STOCKHOLDERS
      The following table sets forth, as of November 10, 2006, information with respect to the securities holdings of all persons that we have reason to believe, pursuant to filings with the Securities and Exchange Commission, may be deemed the beneficial owner of more than five percent (5%) of our outstanding common stock. The following table also sets forth, as of such date, the beneficial ownership of our common stock by all executive officers and directors, individually and as a group.
      This table has been prepared based on 84,539,535 shares of common stock outstanding on November 10, 2006. Unless otherwise indicated, each person or entity named below has sole voting and investment power with respect to all common stock beneficially owned by that person or entity, subject to the matters set forth in the footnotes to the table below, and has an address of 333 Clay Street, Suite 3900, Houston, Texas 77002.

	Amount and Nature
	of Beneficial
Name and Address of Beneficial Owner	Ownership		Percentage of Class

Roger L. Abel	416,667	(1)	*
R. Gerald Bennett	420,000	(2)	*
Patrick R. Oenbring	0	(3)	*
Jerry Walrath	100,000	(4)	*
Stephen C. Haynes	100,000	(5)	*
All officers and directors as a group (5) persons	1,036,667	(6)	1.3%
Kings Road Holdings II LLC	18,160,377	(7)	22.0%
c/o Polygon Investment Partners LP
598 Madison Avenue, 14th Floor
New York, New York 10022
Stephen P. Harrington	8,375,000		10.2%
111 Presidential Boulevard
Suite 158A
Bala Cynwyd, PA 19004
Millennium Global High Yield Fund Limited	7,804,463	(8)	9.5%
64 St. James’s Street
London SW1A 1NF
United Kingdom
Michael Marcus	7,667,463	(9)	9.3%
1600 Rockcliff Road
Austin, TX 78746
Altafin BV	6,001,558	(10)	7.3%
Pareraweg 45
P.O. Box 4914
Curaço, Netherlands Antilles
Capital Ventures International	5,660,378	(11)	6.9%
c/o Heights Capital Management, Inc.
101 California Street, Suite 3250
San Francisco, California 94111
SF Capital Partners Ltd.	5,660,378	(11)	6.9%
c/o Stark Offshore Management, LLC
3600 South Lake Drive
St. Francis, Wisconsin 53235
RHP Master Fund, Ltd.	4,245,284	(12)	5.1%
c/o Rock Hill Investment Management, LP
3 Bala Plaza East, Suite 585
Bala Cynwyd, Pennsylvania 19004

*	less than one percent (1%).

(1)	Includes 138,889 shares issuable upon exercise of warrants.

(2)	Includes 140,000 shares issuable upon exercise of warrants.

(5)	Consists of shares issuable upon exercise of options.

(6)	Includes 278,889 shares issuable upon exercise of warrants and 100,000 shares issuable upon exercise of options.

(7)	Includes 10,377,358 shares issuable upon conversion of convertible notes and 7,783,019 shares issuable upon exercise of warrants.

(8)	Includes 2,000,000 shares issuable upon conversion of convertible preferred stock and 2,300,000 shares issuable upon exercise of warrants.

(9)	Includes 1,729,542 shares issuable upon exercise of warrants.

(10)	Includes 2,000,000 shares issuable upon exercise of warrants.

(11)	Includes 3,773,585 shares issuable upon conversion of convertible notes and 1,886,793 shares issuable upon exercise of warrants.

(12)	Includes 2,830,189 shares issuable upon conversion of convertible notes and 1,415,095 shares issuable upon exercise of warrants.

SELLING STOCKHOLDERS
      The shares of common stock being offered by the selling stockholders are issuable, in part, upon conversion of convertible notes, convertible preferred stock and upon exercise of warrants. For additional information regarding the issuance of those convertible notes, convertible preferred stock and warrants, see “Recent Sales of Unregistered Securities” below. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time.
      The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders. The column titled “Shares Beneficially Owned After This Offering” lists the number of shares of common stock beneficially owned by each selling stockholder, and the percentage of the total number of outstanding shares of common stock held by each, based on its ownership of the convertible notes, convertible preferred stock and warrants, as of November 10, 2006, assuming conversion of all convertible notes and convertible preferred stock and exercise of the warrants held by the selling stockholders on that date, without regard to any limitations on conversions or exercise. The column titled “Shares to be Sold” lists the shares of common stock being offered by this prospectus by the selling stockholders. With respect to the number of shares beneficially owned by the selling stockholders after this offering, the selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.” Casimir Capital, L.P., Legend Merchant Group, Inc. and Sanders Morris Harris, Inc. are registered broker-dealers and received their shares and/ or warrants listed in the table below in exchange for providing investment banking services under consulting arrangements with the Company.

	Number of
	Shares Beneficially Owned	Shares to be
Selling Stockholders	Before This Offering	Sold

Abel Family Trust, The(1)	416,667	416,667
Ali, Leonard	210,000	210,000
Allison, Christopher B.	150,000	150,000
Alta Fin B.V.(2)	5,000,000	5,000,000
Avery, Christopher	30,000	30,000
Azrak, Ruben	150,000	150,000
Bannister, Thomas	15,000	15,000
Barnwell, Bart and Anne C.	64,500	64,500
Beechwood Ventures LLC(3)	135,000	135,000
Belz, Marc and Bonnie	45,000	45,000
Berlyn, Lawrence	75,000	75,000
Bligh, Adrian J.	120,000	120,000
Borthwick, Timothy	525,000	525,000
Bostenero, Kevin	15,000	15,000
Brandoria LTD Partnership(4)	75,000	75,000
Brookshire, Robert R.	285,714	285,714
Brown, Neville	15,000	15,000
Bryant, Alan	83,166	83,166
Capanna, Jr., Antonio	46,668	46,668
Capers, Vernon L. & Gail A.	45,000	45,000
Capital Ventures International(5)(6)	9,320,756	9,320,756
Cartwright, MD P.C., Wade R.(7)	30,000	30,000
Casimir Capital, L.P.(8)	8,064	8,064
Conn, Philip Julian	30,000	30,000

	Number of
	Shares Beneficially Owned	Shares to be
Selling Stockholders	Before This Offering	Sold

Crolla, Joseph	37,500	37,500
Cuipa, Jennifer	37,500	37,500
Cusack, Sean	375,000	375,000
Damon, Rodney E.	150,000	150,000
Danenberg, Noan	13,500	13,500
Dare, John	60,000	60,000
Davies, Paul	150,000	150,000
Davis, Ted	1,666,667	1,666,667
Davison, James E.	3,600,000	3,600,000
DDH Resources II, LLC(9)	1,044,444	1,044,444
DeJoria, John Paul	2,535,000	2,535,000
Derek Munden Trust(10)	255,000	255,000
DiLeonardo, Frank	150,000	150,000
DiLollo, Thomas	37,500	37,500
Dollen, William and Louise	120,000	120,000
Double U Master Fund LP(11)	140,000	140,000
Elder, Richard	50,000	50,000
Farber, S. Edmond	33,000	33,000
Farquhar, Gary	165,000	165,000
Farragut, James Daniel	20,000	20,000
Farragut, Kenneth D.	25,000	25,000
Follin, William R.	37,500	37,500
G & S Bennett Limited(12)	420,000	420,000
Georgia Stone Partnership(13)	1,000,000	1,000,000
Gilchrist, Geoffrey	15,000	15,000
Glover, Anthony G.	15,000	15,000
Goren Brothers Limited Partnership(14)	300,000	300,000
Grantham, Jonathan	45,000	45,000
Green, Travis	150,000	150,000
Gregory, Sandra	60,000	60,000
Greif, Kenneth	416,667	416,667
Halvatzis, Elias	150,000	150,000
Hamburg, Harold E.	36,000	36,000
Hartin, Linda F.	30,000	30,000
Heckert Construction Co., Inc.(15)	150,000	150,000
Heerdink, John F.	35,388	35,388
Herve, Ken	37,500	37,500
HHH III, Inc.(16)	675,000	675,000
HMA Advisors, Inc.(17)	300,000	300,000
Keith Huber	420,000	420,000
Jones, Kevin	60,000	60,000
Jorden, David E.	300,000	300,000

	Number of
	Shares Beneficially Owned	Shares to be
Selling Stockholders	Before This Offering	Sold

Joseph, Curtis	300,000	300,000
Kings Road Holdings II LLC(5)(18)	29,004,717	29,004,717
Klansky, Arthur	30,000	30,000
Koch, Tamir	18,000	18,000
Koch, Tamir and Haggai Barel	18,000	18,000
Komninos, Konstantine E.	18,480	18,480
Koreen, Roger and Amy	37,500	37,500
Kronsten, Henry	135,000	135,000
LaRoche Enterprises(19)	30,000	30,000
Legend Merchant Group, Inc.(20)	881,571	881,571
Lehner, John D. and Kathy	37,500	37,500
Lemak, John S.	180,000	180,000
Lessman, Carl L.	37,500	37,500
Levitanus, Marina	30,000	30,000
Lindsay Sports Therapy(21)	25,000	25,000
MacKinnon, Charles	78,000	78,000
Mackintosh, Neil C.	30,000	30,000
Magnus, Tracy	15,000	15,000
Mandarino, Ralph	22,500	22,500
Marcus, Chris	166,665	166,665
Marcus, Fredric	487,500	487,500
Marcus, Michael	3,354,630	3,354,630
Maw, Neville	90,000	90,000
McClafferty, Michael	150,000	150,000
McDaniel, George	150,000	150,000
McKee Family Trust(22)	180,000	180,000
Meehan, Donald E.	225,000	225,000
Meehan, Larry	150,000	150,000
Mercurio, Guy	37,500	37,500
Middlemarch Partners Limited(23)	50,000	50,000
Millennium International Pension Scheme(24)	900,000	900,000
Millennium Global High Yield Fund Limited(25)	5,300,000	5,300,000
Milstein, Albert	150,000	150,000
Milton H. Dresner Revocable Living Trust(26)	150,000	150,000
Mortimer, Kenneth	135,000	135,000
Mullen, Benjamin R.	37,500	37,500
Murchison, Stephen B & Tia C.	39,900	39,900
Newland, Peter	30,000	30,000
Nite Capital L.P.(27)	744,000	744,000
O’Connor, Kenneth	37,500	37,500
Omari, Atef	30,000	30,000

	Number of
	Shares Beneficially Owned	Shares to be
Selling Stockholders	Before This Offering	Sold

Omicron Master Trust(28)	46,583	46,583
Ottensoser, Gilad N.	16,722	16,722
Packman, Robert	37,500	37,500
Paradigm Asset Holdings Inc.(29)	3,166,667	3,166,667
Persson, Kenneth E.	15,000	15,000
Polak, Jack	37,500	37,500
Pollock, John	25,000	25,000
Portside Growth and Opportunity Fund(30)	93,161	93,161
Potter, Michael John	33,000	33,000
Pruett, Shirley	25,000	25,000
Randall A. Belz Insurance Trust(31)	45,000	45,000
Ratliff, Jr., William T.	75,000	75,000
Reynolds, Charles E.	15,000	15,000
R.F.A. Lane	45,000	45,000
RHP Master Fund, Ltd.(5)(32)	6,990,568	6,990,568
Rizzolo, Franco	150,000	150,000
Rockmore Investment Master Fund Ltd.(33)	64,795	64,795
Rodrigues, Joseph	75,000	75,000
Rosalind E. Hamburg Revocable Living Trust UA dtd 1/24/91(34)	42,928	42,928
Rosner, Steven B.	150,000	150,000
Rothchild, Jonathan	15,000	15,000
Saker, Wayne	75,000	75,000
Sanders Morris Harris, Inc.(35)	20,000	20,000
Sandor Capital Master Fund LP(36)	595,000	595,000
Scott, Frank	15,000	15,000
Scott, Stephen D.	840,000	840,000
SF Capital Partners Ltd.(5)(37)	9,320,757	9,320,757
Shaw, Andrey and Cynthia Florin	15,000	15,000
Shaw III, John	87,062	87,062
Shock, Lenard	416,667	416,667
Silver, Elliot	15,000	15,000
Silver, Robert	15,000	15,000
Singer, David and Karen	37,500	37,500
Smith, Stephen	150,000	150,000
Snyder, Jim	600,000	600,000
Stamoulis, Constantine	75,000	75,000
Stewart, Peter	142,500	142,500
Stinson, J. Michael	180,000	180,000
Tennant, Alexander	150,000	150,000
Tennison, William C.	37,500	37,500
The K2 Principal Fund L.P.(38)	340,905	340,905

	Number of
	Shares Beneficially Owned	Shares to be
Selling Stockholders	Before This Offering	Sold

Thompson, William R.	75,000	75,000
Trident Growth Fund, L.P.(39)	329,688	329,688
Tunnicliffe, Alan J.	60,000	60,000
Turner, Nat S.	150,000	150,000
Unsworth Jr., David W.	14,000	14,000
Westwood AR, Inc.(40)	1,871,691	1,871,691
Westwood Strategic Partners, Inc.(41)	200,000	200,000
Whalehaven Capital Fund Limited(42)	1,629,745	1,629,745
Williams, Kenneth	9,722	9,722
Williams, Peter James	129,000	129,000
Willis, Barnaby	75,000	75,000
Wing, Dennis	75,000	75,000
Wisiak, Johann	37,500	37,500
Wisiak, Robert	37,500	37,500
Wright, Donald	75,000	75,000
Yeager, Gary E.	50,000	50,000

(1)	Roger L. Abel, our current President, CEO and Director, is the trustee of the Abel Family Trust and may be deemed to have voting and/or dispositive power with respect to the footnoted shares.

(2)	Michael de Man, Managing Director of Amicorp Curacao, N.V., which controls Alta Fin B.V., may be deemed to have voting and/or dispositive power with respect to the footnoted shares.

(3)	Kalman Renov, Manager, may be deemed to have voting and/or dispositive power with respect to the footnoted shares.

(4)	Vincent Mazzeo, manager of Brandoria LLC, the general partner, may be deemed to have voting and/or dispositive power with respect to the footnoted shares.

(5)	In accordance with the terms of registration rights agreements with the footnoted selling stockholders, this prospectus generally covers the resale of at least 130% of the sum of (i) the number of shares of Common Stock issuable upon conversion of the convertible notes (and the interest accrued and payable thereunder) as of the trading day immediately preceding the date the registration statement is initially filed with the SEC and (ii) the number of shares of Common Stock issuable upon exercise of the related warrants as of the trading day immediately preceding the date the registration statement is initially filed with the SEC.

Under the terms of the convertible notes and the warrants, a selling stockholder may not convert the convertible notes or exercise the warrants to the extent such conversion or exercise would cause such selling stockholder, together with its affiliates, to beneficially own a number of shares of Common Stock which would exceed 4.99% of our then outstanding shares of Common Stock following such conversion or exercise, excluding for purposes of such determination shares of Common Stock issuable upon conversion of the convertible notes which have not been converted and upon exercise of the warrants which have not been exercised. The number of shares in the second column does not reflect this limitation.

(6)	Heights Capital Management, Inc., the authorized agent of Capital Ventures International (“CVI”), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc. may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares.

(7)	Dr. Wade R. Cartwright, the sole officer and shareholder of Wade R. Cartwright MD P.C., may be deemed to have voting and/or dispositive power with respect to the footnoted shares.

(8)	Richard Sands, the chief executive officer of the general partner, may be deemed to have voting and/or dispositive power with respect to the footnoted shares.

(9)	Ernest A. Bartlett, president of the managing member, may be deemed to have voting and/or dispositive power with respect to the footnoted shares.

(10)	Derek Munden and MW Trustees Ltd., trustees, may be deemed to have voting and/or dispositive power with respect to the footnoted shares.

(11)	Double U Master Fund LP is a master fund in a master-feeder structure with B&W Equities, LLC as its general partner. Isaac Winehouse is the manager of B&W Equities, LLC and has ultimate responsibility of trading with respect to Double U Master Fund LP and may be deemed to have voting and/or dispositive power with respect to the footnoted shares. Mr. Winehouse disclaims beneficial ownership of the shares being registered hereunder.

(12)	R. Gerald Bennett, a director of the Company, is the manager of G&S Bennett Limited and may be deemed to have voting and/or dispositive power with respect to the footnoted shares.

(13)	Georgia Stone partnership is an affiliate of Seismic Exchange, Inc. who has entered into a Seismic Volume License Agreement with the Company. Edward R. Grady, as managing member of the partnership, may be deemed to have voting and/or dispositive power with respect to the footnoted shares.

(14)	James Goren, the general partner, may be deemed to have voting and/or dispositive power with respect to the footnoted shares.

(15)	Roger A. Heckert, president, may be deemed to have voting and/or dispositive power with respect to the footnoted shares.

(16)	Gerald T. Harrington, president, may be deemed to have voting and/or dispositive power with respect to the footnoted shares.

(17)	Howard M. Appel, president, may be deemed to have voting and/or dispositive power with respect to the footnoted shares.

(18)	Polygon Investment Partners LLP and Polygon Investment Partners LP (the “Investment Managers”) and Polygon Investments Ltd. (the “Manager”) each has the right to vote and dispose of the securities held by Kings Road Holdings II LLC. Alexander Jackson, Reade Griffith and Paddy Dear control the Investment Managers and the Manager. The Investment Managers, the Manager, Alexander Jackson, Reade Griffith and Paddy Dear disclaim beneficial ownership of the securities held by Kings Road Holdings II LLC.

(19)	Richard F. LaRoche, Jr., the managing partner, may be deemed to have voting and/or dispositive power with respect to the footnoted shares.

(20)	John Shaw, III, president, may be deemed to have voting and/or dispositive power with respect to the footnoted shares.

(21)	Mark Lindsay, proprietor, may be deemed to have voting and/or dispositive power with respect to the footnoted shares.

(22)	Robert McKee, trustee, may be deemed to have voting and/or dispositive power with respect to the footnoted shares.

(23)	Cecilia M. Kershaw, Director, may be deemed to have voting and/or dispositive power with respect to the footnoted shares.

(24)	Maeve Guilbert, the director of Artemis Trustees Limited, the trustee, may be deemed to have voting and/or dispositive power with respect to the footnoted shares.

(25)	Joseph Strubel, portfolio manager of the fund, may be deemed to have voting and/or dispositive power with respect to the footnoted shares.

(26)	Milton H. Dresner, Trustee, may be deemed to have voting and/or dispositive power with respect to the footnoted shares.

(27)	Keith A. Goodman, Manager of General Partner, may be deemed to have voting and/or dispositive power with respect to the footnoted shares.

(28)	Omicron Capital, L.P., a Delaware limited partnership (“Omicron Capital”), serves as investment manager to Omicron Master Trust, a trust formed under the laws of Bermuda (“Omicron”), Omicron Capital, Inc., a Delaware corporation (“OCI”), serves as general partner of Omicron Capital, and Winchester Global Trust Company Limited (“Winchester”) serves as the trustee of Omicron. By reason of such relationships, Omicron Capital and OCI may be deemed to share dispositive power over the shares of our common stock owned by Omicron, and Winchester may be deemed to share voting and dispositive power over the shares of our common stock owned by Omicron. Omicron Capital, OCI and Winchester disclaim beneficial ownership of such shares of our common stock. As of the date of this post-effective amendment, Mr. Olivier H. Morali, an officer of OCI, and Mr. Bruce T. Bernstein, a consultant to OCI, have delegated authority from the board of directors of OCI regarding the portfolio management decisions with respect to the shares of our common stock owned by Omicron. By reason of such delegated authority, Messrs. Morali and Bernstein may be deemed to share dispositive power over the shares of our common stock owned by Omicron. Messrs. Morali and Bernstein disclaim beneficial ownership of such shares of our common stock and neither of such persons has any legal right to maintain such delegated authority. No other person has sole or shared voting or dispositive power with respect to the shares of our common stock being offered by Omicron, as those terms are used for purposes under Regulation 13D-G of the Exchange Act, as amended. Omicron and Winchester are not “affiliates” of one another, as that term is used for purposes of the Exchange Act or of any other person named in this prospectus as a selling stockholder. No person or “group” (as that term is used in Section 13(d) or Regulation 13D-G of the Exchange Act) controls Omicron and Winchester.

(29)	Paradigm Asset Holdings, Inc. is controlled by Nat Turner and Steve Scott, who may be deemed to have voting and/or power with respect to the footnoted shares. Nat Turner and Steve Scott also control Paradigm Strategic Exploration, LLC, which provides consulting services under a consulting agreement with the Company.

(30)	Ramius Capital Group, L.L.C. (“Ramius Capital”) is the investment adviser of Portside Growth and Opportunity Fund (“Portside”) and consequently has voting control and investment discretion over securities held by Portside. Ramius Capital disclaims beneficial ownership of the shares held by Portside. Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss and Jeffrey M. Solomon are the sole managing members of C4S & Co., L.L.C., the sole managing member of Ramius Capital. As a result, Messrs. Cohen, Stark, Strauss and Solomon may be considered beneficial owners of any shares deemed to be beneficially owned by Ramius Capital. Messrs. Cohen, Stark, Strauss and Solomon disclaim beneficial ownership of these shares.

An affiliate of Ramius Capital is a NASD member. However, this affiliate will not sell any shares purchased in this offering by Portside and will receive no compensation whatsoever in connection with sales of shares purchased in this transaction.

(31)	Mindy Belz, Trustee, may be deemed to have voting and/or dispositive power with respect to the footnoted shares.

(32)	RHP Master Fund, Ltd is a party to an investment management agreement with Rock Hill Investment Management, L.P., a limited partnership of which the general partner is RHP General Partner, LLC. Pursuant to such agreement, Rock Hill Investment Management directs the voting and disposition of shares owned by RHP Master Fund. Messrs. Wayne Bloch and Peter Lockhart own all of the interests in RHP General Partner. The aforementioned entities and individuals disclaim beneficial ownership of the Company’s common stock owned by the RHP Master Fund.

(33)	Rockmore Capital, LLC (“Rockmore Capital”) and Rockmore Partners, LLC (“Rockmore Partners”), each a limited liability company formed under the laws of the State of Delaware, serve as the investment manager and general partner, respectively, to Rockmore Investments (US) LP, a Delaware limited partnership, which invests all of its assets through Rockmore Investment Master Fund Ltd., an exempted company formed under the laws of Bermuda (“Rockmore Master Fund”). By reason of such relationships, Rockmore Capital and Rockmore Partners may be deemed to share dispositive power over the shares of our common stock owned by Rockmore Master Fund. Rockmore Capital and Rockmore Partners disclaim beneficial ownership of such shares of our common stock. Rockmore Partners has delegated authority to Rockmore Capital regarding the portfolio management decisions with respect to the shares of common stock owned by Rockmore Master Fund and, as of September 17th, 2006, Mr. Bruce T. Bernstein and Mr. Brian Daly, as officers of Rockmore Capital, are responsible for the portfolio management decisions of the shares of common stock owned by Rockmore Master Fund. By reason of such authority, Messrs. Bernstein and Daly may be deemed to share dispositive power over the shares of our common stock owned by Rockmore Master Fund. Messrs. Bernstein and Daly disclaim beneficial ownership of such shares of our common stock and neither of such persons has any legal right to maintain such authority. No other person has sole or shared voting or dispositive power with respect to the shares of our common stock as those terms are used for purposes under Regulation 13D-G of the Exchange Act. No person or “group” (as that term is used in Section 13(d) or Regulation 13D-G of the Exchange Act controls Rockmore Master Fund.

(34)	Rosalind Elaine Hamburg, Trustee, may be deemed to have voting and/or dispositive power with respect to the footnoted shares.

(35)	Ben T. Morris, the chief executive officer, may be deemed to have voting and/or dispositive power with respect to the footnoted shares. Additionally, Don A. Sanders, chairman of the executive committee, may also be deemed to have voting and/or dispositive power with respect to the footnoted shares.

(36)	John S. Lemak, the general partner, may be deemed to have voting and/or dispositive power with respect to the footnoted shares.

(37)	Michael A. Roth and Brian T. Stark have voting and dispositive power over all of the shares held by SF Capital Partners Ltd. Messrs. Roth and Stark disclaim beneficial ownership of the shares held by SF Capital Partners.

(38)	Shawn Kimel, president of K2 GenPar, Inc., the general partner, may be deemed to have voting and/or dispositive power with respect to the footnoted shares.

(39)	Scott Cook, the managing member of Trident Management, LLC, the general partner, may be deemed to have voting and/or dispositive power with respect to the footnoted shares.

(40)	Michael Marcus, President, may be deemed to have voting and/or dispositive power with respect to the footnoted shares.

(41)	Joseph Safina, President, may be deemed to have voting and/or dispositive power with respect to the footnoted shares.

(42)	Arthur Jones, Jennifer Kelly and Derek Wood, the principals of Whalehaven Capital Fund Limited, may be deemed to have voting and/or dispositive power with respect to the footnoted shares.
DESCRIPTION OF CAPITAL STOCK
General
      The following description of our capital stock, certificate of incorporation and bylaws is only a summary. For more complete information, you should refer to our certificate of incorporation and bylaws, which we have filed with the Commission and incorporated by reference as exhibits to the registration statement of which this prospectus is a part. In addition, you should refer to the general corporation laws of Delaware, which also govern our structure, management and activities.

      As of November 10, 2006, our authorized capital stock consisted of:

•	300,000,000 shares of common stock, par value $.001 per share, of which 84,539,535 were outstanding and held by approximately 135 holders of record; and

•	5,000,000 shares of preferred stock, par value $.001 per share, of which 510,463 were outstanding and held by approximately 47 holders of record.

      All issued and outstanding shares of Common Stock are fully paid and nonassessable, and any additional shares of Common Stock that we issue will be fully paid and nonassessable.
Dividend Rights
      Each share of common stock is entitled to have equal rights of participation in (i) any dividends, when and as they may be declared, which are payable in respect of the common stock, and (ii) assets of Cygnus which may be distributable in respect of the common stock upon the liquidation of Cygnus.
Voting Rights
      The holders of common stock have full voting rights on all matters requiring stockholder action, with each share of common stock entitled to one vote. Cumulative voting in the election of directors or otherwise is expressly prohibited.
Preemptive Rights
      No stockholder has any preemptive right to subscribe to an additional issue of stock or to any security convertible into such stock, but such shares of stock or other securities convertible into stock may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it deems advisable.
Preferred Stock
      Our certificate of incorporation authorizes the issuance of 5,000,000 shares of preferred stock with such designations, rights and preferences as may be determined from time to time by our board of directors. There are currently 510,463 shares of Series A Convertible Preferred Stock outstanding. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of common stock. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any additional shares of preferred stock, we cannot assure you that we will not do so in the future.
      In the second quarter of 2005 we completed two concurrent offerings of units comprised of shares of our Series A Convertible Preferred Stock and warrants. Each unit was comprised of one share of our Series A Convertible Preferred Stock and one warrant and was sold for a purchase price of $11.00 per unit. We sold 710,063 units for aggregate gross proceeds of $7,810,693 in the offerings.
      Each share of our Series A Convertible Preferred Stock is initially convertible into ten shares of our common stock at an initial conversion price of $1.10 per share. Holders of our Series A Convertible Preferred Stock are entitled to receive dividends at the rate of 8% per annum, provided, however, that at the option of the holder, such dividends shall be payable in kind at the rate of 12% per annum by issuance of shares of our common stock having a fair market value equal to the amount of the dividend. Our Series A Convertible Preferred Stock is convertible at any time at the discretion of the holder, and is subject to mandatory conversion in the event that: (i) there is an effective registration statement covering the public sale of the shares of our common stock underlying the Series A Convertible Preferred Stock;

and (ii) the volume weighted average closing price per share of our common stock for 20 consecutive trading days is equal to or greater than 150% of the conversion price.
      Each warrant is exercisable at an initial exercise price of $1.50 per share and terminates three years after the date of issuance. The warrants are subject to a call provision that provides that if the volume weighted average closing price per share of our common stock for 20 consecutive trading days following the effectiveness of the registration of the shares underlying the warrants is equal to or greater than 150% of the then applicable exercise price, we may call the warrants for surrender 15 business days after we provide written notice to the holders. If the warrants are not exercised during the 15 business day period, they will terminate.
Registration Rights
      Under the terms of a securities purchase agreement among the Company and several parties that purchased convertible notes and were issued warrants in a private offering which commenced in March 2004, such parties have the right to include some or all of such shares (i) issuable upon the conversion of the notes or (ii) issuable upon exercise of the warrants and any shares issued in respect of such shares, in any registration statement the Company files involving the registering of its securities, subject to certain limitations.
      Under the terms of a Loan Agreement dated March 23, 2004 among the Company and Trident Growth Fund, LP whereby Trident lent funds to the Company in exchange for convertible notes and warrants, Trident has the right to include such shares (i) issuable upon the conversion of the notes or (ii) issuable upon the exercise of the warrants and any shares issued in respect of such shares, in any registration statement that the Company files involving the registration of its securities. Failure of the Company to include Trident’s shares in a registration statement affords Trident a demand right of registration for its shares and failure to file upon demand subjects the Company to certain penalties.
      Under the terms of a securities purchase agreement dated July 19, 2004 between the Company and Altafin B.V. (“Altafin”) in which Altafin purchased common stock and was issued warrants in a private offering, Altafin has the right to include some or all of such shares (i) issuable upon conversion of the note or (ii) issuable upon exercise of the warrants and any shares issued in respect of such shares, in any registration statement that the Company files involving the registering of its securities, subject to certain limitations.
      Under the terms of a securities purchase agreement among the Company and several stockholders that purchased shares of the Company’s common stock in a private offering completed in February 2005, such stockholders have the right to include some or all of such shares, and any shares issued in respect of such shares in any registration statement that the Company files involving the registration of its securities subject to certain restrictions.
      Under the terms of a February 2005 offering among the Company and several stockholders that purchased Series A stock and a warrant in a private placement, the Company shall use its reasonable best efforts to prepare and file with the Securities Exchange Commission a registration statement within 60 days of the date the offering is completed. The Company is further obligated to cause the registration statement to be declared effective within 150 days of the date the offering is completed. If a stockholder decides not to include its shares in said registration statement, such stockholder continues to have the right to include any of its shares in any subsequent registration statement(s) filed by the Company with respect to offerings of its securities. If the Company fails to meet either the filing or the effectiveness deadlines, the Company is subject to certain liquidated damages as described in the underlying agreements.
      Under the terms of securities purchase agreements among the Company and several stockholders that purchased common stock and warrants exercisable for common stock in a private offering which commenced in July 2005, such stockholders have one of the following rights to registration:

(i)	the Company shall use its reasonable best efforts to prepare and file with the Securities and Exchange Commission a registration statement within 60 days of the date the offering is completed. The Company is further obligated to cause the registration statement to be declared effective within 150 days of the date the offering is completed. If the stockholder decides not to include its shares in said registration statement, such stockholder continues to have the right to include any of the shares in any subsequent registration statement(s) filed by the Company with respect to offerings of its securities. In the event that the Company fails to meet either the filing or the effectiveness deadlines, the Company shall become subject to certain liquidated damages as described in the underlying agreements; or

(ii)	the stockholder shall have the right to include some or all of the shares in any registration statement the Company files involving the registration of its securities, subject to certain limitations.

      Under the terms of two separate warrants issued by the Company to John Shaw and Legend, such parties have the right to include some or all of such shares issuable upon exercise of their respective warrants, and any shares issued in respect of such shares, in any registration statement that the Company files involving the registration of its securities, subject to certain limitations.
      Under the terms of a convertible note issued by Maverick Woodruff County, LLC, the holder has been granted the right to convert such note into shares of the Company’s common stock and the Company has further agreed to issue common stock purchase warrants to the holder. The shares (i) issuable upon the conversion of the note or (ii) issuable upon the exercise of the warrants and any shares issued in respect of such shares, in any registration statement the Company files involving the registration of its securities, subject to certain limitations.
      Under the terms of a registration rights agreement among the Company and certain parties that purchased convertible notes and were issued Series A and Series B warrants, the Company is obligated to prepare and file on or before the date that is 45 days following the effectiveness of the registration rights agreement, a registration statement covering the resale of the shares underlying the convertible notes and the warrants. The registration rights agreement further provides that the Company is obligated to use commercially reasonable best efforts to obtain effectiveness of such registration statement as soon as reasonably practicable, but no later than the date that is 120 days following the effectiveness of the registration rights agreement. In the event that the Company fails to meet either the filing or the effectiveness deadlines, the Company shall become subject to certain liquidated damages as described in the registration rights agreement.
      Under the terms of an assignment and transfer agreement among the Company and Paradigm Asset Holdings, Inc. and Paradigm Strategic Exploration, the Company issued a warrant to Paradigm and shares to Paradigm and Georgia Stone Partnership, a designee of Seismic Exchange, Inc.. The Company is obligated to use its reasonable best efforts to prepare and file with the Securities and Exchange Commission, within 60 days of the date the shares are issued, a registration statement under the Securities Act of 1933 to permit the public sale of the shares. The Company is further obligated to cause the registration statement to be declared effective within 150 days of the date the shares are issued, except that if the Company has a registration statement pending with the Securities and Exchange Commission during this period, the Company may without penalty suspend filing of the registration statement until such time the pending registration statement is approved.

Registration Rights Penalties
      The Company has recorded a liability of $2,416,769 in their financial statements of the penalties incurred with respect to registration rights granted in certain offerings.

Transfer Agent and Registrar
      The transfer agent and registrar for our common stock is Stocktrans, Inc.
Anti-Takeover Effects of Certificate, Bylaws, Stockholder Rights Plan and Delaware Law
      General. Our certificate of incorporation and bylaws contain provisions that are designed in part to make it more difficult and time-consuming for a person to obtain control of our company. The provisions of our certificate of incorporation and bylaws reduce the vulnerability of our company to an unsolicited takeover proposal. These provisions may also have an adverse effect on the ability of stockholders to influence the governance of our company. We have summarized the provisions of our certificate of incorporation and bylaws below, but you should read our certificate of incorporation and bylaws in their entirety for a complete description of the rights of holders of our common stock.
      No Stockholder Action by Written Consent. Under Delaware law, unless a corporation’s certificate of incorporation specifies otherwise, any action that could be taken at an annual or special meeting of stockholders may be taken without a meeting and without notice to or a vote of other stockholders if a consent in writing is signed by holders of outstanding stock having voting power sufficient to take such action at a meeting at which all outstanding shares were present and voted. Our certificate of incorporation provides that stockholder action may be taken only at an annual or special meeting of stockholders. As a result, our stockholders may not act upon any matter except at a duly called meeting.
      Advance Notice of Stockholder Nominations and Stockholder Business. Our stockholders may nominate a person for election as a director or bring other business before a stockholder meeting only if written notice of an intent to do so is given at a specified time in advance of the meeting.
      Delaware Business Combination Statute. Section 203 of the Delaware General Corporation Law provides that, subject to specified exceptions, an “interested stockholder” of a Delaware corporation may not engage in any “business combination,” including general mergers or consolidations or acquisitions of additional shares of the corporation, with the corporation for a three-year period following the time that such stockholder becomes an interested stockholder unless:

•	before such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an “interested stockholder,” the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding specified shares; or

•	on or after such time, the business combination is approved by the board of directors of the corporation and authorized not by written consent, but at an annual or special meeting of stockholders, by the affirmative vote of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder.
      Under Section 203, the restrictions described above also do not apply to specified business combinations proposed by an interested stockholder following the announcement or notification of a transaction specified in Section 203 and involving the corporation and a person who:

•	had not been an interested stockholder during the previous three years; or

•	became an interested stockholder with the approval of a majority of the corporation’s directors, if such transaction is approved or not opposed by a majority of the directors who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors.
      Except as otherwise specified in Section 203, an “interested stockholder” is defined to include:

•	any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately before the date of determination; and

•	the affiliates and associates of any such person.

      Under some circumstances, Section 203 makes it more difficult for an interested stockholder to effect various business combinations with a corporation for a three-year period.
Indemnification of Directors and Officers
      Our certificate of incorporation provides for indemnification of directors and officers under the circumstances and to the full extent permitted by Delaware law.
SHARES ELIGIBLE FOR FUTURE SALE
      Before this offering, there has been no liquid trading market for our common stock and we cannot assure you that a liquid trading market for our common stock will develop or be sustained after this offering. Future sales of substantial amounts of our common stock in the public market following this offering, or the anticipation of those sales, could adversely affect market prices prevailing from time to time and could impair our ability to raise capital by the sale of our equity securities.
      Upon completion of this offering, we will have outstanding 188,302,333 shares of common stock, after giving effect to the conversion of all outstanding shares of our convertible notes, convertible preferred stock and exercise of warrants into 79,552,877 shares of common stock concurrently with the completion of this offering.
      All of the 104,843,798 shares sold in this offering will be freely tradable without restriction unless purchased by our “affiliates,” as that term is defined in Rule 144 under the Securities Act. Following this offering, there will be no “restricted securities” under Rule 144 outstanding. Restricted securities may be sold in the public market only if registered or if they qualify for an exemption from registration under Rules 144 or 701 under the Securities Act. These rules are summarized below.
Rule 144
      In general, under Rule 144, beginning 90 days after the date of this prospectus, a person who has beneficially owned shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of:

•	1% of the number of shares of common stock then outstanding, which will equal approximately 1,883,023 shares immediately after the completion of this offering; or

•	the average weekly trading volume of the common stock on the NASDAQ National Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.
      Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us.
Rule 144(k)
      Shares of our common stock eligible for sale under Rule 144(k) may be sold immediately after the completion of this offering. In general, under Rule 144(k), a person may sell shares of common stock acquired from us immediately after the completion of this offering, without regard to manner of sale, notice, availability of public information or volume, if:

•	the person is not our affiliate and has not been our affiliate at any time during the three months preceding the sale; and

•	the person has beneficially owned the shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate.

Rule 701
      In general, under Rule 701, any of our employees, consultants or advisors who purchased shares from us in connection with a qualified compensatory benefit plan or other written compensation contract is eligible to resell those shares 90 days after the effective date of this offering in reliance on Rule 144, but without compliance with various restrictions, including the holding period, contained in Rule 144.
PLAN OF DISTRIBUTION
      We are registering outstanding shares of common stock and shares of common stock issuable upon conversion of the convertible preferred stock, convertible notes and upon exercise of the warrants to permit the resale of such shares from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.
      The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.
      If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

      The selling stockholders may pledge or grant a security interest in some or all of the convertible notes or warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
      The selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any underwriter, broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.
      Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
      There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.
      The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.
      We will pay all expenses of the registration of the shares of common stock, estimated to be $260,000 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements, or we may be entitled to contribution.
      Once sold under the shelf registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.
LEGAL MATTERS
      The validity of the common stock offered hereby will be passed on for us by Winstead Sechrest & Minick P.C., Houston, Texas.

EXPERTS
      The consolidated financial statements of the Company appearing in this prospectus and registration statement have been audited by L J Soldinger Associates LLC, independent auditors, to the extent indicated in their reports thereon also appearing elsewhere herein and in the registration statement. Such consolidated financial statements have been included herein in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
      The information included in this prospectus regarding estimated quantities of proved reserves and valuations is based, in part, on estimates of the proved reserves and present values of proved reserves of the Company as of December 31, 2005, and prepared by or derived from estimates prepared by PGH Engineers, Inc., independent petroleum engineers. These estimates are included in this prospectus in reliance upon the authority of the firm as experts in these matters.

FINANCIAL STATEMENT
      On May 23, 2006 the Company effected a name change from its prior name, Touchstone Resources USA, Inc., to its current name, Cygnus Oil and Gas, Inc. and has also recently changed the name of several of its subsidiaries to reflect this new name. The following Notes to Consolidated Financial Statements, as well as the notes that accompany the other financial statements contained herein, are historical and reflect the Company’s and its subsidiaries’ prior name throughout.

F-i

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Stockholders
Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
Houston, Texas
      We have audited the accompanying consolidated balance sheets of Cygnus Oil and Gas Corporation (formerly Touchstone Resources USA, Inc.) (a development stage entity) as of December 31, 2005 and 2004, and the related consolidated statements of operations, stockholders’ equity and cash flows for the years then ended and the period March 5, 2001 (date of inception) through December 31, 2005. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
      We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cygnus Oil and Gas Corporation (formerly Touchstone Resources USA,) Inc. as of December 31, 2005 and 2004, and the results of its operations, changes in stockholders’ equity and its cash flows for the years then ended and the period March 5, 2001 (date of inception) through December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.
      The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has incurred net losses since inception and as of December 31, 2005, had a working capital deficiency of $1,657,345 and a net loss in 2005 of $16,406,818. Also as described in Note 3 to the financial statements, the Company does not currently have sufficient funds to execute its business plan. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding those matters are also describe in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

L J SOLDINGER ASSOCIATES, LLC
Deer Park, Illinois
March 24, 2006

Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
(A Development Stage Entity)
Consolidated Balance Sheets

	December 31,

	2005	2004

ASSETS
Current assets
Cash and cash equivalents	$4,632,988	$594,182
Restricted cash	—	81,133
Restricted cash — joint interest	382,525	1,058,620
Accounts receivable	159,559	—
Accounts receivable — joint interest	1,075,746	2,945,421
Accounts receivable — joint interest related party	492,988	3,354,468
Notes and interest receivable	30,371	66,559
Due from related party	359,559	188,588
Prepaid expenses and advances to operators	1,547,671	1,593,079

Total current assets	8,681,407	9,882,050
Oil and gas properties using successful efforts:
Developed oil and gas interests net	3,507,316	—
Undeveloped	4,125,578	4,763,311
Investment in limited partnerships and liability companies	54,141	5,458,698
Fixed assets, net	66,360	50,958
Deposits	30,149	30,149

	$16,464,951	$20,185,166

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable and accrued expenses	$4,392,582	$854,798
Accounts payable — joint interest	2,412,060	8,224,332
Notes payable	369,105	618,223
Notes payable — related party	115,005	216,541
Limited partnership subscriptions payable	—	200,000
Convertible debenture, net	3,050,000	1,080,287

Total current liabilities	10,338,752	11,194,181

Note payable and convertible debentures, net — noncurrent	1,534,660	3,210,652

Total liabilities	11,873,412	14,404,833

Commitment and contingencies
Minority interest	—	3,078,820
Stockholders’ equity
Preferred stock; $.001 par value; authorized — 5,000,000 shares; shares issued and outstanding — 710,063 shares at 2005 and 0 at December 31, 2004		—
Liquidation preference: $8,276,520	710
Common stock; $.001 par value; authorized — 150,000,000 shares; 63,982,329 and 59,919,053 shares issued and outstanding and 6,763,333 and 364,476 issuable at 2005 and 2004	70,746	60,284
Additional paid-in capital	36,607,833	18,338,761
Discount on common stock from stock split	—	—
Deferred compensation	—	(16,600)
Deficit accumulated during the development stage	(32,087,750)	(15,680,932)

Total stockholders’ equity	4,591,539	2,701,513

	$16,464,951	$20,185,166

The accompanying notes are an integral part of these consolidated financial statements.

Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
(A Development Stage Entity)
Consolidated Statements of Operations

	For the Years Ended		March 5, 2001
	December 31,		(Inception) to
			December 31,
	2005	2004	2005

Operator revenues	$488,532	$200,809	$689,341

Expenses:
Exploration expenses	106,359	1,501,398	1,607,757
Operating expenses	312,918	—	312,918
Impairment of oil and gas properties	1,752,272	175,820	1,928,092
Impairment of goodwill — related party	—	657,914	657,914
Bad debt expense — related party	136,607	—	136,607
Bad debt expense	25,000	15,454	40,454
Depletion and depreciation	180,975	—	180,975
General and administrative	3,506,016	2,313,742	5,899,139

Total expenses	6,020,147	4,664,328	10,763,856

Loss from operations	(5,531,615)	(4,463,519)	(10,074,515)

Other (income) expense
Loss from limited partnerships and limited liability companies	5,120,552	3,506,244	8,626,796
Impairment of equity investment	—	139,502	139,502
Interest income	(29,630)	(8,805)	(38,435)
Interest expense	1,939,590	7,961,951	9,907,788
Other income	(273,987)	—	(273,987)
Registration rights penalty	1,698,913	—	1,698,913

Total other expense	8,455,438	11,598,892	20,060,577

Loss before minority interest and pre-acquisition losses	(13,987,053)	(16,062,411)	(30,135,092)

Addback:
Minority interest	302,082	255,792	557,874
Pre-acquisition losses	—	211,315	211,315

Total minority and pre-acquisition losses	302,082	467,107	769,189

Net loss	$(13,684,971)	$(15,595,304)	$(29,365,903)
Preferred dividend on Series A	(2,721,847)	—	(2,721,847)

Net loss to common shareholders	$(16,406,818)	$(15,595,304)	$(32,087,750)

Net loss per common share — basic and diluted	$(0.26)	$(0.20)	$(0.27)

Weighted average number of common shares outstanding — basic and diluted	63,297,308	79,396,172	119,711,144

The accompanying notes are an integral part of these consolidated financial statements.

Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
(A Development Stage Entity)
Consolidated Statements of Stockholders’ Equity (Deficit)

								Deficit
			Preferred Stock-			Discount on		Accumulated
	Common Stock		Series A		Additional	Common		During the	Total
					Paid-In	Stock from	Deferred	Development	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Stock Split	Compensation	Stage	Equity (Deficit)

Balance at March 5, 2001 (Date of Inception)	—	$—	—	$—	$—	$—	$—	$—	$—
Issuance of founders’ shares for services at $0.00004 per share in March 2001	58,125,000	58,125	—	—	—	(55,800)	—	—	2,325
Issuance of common stock for services from a director at $0.00004 per share in May 2001	83,125,000	83,125	—	—	—	(79,800)	—	—	3,325
Issuance of stock for cash at $0.002 per share during June through December 2001, net of costs	25,525,000	25,525	—	—	—	15,525	—	—	41,050
Net loss	—	—	—	—	—	—	—	(18,518)	(18,518)

Balance at December 31, 2001	166,775,000	166,775	—	—	—	(120,075)	—	(18,518)	28,182

Net loss	—	—	—	—	—	—	—	(25,026)	(25,026)

Balance at December 31, 2002	166,775,000	166,775	—	—	—	(120,075)	—	(43,544)	3,156

Net loss	—	—	—	—	—	—	—	(42,084)	(42,084)

Balance at December 31, 2003	166,775,000	$166,775	—	$—	$—	$(120,075)	$—	$(85,628)	$(38,928)

Shares purchased on March 15, 2004 and cancelled in July 2004	(116,775,000)	(116,775)	—	—	116,775	—	—	—	—
Reclassification of discount on common stock	—	—	—	—	(120,075)	120,075	—	—	—
Shares cancelled by officer in March 2004	(7,380,000)	(7,380)	—	—	—	—	—	—	(7,380)
Legal fees related to acquisition	—	—	—	—	(13,618)	—	—	—	(13,618)
Capital contributed by officer of Company in March 2004	—	—	—	—	15,000	—	—	—	15,000
Issuance of common stock for acquisition of LS Gas, LLC in March 2004	100,000	100	—	0	1,000	—	—	0	1,100
Issuance of common stock for acquisition of Touchstone Texas in March 2004	7,000,000	7,000	—	—	70,000	—	—	—	77,000
Issuance of common stock for advisory fee related to the acquisition of Touchstone Texas in March 2004	280,000	280	—	—	2,800	—	—	—	3,080
Issuance of warrants to Trident in March 2004	—	—	—	—	1,175	—	—	—	1,175
Issuance of common stock upon conversion of debt in June and July 2004	6,899,053	6,899	—	—	6,892,150	—	—	—	6,899,049
Issuance of warrants in private offering of convertible notes in June and July 2004	—	—	—	—	3,211,400	—	—	—	3,211,400
Beneficial conversion feature of convertible note issued in June and July 2004	—	—	—	—	3,678,600	—	—	—	3,678,600
Beneficial conversion feature of convertible note to Westwood AR in May 2004	—	—	—	—	540,000	—	—	—	540,000
Issuance of common stock for cash at $1.00 per share in July 2004	3,000,000	3,000	—	—	2,997,000	—	—	—	3,000,000
Issuance of common stock for services at $1.24 in July 2004	20,000	20	—	—	24,780	—	(24,800)	—	—
Offering costs on private offering	—	—	—	—	(150,000)	—	—	—	(150,000
Issuance of common stock for cash in November 2004	99,000	99	—	—	103,851	—	—	—	103,950
Issuance of common stock for cash in December 2004	265,476	266	—	—	278,484	—	—	—	278,750
Offering costs on private offering	—	—	—	—	(38,270)	—	—	—	(38,270
Beneficial conversion feature of convertible note issued in November 2004	—	—	—	—	727,709	—	—	—	727,709
Deferred compensation	—	—	—	—	—	—	8,200	—	8,200
Net loss	—	—	—	—	—	—	—	(15,595,304)	(15,595,304

Balance at December 31, 2004	60,283,529	$60,284	—	$—	$18,338,761	$—	$(16,600)	(15,680,932)	$2,701,513

Issuance of common stock for cash at $1.05 per share in February and March 2005	473,228	473	—	—	496,416	—	—	—	496,889
Issuance of common stock for cash at $.90 per unit in private offering during August through December 2005	8,541,111	8,541	—	—	7,678,460	—	—	—	7,687,001
Issuance of common stock upon conversion of Westwood AR note	1,247,794	1,248	—	—	1,342,160	—	—	—	1,343,408
Offering costs on private offering	—	—	—	—	(644,649)	—	—	—	(644,649)
Issuance of warrants to Trident for extension of Trident Note and waivering of financial covenants and registration rights in March 2005	—	—	—	—	80,000	—	—	—	80,000
Issuance of preferred stock for cash in February, March and April 2005	—	—	710,063	710	7,809,985	—	—	—	7,810,695
Offering costs on preferred stock offering	—	—	—	—	(959,121)	—	—	—	(959,122)
Issuance of common stock for consulting services at $0.83 per share in May 2005	200,000	200	—	—	165,800	—	—	—	166,000
Issuance of warrants to Legend for consulting service in June 2005	—	—	—	—	30,000	—	—	—	30,000
Issuance of warrant to Trident for conversion of DDH II Note in May 2005	—	—	—	—	14,000	—	—	—	14,000
Issuance of warrants to Michael Marcus in connection with the Marcus transaction in October 2005	—	—	—	—	—	—	—	—	—
Preferred stock dividend	—	—	—	—	2,256,021	—	—	(2,721,847)	(465,826)
Deferred compensation	—	—	—	—	—	—	16,600	—	16,600
Net loss	—	—	—	—	—	—	—	(13,684,971)	(13,684,971)

Balance at December 31, 2005	70,745,662	$70,746	710,063	$710	$36,607,833	$—	$—	$(32,087,750)	$4,591,539

The accompanying notes are an integral part of these consolidated financial statements.

Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
(A Development Stage Entity)
Consolidated Statements of Cash Flows

	For the Years Ended
	December 31,		March 5, 2001
			(Inception) to
	2005	2004	December 31, 2005

Cash flows from operating activities
Net loss	$(13,684,971)	$(15,595,304)	$(29,365,903)
Adjustments to reconcile net loss to net cash used in operations
Minority interest and pre-acquisition losses	(302,082)	(467,107)	(769,189)
Depreciation	16,851	11,670	28,521
Depletion	164,124	—	164,124
Impairment of capitalized acquisition and exploration costs	1,752,272	1,624,096	3,376,368
Warrants and stock issued for interest expense	14,000	10,224	24,224
Shares issued for services rendered	166,000	—	171,650
Equity loss in limited partnerships	5,120,552	3,506,244	8,626,796
Amortization of deferred compensation	26,600	8,200	34,800
Amortization of discount on notes payable	1,418,233	7,315,999	8,734,232
Exploration expense applied to prepayments to operator	—	62,499	62,499
Impairment of goodwill	—	657,914	657,914
Bad debt expense	161,607	15,454	177,061
Assignments of units in Knox Gas for conversion of note	60,813	—	60,813
Change in assets and liabilities
(Increase) Decrease in assets
Accounts receivable — joint interest	1,749,514	(3,166,397)	(1,416,883)
Accounts receivable — joint interest related party	2,861,480	(3,313,940)	(452,460)
Restricted cash	758,291	(601,155)	157,136
Prepaid expenses	(13,531)	(46,264)	(60,536)
Other receivables	(24,093)	—	(24,093)
Increase in liabilities
Accounts payable and accrued expenses	(3,521,770)	8,035,815	4,545,292

Net cash used in operating activities	$(3,276,110)	$(1,942,052)	$(5,267,634)

Cash flows from investing activities
Cash acquired from acquisition of wholly-owned subsidiaries and limited partnership interest	—	4,715	4,715
Repayment of note receivable — related party	750,000	21,639	771,639
Notes receivable	13,898	(181,369)	(167,471)
Notes receivable — related party	(750,000)	(54,975)	(804,975)
Purchase of oil and gas interests and drilling costs	(4,261,214)	(2,328,453)	(6,589,667)
Investment in limited partnership interests	(3,425,910)	(8,086,875)	(11,512,785)
Distributions from limited partnerships	422,754	26,385	449,139
Purchase of fixed assets	(32,253)	(26,941)	(59,194)

Net cash used in investing activities	(7,282,725)	(10,625,874)	(17,908,599)

Cash flows from financing activities
Advances from stockholder	—	—	10,000
Repayments to stockholder	—	—	(10,000)
Proceeds from notes payable	—	807,100	807,100
Proceeds from notes payable — related party	—	279,000	279,000
Repayment of notes payable	(105,644)	(5,345,000)	(5,450,644)
Repayment of notes payable — related party	(157,048)	(91,500)	(248,548)
Proceeds from issuance of convertible debt	—	10,990,000	11,090,000
Loan costs	—	(104,000)	(104,000)
Capital contributed by officer	—	15,000	15,000
Minority contributions, net of issuance costs	—	3,325,500	3,325,500
Proceeds from issuance of common stock, net of issuance costs	7,920,252	3,194,430	11,155,732
Proceeds from issuance of preferred stock, net of issuance costs	6,940,081	—	6,940,081

Net cash provided by financing activities	14,597,641	13,070,530	27,809,221

Net increase in cash and cash equivalents	4,038,806	502,604	4,632,988
Cash and cash equivalents at beginning of year	594,182	91,578	—

Cash and cash equivalents, end of year	$4,632,988	594,182	$4,632,988

The accompanying notes are an integral part of these consolidated financial statements.

Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
(A Development Stage Entity)
Notes to Consolidated Financial Statements
NOTE 1 — DESCRIPTION OF BUSINESS
      Cygnus Oil and Gas Corporation, formerly known as Touchstone Resources USA, Inc. (the “Company”) was incorporated under the laws of Delaware on March 5, 2001.
      On March 15, 2004, the Company experienced a change in management when all of its directors and officers resigned from their positions and a new officer and director was appointed. The Company’s new management implemented a new business plan and completed a series of material transactions and the Company became engaged in oil and gas acquisition, exploration, development and producing activities focusing on projects located in Texas, Mississippi, Louisiana, and New Zealand.
      During the third and fourth quarter of 2005, the Company experienced another organizational change when all of its directors and officers resigned and a new board of directors and management team were appointed. The Company’s new management team is currently focusing on oil and gas lease acquisition and exploration activities on projects located in Oklahoma and Arkansas. Effective May 2006 the Company changed its name to Cygnus Oil and Gas Corporation.
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
      The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and have been presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

Consolidated Financial Statements
      The accompanying consolidated financial statements include all of the accounts of Touchstone Resources USA, Inc. and its nine subsidiaries consisting of:

•	Touchstone Resources USA, Inc. (“Touchstone Texas”), a wholly-owned Texas corporation incorporated in May 2000.

•	Touchstone New Zealand, Inc. (“Touchstone New Zealand”), formerly known as Touchstone Awakino, Inc. (“Touchstone Awakino”), a wholly-owned Delaware corporation incorporated in March 2004.

•	Touchstone Louisiana, Inc. (“Touchstone Louisiana”), a wholly-owned Delaware corporation incorporated in March 2004.

•	Touchstone Texas Properties, Inc. (“Touchstone Texas Properties”), formerly known as Touchstone Vicksburg, Inc. (“Touchstone Vicksburg”), a wholly-owned Delaware corporation incorporated in March 2004.

•	Touchstone Oklahoma, LLC (“Touchstone Oklahoma”), formerly known as Touchstone Pierce Exploration, LLC (“Touchstone Pierce”), a wholly-owned Delaware limited liability company formed in June 2004.

•	PF Louisiana, LLC (“PF Louisiana”), a wholly-owned Delaware limited liability company formed in August 2004.

•	Touchstone Mississippi, LLC (“Touchstone Mississippi”), a wholly-owned Delaware limited liability company formed in October 2005.

Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
(A Development Stage Entity)
Notes to Consolidated Financial Statements — (Continued)

•	CE Operating, LLC (“CE Operating”), a wholly-owned Oklahoma limited liability company formed in May 2005.

•	PHT West Pleito Gas, LLC (“PHT West”), a 86% owned Delaware limited liability company formed in 2004.
      Affiliate companies in which the Company directly or indirectly owns more than 50% of the outstanding voting interest are accounted for under the consolidation method of accounting. Under this method, an affiliate company’s results of operations are reflected within the Company’s consolidated statement of operations. All significant intercompany accounts and transactions have been eliminated in consolidation.

Equity Method
      Under the guidance of Emerging Issues Task Force D-46, “Accounting for Limited Partnership Investments” the Company uses the equity method to account for all of its limited partnership and membership interests that represent an ownership interest that exceeds 5% of the applicable entity, but is less than 50% of the applicable entity. Under the equity method of accounting, the Company’s proportionate share of the investees’ net income or loss is included in “Loss from limited partnerships and limited liability companies” in the consolidated statements of operations. Any excess investment is evaluated each reporting period for impairment.

Development Stage Enterprise
      The Company is a Development Stage Enterprise, as defined in Statement of Financial Accounting Standards (“SFAS”) No. 7 “Accounting and Reporting for Development Stage Enterprises.” Under SFAS No. 7, certain additional financial information is required to be included in the financial statements for the period from inception of the Company to the current balance sheet date.

Use of Estimates
      The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
      Management believes that it is reasonably possible that the following material estimates affecting the financial statements could significantly change within the next year: (1) estimates of any proved oil and gas reserves, (2) estimates as to the expected future cash flow from any proved oil and gas properties, and (3) estimates of future dismantlement and restoration costs.
      The Company’s business makes it vulnerable to changes in wellhead prices of crude oil and natural gas. Such prices have been volatile in the past and can be expected to be volatile in the future.
      By definition, proved reserves are based on current oil and gas prices. Price declines reduce the estimated quantity of proved reserves and increase annual amortization expense (which is based on proved reserves).

Oil and Gas Accounting
      The Company uses the successful efforts method of accounting for oil and gas producing activities. Under this method of accounting, all costs associated with oil and gas lease acquisition costs, successful

Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
(A Development Stage Entity)
Notes to Consolidated Financial Statements — (Continued)
exploratory wells and all development wells are capitalized and amortized on a unit-of-production basis over the remaining life of proved reserves on a field basis. Unproved leasehold costs are capitalized pending the results of exploration efforts. Exploration costs, including geological and geophysical expenses, exploratory dry holes and delay rentals, are charged to expense when incurred.
      Capitalized costs of producing oil and gas properties, after considering estimated salvage values, are depreciated and depleted by the unit-of-production method.
      Upon the sale or retirement of a complete unit of a proved property, the cost and related accumulated depreciation, depletion, and amortization are eliminated from the property accounts, and the resultant gain or loss is recognized. Upon the retirement or sale of a partial unit of proved property, the cost is charged to accumulated depreciation, depletion, and amortization with a resulting gain or loss recognized in income.
      On the sale of an entire interest in an unproved property for cash or cash equivalent, gain or loss on the sale is recognized, taking into consideration the amount of any recorded impairment as if the property had been assessed individually. If a partial interest in an unproved property is sold, the amount received is treated as a reduction of the cost of the interest retained.

Impairment of Properties
      The Company reviews its proved properties at the field level when management determines that events or circumstances indicate that the recorded carrying value of the properties may not be recoverable. Such events include a projection of future oil and natural gas reserves that will be produced from a field, the timing of this future production, future costs to produce the oil and natural gas, and future inflation levels. If the carrying amount of an asset exceeds the sum of the undiscounted estimated future net cash flows, the Company recognizes impairment expense equal to the difference between the carrying value and the fair value of the asset, which is estimated to be the expected present value of discounted future net cash flows from proved reserves, utilizing a risk-free rate of return. The Company cannot predict the amount of impairment charges that may be recorded in the future. Unproved leasehold costs are reviewed periodically and a loss is recognized to the extent, if any, that the cost of the property has been impaired.
      Unproved properties are reviewed at least annually for impairment. Impairment of unproved properties is based on such factors as the date of expiration of the Company’s oil and gas leases and the existence of events which may serve to condemn a prospect such as failure of a well.

Revenue Recognition
      Oil and gas revenues are recognized when production is sold to a purchaser at a fixed or determinable price, when delivery has occurred and title has transferred, and if the collection of the revenue is probable. When the Company has an interest in a property with other producers, it uses the sales method of accounting for its oil and gas revenues. Under this method of accounting, revenue is recorded based upon the Company’s physical delivery of oil and gas to its customers, which can be different from its net working interest in field production.
      The Company’s operator division accounts for drilling and management contract revenue in accordance with the term of the underlying drilling or management contract. These contracts generally provide that revenue is earned and recognized on a daily basis for drilling operations and a monthly basis for production operations.

Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
(A Development Stage Entity)
Notes to Consolidated Financial Statements — (Continued)

Capitalized Interest
      The Company’s policy is to capitalize interest on expenditures for significant exploration and development projects while activities are in progress to bring the assets to their intended use. As of December 31, 2005 and 2004, the Company has recorded immaterial amount of capitalized interest.

Segment Information
      Under SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information,” the Company has determined it has one reportable operating segment; which is the acquisition, exploration and development of natural gas and oil properties. The Company’s operations are conducted in two geographic areas as follows:
      Operating revenues for the years ended December 31, 2005 and 2004 by geographical area were as follows:

	December 31,

	2005	2004

United States	$488,532	$200,809
New Zealand		—

	$488,532	$200,809

      Long-lived assets as of December 31, 2005 and 2004 by geographical area were as follows:

	December 31,

	2005	2004

United States	$7,588,456	$10,010,718
New Zealand	164,939	262,249

	$7,753,395	$10,272,967

Cash and Cash Equivalents
      Cash and cash equivalents include cash on hand and investments in money market funds. The Company considers all highly liquid instruments with an original maturity of 90 days or less at the time of purchase to be cash equivalents.

Fixed Assets
      Fixed assets are recorded at cost, less accumulated depreciation and are depreciated using the straight-line method over the estimated useful life of the assets which ranges from five to seven years.

Goodwill
      The Company has adopted Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets,” which addresses the financial accounting and reporting standards for the acquisition of intangible assets outside of a business combination and for goodwill and other intangible assets subsequent to their acquisition. This accounting standard requires that goodwill be separately disclosed from other intangible assets on the balance sheet, and no longer be amortized, but tested for impairment on at least an annual basis. The Company impaired $657,914 of goodwill in 2004.

Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
(A Development Stage Entity)
Notes to Consolidated Financial Statements — (Continued)

Concentrations of Credit Risk
      Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash deposits at financial institutions or unsecured loans. At various times during the year, the Company may exceed the federally insured limits. To mitigate this risk, the Company places its cash deposits only with high credit quality institutions. Management believes the risk of loss is minimal.
RECLASSIFICATION
      For comparability, the 2004 figures have been reclassified where appropriate to conform with the financial statement presentation used in 2005. These reclassifications had no effect on reported net loss.

Financial Instruments
      The carrying value of the convertible notes is recorded at face value less unamortized discounts for beneficial conversion features. Face value is disclosed in Note 13.
      The registration rights agreement associated with the Series A Preferred Stock and related warrants has been determined to be subject to derivative accounting and is recorded at fair value.

Income Taxes
      Income taxes are recorded in the period in which the related transactions have been recognized in the financial statements. Deferred tax assets and liabilities are recorded for expected future tax consequences of loss carryforwards and temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities in the financial statements and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of, or all of, the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Dismantlement, Restoration and Environmental Costs
      The Company follows the guidance of SFAS No. 143, “Accounting for Asset Retirement Obligations” using a cumulative effect approach to recognize transition amounts for asset retirement obligations, asset retirement costs and accumulated depreciation. SFAS No. 143 requires liability recognition for retirement obligations associated with tangible long-lived assets, such as producing well sites, offshore production platforms, and natural gas processing plants. The obligations included within the scope of SFAS No. 143 are those for which a company faces a legal obligation. The initial measurement of the asset retirement obligation is to record a separate liability at its fair value with an offsetting asset retirement cost recorded as an increase to the related property and equipment on the consolidated balance sheet. The asset retirement cost is depreciated using a systematic and rational method similar to that used for the associated property and equipment. As of December 31, 2005, the Company’s liability for retirement obligations was $33,341.

Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
(A Development Stage Entity)
Notes to Consolidated Financial Statements — (Continued)
      Retirement Obligations consist of the following as of December 31:

	2005	2004

Balance as of January 1	$—	$—
Cumulative effect of change in accounting principle	—	—
Additional liabilities incurred(1)	33,341	—
Liabilities settled	—	—
Accretion expense	—	—
Revision of estimates	—	—

Balance as of December 31	$33,341	$—

(1)	In the fourth quarter of 2005, as discussed more fully in Notes 4 and 8, the Company acquired direct working interests in certain in-development and producing wells in exchange for the Company’s investment ownership in certain limited partnerships and limited liability companies, which prior to that period held those well interests. Upon receiving their direct working interests in those wells, the Company also recorded their proportionate share of the expected future dismantlement and retirement obligations associated with those wells.

Stock-Based Compensation Arrangements
      The Company follows the provisions of SFAS No. 123. As permitted under SFAS No. 123, the Company continues to utilize Accounting Principles Board (“APB”) No. 25 in accounting for its stock-based compensation to employees and directors. Had compensation expense for 2005 and 2004 been determined under the fair value provisions of SFAS No. 123, as amended by SFAS 148, the Company’s net loss to common shareholders and net loss per share would have been as follows:

	2005	2004

Net loss, to common stockholders as reported	$(16,406,818)	$(15,595,304)
Add: Stock-based employee compensation expense included in reported net income determined under APB No. 25, net of related tax effects	—	—
Deduct: Total stock-based employee compensation expense determined under fair-value-based method for all awards, net of related tax effects	(2,453,974)	—

Pro forma net income to common stockholders	$(18,860,792)	$(15,595,304)

Net loss per common share:
Basic and diluted — as reported	$(0.26)	$(0.20)
Basic and diluted — pro forma	$(0.30)	$(0.20)
      The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions for 2005; risk free interest rate of 4.04 — 4.48%; dividend yield of 0%; volatility factors of the expected market price of the Company’s common stock of 47% — 49%; and a weighted-average expected life of the options of 7-10 years.

Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
(A Development Stage Entity)
Notes to Consolidated Financial Statements — (Continued)

Loss Per Share
      Loss per common share is calculated in accordance with SFAS No. 128, “Earnings Per Share.” Basic loss per common share is computed by dividing net loss attributable to common stockholders by the weighted average number of common shares outstanding. Diluted loss per share is computed similarly to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if potentially dilutive common shares had been issued and if the additional common shares were dilutive. Shares associated with stock options, warrants and convertible preferred stock and debt are not included because their inclusion would be antidilutive (i.e., reduce the net loss per share).
      The number of shares of common stock and the loss per share for the years ended December 31, 2005 and 2004 have been updated to reflect the 25 for 1 stock split effected in March 2004 (see Note 15).
      The common shares potentially issuable arising from these instruments, which were outstanding during the periods presented in the financial statements, consisted of:

	2005	2004

Warrants	16,423,117	5,943,015
Options	5,176,540	—
Convertible debt	3,277,778	4,009,091
Series A convertible preferred stock	7,100,630	—

	31,978,065	9,952,106

Recent Accounting Pronouncements
      In December 2004, accounting standards were revised and now require all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values. The pro forma disclosures previously permitted will no longer be an alternative to financial statement recognition. The new accounting standard is effective for fiscal years beginning after June 15, 2005. The guidance also provides for classifying awards as either liabilities or equity, which impacts when and if the awards must be remeasured to fair value subsequent to the grant date. The Company adopted the new accounting standard effective January 1, 2006.
      The impact of adoption on our reported results of operations for future periods will depend on the level of share-based payments granted in the future. However, had the Company adopted the revised accounting standards in prior periods, the impact of that standard would have approximated the impact as described in the disclosure of pro forma net income and net income per share in the table included in Stock-Based Compensation Arrangements in Note 2 to the Consolidated Financial Statements. Also, benefits of tax deductions in excess of recognized compensation costs to be reported as financing cash flow, rather than as an operating cash flow as required under current literature. This requirement will reduce net operating cash flows and increase net financing cash flows in periods after adoption. The Company believes this reclass will not have a material impact on its Consolidated Statements of Cash Flows.
      On April 4, 2005 the FASB adopted FASB Staff Position (FSP) FSB 19-1 “Accounting for Suspended Well Costs” that amends SFAS 19, “Financial Accounting and Reporting by Oil and Gas Producing Companies,” to permit the continued capitalization of exploratory well costs beyond one year if

Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
(A Development Stage Entity)
Notes to Consolidated Financial Statements — (Continued)
the well found a sufficient quantity of reserves to justify its completion as a producing well and the entity is making sufficient progress assessing the reserves and the economic and operating viability of the project. In accordance with the guidance in the FSP, the Company applied the requirements prospectively in its third quarter of fiscal 2005. The adoption of FSP 19-1 by the Company during the third quarter of 2005 did not have an immediate affect on the consolidated financial statements. However, it could impact the timing of the recognition of expenses for exploratory well costs in future periods. At December 31, 2005, the Company did not have any exploratory wells in process on undeveloped acreage.
      In March 2005, the FASB issued Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations,” which clarifies that an entity is required to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value can be reasonably estimated even though uncertainty exists about the timing and (or) method of settlement. The Company is required to adopt Interpretation No. 47 prior to the end of 2006. The Company is currently assessing the impact of Interpretation No. 47 on its results of operations and financial condition.
      In December 2004, the FASB issued SFAS No. 153 “Exchanges of Nonmonetary Assets” that amends Accounting Principles Board (APB) Opinion No. 29, “Accounting for Nonmonetary Transactions” and Amends FAS 19 “Financial Accounting and Reporting by Oil and Gas Producing Companies”, paragraphs 44 and 47(e). APB No. 29 is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged and SFAS 153 amended ABP 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaced it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. The Company is required to adopt SFAS No. 153 for nonmonetary asset exchanges occurring in the first quarter of 2006 and its adoption is not expected to have a significant effect on the Company’s results of operations or financial condition.
      In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections — a replacement of APB Opinion No. 20 and FASB Statement No. 3 (“Statement 154”). SFAS 154 requires retrospective application to prior periods’ financial statements for changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The implementation of FAS 154 is not expected to have a significant effect on the Company’s results of operations or financial condition.
NOTE 3 — GOING CONCERN
      The Company is in the development stage and has incurred losses since its inception. Also, its current liabilities exceed its current assets and it will need additional cash to fund operations. There are no assurances the Company will receive funding necessary to implement its business plan. This raises substantial doubt about the ability of the Company to continue as a going concern.
      The Company believes that the proceeds that it plans to raise from private offerings of securities and its current and projected revenues from oil and gas operations will be sufficient to fund its operations through December 2006. The Company will need to raise additional funds in the event it locates additional prospects for acquisition, experiences cost overruns at its current prospects, or fails to generate projected revenues.
      The Company’s ability to continue as a going concern is dependent upon the Company raising additional financing on terms desirable to the Company. If the Company is unable to obtain additional funds when they are required or if the funds cannot be obtained on terms favorable to the Company,

Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
(A Development Stage Entity)
Notes to Consolidated Financial Statements — (Continued)
management may be required to delay, scale back or eliminate its well development program or even be required to relinquish its interest in one or more properties or in the extreme situation, cease operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
NOTE 4 — CORPORATE STRUCTURE REORGANIZATION
      Since commencing operation in the oil and gas exploration and development business in March 2004, the Company has acquired a number of interests in oil and gas projects. Most of these interests were acquired by limited liability companies or limited partnerships in which the Company owned an equity interest. Under this structure, the limited liability company or limited partnership, rather than the Company, owned the direct working interest in the prospect.
      This structure had the following effects:

•	As an equity interest owner in most of the limited liability companies and limited partnerships, the Company did not have sole management control over the working interest owned by the limited liability company or limited partnership.

•	When a limited partnership or limited liability company in which the Company owned an equity interest received a request for expenditure, although the Company was only required to pay its proportionate share of such expense, if any of the other partners or members failed to make payment of its proportionate share, the limited partnership or limited liability company would be at risk of losing its entire working interest as a result of the delinquency of a single member or partner. As a result, the Company was exposed to unnecessary risks associated with the financial stability of its partners.

•	The transactions related to the limited liability companies and limited partnerships were accounted for under the equity method of accounting. This resulted in all of the expenses and revenues applicable to each entity being combined into a single line item on the Company statement of operations captioned “Loss (Profit) from Limited Partnerships and Limited Liability Companies)” and all assets being accounted for on the Company balance sheet as “Investments in Limited Partnerships and Liability Companies.” In order to accurately record the forgoing, the Company was dependent on the underlying partnerships and limited liability companies generating timely and accurate financial reports to it.
      During the fourth quarter of 2005, the Company withdrew from a variety of limited partnerships and limited liability companies in which it held an equity interest, executing a settlement agreement with each. This had the effect of converting the Company’s beneficial interests in the properties to working interests. As a result, the relative rights and responsibilities of the Company, its operators and related participants are now governed by joint operating agreements or participation agreements and the Company decides whether to acquire acreage or participate in operations with respect to the drilling, completing, or equipping of wells. In most cases, the Company is also billed directly by the operator for its proportionate share of costs incurred. These exchanges also resulted in a reduction in “Investment in limited partnerships and liability companies” and increased “Undeveloped oil and gas interests, using successful efforts” on the consolidated balance sheets.
      See Note 8 for more details.
      During the fourth quarter of 2005, the Company withdrew from Knox Gas, LLC (“Knox Gas”), a limited liability company in which the Company held 68.18% membership interest (see Note 5) and from

Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
(A Development Stage Entity)
Notes to Consolidated Financial Statements — (Continued)
Knox Miss Partners, LP (“Knox Miss LP”), a limited partnership in which Knox Gas owns 99% of the limited partnership interest, pursuant to a settlement agreement entered into among the Company, Knox Gas, and Knox Miss LP. In return, Knox Miss, LP assigned to Touchstone Mississippi 68.18% of the working interest held by Knox Miss LP in the Mississippi project valued at $1,151,090. In addition, Touchstone Mississippi received total assets of $352,405 and assumed a liability of $10,000, allocated by Knox Gas and Knox Miss LP.
      The Company determined that the corporate structure reorganization was an exchange of nonmonetary assets, to which APB Opinion No. 29, Accounting for Nonmonetary Transactions applies. The exchange was not essentially the culmination of an earning process, and the accounting for the exchange of a nonmonetary asset between the Company and its investee was based on the recorded amount (after reduction, if appropriate, for an indicated impairment of value) of the nonmonetary asset relinquished. Therefore, the reorganization was recorded based on the book value of assets exchanged.
NOTE 5 — BUSINESS COMBINATIONS
      In accordance with Accounting Research Bulletin No. 51 “Consolidated Financial Statements,” the financial operations of the acquired subsidiaries have been reflected in the financial statements as if they had been acquired as of January 1, 2004, with the related pre-acquisition losses being deducted at the bottom of the condensed consolidated statement of operations.

Acquisition of Touchstone Texas
      On March 23, 2004, the Company acquired 100% of the issued and outstanding shares of common stock of Touchstone Texas from Touchstone Resources, Ltd. (“Touchstone Canada”), in consideration for which the Company issued 7,000,000 shares of its common stock to Touchstone Canada. The 7,000,000 shares were valued at $70,000. The purchase price was allocated to the assets and liabilities in accordance with SFAS No. 141 “Business Combinations.” In connection with this acquisition, the Company issued 280,000 shares of its common stock to an investment advisor valued at $2,800. On March 23, 2004, Touchstone Texas had a deficit of $751,724, which consisted of the following components:

Cash	$509,329
Other current assets	188,616
Fixed assets	35,687

Total assets	$733,632

Accounts and notes payable	$1,301,383
Deposits from working interest owners	183,973

Total liabilities	$1,485,356

Net deficit acquired	$(751,724)

      The excess purchase price of $824,524 was recognized as goodwill. Subsequent to March 23, 2004, the Company recorded a post closing acquisition adjustment to the balance of accounts payable of Touchstone Texas assumed by Touchstone Canada at March 23, 2004, as a result of which the goodwill originally recognized was reduced to $657,914.

Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
(A Development Stage Entity)
Notes to Consolidated Financial Statements — (Continued)
      In connection with the acquisition, the original payables of Touchstone Texas were to be assumed by Touchstone Canada. Touchstone Texas was unable to obtain releases from certain of its creditors relating to a portion of the payables assumed by Touchstone Canada. According to Emerging Issues Task Force 02-10, “Determining Whether a Debtor is Legally Released as Primarily Obligor When the Debtor Becomes Secondarily Liable under the Original Obligation”, unless and until a novation agreement (an agreement that is binding on a creditor and modifies the original debt so that the creditor accepts assets or new obligations in satisfaction of the original liability and discharges the original debt agreement with the debtor) exists between the original debtor and the creditor or all requirements for legal defeasance have been met, the creditor has the legal right to pursue the original debtor under the original obligation before it pursues a new debtor. Since Touchstone Texas had not received the releases from certain of its creditors for net liabilities amounting to approximately $752,000 it was still liable for those net liabilities and required to reflect them on its balance sheet. The Company, therefore, recorded an additional amount of net liabilities of $752,000 and increased the goodwill by the same amount. This full amount of goodwill was impaired at December 31, 2004 using a present value technique to measure fair value. In 2005, the Company obtained additional releases from the creditors totaling $95,262. The 2005 releases were recorded as a reduction in accounts payable and an increase in other income.

Acquisition of Knox Gas
      On March 24, 2004 the Company purchased from FEQ Gas, LLC, (“FEQ Gas”), a 75% membership interest in Knox Gas, which owns a 99% limited partnership interest in Knox Miss LP, and a 1% membership interest on Knox Miss, LLC (“Knox Miss LLC”), a Delaware limited liability company and the general partner in Knox Miss LP. The Company agreed to assume FEQ Gas’ obligation to make capital contributions to Knox Gas in the amount of $5 million, which was subsequently reduced pursuant to the August 2004 amendment to the operating agreement described below. As of December 31, 2004 the Company had contributed $2,877,500 to Knox Gas.
      Following is the condensed consolidated balance sheet of Knox Gas and its Knox Miss LP subsidiary on March 24, 2004:

Notes and interest receivable	$32,335
Advance payments to operators	884,191
Unproved oil and gas property	4,079,702
Subscription receivable	4,500,000
Miscellaneous	(83)

Total assets	$9,496,145

Accrued expenses	$41,314
Notes payable	4,504,500
Minority interest	8,151

Total liabilities and minority interest	$4,553,965

Net assets acquired	$4,942,180

      The excess purchase price of Knox Gas in the amount of $57,820 was allocated to unproved oil and gas property.

Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
(A Development Stage Entity)
Notes to Consolidated Financial Statements — (Continued)
      In August 2004, Knox Gas amended its operating agreement to admit a new member which reduced Touchstone’s membership interest in Knox Gas from 75% to 68.18%. The amendment resulted in the new member becoming the sole Class B Member and all other members as Class A Members.
      Knox Gas’ Acquisition of Knox Miss Partners, L.P.
      On February 26, 2004, Knox Gas acquired a 99% limited partnership interest in Knox Miss L.P. and 1% membership interest in Knox Miss LLC from Endeavour International Corporation (“Endeavour”), in consideration of which Knox Gas paid $500,000 in cash and issued a secured promissory note of $4,500,000 to Endeavour.
      The following is the condensed balance sheet of Knox Miss LP on February 26, 2004:

Cash	$3,404
Notes and interest receivable	45,368
Advance payments to operators	905,024
Unproved oil and gas property	2,766,623

Total assets	$3,720,419

Accrued expenses	$23,687
Notes payable	1,250
Minority interest	8,562

Total liabilities and minority interest	$33,499

Net assets acquired	$3,686,920

      The excess purchase price of $1,313,080 was allocated to unproved oil and gas property.
      The following pro forma presentation assumes the Company’s acquisitions of Touchstone Texas and Knox Gas, and Knox Gas’ acquisition of Knox Miss LP took place on January 1, 2004 and shows the pro forma effect on loss from operations. The historical column presents the audited financial information of the Company for the period indicated.

	Year Ended December 31, 2004

	Historical	Pro Forma

Revenue	$200,809	$200,809
Operating expenses	4,664,328	4,664,328
Loss from operations	(4,463,519)	(4,463,519)
Other (income) loss	11,598,892	11,598,892
Net loss before minority interest and pre-acquisition losses	(16,062,411)	(16,062,411)
Minority interest and pre-acquisition losses	467,107	255,792
Net loss to common stockholders	(15,595,304)	(15,806,619)
Net loss per common share — basic and diluted	(0.20)	(0.20)
Weighted average number of common shares outstanding — basic and diluted	79,396,172	79,396,172
      During the fourth quarter of 2005, the Company withdrew as the 68.18% member from Knox Gas. See Note 4.

Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
(A Development Stage Entity)
Notes to Consolidated Financial Statements — (Continued)
NOTE 6 — INCOME TAXES
      Deferred income taxes result from the net tax effects of temporary timing differences between the carrying amounts of assets and liabilities reflected on the financial statements and the amounts recognized for income tax purposes. The tax effects of temporary differences and net operating loss carryforwards that give rise to significant portions of deferred tax assets and liabilities are as follows at December 31:

	2005	2004

Deferred tax asset
Tax benefit arising from net operating loss carryforward	$12,981,000	$8,731,000
Accruals and reserves	671,000	—
Amortization, depreciation and depletion	31,400	—
Deferred compensation	74,400	3,200
Goodwill impairment	260,200	260,200

	14,018,000	8,994,400
Deferred tax liability
Intangible drilling costs	343,800	—
Excess of tax losses for equity investments	—	280,200

	343,800	280,200

Net deferred assets	13,674,200	8,714,200
Less valuation allowance	(13,674,200)	(8,714,200)

Net deferred tax asset	$—	$—

      The income tax expense (benefit) consists of the following:

	December 31,

	2005	2004

Deferred
Federal	$613,400	$(13,800)
State	96,600	(3,000)
Federal and state benefit of net operating loss carryforward	4,250,000	8,710,900

	4,960,000	8,694,100
Less valuation allowance	(4,960,000)	(8,694,100)

Income tax expense	$—	$—

      As of December 31, 2005, the Company had losses which resulted in net operating loss carryforwards for tax purposes amounting to approximately $32,800,000 that may be offset against future taxable income. These NOL carryforwards expire beginning 2018 through 2020. However, these carryforwards may be significantly limited due to changes in the ownership of the Company as a result of future equity offerings.
      Recognition of the benefits of the deferred tax assets and liabilities will require that the Company generate future taxable income. There can be no assurance that the Company will generate any earnings or any specific level of earnings in future years. Therefore, the Company has established a valuation

Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
(A Development Stage Entity)
Notes to Consolidated Financial Statements — (Continued)
allowance for deferred tax assets (net of liabilities) of approximately $13,674,200 and $8,714,200 as of December 31, 2005 and 2004, respectively.
      The following table presents the principal reasons for the difference between the Company’s effective tax rates and the United States federal statutory income tax rate of 35%.

	December 31,

	2005	2004

Federal income tax benefit at statutory rate	$4,895,000	$5,458,300
State income tax benefit (net of effect of federal benefit)	636,400	709,600
Non-deductible expenses	(496,000)	(2,810,600)
Touchstone Texas NOL carryforward	—	5,407,200
Other	(75,400)	(70, 400)
Change in valuation allowance	(4,960,000)	(8,694,100)

Income tax benefit	$—	$—

Effective income tax rate	0%	0%

NOTE 7 — DUE FROM RELATED PARTY
      As of December 31, 2005, Touchstone Mississippi, Touchstone New Zealand, and Touchstone Louisiana had receivables of $95,167, $30,011, and $171,452 due from Knox Miss LP, Awakino South, and LSP, respectively, as a result of the corporate structure reorganization (see Note 4).
      As of December 31, 2004, the Company had advanced $50,975 to PHT Vicksburg and $35,000 to Touchstone Canada, respectively. Mark Bush, the president of Touchstone Canada served as the president of Touchstone Texas until his resignation on June 2, 2004. In addition, the Company was owed $101,607 (approximately $752,000 less an impairment of $650,393) from Touchstone Canada for payment of accounts payable, which Touchstone Canada had agreed to assume prior to the Company’s acquisition of Touchstone Texas. During 2005,the Company recorded an additional impairment of $136,607.
NOTE 8 — OIL AND GAS PROSPECT AND OPERATIONS

Fayetteville Prospect
      In October 2005, the Company entered into an Exploration and Development Agreement with two industry partners to acquire acreage for development in Northern Arkansas. Under the agreement, the Company owns forty-five percent (45%) of the leasehold acquired and bears forty-five percent (45%) of the costs attributable thereto. Pursuant to this Agreement, as of December 31, 2005, the Company has acquired leases in the total amount of $1,846,893. The Company also prepaid the operator $1,172,511 for future leasehold acquisition and drilling costs as of December 31, 2005. During the first quarter of 2006, the Company made total payments of $6,853,202 to the operator for its share of the lease acquisition, exploration and drilling costs incurred on the project. The initial test well for the prospect was commenced in March 2006, and the Company bears forty-five percent (45%) of the costs of drilling, completing, testing and equipping the well.

Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
(A Development Stage Entity)
Notes to Consolidated Financial Statements — (Continued)

Touchstone Oklahoma, LLC
      On June 28, 2004, the Company formed Touchstone Pierce Exploration, LLC as the sole managing member. Pursuant to the operating agreement of Touchstone Pierce, the Company may be called upon from time to time for contributions so as to meet the reasonable capital requirements of Touchstone Pierce.
      In July 2004, Touchstone Pierce acquired an option to purchase various leases on the Pierce Ranch in Matagorda County, Texas from South Oil, Inc. (“South Oil”). As of December 31, 2004, the Company had cancelled its option and recorded an impairment charge of $42,500.
      At the discretion of the Company, the managing member of Touchstone Pierce, available cash will be distributed based on the value of aggregate capital contributions.
      During 2005, the Company changed the name of “Touchstone Pierce Exploration, LLC” into “Touchstone Oklahoma, LLC”.
      On August 31, 2005, Touchstone Oklahoma, entered into a farmout agreement with Checotah Exploration, LP. Touchstone Oklahoma acquired approximately 10,600 net mineral acres in McIntosh County, Oklahoma for $350,000. The agreement calls for the drilling of two test wells in which Touchstone Oklahoma will be responsible for the first $1,000,000 in costs; after which the costs of drilling will be split equally between Touchstone Oklahoma and Checotah Exploration, LP. Upon successful completion of the two test wells (“additional wells”), Touchstone Oklahoma will earn a 25% working interest in and to the farmout acreage. After completion of the two test wells, Touchstone Oklahoma has the right to drill two or more test wells in which Touchstone Oklahoma will be responsible for the first $1,000,000 in costs; after which the costs of drilling will be split equally between Touchstone Oklahoma and Checotah Exploration, LP. Upon successful completion of the additional wells, Touchstone Oklahoma will earn an additional 25% working interest in and to the farmout acreage (cumulative working interest of 50%).

CE Operating, LLC
      In September 2005, the Company acquired one hundred percent (100%) of the membership interest of CE Operating, LLC, a qualified Oklahoma oil and gas operator, from Austex Production Company, LLC for $8,000. CE Operating purchased two certificates of deposit in the amount of twenty-five thousand dollars ($25,000) to back letters of credit required by governmental authorities of the State of Oklahoma, which haven’t been drawn as of December 31, 2005. The Company serves as the sole and managing member.

Touchstone Mississippi
      During 2002, Knox Miss LP entered into exploration agreements (“Exploration Agreements”) with SKH Exploration, Inc. and SKH Energy Partners II, LP (collectively, “SKH”) to jointly cooperate and participate in the exploration and development of oil, gas and mineral leases in the Livingston Transform Area, Longview and Osborn prospects which cover several counties in Mississippi. Pursuant to the Exploration Agreements, Knox Miss LP purchased a 50% share in various leasehold interests from SKH for an aggregate purchase price of $2,646,184. Subsequently, the remaining 50% interest was purchased from SKH by Clayton Williams Energy, Inc. During 2005, Knox Miss LP impaired its entire leasehold interest in the Longview and Osborn prospects as a result of a dry hole in the total amount of $510,794.

Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
(A Development Stage Entity)
Notes to Consolidated Financial Statements — (Continued)
      On May 23, 2002, Knox Miss LP entered into an Exploration and Development Agreement (the “Agreement”) with Clayton Williams Energy, Inc. (“Clayton Williams”) to jointly cooperate and participate in the exploration and development of oil, gas and mineral leases in certain prospects which cover several counties in Mississippi. Pursuant to the Agreement, Knox Miss LP was required to pay Clayton Williams a management fee in the aggregate amount of $500,000 payable in twenty-four monthly installments.
      As a result of the settlement of Knox Miss LP’s lawsuit with Clayton Williams on May 26, 2004, Knox Miss LP assigned its various leasehold interests to Clayton Williams (see Note 16).
      In October 2005, the Company formed a new wholly owned subsidiary — Touchstone Mississippi. During the fourth quarter of 2005, as a result of the corporate structure reorganization (see Note 4), Touchstone Mississippi was assigned 67.4% of the leasehold interest held by Knox Miss LP valued at $1,151,090.

PHT West Pleito Gas, LLC
      On April 22, 2004, the Company made an initial capital contribution of $373,500 to PHT West Pleito Gas, LLC (“PHT West”), in exchange for an 83.4% membership interest in PHT West. In July 2004, the Company made an additional capital contribution of $749,000 to PHT West.
      In May and June 2004, the operating agreement of PHT West was amended to reflect the addition of another member, which reduced the Company’s membership interest to 71.5%.
      During July of 2004, due to certain drilling difficulties, Touchstone Texas resigned as the operator in the West Pleito Fan and PHT West notified the other non-operators that it decided to surrender its entire working interest in the prospect to the remaining non-operators. As a result, PHT West has impaired all of the leasehold acquisition and drilling costs incurred as of December 31, 2004 and recorded an impairment charge of $1,338,028.
      In August 2004, the operating agreement of PHT West was amended to reflect the addition of another member and additional paid-in capital by the member, which increased the Company’s membership interest to 86%.

PF Louisiana LLC
      On August 13, 2004, the Company made an initial capital contribution of $150,000 to PF Louisiana LLC, in exchange for a 100% membership interest in PF Louisiana. Pursuant to the operating agreement of PF Louisiana, the Company may be called upon from time to time for additional contributions to meet the reasonable capital requirements of PF Louisiana. On August 13, 2004, PF Louisiana acquired 1,030.54 acres in Iberia Parish, Louisiana.
      At the discretion of the Company, the managing member of PF Louisiana, available cash will be distributed based on the value of the aggregate capital contributions.
      On August 11, 2005, PF Louisiana elected not to make the delay rental payment on State Lease #18219 located in Ibera Parish, Louisiana. This resulted in PF Louisiana impairing its total investment in the lease in the amount of $457,515.

Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
(A Development Stage Entity)
Notes to Consolidated Financial Statements — (Continued)

Touchstone Louisiana
      During the fourth quarter of 2005, as a result of the corporate structure reorganization (see Note 4 and Note 8), Touchstone Louisiana was assigned 24.98% of the working interest held by Louisiana Shelf Partners, LP (“LSP”) in Louisiana State Lease 17742 valued at $2,281,858. Touchstone Louisiana recorded an adjustment of $658,348, which reduced the value of proved property costs to $1,623,510 as of December 31, 2005.

Touchstone New Zealand
      During 2005, the Company changed the name of “Touchstone Awakino, Inc.” to “Touchstone New Zealand, Inc.”
      During the fourth quarter of 2005, as a result of the corporate structure reorganization (see Note 4 and Note 8), Touchstone New Zealand was assigned 7.93% of the working interest held by Awakino South Exploration, LLC (“Awakino South”) in New Zealand Petroleum Permit 38479 valued at $164,939 and 24.75% of the working interest held by PHT Stent Partners, LP (“PHT Stent”) in New Zealand Petroleum Permit 38722 with zero value.

Touchstone Texas Properties
      During 2005, the Company changed the name of “Touchstone Vicksburg, Inc.” to “Touchstone Texas Properties, Inc”.
      During the fourth quarter of 2005, as a result of the corporate structure reorganization (see Note 4 and Note 8), Touchstone Texas Properties was assigned working interest in various oil and gas properties as follows:

•	41.67% of the working interest held by PHT Vicksburg Partners, LP (“PHT Vicksburg”) in the Vicksburg project valued at $622,379.

•	28.8% of the working interest held by PHT Vela Partners, LPC (“PHT Vela”) in the Vela project valued at $165,130.

•	20% of the working interest held by PHT Martinez Partners, LP (“PHT Martinez”) in the Martinez project valued at $551,886.

•	15.36% of the working interest held by PHT Good Friday Partners, LP (“PHT Good Friday”) in the PHT Good Friday project with zero value.

•	17.82% of the working interest held by PHT Wharton Partners, LP (“PHT Wharton”) in the Wharton project valued at $71,315.

•	4.85% and 6.94% of the working interest in various leases in the La Paloma project valued at $154,041.

Touchstone Texas
      Since its acquisition by the Company on March 23, 2004, the principal business activity of Touchstone Texas has been serving as the operator to manage the development and operations for several oil and gas projects. During the year ended December 31, 2005, Touchstone Texas operated on various projects including the Vicksburg, Wharton, Maverick, and Hackberry projects, all of which were located in Texas. The Company’s former equity Investees, PHT Vicksburg, PHT Wharton and Maverick Basin were

Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
(A Development Stage Entity)
Notes to Consolidated Financial Statements — (Continued)
the working interest holder and non-operators (“Joint Interest Owners”) in the Vicksburg, Wharton, and Maverick projects, respectively. During the fourth quarter of 2005, as a result of the corporate structure reorganization, the Company’s wholly-owned subsidiary, Touchstone Texas Properties was assigned direct working interest in various projects including the Vicksburg and Wharton projects.
      As an operator of the oil and gas projects, Touchstone Texas pays and discharges all costs and expenses incurred in the development and operations of the joint interest area and charges all of the Joint Interest Owners their proportionate shares in accordance with the joint operating agreement (“JOA”). Touchstone Texas bills the Joint Interest Owners monthly through the joint interest billing statement for their share of costs, credits, and operating fees relating to the joint operations. As of December 31, 2005 and 2004, Touchstone Texas maintained restricted cash related to the joint operations received from the Joint Interest Owners in the amount of $382,525 and $1,058,620, accounts receivable from the Joint Interest Owners of $1,562,612 and $6,299,889, and accounts payable for costs and expenses incurred on the joint operations of $2,400,744 and $8,224,332, respectively. As of December 31, 2005 and 2004, the Company did not deem it necessary to set up an allowance for the accounts receivable due from the Joint Interest Owners.
      Touchstone Texas is the general partner and owns a 1.81% interest in 2001 Hackberry Drilling Fund, LP (“2001 HDF”).
      During December 2005, Touchstone Texas resigned as the operator in the Vicksburg project.

Summary
      Oil and gas properties consisted of the following at December 31:

	2005	2004

Unproved properties acquisition costs	$3,938,666	$4,763,311
Unproved properties working in progress	186,912	—
Proved property acquisition costs	1,055,542	—
Proved property well and development costs	2,615,898	—
Accumulated depletion	(164,124)	—

Net capitalized oil and gas properties	$7,632,894	$4,763,311

      The Company recorded $164,124 in depletion expense for the year ended December 31, 2005, which is equivalent to $7 per mcf. on a units of production bases.
NOTE 8 — EQUITY INTERESTS IN OIL AND GAS PROPERTIES

Checotah Pipeline, LLC
      In September 2005, the Company formed Checotah Pipeline, LLC. The Company owns 50% of the membership interest of the limited liability company, with Checotah Exploration, LP owning the other 50%. The Company contributed $45,000 in initial capital to the limited liability company, which was used to fund acquisition of a gathering system in McIntosh County, Oklahoma. The Company and the other member of the limited liability company may be subject to capital calls as necessary to fund the operation, maintenance, and expansion of the pipeline. The company will serve as managing member.

Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
(A Development Stage Entity)
Notes to Consolidated Financial Statements — (Continued)

PHT Vicksburg Partners, L.P.
      On March 23, 2004, Touchstone Vicksburg purchased a 9.9% limited partnership interest in PHT Vicksburg Partners, LP, a Delaware limited partnership, from Montex Exploration, Inc. (“Montex”), a Delaware corporation, for $48,000. After the purchase, the Company invested an additional $414,503 (net of partner distributions) in PHT Vicksburg. On April 1, 2004, the limited partnership agreement was amended to remove seven limited partners, which increased Touchstone Vicksburg’s limited partnership interest to 27.50%. As of December 31, 2004, PHT Vicksburg had acquired various leasehold interests in East Coastal Field Prospect and Sullivan City Prospect located in Starr and Hidalgo Counties, Texas.
      In general, profits were allocated, after giving effect to certain regulatory allocations and cumulative prior allocations, 75% to the limited partner and 25% to PHT Gas, LLC. Losses in general were allocated, after giving effect to regulatory allocations and certain proportionate allocations, to all partners with a positive capital account in proportion to the extent of their balances and then entirely to PHT Gas, LLC.
      During the fourth quarter of 2005, Touchstone Texas Properties withdrew as the 27.5% limited partner from PHT Vicksburg. Pursuant to the settlement agreement entered into between the Company and PHT Vicksburg, Touchstone Texas Properties was assigned 41.67% of the working interest held by PHT Vicksburg (see Note 7). In addition, Touchstone Texas Properties assumed liabilities of PHT Vicksburg in the total amount of $71,264. Touchstone Texas Properties was also billed directly by the operator for its proportionate share of the costs incurred by PHT Vicksburg prior to the corporate structure reorganization which were not yet recorded by PHT Vicksburg at the time of the settlement and therefore not reflected on the settlement agreement.

Awakino South Exploration, LLC
      On March 23, 2004, Touchstone Awakino purchased a 4.6% Class B membership interest in Awakino South Exploration, LLC, a Delaware limited liability company, from Montex for $150,000. After the purchase, Touchstone Awakino invested an additional $196,154 in Awakino South, and received an additional 4.54% membership interest. During 2003, Awakino South acquired a 75% working interest in the Petroleum Exploration Permit No. PEP38479 oil and gas prospect located in New Zealand for $3,000,000.
      In August 2004, the operating agreement of Awakino South was amended to reflect the addition of two other members, which reduced the Company’s membership interest to 7.93%.
      During the fourth quarter of 2005, Touchstone New Zealand withdrew as the 7.93% member from Awakino South. Pursuant to the settlement agreement entered into between the Company and Awakino South, Touchstone New Zealand was assigned 7.93% of the working interest held by Awakino South in New Zealand Petroleum Permit 38479 (see Note 7). In addition, Touchstone New Zealand received assets of $30,011 from Awakino South. Touchstone New Zealand was also billed directly by the operator for its proportionate share of the costs incurred by Awakino South prior to the corporate structure reorganization which were not yet recorded by Awakino South at the time of the settlement and therefore not reflected on the settlement agreement.

PHT Stent Partners, L.P.
      On March 26, 2004, the Company became a limited partner in PHT Stent Partners, L.P. , a Delaware limited partnership for which PHT Gas, LLC is the general partner.

Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
(A Development Stage Entity)
Notes to Consolidated Financial Statements — (Continued)
      In August 2004, the limited partnership agreement of PHT Stent was amended to allow the addition of another limited partner, who became the sole Class B limited partner. The Company, together with other limited partners, became the Class A limited partners. On December 31, 2004, the limited partnership agreement was amended again, which increased the Company’s partnership interest to 24.75%. As of December 31, 2004, the Company had contributed $687,500 for a 19.80% interest in PHT Stent.
      In general, profits will be allocated, after giving effect to certain regulatory allocations and cumulative prior allocations, 56.25% to the Class A limited partners, 25% to the Class B limited partners and 18.75% to the general partner. Losses in general will be allocated, after giving effect to regulatory allocations and certain proportionate allocations, to all partners with a positive capital account in proportion to the extent of their balances and then entirely to PHT Gas, LLC.
      During the fourth quarter of 2005, the Company withdrew as the 24.75% limited partner from PHT Stent. Pursuant to the settlement agreement entered into between Touchstone and PHT Stent, Touchstone New Zealand was assigned 24.75% of the working interest held by PHT Stent in New Zealand Petroleum Permit 38722 (see Note 7). In addition, Touchstone New Zealand assumed liability of Awakino South in the amount of $7,765. Touchstone New Zealand was also billed directly by the operator for its proportionate share of the costs incurred by PHT Stent prior to the corporate structure reorganization, which were not yet recorded by PHT Stent at the time of the settlement and therefore not reflected on the settlement agreement.

LS Gas, LLC
      On March 23, 2004, the Company entered into an interest purchase agreement with Touchstone Louisiana and Touchstone Canada whereby Touchstone Louisiana purchased a 10% membership interest in LS Gas, LLC, a Delaware limited liability company, from Touchstone Canada, a related party, in consideration for which the Company issued 100,000 shares of its common stock to Touchstone Canada. The shares were valued at $1,000.

Louisiana Shelf Partners, L.P.
      In April 2004, Touchstone Louisiana purchased a 24.9975% Class A limited partnership interest in Louisiana Shelf Partners, LP from Endeavour, in consideration for which the Company paid Endeavour $250,000 and issued a 3% promissory note payable to Endeavour in the amount of $2,000,000. The note was contingent on LSP completing its first well which was completed at December 31, 2004. Payments are to be made against the note once the well starts generating positive cash flow. There are also conditional accelerated payments that are contingent upon certain production levels. This is disclosed in more detail in Note 11. Subsequent to the purchase, Touchstone Louisiana invested an additional $1,000,000 in LSP. LSP was the holder of State Lease 17666, which was set to expire in December 2005, as a result of the Company electing not to pay annual rentals that were due December 2004. Accordingly, LSP recorded an impairment charge of $3,230,420 related to State Lease 17666 during the year ended December 31, 2004. LSP currently holds State Lease 17742 in the State Water adjoining Cameron Parish, Louisiana.
      In August 2004, LSP amended its limited partnership agreement to allow the addition of another limited partner, who became the sole Class C limited partner. The Company, together with other limited partners, became the Class A limited partners. The Company’s ownership interest in LSP was reduced to 24.98%.
      In general, profits and losses were allocated, after giving effect to the regulatory allocations per the amended limited partnership agreement, 13% to the capital accounts of the Class C limited partners and

Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
(A Development Stage Entity)
Notes to Consolidated Financial Statements — (Continued)
the general partner, in the order of priority. The remainder that is available for allocation to limited partners were allocated to the capital accounts for the Class A limited partners, Class B limited partners and general partner per the amended limited partnership agreement.
      During the fourth quarter of 2005, Touchstone Louisiana withdrew as the 24.98% limited partner from LSP. Pursuant to the settlement agreement entered into between Touchstone Louisiana and LSP, Touchstone Louisiana was assigned 24.98% of the working interest held by LSP in Louisiana State Lease 17742 (see Note 7). In addition, Touchstone Louisiana was assigned $171,542 of assets from LSP and assumed liabilities of LSP in the total amount of $122,005.

PHT Wharton Partners, L.P.
      In April 2004, the Company became a limited partner in PHT Wharton Partners, L.P., a limited partnership formed in January 2004 for which PHT Gas, LLC is the general partner. As of December 31, 2004, the Company has contributed $1,170,000 to the partnership for a 17.82% limited partnership interest. Pursuant to the partnership agreement, the Company and the other limited partners in PHT Wharton may be called upon from time to time for additional contributions so as to meet the reasonable capital requirements of PHT Wharton. During 2004, PHT Wharton acquired various leases in various prospects located in Wharton County, Texas.
      In August 2004, PHT Wharton amended its limited partnership agreement to allow the addition of another limited partner, who became the sole Class B limited partner. The Company, together with other limited partners, became the Class A limited partners.
      In general, profits will be allocated, after giving effect to certain regulatory allocations and cumulative prior allocations, 60% to the Class A limited partners, 20% to the Class B limited partners and 20% to the general partner. Losses in general will be allocated, after giving effect to regulatory allocations and certain proportionate allocations, to all partners with a positive capital account in proportion to the extent of their balances and then entirely to the general partner.
      During the fourth quarter of 2005, the Company withdrew as the 17.82% limited partner from PHT Wharton. Pursuant to the settlement agreement entered into between Touchstone and PHT Wharton, Touchstone Texas Properties was assigned 17.82% of the working interest held by PHT Wharton in the Wharton project (see Note 7). In addition, Touchstone Texas Properties assumed liabilities of PHT Wharton in the total amount of $300,941. Touchstone Texas Properties was also billed directly by the operator for its proportionate share of the costs incurred by PHT Wharton prior to the corporate structure reorganization, which were not yet recorded by PHT Wharton at the time of the settlement and therefore not reflected on the settlement agreement.

PHT Vela Partners, L.P.
      In April 2004, the Company became a limited partner in PHT Vela Partners, L.P. , a limited partnership formed in January 2004 for which PHT Gas, LLC is the general partner. Pursuant to the partnership agreement, the Company and the other limited partners in PHT Vela may be called upon from time to time for additional contributions so as to meet the reasonable capital requirements of PHT Vela. During 2004, PHT Vela has acquired a 55% working interest in the Vela leases located in Zapata County, Texas.
      In August 2004, PHT Vela amended its limited partnership agreement to allow the addition of another limited partner, who became the sole Class B limited partner. The Company, together with other

Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
(A Development Stage Entity)
Notes to Consolidated Financial Statements — (Continued)
limited partners, became the Class A limited partners. As of December 31, 2004, the Company had contributed $1,200,000 to the partnership for a 28.8% limited partnership interest.
      In general, profits were allocated, after giving effect to certain regulatory allocations and cumulative prior allocations, 65.456% to the Class A limited partners, 18.18% to the Class B limited partners and 16.364% to the general partner. Losses in general were allocated, after giving effect to regulatory allocations and certain proportionate allocations, to all partners with a positive capital account in proportion to the extent of their balances and then entirely to the general partner.
      During the fourth quarter of 2005, the Company withdrew as the 28.8% limited partner from PHT Vela. Pursuant to the settlement agreement entered into between Touchstone and PHT Vela, Touchstone Texas Properties was assigned 28.8% of the working interest held by PHT Vela in the Vela project (see Note 7). In addition, Touchstone Texas Properties received cash of $53,710 from PHT Vela. Touchstone Texas Properties was also billed directly by the operator for its proportionate share of the costs incurred by PHT Vela prior to the corporate structure reorganization, which were not yet recorded by PHT Vela at the time of the settlement and therefore not reflected on the settlement agreement.

PHT Good Friday Partners, L.P.
      In June 2004, the Company became a limited partner in PHT Good Friday Partners, L.P., a limited partnership formed in June 2004 for which PHT Gas, LLC is the general partner. Pursuant to the partnership agreement, the Company and the other limited partners in PHT Good Friday may be called upon from time to time for additional contributions so as to meet the reasonable capital requirements of PHT Good Friday.
      In August 2004, PHT Good Friday amended its limited partnership agreement to allow the addition of another limited partner, who became the sole Class B limited partner. The Company, together with other limited partners, became the Class A limited partners. As of December 31, 2004, the Company had contributed $900,000 to the partnership for a 15.36% limited partnership interest.
      In general, profits were allocated, after giving effect to certain regulatory allocations and cumulative prior allocations, 50% to the Class A limited partners, 33.33% to the Class B limited partners and 16.67% to the general partner. Losses in general were allocated, after giving effect to regulatory allocations and certain proportionate allocations, to all partners with a positive capital account in proportion to the extent of their balances and then entirely to the general partner.
      During the fourth quarter of 2005, the Company withdrew as the 15.36% limited partner from PHT Good Friday. Pursuant to the settlement agreement entered into between Touchstone and PHT Good Friday, Touchstone Texas Properties was assigned 15.36% of the working interest held by PHT Good Friday in the Good Friday Project (see Note 7). In addition, Touchstone Texas Properties received cash of $17,710 from PHT Good Friday. Touchstone Texas Properties was also billed directly by the operator for its proportionate share of the costs incurred by PHT Good Friday prior to the corporate structure reorganization, which were not yet recorded by PHT Good Friday at the time of the settlement and therefore not reflected on the settlement agreement.

PHT Martinez Partners, L.P.
      In June 2004, the Company became a limited partner in PHT Martinez Partners, L.P. , a limited partnership formed in June 2004 for which PHT Gas, LLC is the general partner. Pursuant to the partnership agreement, the Company and the other limited partners in PHT Martinez may be called upon

Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
(A Development Stage Entity)
Notes to Consolidated Financial Statements — (Continued)
from time to time for additional contributions so as to meet the reasonable capital requirements of PHT Martinez.
      In August 2004, PHT Martinez amended its limited partnership agreement to allow the addition of another limited partner, who became the sole Class B limited partner. The Company, together with other limited partners, became the Class A limited partners. As of December 31, 2004, the Company had contributed $700,000 of the $900,000 it subscribed to the partnership for a 19.8% limited partnership interest.
      In general, profits were allocated, after giving effect to certain regulatory allocations and cumulative prior allocations, 50% to the Class A limited partners, 33.33% to the Class B limited partners and 16.67% to the general partner. Losses in general were allocated, after giving effect to regulatory allocations and certain proportionate allocations, to all partners with a positive capital account in proportion to the extent of their balances and then entirely to the general partner.
      During the fourth quarter of 2005, the Company withdrew as the 20% limited partner from PHT Martinez. Pursuant to the settlement agreement entered into between Touchstone and PHT Martinez, Touchstone Texas Properties was assigned 20% of the working interest held by PHT Martinez in the Martinez project (see Note 7). In addition, Touchstone Texas Properties received assets in the total amount of $281,596 from PHT Martinez. Touchstone Texas Properties was also billed directly by the operator for its proportionate share of the costs incurred by PHT Martinez prior to the corporate structure reorganization, which were not yet recorded by PHT Martinez at the time of the settlement and therefore not reflected on the settlement agreement.

Maverick Basin Exploration, LLC (“Maverick Basin”)
      On June 23, 2004, the Company formed Maverick Basin Exploration, LLC (“Maverick Basin”) as the initial Class A member with a 74.25% membership interest and initial Class B member with a 24.75% membership interest. PHT Gas, LLC was the initial Class C member with a 1% membership interest. Pursuant to the operating agreement of Maverick Basin, the Company may be called upon from time to time for capital contributions to meet the reasonable capital requirements of Maverick basin.
      On July 14, 2004, prior to making any membership contributions to Maverick Basin, the Company withdrew as the Class A member. Simultaneously, South Oil agreed to become the Class A member of Maverick Basin and assumed the capital contribution requirements of the Class A member.
      On July 28, 2004, Maverick Oil and Gas, Inc. agreed to assume the Class A membership from South Oil, Inc.
      On August 6, 2004, the operating agreement was amended to change the Company’s initial capital contribution to $100,000, for which the Company had already made during July 2004.
      In January 2006, the Company received $62,928 from Maverick Basin as a refund for overcontributed capital.

PHT La Paloma Partners, L.P.
      On August 12, 2004, the Company became a limited partnership in PHT La Paloma Partners, L.P., a Delaware limited partnership formed in August 2004 for which PHT Gas, LLC is the general partner. Pursuant to the partnership agreement, the Company and the other limited partners in PHT La Paloma may be called upon from time to time for additional contribution, so as to meet the reasonable capital

Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
(A Development Stage Entity)
Notes to Consolidated Financial Statements — (Continued)
requirements of PHT La Paloma. As of December 31, 2004, the Company had contributed $633,333 to the partnership.
      In general, profits were allocated after giving effect to certain regulatory allocations and cumulative prior allocations, 85% to the limited partners and 15% to the general partner. Losses in general were allocated, after giving effect to regulatory allocations and certain proportionate allocations, to all partners with a positive capital account in proportion to the extent of their balances and then entirely to the general partner.
      During the fourth quarter of 2005, Touchstone Texas Properties withdrew as the 11% limited partner from PHT La Paloma. Pursuant to the settlement agreement entered into between Touchstone and PHT La Paloma, Touchstone Texas Properties was assigned 4.85% and 6.94% of the direct working interest in various leases in the La Paloma project by Reichmann Petroleum Corporation (see Note 7). In addition, Touchstone Texas Properties assumed liabilities of PHT La Paloma in the total amount of $77,359. Touchstone Texas Properties was also billed directly by the operator for its proportionate share of the costs incurred by PHT La Paloma prior to the corporate structure reorganization, which were not yet recorded by PHT La Paloma at the time of the settlement and therefore not reflected on the settlement agreement.

Summary
      The following table summarizes the Company’s interests in oil and gas non-public limited partnerships accounted for under the equity method of accounting:

	December 31, 2005		December 31, 2004

		Temporary		Temporary
		Excess of		Excess of
	Carrying	Carrying Value	Carrying	Carrying Value
	Value	Over Net Assets	Value	Over Net Assets

	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
PHT Vicksburg Partners, LP	$—	$—	$404,552	$47,631
Awakino South Exploration, LLC	—	—	252,154	—
PHT Stent Partners, LP	—	—	10,094	47,616
Louisiana Shelf Partners, LP	—	—	1,826,080	561,149
PHT Wharton Partners, LP	—	—	234,665	—
PHT Vela Partners, LP	—	—	449,919	68,987
PHT Good Friday Partners, LP	—	—	812,737	190,347
PHT Martinez Partners, LP	—	—	833,981	36,151
PHT La Paloma Partners, LP	—	—	625,375	73,166
Maverick Basin Exploration, LLC	—	—	—	345,850
Checotah Pipeline, LLC	45,000	—	—	—
LS Gas, LLC	1,000	1,000	1,000	1,000
2001 Hackberry Drilling Fund Partners, LP	8,141	—	8,141	—

	$54,141	$1,000	$5,458,698	$1,371,897

      As of December 31, 2004, management evaluated the excess carrying value and determined it to be only temporary as a result of the various entities receiving payment of subscription receivables due them and cash flows from the sale of oil and gas produced from the proved oil and gas reserves.

Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
(A Development Stage Entity)
Notes to Consolidated Financial Statements — (Continued)
      The following table summarized financial information for the limited partnerships and limited liability companies accounted for under the equity method of accounting at December 31, 2004 and has been compiled from the financial statements of the respective entities:

December 31,
2004

Total Current Assets	$4,243,464
Total Non-Current Assets	26,516,809

Total Assets	$30,760,273

Total Current Liabilities	$4,768,588
Total Long-term Liabilities	2,583,453

Total Liabilities	$7,352,041

Year Ended
December 31,
2004

Results of Operations:
Revenue	$822,303
Loss from Operations	(18,886,060)
Net Loss	$(18,886,060)
NOTE 9 — FIXED ASSETS
      Fixed assets consisted of the following at December 31:

	2005	2004

Computer equipment	$68,270	$41,407
Furniture and fixtures	50,239	44,851
Less: accumulated depreciation	(52,150)	(35,300)

	$66,359	$50,958

NOTE 10 — ACCOUNTS PAYABLE AND ACCRUED EXPENSES
      The Company had the following accounts payable and accrued expenses outstanding at December 31:

	2005	2004

Accounts payable	$579,914	$274,696
Payables for oil and gas interests	236,785	194,174
Accrued interest	265,077	180,889
Accrued registration rights penalty	1,696,647	—
Accrued dividend	465,826	—
Other accrued expenses	1,148,333	205,039

	$4,392,582	$854,798

Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
(A Development Stage Entity)
Notes to Consolidated Financial Statements — (Continued)
NOTE 11 — NOTES PAYABLE
      The following schedule summarizes the current and non-current portion of Company’s debts as of December 31, 2005:

Payable to	Current	Non-Current	Total

2001 Hackberry Drilling Fund, LP	$59,494	$—	$59,494
LSP	54,745	—	54,745
Mark Bush	766	—	766

Subtotal — related parties	115,005	—	115,005

IL Resources — 3%	110,000	—	110,000
John Paul Dejoria — 10%	138,857	—	138,857
Insurance policies financing — 6%	117,248	—	117,248
Other — Non-interest bearing	3,000	—	3,000
Endeavour — 3%	—	2,000,000	2,000,000

	369,105	2,000,000	2,369,105
Less unamortized discount	—	465,340	465,340

Subtotal	369,105	1,534,660	1,903,765

	$484,110	$1,534,660	$2,018,770

      The following schedule summarizes the current and non-current portion of Company’s debts as of December 31, 2004:

Payable to	Current	Non-Current	Total

SPH Investment, Inc.	$75,000	$—	$75,000
Louisiana Shelf Partners, LP	82,047	—	82,047
2001 Hackberry Drilling Fund, LP	59,494	—	59,494

Subtotal — related parties	216,541	—	216,541

IL Resources — 3%	210,000	—	210,000
South Oil — 3%	87,500	—	87,500
John Paul Dejoria — 10%	128,857	—	128,857
Other — Non-interest bearing	10,866	—	10,866
Endeavour — 3%	181,000	1,819,000	2,000,000

	618,223	1,819,000	2,437,223
Less unamortized discount	—	658,348	658,348

Subtotal	618,223	1,160,652	1,778,875

	$834,764	$1,160,652	$1,995,416

      As of December 31, 2005 and 2004, the weighted average interest rate on short-term obligations was 11.04% and 8.80%, respectively. Average short-term borrowings for year ended December 31, 2005 and 2004 amounted to $2,724,581 and $1,007,526, respectively.

Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
(A Development Stage Entity)
Notes to Consolidated Financial Statements — (Continued)
      In February 2004, Knox Gas issued a $4,500,000 promissory note to Endeavour as part of the consideration for its purchase of Knox Miss, LP. The note accrued interest at 4% per annum. The Company was required to fund Knox Gas’ obligations under the promissory note to Endeavor in the amount of $4,500,000 during 2004. The note was secured by Knox Gas’ 99% limited partnership interest in Knox Miss LP and 1% membership interest in Knox Miss LLC. As of December 31, 2004, Knox Gas has paid off the entire principal balance of the note. Knox Gas subsequently paid off the accrued interest of $63,864 on the note in January 2005.
      In April 2004, Touchstone Louisiana purchased a 24.9975% Class A limited partnership interest in LSP from Endeavour, in consideration for which the Company, among other things, issued a promissory note payable to Endeavour in the amount of $2,000,000. The $2,000,000 promissory note was contingent on LSP completing its first well. The first well was completed as of December 31, 2004, which has been shut-in awaiting facilities for production. The Company interpreted this event to be the triggering factor in recording the note payable during the third quarter of 2004. The note bears interest at 3% per annum. Since the note bears interest at a rate which is below the rate the Company can currently obtain in the marketplace, the Company used its borrowing rate of 12% to recompute the carrying value of the note. The Company also used the project net revenue stream from the well based on the reserve study to determine the payment terms in recomputing the value of the note. Accordingly, Touchstone Louisiana recorded a discount of $658,348 on the note. Amortization of the discount is recorded as interest expense. For the year ended December 31, 2005, the Company amortized $193,008 of the discount and recorded accrued interest of $100,273. Monthly installments are due as follows:

(i) Regular monthly installments are calculated monthly. The amount is to be 24.9975% of the monthly cash flow for the immediately preceding calendar month. Monthly cash flow is defined as any positive dollar amount that results after subtracting from the gross proceeds received during such calendar month by LSP, amounts actually paid for royalties and any lease operating expenses for the wells (but not including any expenses for drilling, completing or reworking the LSP wells).

(ii) The note is also subject to two conditional accelerated payments which are explained below:

(a) First, in addition to the monthly payments described above, if the initial production rate for any LSP wells meets or exceeds an average of five (5) million cubic feet or more per day of natural gas during the first five (5) 24-hour days of production; Touchstone Louisiana must make a supplemental payment equal to the lesser of: a) the remaining unpaid principal balance or b) $800,000.

(b) Second, in addition to the monthly payments and accelerated payment described above, if the initial production rate for any LSP wells meets or exceeds an average of three (3) million cubic feet or more per day of natural gas during the first six (6) months of production; Touchstone Louisiana must make a supplemental payment equal to the lesser of: a) the remaining unpaid principal balance or b) $1,200,000.
NOTE 12 — NOTES PAYABLE — RELATED PARTIES
      As of December 31, 2005 and 2004, Touchstone Texas owed 2001 Hackberry Drilling Fund $59,494.
      As of December 31, 2005, Touchstone Louisiana owed $54,745 to LSP as a result of the corporate structure reorganization.

Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
(A Development Stage Entity)
Notes to Consolidated Financial Statements — (Continued)
      As of December 31, 2004, the Company owed SPH Investments Profit Sharing, Inc., a company controlled by Stephen P. Harrington, who was an officer and director of the Company until August 2005 when he resigned from his positions, $75,000 for a demand loan. The loan was paid off during 2005.
      As of December 31, 2004, Touchstone Texas owed LSP $82,047. This amount was paid off during 2005.
NOTE 13 — CONVERTIBLE DEBENTURES
      Convertible debentures consisted of the following at December 31:

	2005	2004

12% Secured convertible note	$2,050,000	$2,050,000
12% Convertible promissory note	1,000,000	1,000,000
10% Convertible promissory note	—	1,000,000
8% Convertible debenture	—	—

	3,050,000	4,050,000
Less unamortized discount	—	919,713

	3,050,000	3,130,287
Less long-term portion	—	2,050,000

	$3,050,000	$1,080,287

      In March 2003, the Company issued to Laguna Capital Group LLC, a California limited liability company, a $100,000, 8% convertible debenture due March 27, 2004. The convertible debenture was convertible at any time into shares of the Company’s $.001 par value common stock. The conversion or purchase price of the common stock was the market price of the Company’s common stock at the time of conversion. The convertible debenture was repaid on March 11, 2004. The debt holder forgave the interest and the Company recorded the forgiveness of debt as income.
      On March 23, 2004 the Company entered into a loan agreement to borrow $2,100,000 from Trident Growth Fund, LP (“Trident”), a Delaware limited partnership pursuant to a 12% secured convertible promissory note (the “Trident Note”). The Trident Note is secured by substantially all of the assets of the Company and was scheduled to mature March 23, 2005. On March 23, 2005, the Trident Note was extended to March 24, 2006. On March 23, 2006, the Trident Note was extended again to May 7, 2006. The Company has the option to redeem the note at 100% of par at any time prior to the maturity date. Trident has the option to convert at any time all or a portion of the principal amount of the Trident Note into common stock of the Company. Trident was issued a warrant to purchase 250,000 shares of the Company’s common stock as an additional incentive to make the loan. The warrants provide for a cashless exercise at the option of Trident provided that the per share market price of one share of common stock is greater than the warrant exercise price. The warrants expire on March 31, 2014. The initial conversion price of the Trident Note and initial exercise price of the warrant is $1.00 per share of common stock, subject to anti-dilution provisions. The notes contain certain reset provisions which, if triggered, would require the Company to record a beneficial conversion expense for the difference between the market price and new adjusted price. The Company paid loan commitment and origination fees of 1% and 4%, respectively, which were recorded as loan costs and will be amortized over the life of the loan. Interest is due monthly and payable in cash unless Trident elects to have the interest paid in common stock of the Company. Repayment of the principal amount of the note has been guaranteed by subsidiaries of the

Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
(A Development Stage Entity)
Notes to Consolidated Financial Statements — (Continued)
Company. As defined in the loan agreement, the Company is required to comply with various financial covenants. Any failure to comply with such covenants may be deemed a default on the loan by Trident. In March 2004, Trident waived compliance with certain negative covenants contained in the Trident Note to permit the Company to issue up to $12 million of convertible notes and warrants in a private placement.
      The Company has allocated the proceeds from issuance of the Trident Note and warrants based on a fair value basis for each item. Consequently, the convertible Trident promissory note was recorded with discounts of $1,175 based on the ascribed value of the warrants as determined by using the Black-Scholes Method. The discount was fully amortized and recorded as interest expense as of December 31, 2004.
      Under the terms of the loan agreement, if the Company files a registration statement relating to any of its securities, it is required to notify Trident in writing and, upon Trident’s request, will include in the registration statement the offer and sale of the shares of the common stock issuable upon Trident’s conversion of the note (“Trident Shares”).
      In the event that the Company fails to include Trident Shares in a piggy back registration statement as required, Trident shall give notice demanding a registration and 105 days after the notice the Company shall prepare and file a registration statement with the SEC with respect to such Trident Shares. If the Company fails to file within said time period, then, at the option of Trident, for each full calendar month that the Trident Shares are not fully registered, the Company shall issue 0.1% of its common shares then outstanding computed on a fully diluted basis per day until the shares are registered.
      The Company evaluated its convertible debt instruments for possible application of derivative accounting under Statement of Financial Accounting Standard (“SFAS”) No 133: Accounting for Derivative Instruments and Hedging Activities, Emerging Issues Task Force (“EITF”) 00-19: Accounting for Derivative Financial Instrument Indexed to, and Potentially Settled in, a Company’s Own Stock, EITF 01-6: The Meaning of “Indexed to a Company’s Own Stock” and EITF 05-2: The Meaning of “Conventional Convertible Debt Instrument” in Issue No. 00-19.
      The Company determined its convertible debt was not subject to derivative accounting as it was deemed a “conventional convertible debt” based on practice in existence at the time the debt was issued. The Company continues to evaluate its convertible debt in accordance with the EITF 05-2 which was issued in June 2005 and applies prospectively to any convertible debt which is modified after that date.
      In September 2004, the Company repaid $50,000 of principal outstanding on the note.
      On March 23, 2005, Trident waived compliance with all financial covenants contained in the Trident Note as well as the registration requirements and extended the note to March 24, 2006, in consideration for which the Company issued a warrant to Trident to purchase 100,000 shares of common stock at an initial exercise price of $1.20 per share, which was reset to $0.90 per share later in 2005. On February 6, 2006, Trident exercised the warrant through the cashless exercise provision, as a result of which the Company issued 29,688 shares of common stock to Trident.
      On March 23, 2006, Trident waived compliance with all financial covenants contained in the Trident Note and extended the note to May 7, 2006, in consideration for which the Company issued a warrant to Trident to purchase 50,000 shares of common stock at an exercise price of $0.90 per share. In addition, the Company and Trident agreed that in the event that the Company raises funds sufficient to repay the Trident Note through private placement of equity or debt during the term of the note, the Company is obligated to repay the principal plus any accrued interest of the note within ten days of the closing of such placement.

Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
(A Development Stage Entity)
Notes to Consolidated Financial Statements — (Continued)
      As disclosed in Note 15, in July 2005, the Company commenced a private offering of units of its securities consisting of two shares of the Company’s common stock and one common stock purchase warrant for a unit offering price of $1.80. This offering triggered a reset provision of the Trident Note. As a result, the Trident Note has been reset to a conversion price of $0.90. Since the reset price was greater than of fair market value of the stock on the date when the original note was issued to Trident, no additional beneficial conversion expense was recorded.
      In April and July 2004, the Company commenced a private placement of convertible promissory notes bearing interest at 1.58% per annum together with warrants to purchase shares of common stock in the Company at an exercise price of $2.00 per share. The notes were payable in April and July 2005 and subordinated to the Trident Note. The notes were mandatorily convertible into shares of the Company’s common stock upon the earlier of: (i) the Company’s filing of an amendment to the Company’s Certificate of Incorporation increasing the number of shares of common stock the Company is authorized to issue such that a sufficient number of shares is authorized so that all convertible notes issued in the private placement can be converted into shares of common stock, or (ii) the first business day after the effective date of a reverse stock split of the outstanding shares of common stock such that a sufficient number of shares is authorized so that all convertible notes issued in the private placement can be converted into shares of common stock. The initial conversion price of the note is $1.00 per share of common stock subject to certain adjustments. As of December 31, 2004 the Company issued $6,890,000 in principal of notes, which were converted into 6,899,053 shares of the Company’s common stock as a result of the Company’s filing of an amendment to its Certificate of Incorporation increasing its authorized shares of common stock. The Company also issued 3,445,000 warrants to purchase shares of common stock in the Company. The Company has allocated the proceeds from issuance of the convertible notes and warrants based on a fair value basis for each item.
      The convertible promissory notes were recorded with discounts of $3,211,400 based on the ascribed value of the warrants as determined by using the Black-Scholes Method. Beneficial conversion discounts of $3,678,600 were recorded since the promissory notes were convertible into common shares of stock at a rate of $1.00 per share while the prevailing common stock share price was $1.59 and $1.51 when the notes were made. As of December 31, 2004, the discounts related to the ascribed value of the warrants and beneficial conversion feature were fully amortized as the notes were converted into common stock of the Company. The Company paid offering costs of $358,250 and issued warrants to purchase 61,250 shares of common stock in payment of consulting fees in connection with the financing.
      On May 27, 2004 the Company entered into a loan agreement to borrow $1,000,000 from Westwood AR, Inc. (“Westwood”), pursuant to a 10% convertible promissory note (the “Westwood Note”). The Westwood Note matures on August 31, 2005. The initial conversion price of the Westwood Note was $1.00 per share of common stock, subject to anti-dilution provisions. Westwood AR had the option to convert at any time all or a portion of the principal amount of the Westwood Note into any of the following at the initial conversion price of $1.00:

a) 1,000,000 shares of the Company’s common stock;

b) 5 membership interests in Knox Gas;

c) 800,000 shares of the Company’s common stock and 1 membership interest in Knox Gas;

d) 600,000 shares of the Company’s common stock and 2 membership interests in Knox Gas;

e) 400,000 shares of the Company’s common stock and 3 membership interests in Knox Gas; or

f) 200,000 shares of the Company’s common stock and 4 membership interests in Knox Gas.

Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
(A Development Stage Entity)
Notes to Consolidated Financial Statements — (Continued)
      A beneficial conversion discount of $540,000 was recorded since the Westwood Note was convertible into common shares of stock at a rate of $1.00 per share while the prevailing common stock share price was $1.54 when the note was made. This discount was amortized over the term of the loan. As of December 31, 2005 and 2004, the Company amortized $540,000 and $212,394 of the discount, respectively.
      Interest was due on the earlier of the maturity date or the note conversion date and payable in cash unless Westwood elects to have the interest paid in common stock of the Company.
      If the Company completed an equity offering after January 1, 2005, Westwood AR had the option to require the Company to repay Westwood AR up to 30% of the net proceeds the Company received from the equity offering on the Westwood Note.
      On August 18, 2005, the Company entered into an agreement with Westwood AR, to amend the conversion rights of the Westwood Note. The note was amended so that Westwood could convert, all or any part, of the original principal amount of the note, plus accrued interest into units consisting of two (2) shares of common stock and one (1) three-year common stock purchase warrant for $1.50 per common share; and 2 membership interests in Knox Gas, LLC. The conversion price per unit was stated to be $1.80. On August 19, 2005, Westwood AR converted the entire principal, plus accrued interest into 623,897 units and two membership interests in Knox Gas, LLC. The Company issued 1,247,794 shares of its common stock and 623,897 three-year warrants with an exercise price of $1.50 per share.
      Under Financial Accounting Standard (“FAS”) No. 84, “Induced Conversions of Convertible Debt an amendment of APB Opinion No. 26,” the Company’s amendment of the convertible note was deemed as an inducement for Westwood to convert the note. Accordingly, the value of the inducement to convert the promissory note was recorded as interest expense in the amount of $280,324.
      On November 18, 2004 the Company entered into a loan agreement to borrow $1,000,000 from DDH Resources II Limited (“DDH II”), pursuant to a 12% convertible promissory note (the “DDH II Note”). The DDH II Note matures on the earlier of May 18, 2005, or the completion of subsequent equity financing in the total aggregate amount of $3,000,000. The initial conversion price of the DDH II Note is $1.10 per share of common stock, subject to anti-dilution provisions. DDH II was issued warrants to purchase 500,000 shares of the Company’s common stock at $2.00 per share as an additional incentive to make the loan. The warrants expire on November 19, 2007. The DDH II note is subordinated to the note payable due to Trident or future senior indebtedness.
      A beneficial conversion discount of $409,309 was recorded since the DDH II Note was convertible into common shares of stock at a rate of $1.10 per share while the prevailing common stock share price was $1.20 when the note was made. In addition, the convertible promissory note was recorded with a discount of $318,400 based on the ascribed value of the warrants as determined by using the Black-Scholes Method. These discounts are being amortized over the term of the loan. The Company amortized $727,709 and $135,602 of the discount as of December 31,2005 and 2004 respectively.
      Interest is due on the earlier of the maturity date or the note conversion date and payable in cash unless DDH II elects to have the interest paid in common stock of the Company.
      On May 16, 2005, the Company entered into an agreement with DDH II, to extend the maturity date of its outstanding convertible note from May 18, 2005 to May 18, 2006, in consideration for which the Company reduced the conversion price of the note from $1.10 to $1.00 and issued an additional 100,000 warrants which had an ascribed value of $14,000, to purchase common stock at $2.00 per share. The warrants are exercisable immediately and expire November 2007.

Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
(A Development Stage Entity)
Notes to Consolidated Financial Statements — (Continued)
NOTE 14 — NOTES PAYABLE SUMMARY
      The following schedule summarizes the current and non-current portion of Company’s debts included in Note 11 through Note 13 as of December 31, 2005:

Payable to	Current	Non-Current	Total

LSP	$54,745	$—	$54,745
2001 Hackberry Drilling Fund, LP	59,494	—	59,494
Mark Bush	766	—	766

Subtotal — related parties	115,005	—	115,005
IL Resources	110,000	—	110,000
John Paul Dejoria	138,857	—	138,857
Insurance policies financing	117,248	—	117,248
Other	3,000	—	3,000
Trident	2,050,000	—	2,050,000
DDH II	1,000,000	—	1,000,000
Endeavour	—	2,000,000	2,000,000

	3,534,110	2,000,000	5,534,110
Less: unamortization discounts	—	465,340	465,340

	$3,534,110	$1,534,660	$5,068,770

      Maturities on debts are as follows:

Year Ending December 31:
2006	$3,534,110
2007	521,146
2008	734,499
2009	745,428

$5,535,183

NOTE 15 — STOCKHOLDERS’ EQUITY

Preferred Stock
      On March 29, 2005, the Company filed a Certificate of Designation with the Delaware Secretary of State to designate 2,000,000 of its authorized but unissued shares of preferred stock as Series A Convertible Preferred Stock. Each share of the Series A convertible preferred stock (“Series A Shares”) is initially convertible into ten (10) shares of the Company’s common stock at an initial conversion price of $1.10 per share. The conversion price is subject to proportional adjustment for stock splits, combinations, recapitalizations and stock dividends.
      The Series A Shares are convertible at any time at the option of the holder, and are subject to mandatory conversion in the event that: (i) there is an effective registration statement covering the public sale of the shares of the Company’s common stock underlying the Series A Shares; and (ii) the volume weighted average closing price per share of the Company’s common stock for 20 consecutive trading days is equal to or greater than 150% of the conversion price. In the event of a merger or other transaction in which the Company is not the surviving corporation, the Series A Shares and all accrued and unpaid

Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
(A Development Stage Entity)
Notes to Consolidated Financial Statements — (Continued)
dividends due thereon, will automatically convert into common stock and participate in such merger or other transaction.
      Holders of the Series A Shares are entitled to receive dividends at the rate of eight percent (8%) per annum of the $11.00 stated value of such shares payable on an annual basis on December 31 of each year after issuance, or upon earlier conversion, out of funds legally available therefore; provided, however, that at the option of the holder, such dividends shall be payable in kind at the rate of 12% per annum of the $11.00 stated value of such shares by issuance of shares of the Company’s common stock having a fair market value equal to the amount of the dividend. For this purpose, fair market value is defined as the average of the high and low bid prices for the Company’s shares of common stock as reported on the OTC Bulletin Board for the five (5) trading days immediately preceding the date the dividend is paid. As of December 31, 2005, the Company has recorded an accrued preferred stock dividend of $465,826.
      In the event of liquidation, dissolution or winding up of the Company, the holders of the Series A Shares shall be entitled to a liquidation preference of $11.00 per share plus all accrued and unpaid dividends prior to any payment or distribution to holders of shares of the common stock.
      Except as otherwise provided in the Delaware General Corporation Law, the shares of Series A convertible preferred stock have no voting rights.
      During March and April of 2005, the Company completed private offerings (the “Offerings”) of units comprised of shares of its Series A convertible preferred stock and warrants to purchase shares of its common stock at a purchase price of $11.00 per unit. Each unit consisted of one share of Series A convertible preferred stock and one common stock purchase warrant. Each share of Series A convertible preferred stock is immediately convertible at the option of the holder into ten (10) shares of common stock at an initial conversion price of $1.10 per share. Each warrant is immediately exercisable into five (5) shares of common stock at an exercise price of $1.50 per share for a term of three years.
      The warrants have a call provision if the volume weighted average closing price per share of the Company’s common stock for twenty consecutive trading days following the effectiveness of the registration of the shares underlying the warrants is equal to or greater than 150% of the exercise price, the Company will have unlimited discretion to call the warrants for surrender fifteen (15) business days after it provides written notice to the holders of the warrants. If the warrants are not exercised during such fifteen (15) business day period, they will terminate. The exercise price of the warrants will be adjusted for stock splits, combinations, recapitalization and stock dividends.
      The Company has agreed to use its best efforts to prepare and file with the Securities and Exchange Commission within 60 days after the termination of the offering, but in no case later than 90 days after the termination of the offering, a registration statement under the Securities Act of 1933, as amended, permitting the public resale of the shares of Common Stock issuable upon conversion or exercise, as applicable, of the Series A Convertible Preferred Stock and Warrants issued in the offering. The Company has agreed to pay certain penalties to the subscribers in this offering if the registration statement is not filed within 90 days after the termination of the offering or if the registration statement is not declared effective within 180 days after the termination of the offering. As of the date of this filing, the Company has not filed the registration statement.
      The Company is currently subject to penalty of 2% per month of the amount of the offering ($7,810,693) until it files a registration statement and then the penalty decreases to 1% per month until the registration statement is effective.

Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
(A Development Stage Entity)
Notes to Consolidated Financial Statements — (Continued)
      The first offering was conducted on a “best efforts” basis solely to a limited number of accredited investors in the United States (the “Regulation D Offering”). The second offering was conducted on a “best efforts” basis solely to a limited number of accredited investors who are not “U.S. persons” (the “Regulation S Offering”).
      During March and April 2005, the Company sold 402,336 units in the Regulation D Offering for aggregate gross proceeds of $4,425,696. The Company paid commissions and expenses of $575,333 to Legend Merchant Group, Inc. (“Legend”), a broker-dealer registered under the Securities Exchange Act of 1934, as amended, and member of the NASD and the SIPC. In addition, as compensation for the services provided by Legend in connection with the Regulation D Offering, the Company issued warrants to Legend to purchase 602,004 shares of common stock at $1.50 that expire in three years.
      During March and April 2005, the Company sold 307,727 units in the Regulation S Offering for aggregate gross proceeds of $3,384,997. The Company paid investment banking fees in the amount of $338,500 to independent third party consultants in connection with this transaction. In addition, as compensation for services provided by such consultants in connection with the Regulation S Offering, the Company issued warrants to purchase 107,727 shares of common stock at $1.25 that expire in three years.
      As a result of the Regulation D and Regulation S Offerings during March and April 2005, the Company has issued a total of 710,063 shares of Series A preferred stock and warrants to purchase 3,550,315 shares of common stock to the investors. Under Emerging Issues Task Force (“EITF”) 00-27, “Application of Issue No. 98-5 to Certain Convertible Instruments,” the Company has allocated the proceeds from issuance of the Series A convertible preferred stock and warrants based on a fair value basis of each item. Consequently, the convertible Series A preferred stock was recorded with a discount of $1,109,335 based on the ascribed value of the warrants as determined by using the Black-Scholes Model. Under EITF 00-27, the discount for the warrant was recorded as a preferred dividend. An additional beneficial conversion discount of $1,146,686 was recorded since the Series A preferred stock is convertible into shares of common stock at an effective conversion price of $0.95 per share while the prevailing common stock share prices was $1.10, $1.11 and $1.16 at each closing date. This discount was also recorded as a preferred dividend.
      The Company evaluated its Series A Preferred Stock and related warrants for possible application of derivative accounting under Statement of Financial Accounting Standard (“SFAS”) No 133: Accounting for Derivative Instruments and Hedging Activities, SFAS No. 150: Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity (“SFAS 150”) Emerging Issues Task Force (“EITF”) 00-19: Accounting for Derivative Financial Instrument Indexed to, and Potentially Settled in, a Company’s Own Stock, EITF 01-6: The Meaning of “Indexed to a Company’s Own Stock”. It has determined that registration rights related to each of the Series A Preferred Stock and the related warrants, were not subject to derivative accounting. In evaluating these registration rights and their related financial instruments the Company applied the methodology of View C in EITF 05-4 Issue Summary No. 1 and accounted for them each as a freestanding instrument. The related Series A Preferred and warrants were not subject to derivative accounting but were subject to beneficial conversion accounting as described in the paragraph above. The Company has determined the registration rights were subject to SFAS 150 and required to be recorded at fair value. The fair value of these registration rights agreements was immaterial when they were initially granted in 2005 and at June 30, 2005. However, the fair value was determined to be $798,817 at September 30, 2005 and the Company recognized this amount in expense and correspondingly as a liability. At December 31, 2005 the Company determined the fair value to be $1,696,647 and recorded an additional $897,830 in expense and liability.

Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
(A Development Stage Entity)
Notes to Consolidated Financial Statements — (Continued)
      As of December 31, 2005, the Company had cumulative preferred dividends in arrears totaling $2,721,847; or $3.83 per share.

Common Stock
      On March 15, 2004, the Company entered into stock purchase agreements with Scott Yancey and George Sines, the Company’s founding stockholders, pursuant to which the Company purchased 116,775,000 shares of common stock for $2,000. The Company subsequently cancelled those shares. The founding stockholders concurrently entered into secondary stock purchase agreements with Stephen P. Harrington, pursuant to which they sold their remaining 16,350,000 shares of common stock of the Company. The founding stockholders subsequently resigned from their positions as officers and directors of the Company. As a result of Stephen P. Harrington’s acquisition of 32.7% of the then issued and outstanding shares of common stock of the Company and his appointment as the successor officer and director of the Company, a change of control may be deemed to have occurred.
      On March 19, 2004, the Company effected a twenty-five for one common stock split. All shares and per share amounts in the financial statements and the notes thereto have been restated to reflect the stock split.
      On March 23, 2004, Stephen P. Harrington surrendered for cancellation 7,380,000 of his shares of the Company’s common stock in order to facilitate the transaction described below.
      On March 23, 2004, the following transactions were consummated:

(a) Pursuant to a stock purchase agreement by and between the Company and Touchstone Canada, the Company purchased 100% of the issued and outstanding shares of capital stock, no par value per share, of Touchstone Texas, a development stage corporation and wholly-owned subsidiary of Touchstone Canada. As consideration for the acquisition, the Company issued 7,000,000 shares of its common stock to Touchstone Canada valued at $70,000 by an independent valuation consultant. Upon the consummation of the acquisition, the Company paid an advisory fee consisting of 280,000 shares of its common stock, which was valued at $2,800.

(b) Pursuant to an interest purchase agreement by and among the Company, Touchstone Louisiana and Touchstone Canada, Touchstone Louisiana purchased a 10% membership interest in LS Gas, LLC from Touchstone Canada, in consideration for which the Company issued 100,000 shares of its common stock to Touchstone Canada valued at $1,000.
      During March 2004, Stephen P. Harrington contributed $15,000 as additional paid-in capital to fund the operating expenses of the Company.
      In June 2004, the Company amended its Certificate of Incorporation to increase its authorized shares of common stock to 150,000,000.
      In April through July 2004, as an incentive for the lenders to loan a total of $6,890,000 to the Company, the Company issued to the lenders warrants to purchase a total of 3,445,000 shares of the Company’s common stock at an exercise price of $2.00 exercisable immediately. The warrants expire in three years (see Note 13).
      In June and July 2004, the Company issued 6,899,053 shares of common stock upon the conversion of the promissory notes in the principal amount of $6,890,000 plus accrued interest due thereon.

Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
(A Development Stage Entity)
Notes to Consolidated Financial Statements — (Continued)
      On July 15, 2004, the Company issued warrants to purchase 61,250 shares of common stock in compensation for consulting services provided in connection with the private placement offering. (See Note 13) The warrants have an exercise price of $2.00, exercisable immediately and expire in three years.
      On July 19, 2004, the Company obtained $3,000,000 from AltaFin, B.V., a Netherlands Antilles Company, in consideration for which units were issued that were comprised of 3,000,000 shares of common stock and warrants to acquire 1,500,000 shares of common stock. Each warrant is immediately exercisable into one share of common stock at an exercise price of $2.00 per share and terminates three years from the date of grant. In connection with the financing, the Company incurred offering costs of $150,000.
      On September 7, 2004, the Company issued 20,000 shares of common stock to Sanders Morris Harris, Inc. (“SMH”) as compensation for the financial advisory service SMH will provide for twelve months. The 20,000 shares were valued at $24,800 and recorded as deferred compensation. During 2005 and 2004, $16,600 and $8,200, respectively, has been charged to expense.
      On November 1, 2004, the Company’s Board of Directors approved and commenced an offering of up to 1,500,000 units of its securities, each unit consisting of two shares of the Company’s common stock and one three-year $2.00 common stock purchase warrant for a unit offering price of $2.10. During November and December 2004, the Company sold a total of 182,238 units in which 364,446 shares of common stock and 182,238 warrants were issued for an aggregate purchase price of $382,700. Offering costs of $38,270 were paid. During February 2005, the Company sold 236,614 units in which 473,228 shares of common stock and 236,614 warrants were issued for an aggregate purchase price of $496,890. Offering costs of $49,689 were paid. In March 2005, the Company issued warrants to the placement agent to purchase 83,770 shares of common stock in compensation for services provided by the placement agent.
      On May 26, 2005, the Company issued 200,000 shares of common stock to a consultant in exchange for consulting services for one year. The shares were valued at the Company’s fair market value at the time of issuance in the amount of $166,000 and fully expensed as of September 30, 2005.
      On July 11, 2005, The Company’s Board of Directors approved and commenced an offering of up to 14,000,000 Units of its securities, each unit consisting of two shares of the Company’s common stock and one three-year $1.50 common stock purchase warrant for a unit offering price of $1.80. The exercise price of the warrants will be adjusted for stock splits, combinations, recapitalization and stock dividends. In the event of a consolidation or merger in which we the Company is not the surviving corporation (other than a merger with a wholly owned subsidiary for the purpose of incorporating the Company in a different jurisdiction), all holders of the warrants shall be given at least fifteen (15) days notice of such transaction and shall be permitted to exercise the warrants during such fifteen (15) day period. Upon expiration of such fifteen (15) day period, the warrants shall terminate. The securities were issued in a private placement transaction to a limited number of accredited investors pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D. The Company agreed to include the shares of common stock and shares of common stock issuable upon exercise of the warrants in any registration statement (excluding registration statements on SEC Forms S-4, S-8 or any similar or successor form) they file with the Securities and Exchange Commission under the Securities Act for the purpose of registering the public sale of any of the Company’s securities.
      Between August and December 2005, the Company sold 4,131,667 units in which 8,263,333 shares of common stock and 4,131,667 warrants were issued for a purchase price of $7,437,001. Each warrant is immediately exercisable into one (1) share of common stock at an exercise price of $1.50 per share for a

Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
(A Development Stage Entity)
Notes to Consolidated Financial Statements — (Continued)
term of three years. The Company paid a total of $175,680 for offering costs during 2005 and as of December 31, 2005, has accrued a total of $419,280 for offering costs related to this transaction, which was subsequently paid in February 2006.
      On November 29, 2005, the Company entered into a securities purchase agreement with The Abel Family Trust (the “Trust”) pursuant to which the Company issued 138,889 units to the Trust for a purchase price of $250,000. Roger Abel, the Company’s Chairman and Chief Executive Officer, serves as the trustee and is a beneficiary of the Trust. Each unit consisted of two shares of the Company common stock and one common stock purchase warrant. The purchase price per unit was $1.80. Each warrant is immediately exercisable into one share of common stock at an exercise price of $1.50 per share for a term of three years.

Stock options
      On September 30, 2005, the Company’s Board of Directors adopted the Touchstone Resources USA, Inc. 2005 Stock Incentive Plan (the “Plan”). The Plan reserves 10,000,000 shares of common stock for issuance pursuant to stock options, stock appreciation rights, restricted stock awards, restricted stock units, unrestricted stock awards, and other equity based or equity related awards to employees, officers, directors, or advisors to the Company or any of the Company’s subsidiaries as well as individuals who have entered into an agreement with the Company under which they will be employed by the Company or any of its subsidiaries in the future. The Plan is administered by the Board of Directors (the “Board”) of the Company which has full and final authority to interpret the Plan, select the persons to whom awards may be granted, and determine the amount and terms of any award. In order to comply with certain rules and regulations of the Securities and Exchange Commission or the Internal Revenue Code, the Board can delegate authority to appropriate committees of the Board. Although the Plan provides for the issuance of options that qualify as incentive stock options (“ISOs”) under the Internal Revenue Code of 1986, as amended, since the Plan was not approved by the Company’s stockholders, the Company cannot issue ISOs unless and until it obtains the requisite shareholder approval.
      Stock options issued under the Plan have a term of no more than 10 years, an exercise price equal to at least 85% of the fair market value of the Company’s common stock on the date of grant (100% in the case of ISOs), are subject to vesting as determined by the Board, and unless otherwise determined by the Board, may not be transferred except by will, the laws of descent and distribution, or pursuant to a domestic relations order. Unless otherwise determined by the Board, awards terminate three (3) months after termination of employment or other association with the Company or one (1) year after termination due to disability, or death or retirement. In the event that termination of employment or association is for a cause, as that term is defined in the Plan, awards terminate immediately upon such termination.
      In connection with his employment, the Company issued an option to Mr. Abel to purchase 4,876,540 shares of common stock at an exercise price of $.86 per share, the last sales price of the Company’s common stock as reported on the OTC Bulletin Board on the date of grant. The option has a term of 7 years and vests in two equal installments on August 15, 2006 and 2007 provided that Mr. Abel remains continuously employed by the Company through the applicable vesting date or is receiving severance payment from the Company in accordance with his employment agreement. In the event that Mr. Abel is terminated for a cause during this period, the option shall forthwith terminate. Unless Mr. Abel is terminated for a cause, once vested, the option can be exercised at any time prior to expiration.
      On September 30, 2005, the Company issued a nonstatutory stock option under the Plan to Jerry Walrath, it’s Vice President of Land and Project Development, to purchase 100,000 shares of common

Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
(A Development Stage Entity)
Notes to Consolidated Financial Statements — (Continued)
stock at an exercise price of $.96 per share, the last sales price of it’s common stock reported on the OTCBB on the date of grant. The options vest in equal annual installments over a four-year period commencing September 1, 2005 and are otherwise subject to the terms of the Plan.
      In November and December 2005, the Company appointed additional two members to its board of directors — Richard Gerald Bennett and Robert E. Irelan.
      On November 29, 2005, the Company’s board of directors adopted a board compensation policy. The policy provides for a payment to all non-employee directors consisting of options upon joining the Board, an annual stipend, and fees for attendance at Board and committee meetings. Upon appointment, non-employee directors will receive options to purchase 100,000 shares of common stock at an exercise price equal to the closing price of the Company’s common stock on the date of grant which will vest in full one year form the date of grant and have a term of ten years. The annual stipend for board service is $40,000, and $55,000 in the case of the chairman of the audit committee, together with options to purchase 40,000 shares of common stock, and 55,000 shares in the case of the chairman of the audit committee, issuable on the last trading day of each year at an exercise price equal to the closing price of the Company’s common stock on the date of grant. Such options will be vested in full upon issuance and have a term of ten years.
      In accordance with the forgoing policy, the Company issued options under the Touchstone Resources USA, Inc. 2005 Stock Incentive Plan to purchase 100,000 shares of common stock to each of Robert E. Irelan and Richard Gerald Bennett upon their appointment to the Board of Directors on November 29, 2005. The options have an exercise price of $0.83 per share, the last sales price of the Company’s common stock on the date of grant, vest one year from the date of grant, expire November 28, 2015, and are otherwise subject to the terms of the Plan.
      The Company had the following outstanding common stock options to purchase its securities at December 31:

	2005		2004

	Number of	Exercise Price	Number of	Exercise Price
Description of Series	Options Issued	per Share	Options Issued	per Share

Expire July 2012	4,876,540	$0.86	—	$—
Expire September 2015	100,000	$0.96	—	—
Expire November 2015	200,000	$0.83	—	—

Common Stock	5,176,540		—

Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
(A Development Stage Entity)
Notes to Consolidated Financial Statements — (Continued)
      The following tables summarize the Company’s stock option activity and related information:

Number of
Shares

Balance as of December 31, 2003	—
Granted	—
Exercised	—
Expired/forfeit	—

Balance as of December 31, 2004	—
Granted	5,176,540
Exercised	—
Expired/forfeit	—

Balance as of December 31, 2005	5,176,540

	Options Outstanding			Options Exercisable

	Number of	Weighted	Weighted	Number	Weighted
Range of	Outstanding Shares	Average	Average	Exercisable at	Average
Exercise	at December 31,	Remaining	Exercise	December 31,	Exercise
Prices	2005	Contract Life	Price	2005	Price

$0.83 - 0.96	5,176,540	7.2 years	$0.86	—	$—

	Options Outstanding			Options Exercisable

	Number of	Weighted	Weighted	Number	Weighted
Range of	Outstanding Shares	Average	Average	Exercisable at	Average
Exercise	at December 31,	Remaining	Exercise	December 31,	Exercise
Prices	2004	Contract Life	Price	2004	Price

$ —	—	—	$—	—	$—

Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
(A Development Stage Entity)
Notes to Consolidated Financial Statements — (Continued)

Stock Warrants
      On June 10, 2005, the Company issued warrants to purchase 250,000 shares of common stock to Legend with ascribed value of $30,000, in consideration for the consulting service Legend agreed to provide over a year. The warrants have an exercise of $1.10 per share and expire in two years. The Company had the following outstanding common stock warrants to purchase its securities at December 31:

	2005		2004

	Number of	Exercise Price	Number of	Exercise Price
Expiration Date	Warrants Issued	per Share	Warrants Issued	per Share

April 2007 through July 2007	3,445,000	$2.00	3,445,000	$2.00
June 2007	250,000	$1.10	—	$—
July 2007	1,561,250	$2.00	1,561,250	$2.00
November 2007	600,000	$2.00	500,000	$2.00
November through December 2007	418,852	$2.00	186,765	$2.00
January 2008	87,959	$2.00	—	$—
March 2008	4,152,319	$1.50	—	$—
June 2008	107,727	$1.25	—	$—
August through December 2008	4,894,454	$1.50	—	$—
October 2008	555,556	$1.50	—	$—
March 2014	350,000	$0.90	250,000	$1.00

Common Stock	16,423,117		5,943,015

NOTE 16 — SETTLEMENT OF LAWSUIT WITH CLAYTON WILLIAMS
      On or about May 3, 2003, Knox Miss LP filed a complaint in the District Court Of Harris County, Texas, 234th Judicial District against Clayton Williams as a result of Clayton Williams’ breach of the Exploration and Development Agreement. Under the Agreement, Knox Miss LP had the right to participate in a 50% share of certain leases acquired by Clayton Williams during the term of the Agreement. Knox Miss LP elected to participate in the acquisition of certain additional leases and paid in excess of $1.7 million to Clayton Williams between July and February 2003 in payment of its share of the acquisition costs. In April 2003, Clayton Williams notified Knox Miss LP that it would not permit Knox Miss LP to participate, alleging that the foregoing payments were not received within the time frame set forth in the Agreement. Knox Miss LP sought a declaratory judgment establishing its right under the Agreement to participate in the acquisition of the leases at issue. Clayton Williams denied all allegations.
      On October 31, 2003, Clayton Williams filed a counterclaim against Knox Miss LP and a third party petition against PHT Gas, LLC alleging that Knox Miss LP breached the Agreement by assigning an overriding royalty interest to PHT Gas, LLC in the area of mutual interest (“AMI”) subject to the Agreement to PHT Gas, LLC. Clayton Williams sought a declaratory judgment establishing its rights under the Agreement and an order of specific performance compelling Knox Miss LP to convey the royalty interest to Clayton Williams together with attorney’s fees.

Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
(A Development Stage Entity)
Notes to Consolidated Financial Statements — (Continued)
      On May 26, 2004, Knox Miss LP and Clayton Williams entered into a Settlement Agreement and Mutual Release (“Settlement”), pursuant to which:

A. Clayton Williams paid $75,000 to Knox Miss LP;

B. Knox Miss LP assigned all of its leasehold interests it acquired from May 23, 2002 through April 30, 2004 in the AMI to Clayton Williams except for the School Board Lease on the Mathiston prospect, in which Knox Miss LP retained its 50% interest;

C. Knox Miss LP assigned all of its leasehold interests it acquired pursuant to an exploration agreement with SKH Exploration, Inc. in the Savannah Lake prospect to Clayton Williams;

D. Knox Miss LP assigned half of the leasehold interests it acquired for $90,249 in the Noxubee County, Mississippi to Clayton Williams;

E. Knox Miss LP received a release of certain deed of trust between Knox Miss LP as the grantor and Trident Growth Fund as the beneficiary as to the interests assigned by Knox Miss LP to Clayton Williams;

F. Knox Miss LP was deemed to have paid all amounts owed to Clayton Williams as of April 30, 2004 and received a credit from Clayton Williams in the amount of $1,000,000. The credit was applied to Knox Miss LP’s share of the drilling costs of the Inez West No. 1 well, which was estimated to be $1,649,999, as well as the final monthly payment of Knox Miss LP’s AMI management fee owed to Clayton Williams in the amount of $20,833. As of December 31, 2004, the prepaid advance to the operator was $1,551,233.

G. Knox Miss LP withdrew its proposal to drill on the Natchez Trace prospect. As a result, the advance payment Knox Miss LP made to Clayton Williams in the amount of $549,600 in April 2004 was also applied as a credit towards Knox Miss LP’s share of the drilling of the Gammill well; and

H. Knox Miss LP paid the remaining balance of $257,875 for its share of the drilling costs of the Inez West No. 1 well to Clayton Williams.
NOTE 17 — COMMITMENTS AND CONTINGENCIES

General
      Federal, state and local authorities regulate the oil and gas industry. In particular, gas and oil production operations and economics are affected by environmental protection statutes, tax statutes and other laws and regulations relating to the petroleum industry, as well as changes in such laws, changing administrative regulations and the interpretations and application of such laws, rules and regulations. The Company believes it is in compliance with all federal, state and local laws, regulations, and orders applicable to the Company and its properties and operations, the violation of which would have a material adverse effect on the Company or its financial condition.

Operating Hazards and Insurance
      The gas and oil business involves a variety of operating risks, including the risk of fire, explosions, blow-outs, pipe failure, abnormally pressured formation, and environmental hazards such as oil spills, gas leaks, ruptures or discharges of toxic gases, the occurrence of any of which could result in substantial losses to the Company due to injury or loss of life, severe damage to or destruction of property, natural resources and equipment, pollution or other environmental damage, cleanup responsibilities, regulatory investigation and penalties and suspension of operations.

Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
(A Development Stage Entity)
Notes to Consolidated Financial Statements — (Continued)
      In those projects for which the Company is an operator, the Company maintains certain insurance of various types to cover its operations with policy limits and retention liability customary in the industry. In those projects in which the Company is not the operator, but in which it owns a non-operating interest, the operator for the prospect maintains insurance to cover its operations.
      There can be no assurance that insurance, if any, will be adequate to cover any losses or exposure to liability. Although the Company believes that the policies obtained by operators provide coverage in scope and in amounts customary in the industry, they do not provide complete coverage against all operating risks. An uninsured or partially insured claim, if successful and of significant magnitude, could have a material adverse effect on the Company and its financial condition via its contractual liability to the prospect.

Potential Loss of Oil and Gas Interests/Cash Calls
      The Company is subject to cash calls related to its various investments in oil and gas prospects. If the Company does not pay its share of future Authorization For Expenditures (“AFE”) invoices, it may have to forfeit all of its rights in certain of its interests in the applicable prospects and any related profits. If one or more of the other members of the prospects fail to pay their share of the prospect costs, the Company may need to pay additional funds to protect its investments.
NOTE 18 — OPERATING LEASES
      During 2004, the Company subleased office space from its former officer and director for a total of $556 per month. The lease was renewable on a month to month basis. During the year ended December 31, 2005, the Company paid $5,775 of rent expense for the office lease. As of December 31, 2005, the lease has been terminated.
      On October 4, 2004, Touchstone Texas, entered into a lease agreement for new office space in Houston, Texas. The lease is for seven and half years with annual rent increasing, on a sliding scale, from $68,000 to $130,000 during the lease period. The Company paid $106,851 under the lease for old office space that expired in November 2004 and $9,367 for the new lease for the year ended December 31, 2004. During the year ended December 31, 2005, the Company paid $131,982 of rent expense for this office lease.
      The following is a schedule by year of future minimum rental payments required under the operating lease as of December 31, 2005:

2006	$122,431
2007	124,138
2008	130,964
2009	136,083
2010	136,083
Thereafter	170,104

$819,803

NOTE 19 — SUBSEQUENT EVENTS — NOT DISCLOSED ELSEWHERE
      In January 2006, in continuation of the July 2005 private offering (see Note 15) the Company sold 3,490,061 units in which 6,980,122 shares of common stock and 3,490,061 warrants were issued for a

Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
(A Development Stage Entity)
Notes to Consolidated Financial Statements — (Continued)
purchase price of $6,282,110. Each warrant is immediately exercisable into one (1) share of common stock at an exercise price of $1.50 per share for a term of three years. During January and February 2006, the Company paid a total of $830,632 for offering costs related to the July 2005 offering. The Company also issued a total of 204,627 warrants to Legend in connection with the offering.
      On October 10, 2005, Maverick Woodruff County, LLC, a Delaware limited liability company (“MWC”), borrowed $1,000,000 from Michael P. Marcus pursuant to a secured promissory note. The promissory was secured by all ownership interest in MWC, had a maturity date of October 10, 2006, accrued interest at the rate of 10% per annum payable at maturity, and the principal amount together with all accrued and unpaid interest due thereon was convertible at anytime at the option of Mr. Marcus into shares of the Company’s common stock at a conversion price of $.90 per share. The note would automatically convert into shares of the Company’s common stock upon MWC acquiring a leasehold interest in certain acreage and MWC assigning its right to certain leasehold interests to the Company. In connection with the issuance of the note, the Company issued an immediately exercisable warrant to Mr. Marcus to purchase 555,556 shares of its common stock at an exercise price of $1.50 per share for a term of three years. On February 13, 2006, the note and $34,167 of accrued interest due thereunder were converted into 1,149,074 shares of the Company’s common stock.
NOTE 20 — SUPPLEMENTARY DISCLOSURES OF CASH FLOW INFORMATION
      Cash paid for interest expense and income taxes for 2005 and 2004 were as follows:

	2005	2004

Interest	$330,734	$172,200

Income taxes, net	$—	$—

      Non-Cash Investing and Financing Transactions:

On March 23, 2004, the Company issued 7,000,000 shares of common stock to Touchstone Canada valued at $70,000 for the acquisition of 100% ownership interest in Touchstone Texas. In connection with this acquisition, the Company issued 280,000 shares of common stock to an investment banker valued at $2,800.

On March 23, 2004, the Company issued 100,000 shares of common stock to Touchstone Canada valued at $1,000 for Touchstone Louisiana’s acquisition of 10% membership interest in LS Gas, LLC.

The Company recorded a discount of $540,000 related to the beneficial conversion feature on the Westwood AR Note.

The Company recorded discounts of $3,678,600 and $3,211,400 related to the beneficial conversion feature and value of attached warrants, respectively, on the converted notes of $6,890,000.

The Company recorded discounts of $409,309 and $318,400 related to the beneficial conversion feature and value of attached warrants, respectively, on the DDH II Note.

In September 2004, the Company issued 20,000 shares of common stock for financial advisory fee and recorded $24,800 as deferred compensation.

Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
(A Development Stage Entity)
Notes to Consolidated Financial Statements — (Continued)

In August 2004, PF Louisiana issued a promissory note of $192,000 to IL Resources, Inc. for the payment IL Resources, Inc. made to South Oil on behalf of PF Louisiana to acquire oil and gas leasehold interests.

In April 2004, Touchstone Louisiana issued a promissory note of $2,000,000 to Endeavour as part of the consideration for its acquisition of the 24.9975% class A limited partnership interest in LSP.

In February 2004, Knox Gas issued a promissory note of $4,500,000 to Endeavour as part of the consideration for its acquisition of the 99% limited partnership interest in Knox Miss LP and 1% membership interest in Knox Miss LLC.

Touchstone Texas Properties surrendered its investment in PHT Vicksburg with a carrying value of 551,115. In exchange, it assumed accounts payable due to Touchstone Texas of $20,289, and loan due to the Company of $50,975 and received ownership in oil and gas properties of $622,379.

The Company surrendered its investment in PHT Wharton with a carrying value of $0. In exchange, Touchstone Texas Properties assumed $300,941 accounts payable and received $71,315 of oil and gas properties.

The Company surrendered its investment in PHT La Paloma with a carrying value of $76,684. In exchange, Touchstone Texas Properties assumed $77,359 of accounts payable to the Company and received $154,041 of oil and gas properties. The Company increased its investment in Touchstone Texas Properties by $76,682.

The Company surrendered its investment in PHT Vela with a carrying value of $218,840. In exchange, Touchstone Texas Properties received 165,130 of oil and gas properties. The Company increased its investment in Touchstone Texas Properties by $165,130.

The Company surrendered its investment in PHT Martinez with a carrying value of $833,511. In exchange, Touchstone Texas Properties received $551,886 of oil and gas properties, and assumed oil and gas prepayment of $250,000. The Company increased its investment in Touchstone Texas Properties by $801,886.

Touchstone Texas Properties, Inc. accrued an asset retirement obligation of $33,341 , and increased oil and gas properties by $33,341.

As a result of the Regulation D and Regulation S Offerings during March and April 2005, the Company recorded a discount of $1,109,335 based on the ascribed value of the warrants as determined by using the Black-Scholes Model (See Note 15) and a beneficial conversion discount of $1,146,686.

As of December 31, 2005, the Company has recorded an accrued preferred stock dividend of $465,826.

As of December 31, 2005, The Company has accrued a total of $419,280 for offering costs (see Note 15).

On August 19, 2005, Westwood AR converted the Westwood Note into 623,897 units and two membership interests in Knox Gas, LLC. As a result, The Company reversed the principal and accrued interest of the note in the total amount of $1,280,324.

During 2005, The Company financed part of its purchase price of the insurance policies through a promissory note in the amount of $174,556.

Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
(A Development Stage Entity)
Notes to Consolidated Financial Statements — (Continued)

During the fourth quarter of 2005, Touchstone Louisiana surrendered its investment in LSP with a carrying value of $2,555,400. In exchange, Touchstone Louisiana received oil and gas interests of $2,281,858 and due from Louisiana Shelf of $171,452, and assumed accounts payable of $54,745 and due to Touchstone Texas of $67,260.

During the fourth quarter of 2005, Touchstone New Zealand surrendered its ownership interest in Awakino South. In exchange, Touchstone New Zealand received 7.93% of Awakino South’s oil and gas interests in the amount of $242,957.

During the fourth quarter of 2005, the Company surrendered its ownership in Knox Gas and Knox Miss LP and transferred its investment in Knox Gas to Touchstone Mississippi in the amount of $1,513,496. Touchstone Mississippi also received 67.4% of Knox Miss’ working interest in Mississippi project in the amount of $1,151,090, plus due from Knox Miss LP of $95,167 and due from Touchstone Texas of $10,000.
NOTE 21 — SUPPLEMENTAL OIL AND GAS DISCLOSURES — UNAUDITED

Oil and Gas Reserves
      Users of this information should be aware that the process of estimating quantities of “proved” and “proved developed” natural gas and crude oil reserves is very complex, requiring significant subjective decisions in the evaluation of all available geological, engineering and economic data for each reservoir. The data for a given reservoir may also change substantially over time as a result of numerous factors including, but not limited to, additional development activity, evolving production history and continual reassessment of the viability of production under varying economic conditions. Consequently, material revisions to existing reserve estimates occur from time to time. Although every reasonable effort is made to ensure that reserve estimates reported represent the most accurate assessments possible, the significance of the subjective decisions required and variances in available data for various reservoirs make these estimates generally less precise than other estimates presented in connection with financial statement disclosures.
      Proved oil and gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquids, which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed oil and gas reserves are those reserves expected to be recovered through existing wells with existing equipment and operating methods. The reserve data is based on studies prepared by an outside petroleum engineer. All proved developed reserves of oil and gas are located in the state of Texas in the United States of America.

Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
(A Development Stage Entity)
Notes to Consolidated Financial Statements — (Continued)
      The following table presents estimates of the Company’s net proved developed oil and gas reserves:

	December 31,

	2005	2004

Proved reserves (bbl), beginning of year	—	—
Purchase of proved reserves (bbl), in place(1)	152,200	—
Production	(100)	—
Extension of reservoir	—	—
Revisions of previous estimates	—	—
Sales of proved reserves	—	—

Proved reserves (bbl), end of year	152,100	—

Proved developed reserves (bbl), end of year	81,100	95,100
Equity in reserves (bbl) in equity method investees	—	—

(1)	In the fourth quarter of 2005, as discussed more fully in Note 4, the Company acquired direct working interest in certain in development and producing wells in exchange for the Company’s investment ownership in certain limited partnerships and limited liability companies, which prior to that period held those well interests. Recorded here is the amount of proved reserves “acquired” as part of the exchange with the limited partnerships and limited liability companies.

	December 31,

	2005	2004

Proved reserves (mmcf), beginning of year	—	—
Purchase of proved reserves (mmcf), in place(1)	2,068.9	—
Production	(23.5)	—
Extension of reservoir	—	—
Revisions of previous estimates	—	—
Sales of proved reserves	—	—

Proved reserves (mmcf), end of year	2,045.4	—

Proved developed reserves (mmcf), end of year	607.3	—
Equity in reserves (mmcf) in equity method investees	—	760.7

(1)	In the fourth quarter of 2005, as discussed more fully in Note 4, the Company acquired direct working interest in certain in development and producing wells in exchange for the Company’s investment ownership in certain limited partnerships and limited liability companies, which prior to that period held those well interests. Recorded here is the amount of proved reserves “acquired” as part of the exchange with the limited partnerships and limited liability companies.

Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
(A Development Stage Entity)
Notes to Consolidated Financial Statements — (Continued)

Capitalized Costs Relating to Oil and Gas Producing Activities

	December 31, 2005			December 31, 2004

	United	New		United	New
	States	Zealand	Total	States	Zealand	Total

Unproved oil and gas properties	$3,960,639	$164,939	$4,125,578	$4,763,310	$—	$4,763,310
Proved oil and gas properties	3,671,440	—	3,671,440	—	—	—

Total capitalized costs	$7,632,079	$164,939	$7,797,018	4,763,310	—	4,763,310

Accumulated depreciation and amortization,	(164,124)	—	(164,124)	—	—	—

Net capitalized costs	$7,467,955	$164,939	$7,632,894	$4,763,310	$—	$4,763,310

Company’s share of equity method investees’ net capitalized costs	$—	$—	$—	$4,634,629	$237,900	$4,872,529

      Costs Incurred in Oil and Gas Property Acquisition, Exploration and Development Activities for the Years Ended December 31:

	2005						2004

	United		New				United	New
	States		Zealand		Total		States	Zealand	Total

Acquisition of properties
Proved	$891,418		$—		$891,418		$—	$—	$—
Unproved	3,773,727		164,939		3,938,666		730,596	—	730,596
Exploration costs	106,359		—		106,359		1,501,398	—	1,501,398
Development costs	2,615,898		—		2,615,898		—	—	—

Total	$7,387,402		$164,939		$7,552,341		$2,231,994	$—	$2,231,994

Company’s share of equity method investees’ costs of property acquisition, exploration, and development	$2,780,137	*	$—	*	$2,780,137	*	$6,949,203	$977,899	$7,927,102

*	Only included Company’s share of equity method investees’ costs of exploration during 2005 since during the fourth quarter of 2005, as a result of the corporate structure reorganization, the Company withdrew its equity investments in the limited partnership and limited liability companies (see Note 4 and Note 8).

Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
(A Development Stage Entity)
Notes to Consolidated Financial Statements — (Continued)
      Results of operations for oil and gas production activities for the years ended December 31:

	2005			2004

	United	New		United	New
	States	Zealand	Total	States	Zealand	Total

Oil and gas sales	$229,874	$—	$229,874	$—	$—	$—
Production costs	(254,644)	—	(254,644)	—	—	—
Depreciation, depletion and amortization	(164,124)	—	(164,124)	—	—	—
Proved property impairment	—	—	—	—	—	—
Income tax expense	—	—	—	—	—	—

Results of operations	$(188,894)	$—	$(188,894)	$—	$—	$—

Company’s share of equity method investees’ results of operations	$(1,747,176)	$—	$(1,747,176)	$—	$—	$—

Standardized Measure of Discounted Future Net Cash Flows (Unaudited)
      SFAS No. 69, “Disclosure about Oil and Gas Producing Activities”, prescribes guidelines for computing a standardized measure of future net cash flows and changes therein relating to estimated proved reserves. The Company has followed these guidelines, which are briefly discussed below.
      Future cash inflows and future production and development costs are determined by applying year-end prices and costs to the estimated quantities of oil and gas to be produced. Estimated future income taxes are computed using current statutory income tax rates for where production occurs. The resulting future net cash flows are reduced to present value amounts by applying a 10% annual discount factor.
      The assumptions used to compute the standardized measure are those prescribed by the Financial Accounting Standards Board and, as such, do not necessarily reflect the Company’s expectations for actual revenues to be derived from those reserves nor their present worth. The limitations inherent in the reserve quantity estimation process, as discussed previously, are equally applicable to the standardized measure computations since these estimates are the basis for the valuation process.
      The following summary sets forth the Company’s future net cash flows relating to proved oil and gas reserves based on the standardized measure prescribed in Statement of Financial Accounting Standards No. 69.

	December 31,

	2005	2004

	(In thousands)
Future cash inflows	$22,314	$—
Future production costs	(1,242)	—
Future development costs	(1,716)	—
Future income tax expense	(1,598)	—

Future net cash flows (undiscounted)	17,758	—
Annual discount of 10% for estimated timing	(4,226)	—

Standardized measure of future net	$13,532	$—

Equity in standardized measure of equity method investees	—	$4,805

Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
(A Development Stage Entity)
Notes to Consolidated Financial Statements — (Continued)

Changes in Standardized Measure (Unaudited)
      The following are the principal sources of change in the standardized measure of discounted future net cash flows at December 31 (In thousands)

	2005		2004

Standardized measure, beginning of period		$—		$—
Net changes in prices and production costs		—		—
Future development and abandonment costs		—		—
Revisions of previous quantity estimates		—		—
Extension of reservoir		—		—
Sale of reserves in place		—		—
Accretion of discount		—		—
Changes in income taxes, net		—		—
Purchased reserves		13,532		—

Standardized measure, end of period		$13,532	$

Equity in standardized measure of equity method investees	$			$4,805

      The following schedule listed the total assets, liabilities and results of operations of the limited partnerships which the Company invested in at December 31, 2004:

	PHT Vicksburg	Awakino South	PHT Stent
	Partner’s, L.P.	Exploration, LLC	Partners, L.P.

Total Assets	$1,721,458	$3,814,696	$96,815

Total Liabilities	$423,562	$104,974	$248,115

Results of Operations
Sales	$791,041	$—	$—
Gross profit	$401,262	$—	$—
Net loss	$(224,576)	$(1,028,445)	$(2,713,799)
Company’s share of equity method investees’ results of operations for producing activities	$(57,951)	$(94,000)	$(537,903)

		Louisiana Shelf	PHT Wharton
	LS Gas, LLC	Partners, L.P.	Partners, L.P.

Total Assets	$—	$5,555,342	$3,579,006

Total Liabilities	$—	$491,569	$2,107,617

Results of Operations
Sales	$—	$—	$31,262
Gross profit	$—	$—	$21,169
Net loss	$—	$(3,877,828)	$(4,940,611)
Company’s share of equity method investees’ results of operations for producing activities	$—	$(876,573)	$(935,335)

Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
(A Development Stage Entity)
Notes to Consolidated Financial Statements — (Continued)

	PHT Vela	PHT Good Friday	PHT Martinez
	Partners, L.P.	Partners, L.P.	Partners, L.P.

Total Assets	$1,322,680	$4,052,019	$3,019,341

Total Liabilities	$—	$—	$—

Results of Operations
Sales	$—	$—	$—
Gross profit	$—	$—	$—
Net loss	$(2,602,320)	$(565,981)	$(330,659)
Company’s share of equity method investees’ results of operations for producing activities	$(750,081)	$(87,263)	$(66,019)

	Maverick Basin	PHT La Paloma
	Exploration, LLC	Partners, L.P.

Total Assets	$2,578,831	$5,020,085

Total Liabilities	$3,976,204	$—

Results of Operations
Sales	$—	$—
Gross profit	$—	$—
Net loss	$(2,529,497)	$(72,344)
Company’s share of equity method investees’ results of operations for producing activities	$(100,000)	$(7,958)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Stockholders
Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
Bala Cynwyd, Pennsylvania
      We have audited the accompanying consolidated balance sheets of Cygnus Oil and Gas Corporation (formerly Touchstone Resources USA, Inc.) (a development stage entity) as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders’ equity and cash flows for the years then ended and the period March 5, 2001 (date of inception) through December 31, 2004. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
      We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cygnus Oil and Gas Corporation (formerly Touchstone Resources USA, Inc.) as of December 31, 2004 and 2003, and the results of its operations, changes in stockholders’ equity and its cash flows for the years then ended and the period March 5, 2001 (date of inception) through December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.
      The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has incurred net losses since inception and as of December 31, 2004, had a working capital deficiency of $1,312,131. Also as described in Note 3 to the financial statements, the Company does not currently have sufficient funds to execute its business plan. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

L J SOLDINGER ASSOCIATES, LLC
Deer Park, Illinois
April 11, 2005

Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
(A Development Stage Entity)
Consolidated Balance Sheets

	December 31,

	2004	2003

ASSETS
Current assets
Cash and cash equivalents	$594,182	$91,578
Restricted cash	81,133	—
Restricted cash — joint interest	1,058,620
Accounts receivable — joint interest	2,945,421	—
Accounts receivable — joint interest related party	3,354,468
Notes and interest receivable	66,559	—
Due from related party	188,588	—
Prepaid expenses and advances to operators	1,593,079	741

Total current assets	9,882,050	92,319
Undeveloped oil and gas interests, using successful efforts	4,763,311	—
Investment in limited partnerships and liability companies	6,117,046	—
Fixed assets, net	50,958	—
Deposits	30,149	—

	$20,843,514	$92,319

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable and accrued expenses	$854,798	$31,247
Accounts payable — joint interest	8,224,332
Notes payable	618,223	—
Notes payable — related party	216,541	—
Limited partnership subscriptions payable	200,000	—
Convertible debenture, net	1,080,287	100,000

Total current liabilities	11,194,181	131,247

Note payable and convertible debentures, net — noncurrent	3,869,000	—

Total liabilities	15,063,181	131,247

Commitment and contingencies
Minority interest	3,078,820	—
Stockholders’ equity
Preferred stock; $.001 par value; authorized — 5,000,000 shares; shares issued and outstanding — 0 at December 31, 2004 and December 31, 2003	—	—
Common stock; $.001 par value; authorized — 150,000,000 shares at 2004; shares issued and outstanding — 59,919,053 and 649,476 issuable at December 31, 2004 and 166,775 at December 31, 2003	60,569	166,775
Additional paid-in capital	18,338,476	—
Discount on common stock from stock split	—	(120,075)
Deferred compensation	(16,600)	—
Deficit accumulated during the development stage	(15,680,932)	(85,628)

Total stockholders’ equity (deficit)	2,701,513	(38,928)

	$20,843,514	$92,319

The accompanying notes are an integral part of these consolidated financial statements.

Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
(A Development Stage Entity)
Consolidated Statements of Operations

	For the Years Ended		March 5, 2001
	December 31,		(Inception) to
			December 31,
	2004	2003	2004

Operator revenues	$200,809	$—	$200,809

Expenses:
Exploration expenses	1,501,398	—	1,501,398
Impairment of oil and gas properties	175,820	—	175,820
Impairment of goodwill	657,914	—	657,914
Bad debt expense	15,454	—	15,454
General and administrative	2,313,742	35,837	2,393,123

Total expenses	4,664,328	35,837	4,743,709

Loss from operations	(4,463,519)	(35,837)	(4,542,900)

Other (income) expense
Loss from limited partnerships and limited liability companies	3,506,244	—	3,506,244
Impairment of equity investment	139,502	—	139,502
Interest income	(8,805)	—	(8,805)
Interest expense	7,961,951	6,247	7,968,198

Total other expense	11,598,892	6,247	11,605,139

Loss before minority interest and pre-acquisition losses	(16,062,411)	(42,084)	(16,148,039)

Minority interest and pre-acquisition losses	467,107	—	467,107

Net loss to common stockholders	$(15,595,304)	$(42,084)	$(15,680,932)

Net loss per common share — basic and diluted	$(0.20)	$(0.00)	$(0.12)

Weighted average number of common shares outstanding — basic and diluted	79,396,172	166,775,000	134,450,626

The accompanying notes are an integral part of these consolidated financial statements.

Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
(A Development Stage Entity)
Consolidated Statements of Stockholders’ Equity (Deficit)

							Deficit
					Discount on		Accumulated	Total
	Common Stock			Additional	Common		During the	Stockholders’
				Paid-In	Stock from	Deferred	Development	Equity
	Shares	Amount		Capital	Stock Split	Compensation	Stage	(Deficit)

Balance at March 5, 2001 (Date of Inception)	—	$		$—	$—	$—	$—	$—
Issuance of founders’ shares for services at $0.00004 per share in March 2001	58,125,000		58,125	—	(55,800)	—	—	2,325
Issuance of common stock for services from a director at $0.00004 per share in May 2001	83,125,000		83,125	—	(79,800)	—	—	3,325
Issuance of stock for cash at $0.002 per share during June through December 2001, net of costs	25,525,000		25,525	—	15,525	—	—	41,050
Net loss	—		—	—	—	—	(18,518)	(18,518)

Balance at December 31, 2001	166,775,000		166,775	—	(120,075)	—	(18,518)	28,182

Net loss	—		—	—	—	—	(25,026)	(25,026)

Balance at December 31, 2002	166,775,000		166,775	—	(120,075)	—	(43,544)	3,156

Net loss	—		—	—	—	—	(42,084)	(42,084)

Balance at December 31, 2003	166,775,000		$166,775	$—	$(120,075)	$—	$(85,628)	$(38,928)

Shares purchased on March 15, 2004 and cancelled in July 2004	(116,775,000)		(116,775)	116,775	—	—	—	—
Reclassification of discount on common stock	—		—	(120,075)	120,075	—	—	—
Shares cancelled by officer in March 2004	(7,380,000)		(7,380)	—	—	—	—	(7,380)
Legal fees related to acquisition	—		—	(13,618)	—	—	—	(13,618)
Capital contributed by officer of Company in March 2004	—		—	15,000	—	—	—	15,000
Issuance of common stock for acquisition of LS Gas, LLC in March 2004	100,000		100	1,000	—	—	—	1,100
Issuance of common stock for acquisition of Touchstone Texas in March 2004	7,000,000		7,000	70,000	—	—	—	77,000
Issuance of common stock for advisory fee related to the acquisition of Touchstone Texas in March 2004	280,000		280	2,800	—	—	—	3,080
Issuance of warrants to Trident in March 2004	—		—	1,175	—	—	—	1,175
Issuance of common stock upon conversion of debt in June and July 2004	6,899,053		6,899	6,892,150	—	—	—	6,899,049
Issuance of warrants in private offering of convertible notes in June and July 2004	—		—	3,211,400	—	—	—	3,211,400
Beneficial conversion feature of convertible note issued in June and July 2004	—		—	3,678,600	—	—	—	3,678,600
Beneficial conversion feature of convertible note to Westwood AR in May 2004	—		—	540,000	—	—	—	540,000
Issuance of common stock for cash at $1.00 per share in July 2004	3,000,000		3,000	2,997,000	—	—	—	3,000,000
Issuance of common stock for services at $1.24 in July 2004	20,000		20	24,780	—	(24,800)	—	—
Offering costs on private offering	285,000		285	(150,285)	—	—	—	(150,000)
Issuance of common stock for cash in November 2004	99,000		99	103,851	—	—	—	103,950
Issuance of common stock for cash in December 2004	265,476		266	278,484	—	—	—	278,750
Offering costs on private offering	—		—	(38,270)	—	—	—	(38,270)
Beneficial conversion feature of convertible note issued in November 2004	—		—	727,709	—	—	—	727,709
Deferred compensation	—		—	—	—	8,200	—	8,200
Net loss	—		—	—	—	—	(15,595,304)	(15,595,304)

Balance at December 31, 2004	60,568,529		$60,569	$18,338,476	$—	$(16,600)	$(15,680,932)	$2,701,513

The accompanying notes are an integral part of these consolidated financial statements.

Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
(A Development Stage Entity)
Consolidated Statements of Cash Flows

	For the Years Ended		March 5, 2001
	December 31,		(Inception) to
			December 31,
	2004	2003	2004

Cash flows from operating activities
Net loss	$(15,595,304)	$(42,084)	$(15,680,932)
Adjustments to reconcile net loss to net cash used in operations
Minority interest and pre-acquisition losses	(467,107)	—	(467,107)
Depreciation	11,670	—	11,670
Impairment of capitalized acquisition and exploration costs	1,624,096	—	1,624,096
Warrants and stock issued for interest expense	10,224	—	10,224
Shares issued for services rendered	—	—	5,650
Equity loss in limited partnerships	3,506,244	—	3,506,244
Amortization of deferred compensation	8,200	—	8,200
Amortization of discount on notes payable	7,315,999	—	7,315,999
Exploration expense applied to prepayments to operator	62,499	—	62,499
Impairment of goodwill	657,914	—	657,914
Bad debt expense	15,454	—	15,454
Change in assets and liabilities
(Increase) Decrease in assets
Accounts receivable — joint interest	(3,166,397)	—	(3,166,397)
Accounts receivable — joint interest related party	(3,313,940)	—	(3,313,940)
Restricted cash	(601,155)	—	(601,155)
Prepaid expenses	(46,264)	(741)	(47,005)
Increase in liabilities
Accounts payable and accrued expenses	8,035,815	25,002	8,067,062

Net cash used in operating activities	$(1,942,052)	$(17,823)	$(1,991,524)

Cash flows from investing activities
Cash acquired from acquisition of wholly-owned subsidiaries and limited partnership interest	4,715	—	4,715
Repayment of note receivable — related party	21,639	—	21,639
Notes receivable	(181,369)	—	(181,369)
Notes receivable — related party	(54,975)	—	(54,975)
Purchase of oil and gas interests and drilling costs	(2,328,453)	—	(2,328,453)
Investment in limited partnership interests	(8,086,875)	—	(8,086,875)
Distributions from limited partnerships	26,385	—	26,385
Purchase of fixed assets	(26,941)	—	(26,941)

Net cash used in investing activities	(10,625,874)	—	(10,625,874)

Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
(A Development Stage Entity)
Consolidated Statements of Cash Flows — (Continued)

	For the Years Ended		March 5, 2001
	December 31,		(Inception) to
			December 31,
	2004	2003	2004

Cash flows from financing activities
Advances from stockholder	—	—	10,000
Repayments to stockholder	—	—	(10,000)
Proceeds from notes payable	807,100	—	807,100
Proceeds from notes payable — related party	279,000	—	279,000
Repayment of notes payable	(5,345,000)	—	(5,345,000)
Repayment of notes payable — related party	(91,500)	—	(91,500)
Proceeds from issuance of convertible debt	10,990,000	100,000	11,090,000
Loan costs	(104,000)	—	(104,000)
Capital contributed by officer	15,000	—	15,000
Minority contributions, net of issuance costs	3,325,500	—	3,325,500
Proceeds from issuance of common stock, net of issuance costs	3,194,430	—	3,235,480

Net cash provided by financing activities	13,070,530	100,000	13,211,580

Net increase in cash and cash equivalents	502,604	82,177	594,182
Cash and cash equivalents at beginning of year	91,578	9,401	—

Cash and cash equivalents, end of year	$594,182	$91,578	$594,182

The accompanying notes are an integral part of these consolidated financial statements.

Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
(A Development Stage Entity)
Notes to Consolidated Financial Statements
NOTE 1 — DESCRIPTION OF BUSINESS
      Cygnus Oil and Gas Corporation (formerly Touchstone Resources USA, Inc. and The Coffee Exchange, Inc.) (the “Company”) was incorporated under the laws of Delaware on March 5, 2001. The Company was organized to develop Internet coffee cafes in Orange County, California.
      On March 15, 2004, the Company experienced a change in management when all of its directors and officers resigned from their positions and it appointed a new officer and director. The Company’s new management implemented a new business plan and completed a series of material transactions and the Company became engaged in oil and gas exploration, development and production and the acquisition of oil and gas properties focusing on projects located in Texas, Mississippi, Louisiana and other traditional oil and gas producing states in the Southern United States, as well as in New Zealand. One of the Company’s wholly-owned subsidiaries is an operator of approximately five different oil projects.
      Effective March 18, 2004, the Company changed its name from “The Coffee Exchange, Inc.” to “Touchstone Resources USA, Inc.” Effective May 2006 the Company changed its name to Cygnus Oil and Gas Corporation.
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
      The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and have been presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

Consolidated Financial Statements
      The accompanying consolidated financial statements include all of the accounts of Touchstone Resources USA, Inc. and its eight subsidiaries consisting of:

•	Touchstone Resources USA, Inc. (“Touchstone Texas”), a wholly-owned Texas corporation incorporated in May 2000

•	Touchstone Awakino, Inc. (“Touchstone Awakino”), a wholly-owned Delaware corporation incorporated in March 2004

•	Touchstone Louisiana, Inc. (“Touchstone Louisiana”), a wholly-owned Delaware corporation incorporated in March 2004

•	Touchstone Vicksburg, Inc. (“Touchstone Vicksburg”), a wholly-owned Delaware corporation incorporated in March 2004

•	Knox Gas, LLC (“Knox Gas”), a 68.18% owned Delaware limited liability company formed in February 2004

•	PHT West Pleito Gas, LLC (“PHT West”), a 86% owned Delaware limited liability company formed in April 2004

•	Touchstone Pierce Exploration, LLC (“Touchstone Pierce”), a wholly-owned Delaware limited liability company formed in June 2004

Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
(A Development Stage Entity)
Notes to Consolidated Financial Statements — (Continued)

•	PF Louisiana, LLC (“PF Louisiana”), a wholly-owned Delaware limited liability company formed in August 2004.
      All significant intercompany accounts and transactions have been eliminated in consolidation.

Equity Method
      Under the guidance of Emerging Issues Task Force D-46, “Accounting for Limited Partnership Investments” the Company uses the equity method to account for all of its limited partnership and membership interests that represent an ownership interest that exceeds 5% of the applicable entity, but is less than 50% of the applicable entity. Under the equity method of accounting, the Company’s proportionate share of the investees’ net income or loss is included in “Loss from limited partnerships and limited liability companies” in the consolidated statements of operations. Any excess investment is evaluated each reporting period for impairment.

Development Stage Enterprise
      The Company is a Development Stage Enterprise, as defined in Statement of Financial Accounting Standards (“SFAS”) No. 7 “Accounting and Reporting for Development Stage Enterprises.” Under SFAS No. 7, certain additional financial information is required to be included in the financial statements for the period from inception of the Company to the current balance sheet date.

Use of Estimates
      The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
      Management believes that it is reasonably possible that the following material estimates affecting the financial statements could significantly change within the next year: (1) estimates of any proved oil and gas reserves, (2) estimates as to the expected future cash flow from any proved oil and gas properties, and (3) estimates of future dismantlement and restoration costs.
      The Company’s business makes it vulnerable to changes in wellhead prices of crude oil and natural gas. Such prices have been volatile in the past and can be expected to be volatile in the future.
      By definition, proved reserves are based on current oil and gas prices. Price declines reduce the estimated quantity of proved reserves and increase annual amortization expense (which is based on proved reserves).

Oil and Gas Accounting
      The Company uses the successful efforts method of accounting for oil and gas producing activities. Costs to acquire mineral interests in oil and gas properties, to drill and equip exploratory wells that find proved reserves, and to drill and equip development wells are capitalized. Costs to drill exploratory wells that do not find proved reserves, geological and geophysical costs, and costs of carrying and retaining unproved properties, are expensed.
      Unproved oil and gas properties that are individually significant are periodically assessed for impairment of value, and a loss is recognized at the time of impairment by providing an impairment allowance. Capitalized costs of producing oil and gas properties, after considering estimated salvage values,

Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
(A Development Stage Entity)
Notes to Consolidated Financial Statements — (Continued)
are depreciated and depleted by the unit-of-production method. Support equipment and other property and equipment are depreciated over their estimated useful lives.
      The Company reviews the carrying values of its long-lived assets whenever events or changes in circumstances indicate that such carrying values may not be recoverable. If, upon review, the sum of the undiscounted pretax cash flows is less than the carrying value of the asset group, the carrying value is written down to estimated fair value. Individual assets are grouped for impairment purposes at the lowest level for which there are identifiable cash flows that are largely independent of the cash flows of other groups of assets, generally on a field-by-field basis. The fair value of impaired assets is determined based on quoted market prices in active markets, if available, or upon the present values of expected future cash flows using discount rates commensurate with the risks involved in the asset group. The long-lived assets of the Company, which are subject to evaluation, consist primarily of oil and gas properties. Impairments are provided if the net capitalized costs of gas and oil properties at the field level exceed their realizable values based upon expected future cash flows.
      Upon the sale or retirement of a complete unit of a proved property, the cost and related accumulated depreciation, depletion, and amortization are eliminated from the property accounts, and the resultant gain or loss is recognized. Upon the retirement or sale of a partial unit of proved property, the cost is charged to accumulated depreciation, depletion, and amortization with a resulting gain or loss recognized in income.
      On the sale of an entire interest in an unproved property for cash or cash equivalent, gain or loss on the sale is recognized, taking into consideration the amount of any recorded impairment as if the property had been assessed individually. If a partial interest in an unproved property is sold, the amount received is treated as a reduction of the cost of the interest retained.

Revenue Recognition
      Revenue is recognized at the time title passes on oil and gas quantities, less any royalties due. Revenues related to natural gas are recognized using the entitlement method of accounting for gas imbalances. Any quantities that are in excess of sales quantities are recorded as a receivable at the lower of the current market price or the market price at the time the imbalance occurred. Any quantities that are lower than the sales quantities are recorded as deferred revenue at the market price at the time the imbalance occurred. There were no gas imbalances as of December 31, 2004 and 2003.
      The Company’s operator division accounts for drilling and management contract revenues in accordance with the term of the underlying drilling or management contract. These contracts generally provide that revenue is earned and recognized on a daily basis for drilling operations and a monthly basis for production operations.

Capitalized Interest
      The Company’s policy is to capitalize interest on expenditures for significant exploration and development projects while activities are in progress to bring the assets to their intended use. The Company had capitalized interest of $1,689 and $0 as of December 31, 2004 and 2003, respectively.

Segment Information
      Under SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information,” the Company has determined it has one reportable operating segment which is the acquisition, exploration and

Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
(A Development Stage Entity)
Notes to Consolidated Financial Statements — (Continued)
development of natural gas and oil properties. The Company’s operations are conducted in two geographic areas as follows:
      Operating revenues for the years ended December 31, 2004 and 2003 by geographical area were as follows:

	December 31,

	2004	2003

United States	$200,809	$—
New Zealand	—	—

	$200,809	$—

      Long-lived assets as of December 31, 2004 and 2003 by geographical area were as follows:

	December 31,

	2004	2003

United States	$10,669,066	$—
New Zealand	262,249	—

	$10,931,315	$—

Cash and Cash Equivalents
      Cash and cash equivalents include cash on hand and investments in money market funds. The Company considers all highly liquid instruments with an original maturity of 90 days or less at the time of purchase to be cash equivalents.

Fixed Assets
      Fixed assets are recorded at cost, less accumulated depreciation and are depreciated using the straight-line method over the estimated useful life of the assets which ranges from five to seven years.

Goodwill
      The Company has adopted Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets,” which addresses the financial accounting and reporting standards for the acquisition of intangible assets outside of a business combination and for goodwill and other intangible assets subsequent to their acquisition. This accounting standard requires that goodwill be separately disclosed from other intangible assets on the balance sheet, and no longer be amortized, but tested for impairment on at least an annual basis.

Concentrations of Credit Risk
      Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash deposits at financial institutions or unsecured loans. At various times during the year, the Company may exceed the federally insured limits. To mitigate this risk, the Company places its cash deposits only with high credit quality institutions. Management believes the risk of loss is minimal.

Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
(A Development Stage Entity)
Notes to Consolidated Financial Statements — (Continued)

Financial Instruments
      The carrying amounts reflected in the consolidated balance sheets for cash and equivalents, short-term receivables and short-term payables approximate their fair value due to the short maturity of the instruments. The carrying value of the convertible notes is recorded at face value less unamortized discounts for beneficial conversion features. Face value is disclosed in Note 13.

Income Taxes
      Income taxes are recorded in the period in which the related transactions have been recognized in the financial statements. Deferred tax assets and liabilities are recorded for expected future tax consequences of loss carryforwards and temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities in the financial statements and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of, or all of, the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Dismantlement, Restoration and Environmental Costs
      The Company follows the guidance of SFAS No. 143, “Accounting for Asset Retirement Obligations” using a cumulative effect approach to recognize transition amounts for asset retirement obligations, asset retirement costs and accumulated depreciation. SFAS No. 143 requires liability recognition for retirement obligations associated with tangible long-lived assets, such as producing well sites, offshore production platforms, and natural gas processing plants. The obligations included within the scope of SFAS No. 143 are those for which a company faces a legal obligation. The initial measurement of the asset retirement obligation is to record a separate liability at its fair value with an offsetting asset retirement cost recorded as an increase to the related property and equipment on the consolidated balance sheet. The asset retirement cost is depreciated using a systematic and rational method similar to that used for the associated property and equipment. As of December 31, 2004 and 2003, the Company’s liability for retirement obligations was minimal.

Loss Per Share
      Loss per common share is calculated in accordance with SFAS No. 128, “Earnings Per Share.” Basic loss per common share is computed by dividing net loss attributable to common stockholders by the weighted average number of common shares outstanding. Diluted loss per share is computed similarly to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if potentially dilutive common shares had been issued and if the additional common shares were dilutive. Shares associated with stock options, warrants and convertible debt are not included because their inclusion would be antidilutive (i.e., reduce the net loss per share).
      The number of shares of common stock and the loss per share for the years ended December 31, 2004 and 2003 have been updated to reflect the 25 for 1 stock split effected in March 2004 (see Note 14).

Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
(A Development Stage Entity)
Notes to Consolidated Financial Statements — (Continued)
      The common shares potentially issuable arising from these instruments, which were outstanding during the periods presented in the financial statements, consisted of:

	2004	2003

Warrants	5,943,015	—
Convertible debt	4,009,091	—

	9,952,106	—

Recent Accounting Pronouncements
      In December 2004, the Financial Accounting Standards Board issued FASB Statement (“SFAS”) No. 123 (revised 2004), Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS 123(R) supersedes Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees. Generally, the approach in SFAS 123(R) is similar to the approach described in Statement 123. However, Statement 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. Statement 123(R) must be adopted no later than January 1, 2006 and early adoption is permitted in periods in which financial statements have not yet been issued.
      As required, the Company will adopt SFAS No. 123(R) by January 1, 2006. Upon implementation of SFAS No. 123(R), the Company may either recognize compensation cost for share-based payments to employees based on the grant-date fair value from the beginning of the period in which the provisions are first applied, without restating periods prior to adoption, or may elect to restate prior periods by recognizing compensation costs in the amounts previously reported in the pro-forma footnote disclosures under the provisions of SFAS 123. The Company is evaluating the impact of the two adoption methods and as yet has not determined which method it will utilize.
      The Company cannot estimate the impact of adopting Statement No. 123(R) because it will depend on levels of share-based payments granted in the future but, based solely upon the pro-forma disclosures for prior periods, it believes that the impact will not be material to its results of operations.
NOTE 3 — GOING CONCERN
      The Company is in the development stage and has incurred losses since its inception. Also, its current liabilities exceed its current assets and it will need additional cash to fund operations. There are no assurances the Company will receive funding necessary to implement its business plan. This raises substantial doubt about the ability of the Company to continue as a going concern.
      The Company believes that the proceeds that it plans to raise from private offerings of securities and its current and projected revenues from oil and gas operations will be sufficient to fund its operations through December 2005. The Company will need to raise additional funds in the event it locates additional prospects for acquisition, experiences cost overruns at its current prospects, or fails to generate projected revenues.
      The Company’s ability to continue as a going concern is dependent upon the Company raising additional financing on terms desirable to the Company. If the Company is unable to obtain additional funds when they are required or if the funds cannot be obtained on terms favorable to the Company, management may be required to delay, scale back or eliminate its well development program or even be

Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
(A Development Stage Entity)
Notes to Consolidated Financial Statements — (Continued)
required to relinquish its interest in one or more properties or in the extreme situation, cease operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
NOTE 4 — BUSINESS COMBINATIONS
      In accordance with accounting Research Bulletin No. 51 “Consolidated Financial Statements,” the financial operations of the acquired subsidiaries have been reflected in the financial statements as if they had been acquired as of January 1, 2004, with the related pre-acquisition losses being deducted at the bottom of the condensed consolidated statement of operations.

Acquisition of Touchstone Texas
      On March 23, 2004, the Company acquired 100% of the issued and outstanding shares of common stock of Touchstone Texas from Touchstone Resources, Ltd. (“Touchstone Canada”), in consideration for which the Company issued 7,000,000 shares of its common stock to Touchstone Canada. The 7,000,000 shares were valued by an independent valuation consultant at $70,000. The purchase price was allocated to the assets and liabilities in accordance with SFAS No. 141 “Business Combinations.” In connection with this acquisition, the Company issued 280,000 shares of its common stock to an investment advisor valued at $2,800. On March 23, 2004, Touchstone Texas had a deficit of $751,724, which consisted of the following components:

Cash	$509,329
Other current assets	188,616
Fixed assets	35,687

Total assets	$733,632

Accounts and notes payable	$1,301,383
Deposits from working interest owners	183,973

Total liabilities	$1,485,356

Net deficit acquired	$(751,724)

      The excess purchase price of $824,524 was recognized as goodwill. Subsequent to March 23, 2004, the Company recorded a post closing acquisition adjustment to the balance of accounts payable of Touchstone Texas assumed by Touchstone Canada at March 23, 2004, as a result of which the goodwill originally recognized was reduced to $657,914.
      In connection with the acquisition, the original payables of Touchstone Texas were to be assumed by Touchstone Canada. Touchstone Texas was unable to obtain releases from certain of its creditors relating to a portion of the payables assumed by Touchstone Canada. According to Emerging Issues Task Force 02-10, “Determining Whether a Debtor is Legally Released as Primarily Obligor When the Debtor Becomes Secondarily Liable under the Original Obligation”, unless and until a novation agreement (an agreement that is binding on a creditor and modifies the original debt so that the creditor accepts assets or new obligations in satisfaction of the original liability and discharges the original debt agreement with the debtor) exists between the original debtor and the creditor or all requirements for legal defeasance have been met, the creditor has the legal right to pursue the original debtor under the original obligation before it pursues a new debtor. Since Touchstone Texas had not received the releases from certain of its creditors for net liabilities amounting to approximately $752,000 it was still liable for those net liabilities and

Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
(A Development Stage Entity)
Notes to Consolidated Financial Statements — (Continued)
required to reflect them on its balance sheet. The Company, therefore, recorded an additional amount of net liabilities of $752,000 and increased the goodwill by the same amount. This full amount of goodwill was impaired at December 31, 2004 using a present value technique to measure fair value.

Acquisition of Knox Gas
      On March 24, 2004 the Company purchased from FEQ Gas, LLC, (“FEQ Gas”), a 75% membership interest in Knox Gas, which owns a 99% limited partnership interest in Knox Miss Partners, L.P., (“Knox Miss LP”), and a 1% membership interest on Knox Miss, LLC (“Knox Miss LLC”), a Delaware limited liability company and the general partner in Knox Miss LP. The Company agreed to assume FEQ Gas’ obligation to make capital contributions to Knox Gas in the amount of $5 million, which was subsequently reduced pursuant to the August 2004 amendment to the operating agreement described below. As of December 31, 2004 the Company has contributed $2,877,500 to Knox Gas.
      Following is the condensed consolidated balance sheet of Knox Gas and its Knox Miss LP subsidiary on March 24, 2004:

Notes and interest receivable	$32,335
Advance payments to operators	884,191
Unproved oil and gas property	4,079,702
Subscription receivable	4,500,000
Miscellaneous	(83)

Total assets	$9,496,145

Accrued expenses	$41,314
Notes payable	4,504,500
Minority interest	8,151

Total liabilities and minority interest	$4,553,965

Net assets acquired	$4,942,180

      The excess purchase price of Knox Gas in the amount of $57,820 was allocated to unproved oil and gas property.
      In August 2004, Knox Gas amended its operating agreement to admit a new member which reduced Touchstone’s membership interest in Knox Gas from 75% to 68.18%. The amendment resulted in the new member becoming the sole Class B Member and all other members as Class A Members.
      Available cash will be distributed among the members of Knox Gas in proportion to their respective percentage interests. Profits and losses of Knox gas will be allocated, after giving effect to certain regulatory allocations and cumulative prior allocations, to the members in proportion to their percentage interests.

Knox Gas’ Acquisition of Knox Miss Partners, L.P.
      On February 26, 2004, Knox Gas acquired a 99% limited partnership interest in Knox Miss L.P. and 1% membership interest in Knox Miss LLC from Endeavour International Corporation (“Endeavour”), in consideration of which Knox Gas paid $500,000 in cash and issued a secured promissory note of $4,500,000 to Endeavour (see Note 11).

Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
(A Development Stage Entity)
Notes to Consolidated Financial Statements — (Continued)
      The following is the condensed balance sheet of Knox Miss LP on February 26, 2004:

Cash	$3,404
Notes and interest receivable	45,368
Advance payments to operators	905,024
Unproved oil and gas property	2,766,623

Total assets	$3,720,419

Accrued expenses	$23,687
Notes payable	1,250
Minority interest	8,562

Total liabilities and minority interest	$33,499

Net assets acquired	$3,686,920

      The excess purchase price of $1,313,080 was allocated to unproved oil and gas property.
      The following pro forma presentation assumes the Company’s acquisitions of Touchstone Texas and Knox Gas, and Knox Gas’ acquisition of Knox Miss LP took place on January 1, 2003 and shows the pro forma effect on loss from operations. The historical column presents the unaudited financial information of the Company for the periods indicated.

	Year Ended December 31, 2004		Year Ended December 31, 2003

	Historical	Pro Forma	Historical	Pro Forma

Revenue	$200,809	$200,809	$—	$133,133
Operating expenses	4,664,328	4,664,328	35,837	12,249,002
Loss from operations	(4,463,519)	(4,463,519)	(35,837)	(12,115,869)
Other (income) loss	11,598,892	11,598,892	6,247	2,403,935
Net loss before minority interest and pre-acquisition losses	(16,062,411)	(16,062,411)	(42,084)	(14,519,804)
Minority interest and pre-acquisition losses	467,107	255,792	—	15,632
Net loss to common stockholders	(15,595,304)	(15,806,619)	(42,084)	(14,504,172)
Net loss per common share — basic and diluted	(0.20)	(0.20)	(0.00)	(0.08)
Weighted average number of common shares outstanding — basic and diluted	79,396,172	79,396,172	166,775,000	174,055,000

Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
(A Development Stage Entity)
Notes to Consolidated Financial Statements — (Continued)
NOTE 5 — INCOME TAXES
      Deferred income taxes result from the net tax effects of temporary timing differences between the carrying amounts of assets and liabilities reflected on the financial statements and the amounts recognized for income tax purposes. The tax effects of temporary differences and net operating loss carryforwards that give rise to significant portions of deferred tax assets and liabilities are as follows at December 31:

	2004	2003

Deferred tax asset
Tax benefit arising from net operating loss carryforward	$8,731,000	$20,100
Goodwill impairment	263,400	—

	8,994,400	20,100
Deferred tax liability
Excess of tax losses for equity investments	280,200	—

	280,200	—

Net deferred assets	8,714,200	20,100
Less valuation allowance	(8,714,200)	(20,100)

Net deferred tax asset	$—	$—

      The income tax expense (benefit) consists of the following:

	December 31,

	2004	2003

Deferred
Federal	$(13,800)	$—
State	(3,000)	—
Federal and state benefit of net operating loss carryforward	8,710,900	20,100

	8,694,100	20,100
Less valuation allowance	(8,694,100)	(20,100)

Income tax expense	$—	$—

      As of December 31, 2004, the Company had losses which resulted in net operating loss carryforwards for tax purposes amounting to approximately $22,076,000 that may be offset against future taxable income. These NOL carryforwards expire beginning 2018 through 2019. However, these carryforwards may be significantly limited due to changes in the ownership of the Company as a result of future equity offerings.
      Recognition of the benefits of the deferred tax assets and liabilities will require that the Company generate future taxable income. There can be no assurance that the Company will generate any earnings or any specific level of earnings in future years. Therefore, the Company has established a valuation allowance for deferred tax assets (net of liabilities) of approximately $8,714,200 and $20,100 as of December 31, 2004 and 2003, respectively.

Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
(A Development Stage Entity)
Notes to Consolidated Financial Statements — (Continued)
      The following table presents the principal reasons for the difference between the Company’s effective tax rates and the United States federal statutory income tax rate of 35%.

	December 31,

	2004	2003

Federal income tax benefit at statutory rate	$5,458,300	$14,700
State income tax benefit (net of effect of federal benefit)	709,600	3,400
Non-deductible expenses	(2,810,600)	—
Touchstone Texas NOL carryforward	5,407,200	—
Other	(70,400)	—
Change in valuation allowance	(8,694,100)	(18,100)

Income tax benefit	$—	$—

Effective income tax rate	0%	0%

NOTE 6 — DUE FROM RELATED PARTY
      As of December 31, 2004, the Company had advanced $50,975 to PHT Vicksburg Partners, LP (“PHT Vicksburg”), a limited partnership in which the Company has an equity interest, and $35,000 to Touchstone Canada, respectively. The president of Touchstone Canada served as the president of Touchstone Texas until his resignation on June 2, 2004. In addition, the Company was owed $101,607 from Touchstone Canada for payment of accounts payable, which Touchstone Canada had agreed to assume prior to the Company’s acquisition of Touchstone Texas.
NOTE 7 — OIL AND GAS PROSPECT AND OPERATIONS

Knox Miss LP
      During 2002, Knox Miss LP entered into exploration agreements (“Exploration Agreements”) with SKH Exploration, Inc. and SKH Energy Partners II, LP (collectively, “SKH”) to jointly cooperate and participate in the exploration and development of oil, gas and mineral leases in the Livingston Transform Area, Longview and Osborn prospects which cover several counties in Mississippi. Pursuant to the Exploration Agreements, Knox Miss LP purchased a 50% share in various leasehold interests from SKH for an aggregate purchase price of $2,646,184. Subsequently, the remaining 50% interest was purchased from SKH by Clayton Williams Energy, Inc.
      On May 23, 2002, Knox Miss LP entered into an Exploration and Development Agreement (the “Agreement”) with Clayton Williams Energy, Inc. (“Clayton Williams”) to jointly cooperate and participate in the exploration and development of oil, gas and mineral leases in certain prospects which cover several counties in Mississippi. Pursuant to the Agreement, Knox Miss LP was required to pay Clayton Williams a management fee in the aggregate amount of $500,000 payable in twenty-four monthly installments. During 2003 and 2002, Knox Miss LP had purchased 50% working interest in various oil, gas and mineral leases. As a result of the settlement of Knox Miss LP’s lawsuit with Clayton Williams on May 26, 2004 (see Note 15), Knox Miss LP assigned all of its leasehold interests it acquired from May 23, 2002 through April 30, 2004 in the original area of mutual interest back to Clayton Williams, except for the School Board Lease, which Knox Miss LP acquired in August 2002 for $136,644.

Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
(A Development Stage Entity)
Notes to Consolidated Financial Statements — (Continued)
      In addition, Knox Miss LP assigned all of its leasehold interests in the Savannah Lake prospect it acquired from SKH Energy during 2002 to Clayton Williams, the value of which was approximately $261,474.
      During 2003 and 2002, Knox Miss LP acquired various leasehold interests in Noxubee County, Mississippi. As a result of Knox Miss LP’s settlement of its lawsuit with Clayton Williams, Knox Miss LP assigned half of its leasehold interests in Noxubee County to Clayton Williams in the amount of $45,124.

Touchstone Pierce Exploration, LLC
      On June 28, 2004, the Company formed Touchstone Pierce Exploration, LLC as the sole managing member. Pursuant to the operating agreement of Touchstone Pierce, the Company may be called upon from time to time for contributions so as to meet the reasonable capital requirements of Touchstone Pierce.
      In July 2004, Touchstone Pierce acquired an option to purchase various leases on the Pierce Ranch in Matagorda County, Texas from South Oil, Inc. (“South Oil”). As of December 31, 2004, the Company had cancelled its option and recorded an impairment charge of $42,500.
      At the discretion of the Company, the managing member of Touchstone Pierce, available cash will be distributed based on the value of aggregate capital contributions.

PHT West Pleito Gas, LLC
      On April 22, 2004, the Company made an initial capital contribution of $373,500 to PHT West Pleito Gas, LLC (“PHT West”), in exchange for an 83.4% membership interest in PHT West. In July 2004, the Company made an additional capital contribution of $749,000 to PHT West. Pursuant to operating agreement of PHT West, the Company and the other non-managing members in PHT West may be called upon from time to time for additional contributions to meet the reasonable capital requirements of PHT West. PHT West owned a 35% working interest in approximately 1,800 acres of leases in Kern County, California, for which Touchstone Texas was the operator.
      In May and June 2004, the operating agreement of PHT West was amended to reflect the addition of another member, which reduced the Company’s membership interest to 71.5%.
      At the discretion of PHT Gas, LLC, the managing member of PHT West, available cash will be distributed based on the value of aggregate capital contributions.
      During July of 2004, due to certain drilling difficulties, Touchstone Texas resigned as the operator in the West Pleito Fan and PHT West notified the other non-operators that it decided to surrender its entire working interest in the prospect to the remaining non-operators. As a result, PHT West has impaired all of the leasehold acquisition and drilling costs incurred as of December 31, 2004 and recorded an impairment charge of $1,338,028.
      In August 2004, the operating agreement of PHT West was amended to reflect the addition of another member and additional paid-in capital by the member, which increased the Company’s membership interest to 86%.

PF Louisiana LLC
      On August 13, 2004, the Company made an initial capital contribution of $150,000 to PF Louisiana LLC, in exchange for a 100% membership interest in PF Louisiana. Pursuant to the operating agreement

Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
(A Development Stage Entity)
Notes to Consolidated Financial Statements — (Continued)
of PF Louisiana, the Company may be called upon from time to time for additional contributions to meet the reasonable capital requirements of PF Louisiana. On August 13, 2004, PF Louisiana acquired 1,030.54 acres in Iberia Parish, Louisiana.
      At the discretion of the Company, the managing member of PF Louisiana, available cash will be distributed based on the value of the aggregate capital contributions.

Touchstone Texas
      Since its acquisition by the Company on March 23, 2004, the principal business activity of Touchstone Texas has been serving as the operator to manage the development and operations for several oil and gas projects. During the year ended December 31, 2004, Touchstone Texas operated on various projects including the Vicksburg, Wharton, Maverick, and Hackberry projects, all of which are located in Texas. The Company’s equity Investees, PHT Vicksburg, PHT Wharton and Maverick Basin are the working interest holder and non-operators (“Joint Interest Owners”) in the Vicksburg, Wharton, and Maverick projects, respectively. As the operator of the oil and gas projects, Touchstone Texas pays and discharges all costs and expenses incurred in the development and operations of the joint interest area and charges all of the Joint Interest Owners their proportionate shares in accordance with the joint operating agreement (“JOA”). Touchstone Texas bills the Joint Interest Owners monthly through the joint interest billing statement for their share of costs, credits, and operating fees relating to the joint operations. As of December 31, 2004, Touchstone Texas maintained restricted cash related to the joint operations received from the Joint Interest Owners in the amount of $1,058,620, accounts receivable from the Joint Interest Owners of $6,299,889, and accounts payable for costs and expenses incurred on the joint operations of $8,224,332. As of December 31, 2004, the Company does not deem it necessary to set up an allowance for the accounts receivable due from the Joint Interest Owners.
      Touchstone Texas is the general partner and owns a 1.81% interest in 2001 Hackberry Drilling Fund, LP (“2001 HDF”). During 2004, Touchstone Texas recorded an impairment charge of $6,600 in its investment in 2001 HDF.

Summary
      Oil and gas properties consisted of the following at December 31, 2004:

		Touchstone
	Knox Miss, LP	Pierce	PF Louisiana	Total

Unproved properties acquisition costs	$2,682,167	$—	$444,000	$3,126,167
Other capitalized costs	264,555	—	1,689	266,244
Excess purchase price for Knox Gas’ acquisition of Knox Miss LP that was allocated to unproved oil and gas property (see Note 4)	1,313,080	—	—	1,313,080
Excess purchase price for the Company’s acquisition of Knox Gas that was allocated to unproved oil and gas property (see Note 4)	57,820	—	—	57,820

Net capitalized oil and gas properties	$4,317,622	$—	$445,689	$4,763,311

Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
(A Development Stage Entity)
Notes to Consolidated Financial Statements — (Continued)
NOTE 8 — EQUITY INTERESTS IN OIL AND GAS PROPERTIES

PHT Vicksburg Partners, L.P.
      On March 23, 2004, Touchstone Vicksburg purchased a 9.9% limited partnership interest in PHT Vicksburg Partners, LP, a Delaware limited partnership, from Montex Exploration, Inc. (“Montex”), a Delaware corporation, for $48,000. After the purchase, the Company invested an additional $414,503 (net of partner distributions) in PHT Vicksburg. On April 1, 2004, the limited partnership agreement was amended to remove seven limited partners, which increased Touchstone Vicksburg’s limited partnership interest to 27.50%. As of December 31, 2004, PHT Vicksburg had acquired various leasehold interests in East Coastal Field Prospect and Sullivan City Prospect located in Starr and Hidalgo Counties, Texas.
      At the discretion of PHT Gas, LLC, the general partner of PHT Vicksburg, available cash will be distributed 99% to the limited partner to the extent of its unreturned capital balance and 1% to PHT Gas, LLC until all unreturned capital balances have been returned, and then 75% to the limited partners in proportion to their respective percentage interests and 25% to PHT Gas, LLC. Distributions in liquidation of the partnership will be made in accordance with the capital accounts subject to the above distributions. In general, profits will be allocated, after giving effect to certain regulatory allocations and cumulative prior allocations, 75% to the limited partner and 25% to PHT Gas, LLC. Losses in general will be allocated, after giving effect to regulatory allocations and certain proportionate allocations, to all partners with a positive capital account in proportion to the extent of their balances and then entirely to PHT Gas, LLC.

Awakino South Exploration, LLC
      On March 23, 2004, Touchstone Awakino purchased a 4.6% Class B membership interest in Awakino South Exploration, LLC (“Awakino South”), a Delaware limited liability company, from Montex for $150,000. After the purchase, Touchstone Awakino invested an additional $196,154 in Awakino South, and received an additional 4.54% membership interest. During 2003, Awakino South acquired a 75% working interest in the Petroleum Exploration Permit No. PEP38479 oil and gas prospect located in New Zealand for $3,000,000.
      In August 2004, the operating agreement of Awakino South was amended to reflect the addition of two other members, which reduced the Company’s membership interest to 7.93%.
      At the discretion of PHT Gas, LLC, the Class A and managing member, available cash will be distributed 99% to Class B members to the extent of its unreturned capital balance and 1% to PHT Gas, LLC until all unreturned capital balances have been returned and then 80% to the Class B members in proportion to their respective percentage interests and 20% to the Class A member. Distributions in liquidation of the limited liability company will be made in accordance with the capital accounts subject to the above distributions. Profit and loss is allocated to the members based on their respective distribution percentages.

PHT Stent Partners, L.P.
      On March 26, 2004, the Company became a limited partner in PHT Stent Partners, L.P. (“PHT Stent”), a Delaware limited partnership for which PHT Gas, LLC is the general partner. Pursuant to the partnership agreement, the Company and the other limited partners in PHT Stent may be called upon from time to time for additional contributions so as to meet the reasonable capital requirements of PHT Stent.

Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
(A Development Stage Entity)
Notes to Consolidated Financial Statements — (Continued)
      In August 2004, the limited partnership agreement of PHT Stent was amended to allow the addition of another limited partner, who became the sole Class B limited partner. The Company, together with other limited partners, became the Class A limited partners. On December 31, 2004, the limited partnership agreement was amended again, which increased the Company’s partnership interest to 24.75%. As of December 31, 2004, the Company had contributed $687,500 for a 19.80% interest in PHT Stent.
      At the discretion of the general partner, available cash will be distributed as follows:

(i) If on the date of such distribution there are any Class B limited partners, 25% of the cash available for distribution will be distributed to the Class B limited partners and the general partner in the order of priority indicated on the amended limited partnership agreement.

(ii) The remainder of the cash available for distribution to limited partners will be distributed among the Class A limited partners and the general partner in the following order of priority:

(a) First, 99% to the Class A limited partners in proportion to and to the extent of their unreturned capital balances and 1% to the general partner until all unreturned capital balances have been reduced to zero.

(b) Then, 75% to the limited partners in proportion to their percentage interests and 25% to the general partner.
      In general, profits will be allocated, after giving effect to certain regulatory allocations and cumulative prior allocations, 56.25% to the Class A limited partners, 25% to the Class B limited partners and 18.75% to the general partner. Losses in general will be allocated, after giving effect to regulatory allocations and certain proportionate allocations, to all partners with a positive capital account in proportion to the extent of their balances and then entirely to PHT Gas, LLC.

LS Gas, LLC
      On March 23, 2004, the Company entered into an interest purchase agreement with Touchstone Louisiana and Touchstone Canada whereby Touchstone Louisiana purchased a 10% membership interest in LS Gas, LLC, a Delaware limited liability company, from Touchstone Canada, a related party, in consideration for which the Company issued 100,000 shares of its common stock to Touchstone Canada. The shares were valued at $1,000.
      At the discretion of the managing member of LS Gas, LLC, available cash will be distributed to the members pro rata in accordance with their respective percentage interests. Profits and losses of the company will be allocated to the members pro rata in accordance with their respective percentage interests.

Louisiana Shelf Partners, L.P.
      In April 2004, Touchstone Louisiana purchased a 24.9975% Class A limited partnership interest in Louisiana Shelf Partners, LP (“LSP”) from Endeavour, in consideration for which the Company paid Endeavour $250,000 and issued a 3% promissory note payable to Endeavour in the amount of $2,000,000. The note was contingent on LSP completing its first well which was completed at December 31, 2004. Payments are to be made against the note once the well starts generating positive cash flow. There are also conditional accelerated payments that are contingent upon certain production levels. This is disclosed in more detail in Note 11. Subsequent to the purchase, Touchstone Louisiana invested an additional $1,000,000 in LSP. LSP is the holder of two leases in the State Waters adjoining Cameron Parish, Louisiana. State Lease 17742 will expire in March 2006 and State Lease 17666 is set to expire in

Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
(A Development Stage Entity)
Notes to Consolidated Financial Statements — (Continued)
December 2005, as a result of the Company electing not to pay annual rentals that were due December 2004. Accordingly, LSP recorded an impairment charge of $3,230,420 related to State Lease 17666 during the year ended December 31, 2004.
      In August 2004, LSP amended its limited partnership agreement to allow the addition of another limited partner, who became the sole Class C limited partner. The Company, together with other limited partners, became the Class A limited partners. The Company’s ownership interest in LSP was reduced to 24.98%.
      At the discretion of LS Gas, LLC, the general partner, available cash will be distributed as follows:

(i) If on the date of such distribution there are any Class C limited partners, 13% of the cash available for distribution will be distributed to the Class C limited partners and the general partner in the order of priority per the amended limited partnership agreement.

(ii) The remainder of the cash available for distribution to limited partners will be distributed among the Class A limited partners, Class B limited partners and the general partner in the following order of priority:

(a) First, to the Class A limited partners, an amount equal to the accrued but unpaid Class A preferred return as of the date of the distribution, distributed to each Class A limited partner pro rata in proportion to the amount of each Class A limited partner’s unpaid Class A preferred return as of that date;

(b) Second, to the general partner and the Class A limited partners in proportion to their respective unreturned capital as of the date of the distribution, until the general partner’s unreturned capital and each Class A limited partner’s unreturned capital has been reduced to zero;

(c) Third, to the Class B limited partners in proportion to their respective unreturned capital, until each Class B limited partner’s unreturned capital has been reduced to zero; and

(d) Thereafter, 40% to the general partner, and 60% to the Class A limited partners, pro rata in proportion to each Class A limited partner’s percentage interest.
      In general, profits and losses will be allocated, after giving effect to the regulatory allocations per the amended limited partnership agreement, 13% to the capital accounts of the Class C limited partners and the general partner, in the order of priority. The remainder that is available for allocation to limited partners will be allocated to the capital accounts for the Class A limited partners, Class B limited partners and general partner per the amended limited partnership agreement.

PHT Wharton Partners, L.P.
      In April 2004, the Company became a limited partner in PHT Wharton Partners, L.P. (“PHT Wharton”), a limited partnership formed in January 2004 for which PHT Gas, LLC is the general partner. As of December 31, 2004, the Company has contributed $1,170,000 to the partnership for a 17.82% limited partnership interest. Pursuant to the partnership agreement, the Company and the other limited partners in PHT Wharton may be called upon from time to time for additional contributions so as to meet the reasonable capital requirements of PHT Wharton. During 2004, PHT Wharton acquired various leases in various prospects located in Wharton County, Texas.

Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
(A Development Stage Entity)
Notes to Consolidated Financial Statements — (Continued)
      In August 2004, PHT Wharton amended its limited partnership agreement to allow the addition of another limited partner, who became the sole Class B limited partner. The Company, together with other limited partners, became the Class A limited partners.
      At the discretion of the general partner, available cash will be distributed as follows:

(i) If on the date of such distribution there are any Class B limited partners, 20% of the cash available for distribution will be distributed to the Class B limited partners and the general partner per the amended limited partnership agreement.

(ii) The remainder of the cash available for distribution to limited partners will be distributed among the Class A limited partners and the general partner in the following order of priority:

(a) First, 99% to the Class A limited partners in proportion to and to the extent of their unreturned capital balances and 1% to the general partner until all unreturned capital balances have been reduced to zero.

(b) Then, 75% to the limited partners in proportion to their percentage interests and 25% to the general partner.
      In general, profits will be allocated, after giving effect to certain regulatory allocations and cumulative prior allocations, 60% to the Class A limited partners, 20% to the Class B limited partners and 20% to the general partner. Losses in general will be allocated, after giving effect to regulatory allocations and certain proportionate allocations, to all partners with a positive capital account in proportion to the extent of their balances and then entirely to the general partner.

PHT Vela Partners, L.P.
      In April 2004, the Company became a limited partner in PHT Vela Partners, L.P. (“PHT Vela”), a limited partnership formed in January 2004 for which PHT Gas, LLC is the general partner. Pursuant to the partnership agreement, the Company and the other limited partners in PHT Vela may be called upon from time to time for additional contributions so as to meet the reasonable capital requirements of PHT Vela. During 2004, PHT Vela has acquired a 55% working interest in the Vela leases located in Zapata County, Texas.
      In August 2004, PHT Vela amended its limited partnership agreement to allow the addition of another limited partner, who became the sole Class B limited partner. The Company, together with other limited partners, became the Class A limited partners. As of December 31, 2004, the Company had contributed $1,200,000 to the partnership for a 28.8% limited partnership interest.
      At the discretion of the general partner, available cash will be distributed as follows:

(i) If on the date of such distribution there are any Class B limited partners, 18.18% of the cash available for distribution will be distributed to the Class B limited partners and the general partner per the amended limited partnership agreement.

(ii) The remainder of the cash available for distribution to limited partners will be distributed among the Class A limited partners and the general partner in the following order of priority:

(a) First, 99% to the Class A limited partners in proportion to and to the extent of their unreturned capital balances and 1% to the general partner until all unreturned capital balances have been reduced to zero.

Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
(A Development Stage Entity)
Notes to Consolidated Financial Statements — (Continued)

(b) Then, 80% to the limited partners in proportion to their percentage interests and 20% to the general partner.
      In general, profits will be allocated, after giving effect to certain regulatory allocations and cumulative prior allocations, 65.456% to the Class A limited partners, 18.18% to the Class B limited partners and 16.364% to the general partner. Losses in general will be allocated, after giving effect to regulatory allocations and certain proportionate allocations, to all partners with a positive capital account in proportion to the extent of their balances and then entirely to the general partner.

PHT Good Friday Partners, L.P.
      In June 2004, the Company became a limited partner in PHT Good Friday Partners, L.P. (“PHT Good Friday”), a limited partnership formed in June 2004 for which PHT Gas, LLC is the general partner. Pursuant to the partnership agreement, the Company and the other limited partners in PHT Good Friday may be called upon from time to time for additional contributions so as to meet the reasonable capital requirements of PHT Good Friday.
      In August 2004, PHT Good Friday amended its limited partnership agreement to allow the addition of another limited partner, who became the sole Class B limited partner. The Company, together with other limited partners, became the Class A limited partners. As of December 31, 2004, the Company has contributed $900,000 to the partnership for a 15.36% limited partnership interest.
      At the discretion of the general partner, available cash will be distributed as follows:

(i) If on the date of such distribution there are any Class B limited partners, 33.33% of the cash available for distribution will be distributed to the Class B limited partners and the general partner in the order of priority per the amended limited partnership agreement.

(ii) The remainder of the cash available for distribution to limited partners will be distributed among the Class A limited partners and the general partners in the following order of priority:

(a) First, 99% to the Class A limited partners in proportion to and to the extent of their unreturned capital balances and 1% to the general partner until all unreturned capital balances have been reduced to zero.

(b) Then, 75% to the limited partners in proportion to their percentage interests and 25% to the general partner.
      In general, profits will be allocated, after giving effect to certain regulatory allocations and cumulative prior allocations, 50% to the Class A limited partners, 33.33% to the Class B limited partners and 16.67% to the general partner. Losses in general will be allocated, after giving effect to regulatory allocations and certain proportionate allocations, to all partners with a positive capital account in proportion to the extent of their balances and then entirely to the general partner.

PHT Martinez Partners, L.P.
      In June 2004, the Company became a limited partner in PHT Martinez Partners, L.P. (“PHT Martinez”), a limited partnership formed in June 2004 for which PHT Gas, LLC is the general partner. Pursuant to the partnership agreement, the Company and the other limited partners in PHT Martinez may be called upon from time to time for additional contributions so as to meet the reasonable capital requirements of PHT Martinez.

Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
(A Development Stage Entity)
Notes to Consolidated Financial Statements — (Continued)
      In August 2004, PHT Martinez amended its limited partnership agreement to allow the addition of another limited partner, who became the sole Class B limited partner. The Company, together with other limited partners, became the Class A limited partners. As of December 31, 2004, the Company had contributed $700,000 of the $900,000 it subscribed to the partnership for a 19.8% limited partnership interest.
      At the discretion of the general partner, available cash will be distributed as follows:

(i) If on the date of such distribution there are any Class B limited partners, 33.33% of the cash available for distribution will be distributed to the Class B limited partners and the general partner in the order of priority per the amended limited partnership agreement;

(ii) The remainder of the cash available for distribution to limited partners will be distributed among the Class A limited partners and the general partner in the following order of priority:

(a) First, 99% to the Class A limited partners in proportion to and to the extent of their unreturned capital balances and 1% to the general partner until all unreturned capital balances have been reduced to zero.

(b) Then, 75% to the limited partners in proportion to their percentage interests and 25% to the general partner.
      In general, profits will be allocated, after giving effect to certain regulatory allocations and cumulative prior allocations, 50% to the Class A limited partners, 33.33% to the Class B limited partners and 16.67% to the general partner. Losses in general will be allocated, after giving effect to regulatory allocations and certain proportionate allocations, to all partners with a positive capital account in proportion to the extent of their balances and then entirely to the general partner.

Maverick Basin Exploration, LLC
      On June 23, 2004, the Company formed Maverick Basin Exploration, LLC as the initial Class A member with a 74.25% membership interest and initial Class B member with a 24.75% membership interest. PHT Gas, LLC was the initial Class C member with a 1% membership interest. Pursuant to the operating agreement of Maverick Basin, the Company may be called upon from time to time for capital contributions to meet the reasonable capital requirements of Maverick basin.
      On July 14, 2004, prior to making any membership contributions to Maverick Basin, the Company withdrew as the Class A member. Simultaneously, South Oil agreed to become the Class A member of Maverick Basin and assumed the capital contribution requirements of the Class A member.
      On July 28, 2004, Maverick Oil and Gas, Inc. agreed to assume the Class A membership from South Oil, Inc.
      On August 6, 2004, the operating agreement was amended to change the Company’s initial capital contribution to $100,000, for which the Company had already made during July 2004.
      At the discretion of the manager, available cash will be distributed as follows:

(i) First, to the Class A and Class B members in proportion to their respective capital contributions to the extent of their unreturned capital balances.

(ii) Second, and thereafter, 21.25% to the Class A members, 63.75% to the Class B members, and 15% to Class C members. Distribution will be allocated among the Class A, Class B, and Class C members in proportion to each member’s respective percentage interest.

Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
(A Development Stage Entity)
Notes to Consolidated Financial Statements — (Continued)

PHT La Paloma Partners, L.P.
      On August 12, 2004, the Company became a limited partnership in PHT La Paloma Partners, L.P. (“PHT La Paloma”), a Delaware limited partnership formed in August 2004 for which PHT Gas, LLC is the general partner. Pursuant to the partnership agreement, the Company and the other limited partners in PHT La Paloma may be called upon from time to time for additional contribution, so as to meet the reasonable capital requirements of PHT La Paloma. As of December 31, 2004, the Company had contributed $633,333 to the partnership.
      Cash available for distribution will be distributed in the following order of priority:

(i) First, to the limited partners in proportion to their respective unreturned capital as of the date of distribution, until the limited partners’ unreturned capital has been reduced to zero.

(ii) Second, and thereafter, 15% to the general partner and 85% to the limited partners pro rata in proportion to each limited partner’s percentage interest.
      In general, profits will be allocated after giving effect to certain regulatory allocations and cumulative prior allocations, 85% to the limited partners and 15% to the general partner. Losses in general will be allocated, after giving effect to regulatory allocations and certain proportionate allocations, to all partners with a positive capital account in proportion to the extent o their balances and then entirely to the general partner.

Summary
      The following table summarizes the Company’s interests in oil and gas non-public limited partnerships accounted for under the equity method of accounting:

	December 31, 2004

		Temporary
		Excess of
		Carrying Value
	Carrying Value	Over Net Assets

PHT Vicksburg	$404,552	$47,631
Awakino South	252,154	—
PHT Stent	10,094	47,616
LSP	2,484,428	1,219,497
PHT Wharton	234,665	—
PHT Vela	449,919	68,987
PHT Good Friday	812,737	190,347
PHT Martinez	833,981	36,151
PHT La Paloma	625,375	73,166
Maverick Basin	—	345,850
LS Gas, LLC	1,000	1,000
2001 Hackberry Drilling Fund	8,141	—

	$6,117,046	$2,030,245

Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
(A Development Stage Entity)
Notes to Consolidated Financial Statements — (Continued)
      The Company expects the temporary excess carrying value to decrease as the various entities receive payment of subscription receivables due them and generate cash flows from the sale of oil and gas produced from the proved oil and gas reserves.
      The following table summarizes financial information for the limited partnerships and limited liability companies accounted for under the equity method of accounting at December 31, 2004 and has been compiled from the financial statements of the respective entities:

December 31, 2004

Total Current Assets	$4,243,464
Total Non-Current Assets	26,516,809

Total Assets	$30,760,273

Total Current Liabilities	$4,768,588
Total Long-term Liabilities	2,583,453

Total Liabilities	$7,352,041

Year Ended
December 31, 2004

Results of Operations:
Revenue	$822,303
Loss from operations	$(18,886,060)
Net Loss	$(18,886,060)
NOTE 9 — FIXED ASSETS
      Fixed assets consisted of the following at December 31:

	2004	2003

Computer equipment	$41,407	$—
Furniture and fixtures	44,851	—
Less: accumulated depreciation	(35,300)	—

	$50,958	$—

NOTE 10 — ACCOUNTS PAYABLE AND ACCRUED EXPENSES
      The Company had the following accounts payable and accrued expenses outstanding at December 31:

	2004	2003

Accrued interest	$180,889	$6,247
Accounts payable	274,696	—
Payables for oil and gas interests	194,174	—
Other accrued expenses	205,039	25,000

	$854,798	$31,247

Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
(A Development Stage Entity)
Notes to Consolidated Financial Statements — (Continued)
NOTE 11 — NOTES PAYABLE
      Notes payable consisted of the following at December 31:

	2004	2003

Non-interest bearing notes	$10,866	$—
10% Promissory note	128,857	—
3% Promissory note	297,500	—
3% Promissory note due to Endeavour	2,000,000	—

	2,437,223	—
Less long-term portion	1,819,000	—

	$618,223	$—

      In February 2004, Knox Gas issued a $4,500,000 promissory note to Endeavour as part of the consideration for its purchase of Knox Miss, LP (See Note 4). The note accrued interest at 4% per annum. The Company was required to fund Knox Gas’ obligations under the promissory note to Endeavor in the amount of $4,500,000 during 2004. The note was secured by Knox Gas’ 99% limited partnership interest in Knox Miss LP and 1% membership interest in Knox Miss LLC. As of December 31, 2004, Knox Gas has paid off the entire principal balance of the note. Knox Gas subsequently paid off the accrued interest of $63,864 on the note in January 2005.
      In April 2004, Touchstone Louisiana purchased a 24.9975% Class A limited partnership interest in LSP from Endeavour, in consideration for which the Company, among other things, issued a promissory note payable to Endeavour in the amount of $2,000,000. The $2,000,000 promissory note was contingent on LSP completing its first well. The first well was completed as of December 31, 2004, which has been shut-in awaiting facilities for production. The Company interpreted this event to be the triggering factor in recording the note payable during the third quarter of 2004. The note bears interest at 3% per annum and monthly installments are due as follows:

(i) Regular monthly installments are calculated monthly. The amount is to be 24.9975% of the monthly cash flow for the immediately preceding calendar month. Monthly cash flow is defined as any positive dollar amount that results after subtracting from the gross proceeds received during such calendar month by LSP amounts actually paid for royalties and any lease operating expenses for the wells (but not including any expenses for drilling, completing or reworking the LSP wells).

(ii) The note is also subject to two conditional accelerated payments which are explained below:

(a) First, in addition to the monthly payments described above, if the initial production rate for any LSP wells meets or exceeds an average of five (5) million cubic feet or more per day of natural gas during the first five (5) 24-hour days of production; Touchstone Louisiana must make a supplemental payment equal to the lesser of: a) the remaining unpaid principal balance or b) $800,000.

(b) Second, in addition to the monthly payments and accelerated payment described above, if the initial production rate for any LSP wells meets or exceeds an average of three (3) million cubic feet or more per day of natural gas during the first six (6) months of production; Touchstone Louisiana must make a supplemental payment equal to the lesser of: a) the remaining unpaid principal balance or b) $1,200,000.

Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
(A Development Stage Entity)
Notes to Consolidated Financial Statements — (Continued)
      As of December 31, 2004, PF Louisiana and PHT West Pleito had an outstanding note payable balance of $150,000 and $87,500, which were due on demand bearing interest of 3%, respectively. The Company had additional notes payable of $199,723.
      As of December 31, 2004 and 2003, the weighted average interest rate on short-term obligations was 8.80% and 8.00%, respectively. Average short-term borrowings for year ended December 31, 2004 and 2003 amounted to $1,007,526 and $50,000, respectively.
NOTE 12 — NOTES PAYABLE — RELATED PARTIES
      As of December 31, 2004, Touchstone Texas owed LSP and 2001 Hackberry Drilling Fund $82,048 and $59,493, respectively.
      As of December 31, 2004, the Company owed SPH Investments Profit Sharing, Inc., a company controlled by Stephen P. Harrington, who is an officer and director of the Company, $75,000 for a demand loan.
NOTE 13 — CONVERTIBLE DEBENTURES
      Convertible debentures consisted of the following at December 31:

	2004	2003

12% Secured convertible note	$2,050,000	$—
12% Convertible promissory note	1,000,000	—
10% Convertible promissory note	1,000,000	—
8% Convertible debenture	—	100,000

	4,050,000	100,000
Less unamortized discount	919,713	—

	3,130,287	100,000
Less long-term portion	2,050,000	—

	$1,080,287	$100,000

      In March 2003, the Company issued to Laguna Capital Group LLC, a California limited liability company, a $100,000, 8% convertible debenture due March 27, 2004. The convertible debenture was convertible at any time into shares of the Company’s $.001 par value common stock. The conversion or purchase price of the common stock was the market price of the Company’s common stock at the time of conversion. The convertible debenture was repaid on March 11, 2004. The debt holder forgave the interest and the Company recorded the forgiveness of debt as income.
      On March 23, 2004 the Company entered into a loan agreement to borrow $2,100,000 from Trident Growth Fund, LP (“Trident”), a Delaware limited partnership pursuant to a 12% secured convertible promissory note (the “Trident Note”). The Trident Note is secured by substantially all of the assets of the Company. The Trident Note matured on March 23, 2005 and has been extended to March 24, 2006 (see Note 19). The Company has the option to redeem the note at 100% of par at any time prior to the maturity date. Trident has the option to convert at any time all or a portion of the principal amount of the Trident Note into common stock of the Company. Trident was issued a warrant to purchase 250,000 shares of the Company’s common stock as an additional incentive to make the loan. The warrants provide for a cashless exercise at the option of Trident provided that the per share market price

Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
(A Development Stage Entity)
Notes to Consolidated Financial Statements — (Continued)
of one share of common stock is greater than the warrant exercise price. The warrants expire on March 31, 2014. The initial conversion price of the Trident Note and initial exercise price of the warrant is $1.00 per share of common stock, subject to anti-dilution provisions. The notes contain certain reset provisions which, if triggered, would require the Company to record a beneficial conversion expense for the difference between the market price and new adjusted price. The Company paid loan commitment and origination fees of 1% and 4%, respectively, which were recorded as loan costs and will be amortized over the life of the loan. Interest is due monthly and payable in cash unless Trident elects to have the interest paid in common stock of the Company. Repayment of the principal amount of the note has been guaranteed by subsidiaries of the Company. As defined in the loan agreement, the Company is required to comply with various financial covenants. Any failure to comply with such covenants may be deemed a default on the loan by Trident. In March 2004, Trident waived compliance with certain negative covenants contained in the Trident Note to permit the Company to issue of up to $12 million of convertible notes and warrants in a private placement. In connection with the recent extension of the Trident Note, Trident waived compliance with all financial covenants contained in the Trident Note until the maturity date (see note 19).
      The Company has allocated the proceeds from issuance of the Trident Note and warrants based on a fair value basis for each item. Consequently, the convertible Trident promissory note was recorded with discounts of $1,175 based on the ascribed value of the warrants as determined by using the Black-Scholes Method. The discount was fully amortized and recorded as interest expense as of December 31, 2004.
      Under the terms of the loan agreement, if the Company files a registration statement relating to any of its securities, it is required to notify Trident in writing and, upon Trident’s request, will include in the registration statement the offer and sale of the shares of the common stock issuable upon Trident’s conversion of the note.
      In September 2004, the Company repaid $50,000 of principal outstanding on the note.
      In April and July 2004, the Company commenced a private placement of convertible promissory notes bearing interest at 1.58% per annum together with warrants to purchase shares of common stock in the Company at an exercise price of $2.00 per share. The notes are payable in April and July 2005 and subordinated to the Trident Note. The notes are mandatorily convertible into shares of the Company’s common stock upon the earlier of: (i) the Company’s filing of an amendment to the Company’s Certificate of Incorporation increasing the number of shares of common stock the Company is authorized to issue such that a sufficient number of shares is authorized so that all convertible notes issued in the private placement can be converted into shares of common stock, or (ii) the first business day after the effective date of a reverse stock split of the outstanding shares of common stock such that a sufficient number of shares is authorized so that all convertible notes issued in the private placement can be converted into shares of common stock. The initial conversion price of the note is $1.00 per share of common stock subject to certain adjustments. As of December 31, 2004 the Company issued $6,890,000 in principal of notes, which were converted into 6,899,053 shares of the Company’s common stock as a result of the Company’s filing of an amendment to its Certificate of Incorporation increasing its authorized shares of common stock. The Company also issued 3,445,000 warrants to purchase shares of common stock in the Company. The Company has allocated the proceeds from issuance of the convertible notes and warrants based on a fair value basis for each item.
      Consequently, the convertible promissory notes were recorded with discounts of $3,211,400 based on the ascribed value of the warrants as determined by using the Black-Scholes Method. Beneficial conversion discounts of $3,678,600 were recorded since the promissory notes were convertible into common shares of stock at a rate of $1.00 per share while the prevailing common stock share price was $1.59 and

Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
(A Development Stage Entity)
Notes to Consolidated Financial Statements — (Continued)
$1.51 when the notes were made. As of December 31, 2004, the discounts related to the ascribed value of the warrants and beneficial conversion feature were fully amortized as the notes were converted into common stock of the Company. The Company paid offering costs of $358,250 and issued warrant to purchase 61,250 shares of common stock in payment of consulting fees in connection with the financing.
      On May 27, 2004 the Company entered into a loan agreement to borrow $1,000,000 from Westwood AR, Inc. (“Westwood”), pursuant to a 10% convertible promissory note (the “Westwood Note”). The Westwood Note matures on August 31, 2005. The initial conversion price of the Westwood Note is $1.00 per share of common stock, subject to anti-dilution provisions. Westwood AR has the option to convert at any time all or a portion of the principal amount of the Westwood Note into any of the following at the initial conversion price of $1.00:

a) 1,000,000 shares of the Company’s common stock;

b) 5 membership interests in Knox Gas;

c) 800,000 shares of the Company’s common stock and 1 membership interest in Knox Gas;

d) 600,000 shares of the Company’s common stock and 2 membership interests in Knox Gas;

e) 400,000 shares of the Company’s common stock and 3 membership interests in Knox Gas; or

f) 200,000 shares of the Company’s common stock and 4 membership interests in Knox Gas.
      A beneficial conversion discount of $540,000 was recorded since the Westwood Note was convertible into common shares of stock at a rate of $1.00 per share while the prevailing common stock share price was $1.54 when the note was made. This discount is being amortized over the term of the loan. As of December 31, 2004, the Company amortized $212,394 of the discount.
      Interest is due on the earlier of the maturity date or the note conversion date and payable in cash unless Westwood elects to have the interest paid in common stock of the Company.
      If the Company completes an equity offering after January 1, 2005, Westwood AR has the option to require the Company to repay Westwood AR up to 30% of the net proceeds the Company received from the equity offering on the Westwood Note.
      On November 18, 2004 the Company entered into a loan agreement to borrow $1,000,000 from DDH Resources II Limited (“DDH II”), pursuant to a 12% convertible promissory note (the “DDH II Note”). The DDH II Note matures on the earlier of May 18, 2005, or the completion of subsequent equity financing in the total aggregate amount of $3,000,000. The initial conversion price of the DDH II Note is $1.10 per share of common stock, subject to anti-dilution provisions. DDH II was issued warrants to purchase 500,000 shares of the Company’s common stock at $2.00 per share as an additional incentive to make the loan. The warrants expire on November 19, 2007. The DDH II note is subordinated to the note payable due to Trident or future senior indebtedness.
      A beneficial conversion discount of $409,309 was recorded since the DDH II Note was convertible into common shares of stock at a rate of $1.10 per share while the prevailing common stock share price was $1.20 when the note was made. In addition, the convertible promissory note was recorded with a discount of $318,400 based on the ascribed value of the warrants as determined by using the Black-Scholes Method. These discounts are being amortized over the term of the loan. As of December 31, 2004, the Company amortized $135,602 of the discounts.
      Interest is due on the earlier of the maturity date or the note conversion date and payable in cash unless DDH II elects to have the interest paid in common stock of the Company.

Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
(A Development Stage Entity)
Notes to Consolidated Financial Statements — (Continued)
NOTE 14 — STOCKHOLDERS’ EQUITY

Preferred Stock
      The Company has not issued any of its authorized shares of preferred stock.

Common Stock
      On March 15, 2004, the Company entered into stock purchase agreements with Scott Yancey and George Sines, the Company’s founding stockholders, pursuant to which the Company purchased 116,775,000 shares of common stock for $2,000. The Company subsequently cancelled those shares. The founding stockholders concurrently entered into secondary stock purchase agreements with Stephen P. Harrington, pursuant to which they sold their remaining 16,350,000 shares of common stock of the Company. The founding stockholders subsequently resigned from their positions as officers and directors of the Company. As a result of Stephen P. Harrington’s acquisition of 32.7% of the then issued and outstanding shares of common stock of the Company and his appointment as the successor officer and director of the Company, a change of control may be deemed to have occurred.
      On March 19, 2004, the Company effected a twenty-five for one common stock split. All shares and per share amounts in the financial statements and the notes thereto have been restated to reflect the stock split.
      On March 23, 2004, Stephen P. Harrington surrendered for cancellation 7,380,000 of his shares of the Company’s common stock in order to facilitate the transaction described below.
      On March 23, 2004, the following transactions were consummated:

(a) Pursuant to a stock purchase agreement by and between the Company and Touchstone Canada, the Company purchased 100% of the issued and outstanding shares of capital stock, no par value per share, of Touchstone Texas, a development stage corporation and wholly-owned subsidiary of Touchstone Canada. As consideration for the acquisition, the Company issued 7,000,000 shares of its common stock to Touchstone Canada valued at $70,000 by an independent valuation consultant. Upon the consummation of the acquisition, the Company paid an advisory fee consisting of 280,000 shares of its common stock, which was valued at $2,800.

(b) Pursuant to an interest purchase agreement by and among the Company, Touchstone Louisiana and Touchstone Canada, Touchstone Louisiana purchased a 10% membership interest in LS Gas, LLC from Touchstone Canada, in consideration for which the Company issued 100,000 shares of its common stock to Touchstone Canada valued at $1,000.
      During March 2004, Stephen P. Harrington contributed $15,000 as additional paid-in capital to fund the operating expenses of the Company.
      In June 2004, the Company amended its Certificate of Incorporation to increase its authorized shares of common stock to 150,000,000.
      In April through July 2004, as an incentive for the lenders to loan a total of $6,890,000 to the Company, the Company issued to the lenders warrants to purchase a total of 3,445,000 shares of the Company’s common stock at an exercise price of $2.00 exercisable immediately. The warrants expire in three years (see Note 13).
      In June and July 2004, the Company issued 6,899,053 shares of common stock upon the conversion of the promissory notes in the principal amount of $6,890,000 plus accrued interest due thereon.

Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
(A Development Stage Entity)
Notes to Consolidated Financial Statements — (Continued)
      On July 15, 2004, the Company issued warrants to purchase 61,250 shares of common stock in compensation for consulting services provided in connection with the private placement offering. (See Note 13) The warrants have an exercise price of $2.00, exercisable immediately and expire in three years.
      On July 19, 2004, the Company obtained $3,000,000 from AltaFin, B.V., a Netherlands Antilles Company, in consideration for which units were issued that were comprised of 3,000,000 shares of common stock and warrants to acquire 1,500,000 shares of common stock. Each warrant is immediately exercisable into one share of common stock at an exercise price of $2.00 per share and terminates three years from the date of grant. In connection with the financing, the Company incurred offering costs of $150,000 plus it issued 285,000 shares of common stock for consulting fees.
      On September 7, 2004, the Company issued 20,000 shares of common stock to Sanders Morris Harris, Inc. (“SMH”) as compensation for the financial advisory service SMH will provide for twelve months. The 20,000 shares were valued at $24,800 and recorded as deferred compensation. As of December 31, 2004, $8,200 has been charged to expense.
      On November 1, 2004, the Company’s Board of Directors approved and commenced an offering of up to 1,500,000 Units of its securities, each unit consisting of two shares of the Company’s common stock and one three-year $2.00 common stock purchase warrant for a unit offering price of $2.10. During November 2004, the Company sold 49,500 units in which 99,000 shares of common stock and 49,500 warrants were issued for an aggregate purchase price of $103,950. Offering costs of $10,395 were accrued but not yet paid for. During December 2004, the Company sold 132,738 units in which 265,476 shares of common stock and 132,738 warrants were issued for an aggregate purchase price of $278,750. Offering costs of $27,875 were accrued but not yet paid for.

Stock Warrants
      The Company had the following outstanding common stock warrants to purchase its securities at December 31:

	2004		2003

	Number of	Exercise Price	Number of	Exercise Price
Expiration Date	Warrants Issued	per Share	Warrants Issued	per Share

April 2007	3,449,527	$2.00	—	$—
July 2007	1,561,250	$2.00	—	$—
November 2007	500,000	$2.00	—	$—
November and December 2007	182,238	$2.00
March 2014	250,000	$1.00	—	$—

Common Stock	5,943,015		—

NOTE 15 — SETTLEMENT OF LAWSUIT WITH CLAYTON WILLIAMS
      On or about May 3, 2003, Knox Miss LP filed a complaint in the District Court Of Harris County, Texas, 234th Judicial District against Clayton Williams as a result of Clayton Williams’ breach of the Exploration and Development Agreement (see Note 7). Under the Agreement, Knox Miss LP had the right to participate in a 50% share of certain leases acquired by Clayton Williams during the term of the Agreement. Knox Miss LP elected to participate in the acquisition of certain additional leases and paid in excess of $1.7 million to Clayton Williams between July and February 2003 in payment of its share of the acquisition costs. In April 2003, Clayton Williams notified Knox Miss LP that it would not permit Knox

Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
(A Development Stage Entity)
Notes to Consolidated Financial Statements — (Continued)
Miss LP to participate, alleging that the foregoing payments were not received within the time frame set forth in the Agreement. Knox Miss LP sought a declaratory judgment establishing its right under the Agreement to participate in the acquisition of the leases at issue. Clayton Williams denied all allegations.
      On October 31, 2003, Clayton Williams filed a counterclaim against Knox Miss LP and a third party petition against PHT Gas, LLC alleging that Knox Miss LP breached the Agreement by assigning an overriding royalty interest to PHT Gas, LLC in the area of mutual interest (“AMI”) subject to the Agreement to PHT Gas, LLC. Clayton Williams sought a declaratory judgment establishing its rights under the Agreement and an order of specific performance compelling Knox Miss LP to convey the royalty interest to Clayton Williams together with attorney’s fees.
      On May 26, 2004, Knox Miss LP and Clayton Williams entered into a Settlement Agreement and Mutual Release (“Settlement”), pursuant to which:

A. Clayton Williams paid $75,000 to Knox Miss LP;

B. Knox Miss LP assigned all of its leasehold interests it acquired from May 23, 2002 through April 30, 2004 in the AMI to Clayton Williams except for the School Board Lease on the Mathiston prospect, in which Knox Miss LP retained its 50% interest (see Note 7);

C. Knox Miss LP assigned all of its leasehold interests it acquired pursuant to an exploration agreement with SKH Exploration, Inc. (see Note 7) in the Savannah Lake prospect to Clayton Williams;

D. Knox Miss LP assigned half of the leasehold interests it acquired for $90,249 in the Noxubee County, Mississippi to Clayton Williams;

E. Knox Miss LP received a release of certain deed of trust between Knox Miss LP as the grantor and Trident Growth Fund as the beneficiary as to the interests assigned by Knox Miss LP to Clayton Williams;

F. Knox Miss LP was deemed to have paid all amounts owed to Clayton Williams as of April 30, 2004 and received a credit from Clayton Williams in the amount of $1,000,000. The credit was applied to Knox Miss LP’s share of the drilling costs of the Gammill well, which was estimated to be $1,649,999, as well as the final monthly payment of Knox Miss LP’s AMI management fee owed to Clayton Williams in the amount of $20,833 (See Note 7). As of December 31, 2004, the prepaid advance to the operator was $1,551,233.

G. Knox Miss LP withdrew its leasehold interests and participation rights on the Natchez Trace prospect. As a result, the advance payment Knox Miss LP made to Clayton Williams in the amount of $549,600 in April 2004 was also applied as a credit towards Knox Miss LP’s share of the drilling of the Gammill well; and

H. Knox Miss LP paid the remaining balance of $257,875 for its share of the drilling costs of the Gammill well to Clayton Williams.
NOTE 16 — CONCENTRATIONS
      A majority of the Company’s equity investments in oil and gas entities have a common general partner/managing member of PHT Gas, LLC.

Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
(A Development Stage Entity)
Notes to Consolidated Financial Statements — (Continued)
NOTE 17 — COMMITMENTS AND CONTINGENCIES

General
      Federal, state and local authorities regulate the oil and gas industry. In particular, gas and oil production operations and economics are affected by environmental protection statutes, tax statutes and other laws and regulations relating to the petroleum industry, as well as changes in such laws, changing administrative regulations and the interpretations and application of such laws, rules and regulations. The Company believes it is in compliance with all federal, state and local laws, regulations, and orders applicable to the Company and its properties and operations, the violation of which would have a material adverse effect on the Company or its financial condition.

Operating Hazards and Insurance
      The gas and oil business involves a variety of operating risks, including the risk of fire, explosions, blow-outs, pipe failure, abnormally pressured formation, and environmental hazards such as oil spills, gas leaks, ruptures or discharges of toxic gases, the occurrence of any of which could result in substantial losses to the Company due to injury or loss of life, severe damage to or destruction of property, natural resources and equipment, pollution or other environmental damage, cleanup responsibilities, regulatory investigation and penalties and suspension of operations.
      In those projects for which the Company is an operator, the Company maintains certain insurance of various types to cover its operations with policy limits and retention liability customary in the industry. In those projects in which the Company is not the operator, but in which it owns a non-operating interest directly or owns an equity interest in a limited partnership or limited liability company that owns a non-operating interest, the operator for the prospect maintains insurance to cover its operations.
      There can be no assurance that insurance, if any, will be adequate to cover any losses or exposure to liability. Although the Company believes that the policies obtained by operators provide coverage in scope and in amounts customary in the industry, they do not provide complete coverage against all operating risks. An uninsured or partially insured claim, if successful and of significant magnitude, could have a material adverse effect on the Company and its financial condition via its contractual liability to the prospect.

Potential Loss of Oil and Gas Interests/ Cash Calls
      The Company is subject to cash calls related to its various investments in oil and gas prospects. If the Company does not pay its share of future Authorization For Expenditures (“AFE”) invoices, it may have to forfeit all of its rights in certain of its interests in the applicable prospects and any related profits. If one or more of the other members of the prospects fail to pay their share of the prospect costs, the Company may need to pay additional funds to protect its investments.
NOTE 18 — OPERATING LEASES
      During 2004, the Company subleased office space from its officer and director for a total of $556 per month. The lease is renewable on a month to month basis. During the year ended December 31, 2004, the Company paid $4,190 of rent expense for the office lease.
      On October 4, 2004, the Company’s wholly-owned subsidiary, Touchstone Texas, entered into a lease agreement for new office space in Houston of Texas. The lease is for seven and half years with annual rent increasing, on a sliding scale, from $68,000 to $130,000 during the lease period. The Company paid

Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
(A Development Stage Entity)
Notes to Consolidated Financial Statements — (Continued)
$106,851 under the lease for old office space that expired in November 2004 and $9,367 for the new lease for the year ended December 31, 2004.
NOTE 19 — SUBSEQUENT EVENTS
      On January 6, 2005, the Company was subject to a capital call of $100,000 from PHT Wharton.
      On January 6, 2005, the Company was subject to a capital call of $100,000 from LSP.
      On February 24, 2005, the Company was subject to a capital call of $100,000 from PHT Wharton.
      On February 24, 2005, the Company was subject to a capital call of $100,000 from Maverick Basin Exploration, LLC.
      On March 3, 2005, the Company was subject to a capital call of $500,000 from PHT Wharton.
      On March 8, 2005, the Company was subject to a capital call of $100,000 from PHT Vicksburg.
      On March 8, 2005, The Company was subject to a capital call of $275,000 from PHT Wharton.
      On March 11, 2005, the Company was subject to a capital call of $300,000 from Maverick Basin Exploration, LLC.
      On March 17, 2005, the Company was subject to a capital call of $158,000 from PHT La Paloma.
      On March 18, 2005, Knox Miss LP received $500,000 from Clayton Williams as reimbursements for prepaid drilling costs that Clayton Williams had on account.
      On March 29, 2005, the Company filed a Certificate of Designation with the Delaware Secretary of State to designate 2,000,000 of its authorized but unissued shares of preferred stock as Series A Convertible Preferred Stock. Each share of the Series A convertible preferred stock (“Series A Shares”) is initially convertible into ten (10) shares of the Company’s common stock at an initial conversion price of $1.10 per share. The conversion price is subject to proportional adjustment for stock splits, combinations, recapitalizations and stock dividends. In addition, if, prior to June 30, 2005, the Company issues additional shares of common stock or securities convertible or exercisable into shares of common stock in a capital raising transaction in which the Company realizes net proceeds equal to at least fifty percent (50%) of the net proceeds realized in the Regulation D Offering (as defined below), the conversion price in effect immediately prior to such issuance will automatically be adjusted to a price equal to the aggregate consideration per share received by the Company in such transaction.
      The Series A Shares are convertible at any time at the option of the holder, and are subject to mandatory conversion in the event that: (i) there is an effective registration statement covering the public sale of the shares of the Company’s common stock underlying the Series A Shares; and (ii) the volume weighted average closing price per share of the Company’s common stock for 20 consecutive trading days is equal to or greater than 150% of the conversion price. In the event of a merger or other transaction in which the Company is not the surviving corporation, the Series A Shares and all accrued and unpaid dividends due thereon, will automatically convert into common stock and participate in such merger or other transaction.
      Holders of our Series A Shares are entitled to receive dividends at the rate of eight percent (8%) per annum of the $11.00 stated value of such shares payable on an annual basis on December 31 of each year after issuance, or upon earlier conversion, out of funds legally available therefore; provided, however, that at the option of the holder, such dividends shall be payable in kind at the rate of 12% per annum of the $11.00 stated value of such shares by issuance of shares of the Company’s common stock having a fair

Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
(A Development Stage Entity)
Notes to Consolidated Financial Statements — (Continued)
market value equal to the amount of the dividend. For this purpose, fair market value is defined as the average of the high and low bid prices for the Company’s shares of common stock as reported on the OTC Bulletin Board for the five (5) trading days immediately preceding the date the dividend is paid.
      In the event of liquidation, dissolution or winding up of the Company, the holders of the Series A Shares shall be entitled to a liquidation preference of $11.00 per share plus all accrued and unpaid dividends prior to any payment or distribution to holders of shares of the common stock.
      Except as otherwise provided in the Delaware General Corporation Law, the shares of Series A convertible preferred stock have no voting rights.
      In the first quarter of 2005 the Company commenced in concurrent private offerings (the “Offerings”) of units comprised of shares of its series A convertible preferred stock and warrants to purchase shares of its common stock at a purchase price of $11.00 per unit. Each unit is comprised of one share of its series A convertible preferred stock and one common stock purchase warrant. Each share of series A convertible preferred stock is immediately convertible at the option of the holder into ten (10) shares of common stock at an initial conversion price of $1.10 per share. Each warrant is immediately exercisable into five (5) shares of common stock at an exercise price of $1.50 per share for a term of three years.
      The warrants have a call provision if the volume weighted average closing price per share of the Company’s common stock for twenty consecutive trading days following the effectiveness of the registration of the shares underlying the warrants is equal to or greater than 150% of the exercise price, the Company will have unlimited discretion to call the warrants for surrender fifteen (15) business days after it provides written notice to the holders of the warrants. If the warrants are not exercised during such fifteen (15) business day period, they will terminate.
      The exercise price of the warrants will be adjusted for stock splits, combinations, recapitalization and stock dividends. In addition, if the Company issues additional warrants or options which have an exercise price less than the exercise price of the warrants in effect immediately prior to such issuance, in a capital raising transaction that closes prior to June 30, 2005 in which the Company realizes net proceeds equal to at least fifty percent (50%) of the net proceeds realized in the Regulation D Offering, the exercise price of the warrants will automatically be adjusted to a price equal to the exercise price per share of such other warrants or options.
      The Company has agreed to use its best efforts to prepare and file with the Securities and Exchange Commission within 60 days after the termination of the offering, but in no case late than 90 days after the termination of the offering, a registration statement under the Securities Act of 1933, as amended, permitting the public resale of the shares of Common Stock issuable upon conversion or exercise, as applicable, of the Series A Convertible Preferred Stock and Warrants issued in the offering. The Company has agreed to pay certain penalties to the subscribers in this offering if the registration statement is not filed within 90 days after the termination of the offering or if the registration statement is not declared effective within 180 days after the termination of the offering.
      The first offering is being carried out on a “best efforts” basis solely to a limited number of accredited investors in the United States (the “Regulation D Offering”). The second offering is being carried out on a “best efforts” basis solely to a limited number of accredited investors who are not “U.S. persons” (the “Regulation S Offering”).
      On March 30, 2005, the Company conducted an initial closing of the Regulation D Offering in which it sold 204,100 units for aggregate gross proceeds of $2,245,100. The Company paid commissions and

Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
(A Development Stage Entity)
Notes to Consolidated Financial Statements — (Continued)
expenses of $291,857 to Legend Merchant Group, Inc. (“Legend”), a broker-dealer registered under the Securities Exchange Act of 1934, as amended, and member of the NASD and the SIPC.
      As of April 5, 2005, the Company sold 247,727 units in the Regulation S Offering for aggregate gross proceeds of $2,724,997. The Company paid investment banking fees in the amount of $220,000 to an independent third party consultant in connection with this transaction.
      On March 23, 2005, the Company issued a warrant to Trident Growth Fund to purchase 100,000 shares of common stock at an initial exercise price of $1.20 per share in consideration of Trident extending the due date of its $2,050,000 convertible promissory note to March 24, 2006 and waivering all financial covenants on the convertible note. The warrants are exercisable immediately and expire on March 31, 2014.
      During January and February 2005, the Company sold a total of 236,614 units in which 473,228 shares of common stock and 236,614 warrants were issued for a total purchase price of $496,800 related to the private placement offering commenced in November 2004 (see Note 14). In March 2005, the Company paid $87,579 and issued warrants to the placement agent to purchase 83,770 shares of common stock in compensation for services provided by the placement agent.
      In compensation for the services provided by Legend in connection with the Regulation D and Regulation S Offerings, the Company issued warrants to Legend to purchase 677,741 shares of common stock in April 2005.
NOTE 20 — NOTES PAYABLE SUMMARY
      The following schedule summarizes the current and non-current portion of Company’s debts included in Note 11 through Note 13:

Payable to	Current	Non-Current	Total

SPH Investment, Inc.	$75,000	$—	$75,000
Louisiana Shelf Partners, LP	82,047	—	82,047
2001 Hackberry Drilling Fund, LP	59,494	—	59,494

Subtotal — related parties	216,541	—	216,541
IL Resources	210,000	—	210,000
South Oil	87,500	—	87,500
John Paul Dejoria	128,857	—	128,857
Other	10,866	—	10,866
Trident	—	2,050,000	2,050,000
Westwood	1,000,000	—	1,000,000
DDH II	1,000,000	—	1,000,000
Endeavour	181,000	1,819,000	2,000,000

	2,834,764	3,869,000	6,703,764
Less: unamortization discounts	(919,713)	0	(919,713)

	$1,915,051	$3,869,000	$5,784,051

Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
(A Development Stage Entity)
Notes to Consolidated Financial Statements — (Continued)
      Maturities on debts are as follows:

Year Ending December 31:

2005	$1,915,051
2006	2,741,000
2007	592,000
2008	465,000
2009	71,000

$5,784,051

NOTE 21 — SUPPLEMENTARY DISCLOSURES OF CASH FLOW INFORMATION
      Cash paid for interest expense and income taxes for 2004 and 2003 were as follows:

	2004	2003

Interest	$172,200	$—

Income taxes, net	$—	$—

      Non-Cash Investing and Financing Transactions:
      On March 23, 2004, the Company issued 7,000,000 shares of common stock to Touchstone Canada valued at $70,000 for the acquisition of 100% ownership interest in Touchstone Texas. In connection with this acquisition, the Company issued 280,000 shares of common stock to an investment banker valued at $2,800.
      On March 23, 2004, the Company issued 100,000 shares of common stock to Touchstone Canada valued at $1,000 for Touchstone Louisiana’s acquisition of 10% membership interest in LS Gas, LLC.
      The Company recorded a discount of $540,000 related to the beneficial conversion feature on the Westwood AR Note.
      The Company recorded discounts of $3,678,600 and $3,211,400 related to the beneficial conversion feature and value of attached warrants, respectively, on the converted notes of $6,890,000 (see Note 14).
      The Company recorded discounts of $409,309 and $318,400 related to the beneficial conversion feature and value of attached warrants, respectively, on the DDH II Note.
      In September 2004, the Company issued 20,000 shares of common stock for financial advisory fee and recorded $24,800 as deferred compensation.
      In August 2004, PF Louisiana issued a promissory note of $192,000 to IL Resources, Inc. for the payment IL Resources, Inc. made to South Oil on behalf of PF Louisiana to acquire oil and gas leasehold interests.
      In April 2004, Touchstone Louisiana issued a promissory note of $2,000,000 to Endeavour as part of the consideration for its acquisition of the 24.9975% class A limited partnership interest in LSP.
      In February 2004, Knox Gas issued a promissory note of $4,500,000 to Endeavour as part of the consideration for its acquisition of the 99% limited partnership interest in Knox Miss LP and 1% membership interest in Knox Miss LLC.

Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
(A Development Stage Entity)
Notes to Consolidated Financial Statements — (Continued)
NOTE 22 — SUPPLEMENTAL OIL AND GAS DISCLOSURES — UNAUDITED
Oil and Gas Reserves
      The determination of oil and gas reserves is highly complex and interpretive. The estimates are subject to continuing changes as additional information becomes available.
      Proved oil and gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquids, which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved development oil and gas reserves are those reserves expected to be recovered through existing wells with existing equipment and operating methods. The reserve data is based on studies prepared by an outside petroleum engineer. All proved developed reserves of oil and gas are located in Texas.
      The following table presents estimates of the Company’s net proved developed oil and gas reserves:

December 31,

	2004	2003

Proved developed reserves (mcf), beginning of year	—	—
Purchase of proved developed reserves (mcf), in place		—
Production	—	—
Extension of reservoir	—	—
Revisions of previous estimates	—	—

Proved developed reserves (mcf), end of year	—	—

Equity in reserves (mcf) in equity method investees	1,331,000	—

      Capitalized Costs Relating to Oil and Gas Producing Activities

	December 31, 2004			December 31, 2003

	United	New		United	New
	States	Zealand	Total	States	Zealand	Total

Unproved oil and gas properties	$4,763,310	$—	$4,763,310	$—	$—	$—
Proved oil and gas properties	—	—	—	—	—	—

Total capitalized costs	4,763,310	—	4,763,310	—	—	—

Accumulated depreciation, depletion and amortization	—	—	—	—	—	—

Net capitalized costs	$4,763,310	$—	$4,763,310	$—	$—	$—

Company’s share of equity method investees’ net capitalized costs	$4,634,629	$237,900	$4,872,529	$—	$—	$—

Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
(A Development Stage Entity)
Notes to Consolidated Financial Statements — (Continued)
      Costs Incurred in Oil and Gas Property Acquisition, Exploration and Development Activities for the Years Ended December 31:

	2004			2003

	United	New		United	New
	States	Zealand	Total	States	Zealand	Total

Acquisition of properties
Proved	$—	$—	$—	$—	$—	$—
Unproved	730,596	—	730,596	—	—	—
Exploration costs	1,501,398	—	1,501,398	—	—	—
Development costs	—	—	—	—	—	—

Total	$2,231,994	$—	$2,231,994	$—	$—	$—

Company’s share of equity method investees’ costs of property acquisition, exploration, and development	$6,949,203	$977,899	$7,927,102	$—	$—	$—

Standardized Measure of Discounted Future Net Cash Flows (Unaudited)
      SFAS No. 69, “Disclosure about Oil and Gas Producing Activities”, prescribes guidelines for computing a standardized measure of future net cash flows and changes therein relating to estimated proved reserves. The Company has followed these guidelines, which are briefly discussed below.
      Future cash inflows and future production and development costs are determined by applying year-end prices and costs to the estimated quantities of oil and gas to be produced. Estimated future income taxes are computed using current statutory income tax rates for where production occurs. The resulting future net cash flows are reduced to present value amounts by applying a 10% annual discount factor.
      The assumptions used to compute the standardized measure are those prescribed by the Financial Accounting Standards Board and, as such, do not necessarily reflect the Company’s expectations for actual revenues to be derived from those reserves nor their present worth. The limitations inherent in the reserve quantity estimation process, as discussed previously, are equally applicable to the standardized measure computations since these estimates are the basis for the valuation process.

Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
(A Development Stage Entity)
Notes to Consolidated Financial Statements — (Continued)
      The following summary sets forth the Company’s future net cash flows relating to proved oil and gas reserves based on the standardized measure prescribed in Statement of Financial Accounting Standards No. 69.

December 31,

	2004	2003

Future cash inflows	$—	$—
Future production costs	—	—
Future development costs	—	—
Future income tax expense	—	—

Future net cash flows (undiscounted)	—	—
Annual discount of 10% for estimated timing	—	—

Standardized measure of future net	$—	$—

Equity in standardized measure of equity method investees	$4,805,186	$—

Changes in Standardized Measure (Unaudited)
      The following are the principal sources of change in the standardized measure of discounted future net cash flows at December 31:

	2004	2003

Standardized measure, beginning of period	$—	$—
Net changes in prices and production costs	—	—
Future development costs	—	—
Revisions of previous quantity estimates	—	—
Extension of reservoir	—	—
Sale of reserves in place	—	—
Accretion of discount	—	—
Changes in income taxes, net	—	—
Purchased reserves	—	—

Standardized measure, end of period	$—	$—

Equity in standardized measure of equity method investees	$4,805,186	$—

Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
(A Development Stage Entity)
Notes to Consolidated Financial Statements — (Continued)
      The following schedule lists the total assets, liabilities and results of operations of the limited partnerships which the Company is invested in at December 31, 2004:

	PHT Vicksburg	Awakino South	PHT Stent
	Partner’s, L.P.	Exploration, LLC	Partners, L.P.

Total Assets	$1,721,458	$3,814,696	$96,815

Total Liabilities	$423,562	$104,974	$248,115

Results of Operations
Sales	$791,041	$—	$—
Gross profit	$401,262	$—	$—
Net loss	$(224,576)	$(1,028,445)	$(2,713,799)
Company’s share of equity method investees’ results of operations for producing activities	$(57,951)	$(94,000)	$(537,903)

	LS Gas,	Louisiana Shelf	PHT Wharton
	LLC	Partners, L.P.	Partners, L.P.

Total Assets	$—	$5,555,342	$3,579,006

Total Liabilities	$—	$491,569	$2,107,617

Results of Operations
Sales	$—	$—	$31,262
Gross profit	$—	$—	$21,169
Net loss	$—	$(3,877,828)	$(4,940,611)
Company’s share of equity method investees’ results of operations for producing activities	$—	$(876,573)	$(935,335)

	PHT Vela	PHT Good Friday
	Partners, L.P.	Partners, L.P.	PHT Matinez
			Partners, L.P.
Total Assets	$1,322,680	$4,052,019	$3,019,341

Total Liabilities	$—	$—	$—

Results of Operations
Sales	$—	$—	$—
Gross profit	$—	$—	$—
Net loss	$(2,602,320)	$(565,981)	$(330,659)
Company’s share of equity method investees’ results of operations for producing activities	$(750,081)	$(87,263)	$(66,019)

Cygnus Oil and Gas Corporation
(formerly Touchstone Resources USA, Inc.)
(A Development Stage Entity)
Notes to Consolidated Financial Statements — (Continued)

		PHT
	Maverick Basin	La Paloma
	Exploration, LLC	Partners, L.P.

Total Assets	$2,578,831	$5,020,085

Total Liabilities	$3,976,204	$—

Results of Operations
Sales	$—	$—
Gross profit	$—	$—
Net loss	$(2,529,497)	$(72,344)
Company’s share of equity method investees’ results of operations for producing activities	$(100,000)	$(7,958)

Cygnus Oil And Gas Corporation
(A Development Stage Entity)
Condensed Consolidated Balance Sheets

	September 30,	December 31,
	2006	2005

	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$1,030,364	$4,632,988
Restricted cash — joint interest	350,635	382,525
Accounts receivable	117,429	159,559
Accounts receivable — joint interest	952,393	1,075,746
Accounts receivable — joint interest related party	—	492,988
Notes and interest receivable	29,594	30,371
Due from related party	221,412	359,559
Prepaid loan cost	749,340	19,997
Prepaid drilling costs and advances to operator	2,467,377	1,209,583
Prepaid expenses	306,196	318,091

Total current assets	6,224,740	8,681,407
Oil and gas properties using successful efforts:
Developed oil and gas interests, net	5,928,068	3,507,316
Undeveloped	23,483,425	4,125,578
Property, plant and equipment, net	170,809	—
Due from related party	171,452	—
Prepaid loan costs — non-current	1,124,005	—
Investment in limited liability companies	281,173	54,141
Fixed assets, net	203,530	66,360
Deposits	—	30,149

	$37,587,202	$16,464,951

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$3,501,764	$2,695,935
Accounts payable — joint interest	966,649	2,412,060
Accrued drilling cost	3,765,507	—
Notes payable	251,857	369,105
Notes payable — related parties	64,296	115,005
Convertible debentures, net	—	3,050,000
Registration rights penalty payable	2,416,769	—
Fair value of derivatives — registration rights penalty		1,696,647

Total current liabilities	10,966,842	10,338,752
Non-current liabilities
Notes payable — non-current	1,509,723	1,534,660
Convertible debentures, net — non-current	16,148,474	—

Total non-current liabilities	17,658,197	1,534,660
Commitment and contingencies
Stockholders’ equity
Preferred stock; $.001 par value; authorized — 5,000,0000 shares; shares issued and outstanding — 472,463 and 710,063 at September 30, 2006 and December 31, 2005, respectively, Liquidation preference; $6,086,751	472	710
Common stock; $.001 par value; authorized — 300,000,000 shares; shares issued and outstanding — 84,529,535 at September 30, 2006 and 63,982,329 issued and outstanding and 6,763,333 issuable at December, 31, 2005	84,529	70,746
Additional paid-in-capital	54,307,763	36,607,833
Deficit accumulated during the development stage	(45,430,601)	(32,087,750)

Total stockholders’ equity	8,962,163	4,591,539

	$37,587,202	$16,464,951

The accompanying notes are an integral part of these condensed consolidated financial statements.

Cygnus Oil and Gas Corporation
(A Development Stage Entity)
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended		Nine Months Ended		March 5, 2001
	September 30,		September 30,		(Inception) to
					September 30,
	2006	2005	2006	2005	2006

Revenues	$189,906	$46,361	$931,647	$240,211	$1,620,988

Expenses:
Exploration expenses	1,241,543	2,527	4,779,616	54,702	6,387,373
Operating expenses	107,919	—	427,981	—	740,899
Impairment of oil and gas properties	1,379	446,233	293,754	1,185,684	2,221,846
Impairment of goodwill — related party	—	—	—	—	657,914
Bad debt expense — related party	—	—	—	—	136,607
Bad debt expense	—	—	—	—	40,454
Share-based compensation	279,570	—	847,393	—	847,393
Depreciation and depletion	132,756	—	716,965	—	897,940
General and administrative	1,640,752	623,422	5,037,839	2,426,744	10,936,978

Total expenses	3,403,919	1,072,182	12,103,548	3,667,130	22,867,404

Loss from operations	(3,214,013)	(1,025,821)	(11,171,901)	(3,426,919)	(21,246,416)

Other (income) expense
Loss from Limited partnerships and limited liability companies	—	1,063,286	—	4,377,222	8,626,796
Impairment of equity investment	—	—	—	—	139,502
Other income	—	—	—	—	(273,987)
Interest income	(13,877)	(13,490)	(58,505)	(24,114)	(96,940)
Interest expense	864,531	496,464	1,800,419	1,600,697	11,708,207
Equity in loss of unconsolidated subsidiary	13,529	—	13,529	—	13,529
Registration rights penalty	—	798,817	(8,326)	798,817	1,690,587

Total other expense	864,183	2,345,077	1,747,117	6,752,622	21,807,694

Loss before minority interest and pre-acquisition losses	(4,078,196)	(3,370,898)	(12,919,018)	(10,179,541)	(43,054,110)
Add back:
Minority interest	—	6,062	—	301,548	557,874
Pre-acquisition losses	—	—	—	—	211,315

Total minority interest and pre-acquisition losses	—	6,062	—	301,548	769,189

Net loss	(4,078,196)	(3,364,836)	(12,919,018)	(9,877,993)	(42,284,921)
Preferred dividend on Series A Preferred Stock	(128,201)	(320,988)	(423,833)	(2,564,349)	(3,145,680)

Net loss to common stockholders	$(4,206,397)	$(3,685,824)	$(13,342,851)	$(12,442,342)	$(45,430,601)

Net loss per common share — basic and diluted	$(0.05)	$(0.06)	$(0.16)	$(0.20)	$(0.40)

Weighted average number of shares outstanding — basic and diluted	83,910,698	62,466,843	80,980,790	61,454,487	114,419,692

The accompanying notes are an integral part of these condensed consolidated financial statements.

Cygnus Oil and Gas Corporation
(A Development Stage Entity)
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended		March 5, 2001
	September 30,		(Inception) to
			September 30,
	2006	2005	2006

Cash flows from operating activities
Net Loss	$(12,919,018)	$(9,877,993)	(42,284,922)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, depletion and amortization	716,965	11,956	909,610
Exploration cost and property impairments	4,832,015	1,185,684	8,208,383
Amortization of loan cost and discounts	1,237,413	1,205,224	9,971,645
Loss in equity investments in limited partnerships	—	4,377,222	8,626,796
Minority interest	—	(301,548)	(769,189)
Impairment of goodwill	—	—	657,914
Stock compensation	847,393	166,000	1,019,043
Other non-cash charges and credits, net	51,275	101,413	410,672
Changes in operating assets and liabilities:
Current assets	703,033	3,922,564	(1,069,710)
Other assets	30,149	(19,310)	6,056
Current liabilities	(681,583)	(2,545,043)	4,329,536
Dividends payable	(423,833)	(308,328)	(889,659)

Net cash used in operating activities	$(5,606,191)	$(2,082,159)	$(10,873,825)

Cash flows from investing activities
Cash acquired from acquisition of wholly-owned subsidiaries and limited partnership interest	—	—	4,715
Repayment of note receivable - related party	42,665	2,000	814,304
Note receivable	(191,401)	(23,050)	(358,872)
Note receivable - related party	—	(752,000)	(804,975)
Purchase of oil and gas interests and drilling cost	(20,671,401)	(460,120)	(27,261,068)
Refund of payments for oil and gas interests and drilling cost	—	500,000	—
Investment in limited partnership interests	(227,032)	(3,559,820)	(11,739,817)
Distribution from limited partnerships	62,928	72,500	512,067
Purchase of fixed assets	(149,449)	(12,731)	(208,643)

Net cash used in investing activities	(21,133,690)	(4,233,221)	(39,042,289)

Cash flows from financing activities
Advances from stockholder	—	—	10,000
Repayments to stockholder	—	—	(10,000)
Proceeds from notes payable	—	—	807,100
Proceeds from notes payable — related party	—	—	279,000
Repayments of notes payable	(2,767,248)	(101,100)	(8,217,892)
Repayment of notes payable — related party	—	(157,048)	(248,548)
Proceeds from the issuance of convertible debt	22,000,000	—	33,090,000
Loan costs	(1,899,515)	—	(2,003,515)
Capital contributed by officer	—	—	15,000
Minority contributions, net of issuance cost	—	116,690	3,325,500
Proceeds from issuance of preferred stock, net of issuance costs	—	6,940,081	6,940,081
Proceeds from issuance of common stock, net of issuance costs	5,804,020	3,678,931	16,959,752

Net cash provided by financing activities	23,137,257	10,477,554	50,946,478
Net (decrease) increase in cash and cash equivalents	(3,602,624)	4,162,174	1,030,364
Cash and cash equivalents at beginning of period	4,632,988	594,182	—

Cash and cash equivalents, end of period	$1,030,364	$4,756,356	$1,030,364

The accompanying notes are an integral part of these condensed consolidated financial statements.

Cygnus Oil and Gas Corporation
(A Development Stage Entity)
Notes to Condensed Consolidated Financial Statements
NOTE 1 — BASIS OF PRESENTATION
      The unaudited condensed consolidated financial statements included herein have been prepared by Cygnus Oil and Gas Corporation (the “Company” or “We”), without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. The financial statements reflect all adjustments that are, in the opinion of management, necessary to fairly present such information. All such adjustments are of a normal recurring nature except the recording of the fair value of derivatives related to the registration rights penalty on the Company’s preferred and common stock offerings (see Note 11) and impairment on certain oil and gas properties. Although the Company believes that the disclosures are adequate to make the information presented not misleading, certain information and footnote disclosures, including a description of significant accounting policies normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”), have been condensed or omitted pursuant to such rules and regulations.
      These financial statements should be read in conjunction with the financial statements and the notes thereto included in the Company’s 2005 Annual Report on Form 10-KSB filed with the Securities and Exchange Commission. The results of operations for interim periods are not necessarily indicative of the results for any subsequent quarter or the entire fiscal year ending December 31, 2006.
      For comparability, certain reclassifications have been made to prior years’ financial statements to conform with the presentation used in the current period. These reclassifications had no effect on reported net loss.
NOTE 2 — DESCRIPTION OF BUSINESS
      Effective June 9, 2006, the Company changed its name from “Touchstone Resources USA, Inc.” to “Cygnus Oil and Gas Corporation.”
      Cygnus Oil and Gas Corporation was incorporated under the laws of Delaware on March 5, 2001.
      During the third and fourth quarter of 2005, the Company experienced an organizational change when all of its directors and officers resigned and a new board of directors and management team were appointed. The Company’s new management team is currently focusing on oil and gas lease acquisition and exploration activities on projects located in Arkansas, Oklahoma and Alabama.
NOTE 3 — GOING CONCERN
      The Company is in the development stage and has incurred losses since its inception. Also, its current liabilities exceed its current assets and it will need additional cash to fund operations. There are no assurances the Company will receive funding necessary to implement its business plan. This raises substantial doubt about the ability of the Company to continue as a going concern.
      The Company believes that it will be able to fund its operations through September, 2007 with cash on hand, cash flows from oil and gas operations, proceeds from divestiture of non-core oil and gas properties and proceeds from private offerings of securities for which discussions are currently underway. The Company will need to raise additional funds in the event it locates additional prospects for acquisition, experiences cost overruns at its current prospects, or fails to generate projected revenues.
      The Company’s ability to continue as a going concern is dependent upon the Company raising additional financing on terms desirable to the Company. If the Company is unable to obtain additional funds when they are required or if the funds cannot be obtained on terms favorable to the Company, management may be required to delay, scale back or eliminate its well development program or even be required to relinquish its interest in one or more properties or in the extreme situation, cease operations.

Cygnus Oil and Gas Corporation
(A Development Stage Entity)
Notes to Condensed Consolidated Financial Statements — (Continued)
The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
      The Company is currently negotiating with third parties for additional cash to fund operations. The outcome of these negotiations is uncertain at this time.
NOTE 4 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Consolidated Financial Statements
      The accompanying consolidated financial statements include all of the accounts of Cygnus Oil and Gas Corporation and its eight subsidiaries consisting of:

•	Cygnus Operator, Inc. (“Cygnus Operator”), formerly known as Touchstone Resources USA, Inc. (“Touchstone Texas”), a wholly-owned Texas corporation incorporated in May 2000.

•	Cygnus New Zealand, Inc. (“Cygnus New Zealand”), formerly known as Touchstone New Zealand, Inc. (“Touchstone New Zealand”), a wholly-owned Delaware corporation incorporated in March 2004.

•	Cygnus Louisiana, Inc. (“Cygnus Louisiana”), formerly known as Touchstone Louisiana, Inc. (“Touchstone Louisiana”), a wholly-owned Delaware corporation incorporated in March 2004.

•	Cygnus Texas Properties, Inc (“Cygnus Texas Properties”), formerly known as Touchstone Texas Properties, Inc. (“Touchstone Texas Properties”), a wholly-owned Delaware corporation incorporated in March 2004.

•	Cygnus Oklahoma, LLC (“Cygnus Oklahoma”), formerly known as Touchstone Oklahoma, LLC (“Touchstone Oklahoma”), a wholly-owned Delaware limited liability company formed in June 2004.

•	PF Louisiana, LLC (“PF Louisiana”), a wholly-owned Delaware limited liability company formed in August 2004.

•	Cygnus Mississippi, LLC (“Cygnus Mississippi”), formerly known as Touchstone Mississippi, LLC (“Touchstone Mississippi”), a wholly-owned Delaware limited liability company formed in October 2005.

•	Cygnus Oklahoma Operating, LLC (“Cygnus Oklahoma Operating”), formerly known as CE Operating, LLC (“CE Operating”), a wholly-owned Oklahoma limited liability company formed in May 2005.

      Affiliate companies in which the Company directly or indirectly owns greater than 50% of the outstanding voting interest are accounted for under the consolidation method of accounting. Under this method, an affiliate company’s results of operations are reflected within the Company’s consolidated statement of operations. All significant intercompany accounts and transactions have been eliminated in consolidation.

Development Stage Enterprise
      The Company is a Development Stage Enterprise, as defined in Statement of Financial Accounting Standards (“SFAS”) No. 7 “Accounting and Reporting for Development Stage Enterprises.” Under SFAS No. 7, certain additional financial information is required to be included in the financial statements for the period from inception of the Company to the current balance sheet date.

Cygnus Oil and Gas Corporation
(A Development Stage Entity)
Notes to Condensed Consolidated Financial Statements — (Continued)

Segment Information
      Under SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information,” the Company has determined it has one reportable operating segment, which is the acquisition, exploration and development of natural gas and oil properties. The Company’s operations are conducted in two geographic areas as follows:
      Operating revenues for the nine months and three months ended September 30, 2006 and 2005 by geographical area were as follows:

	Nine Months Ended		Three Months Ended
	September 30,		September 30,

	2006	2005	2006	2005

United States	$931,647	$240,211	$189,906	$46,361
New Zealand	—	—	—	—

	$931,647	$240,211	$189,906	$46,361

      Long-lived assets as of September 30, 2006 and December 31, 2005 by geographical area were as follows:

	September 30,	December 31,
	2006	2005

United States	$29,902,066	$7,588,456
New Zealand	164,939	164,939

	$30,067,005	$7,753,395

Loss Per Share
      Loss per common share is calculated in accordance with SFAS No. 128, “Earnings Per Share.” Basic loss per common share is computed by dividing net loss attributable to common stockholders by the weighted average number of common shares outstanding. Diluted loss per share is computed similarly to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if potentially dilutive common shares had been issued and if the additional common shares were dilutive. Shares associated with stock options, warrants and convertible preferred stock and debt are not included because their inclusion would be antidilutive (i.e., reduce the net loss per share).
      The common shares potentially issuable arising from these instruments, which were outstanding during the periods presented in the financial statements, consisted of:

	Nine Months Ended
	September 30,

	2006	2005

Warrants	35,126,823	13,413,671
Options	5,776,540	4,967,540
Convertible debt	20,754,717	3,050,000
Series A convertible preferred stock	4,724,630	7,100,630

	66,382,710	28,531,841

Cygnus Oil and Gas Corporation
(A Development Stage Entity)
Notes to Condensed Consolidated Financial Statements — (Continued)
NOTE 5 — STOCK-BASED COMPENSATION
      Effective January 1, 2006, we adopted the provisions of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (SFAS No. 123R) requiring that compensation cost relating to share-based payment transactions be recognized under fair value accounting and recorded in the financial statements. The cost is measured at the grant date, based on the calculated fair value of the award, and is recognized as an expense over the employee’s requisite service period (generally the vesting period of the equity award). Prior to January 1, 2006, the Company accounted for share-based compensation to employees in accordance with Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (APB No. 25), and related interpretations. We also followed the disclosure requirements of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation”, as amended by Statement of Financial Accounting Standards No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure.” Cygnus adopted SFAS No. 123R using the modified prospective method and, accordingly, financial statement amounts for prior periods presented in this Form 10-Q have not been restated to reflect the fair value method of recognizing compensation cost relating to non-qualified stock options.
      There was $847,393 and $279,570 of compensation costs related to non-qualified stock options recognized in operating results for the nine months and three months ended September 30, 2006, respectively. Since the Company has generated losses from its inception, no associated future income tax benefit was recognized for the three or nine months ended September 30, 2006.
      The fair value of each option award is estimated on the date of grant using the Black-Scholes option-pricing model. Historical volatilities based on the historical stock trading prices of the Company are used to calculate the expected volatility. We used the simplified method as defined under the SEC Staff Accounting Bulletin No. 107, Topic 14: “Share-based Payment,” to derive an expected term. The expected term represents an estimate of the time options are expected to remain outstanding. The risk-free rate for periods within the contractual life of the option is based on the U.S. treasury yield curve in effect at the time of grant. The following table sets forth the assumptions used to determine the fair value of stock options issued in the nine months ended September 30, 2006 and 2005:

	Nine Months Ended
	September 30,

	2006	2005

Weighted average value per option granted during the period	$0.45	$0.37
Assumptions for the period:
Weighted average stock price volatility	55.00%	49.00%
Expected annual dividend yield	0.00%	0.00%
Weighted average risk free rate of return	4.76%	3.98%
Weighted average expected term in years	5.6	4.1

Cygnus Oil and Gas Corporation
(A Development Stage Entity)
Notes to Condensed Consolidated Financial Statements — (Continued)
      The following table sets forth the option transactions for the nine months ended September 30, 2006:

		Weighted	Weighted
		Average	Average
	Number of	Exercise	Remaining
	Options	Price	Life (Years)

Outstanding at December 31, 2005	5,176,540	$0.86	6.1
Granted	600,000	0.45	9.6
Exercised	—	—	—
Forfeited	—	—	—

Outstanding at September 30, 2006	5,776,540	$0.86	6.4

Exercisable at September 30, 2006	2,538,270	$0.87	5.2

      The outstanding options at September 30, 2006 had no intrinsic value since the market price of the underlying common stock was less than the exercise price.
      At September 30, 2006, there was $1,094,423 of total unrecognized compensation cost related to non-vested non-qualified stock option awards which is expected to be recognized over a weighted-average period of 0.79 years. The total fair value of options vested during the nine months ended September 30, 2006 was approximately $930,491.
NOTE 6 — DUE FROM RELATED PARTY
      As of September 30, 2006, Cygnus New Zealand had receivables of $30,011 due from Awakino South Exploration, LLC, as a result of the corporate structure reorganization of the Company during 2005. Cygnus Louisiana had receivables due from Louisiana Shelf Partners in the amount of $171,452 as of September 30, 2006. In addition, the Company had advanced a total of $191,401 to Checotah Pipeline, LLC to help fund startup operations.
NOTE 7 — INVESTMENT IN LIMITED LIABILITY COMPANIES
      The following table summarizes the Company’s interests in oil and gas non-public limited liability companies accounted for under the equity method of accounting:

	September 30, 2006		December 31, 2005

		Temporary		Temporary
		Excess of		Excess of
		Carrying Value		Carrying Value
	Carrying	Over	Carrying	Over
	Value	Net Assets	Value	Net Assets

		(Unaudited)
LS Gas, LLC	$1,000	$1,000	$1,000	$1,000
Checotah Pipeline, LLC	272,032	—	45,000	—
2001 Hackberry Drilling Fund Partners, LP	8,141	—	8,141	—

	$281,173	$1,000	$54,141	$1,000

Cygnus Oil and Gas Corporation
(A Development Stage Entity)
Notes to Condensed Consolidated Financial Statements — (Continued)
NOTE 8 — OIL AND GAS PROSPECTS

Caney Shale
      In our Checotah project, located in McIntosh County, Oklahoma, we have drilled, completed and are producing our first two Caney shale wells, as well as having put one existing Caney Shale well on production. We have also increased our earned interest in the farmout acreage to the full fifty percent (50%) that we were permitted to earn under the agreement. Additionally, we have continued our development of the gathering system for the field, including putting one saltwater disposal well into operation.

Fayetteville Shale
      In October 2005, the Company entered into an Exploration and Development Agreement with two industry partners to acquire acreage for development in northern Arkansas. Upon entering the agreement, the Company owned forty-five percent (45%) of the leasehold acquired and bears forty-five percent (45%) of the costs attributable thereto. Pursuant to this agreement, as of September 30, 2006, the Company has incurred lease, drilling and development costs in the total amount of $22,590,171. The Company bears forty-five percent (45%) of the costs of drilling, completing, testing and equipping the wells. In the Fayetteville prospect, four wells, operated by others, have been drilled and tested. The first two wells, Williamson Bros. #1-36H and the Byers #1-3H, are not presently on production and are awaiting additional testing procedures. The third well, the Morris #1-3H, drilled to a total depth of 6,883 feet was plugged and abandoned after evaluation of the logs. The fourth well, Lovett 1-7, was drilled and reached total depth of 5,365 feet in early September, 2006. The well logs identified four zones that the Company desires to complete and test.

Chitterling Prospect
      In February 2006, the Company entered into an exploration agreement with Trinity USA Partnership, L.P. (“Trinity”) and others and participated in a leasehold totaling approximately 800 acres in southern Alabama. Under the participation agreement, the Company reimbursed Trinity for its proportionate share of certain costs totaling $39,375. Under the agreement, the Company owns approximately twenty percent (20%) of the leasehold acquired and bears twenty-five percent (25%) of the costs attributable thereto.

Cygnus Oil and Gas Corporation
(A Development Stage Entity)
Notes to Condensed Consolidated Financial Statements — (Continued)
NOTE 9 — NOTES PAYABLE
      The following schedule summarizes the current and non-current portion of Company’s debts as of September 30, 2006:

Payable to	Current	Non-current	Total

2001 Hackberry Drilling Fund, LP	$59,493	$—	$59,493
Louisiana Shelf Partners, LP (“LSP”)	4,037	—	4,037
Mark Bush	766	—	766

Subtotal — related parties	64,296	—	64,296
IL Resources — 3%	110,000	—	110,000
John Paul Dejoria — 10%	138,857	—	138,857
Other — non-interest bearing	3,000	—	3,000
Endeavour — 3%	—	2,000,000	2,000,000

	251,857	2,000,000	2,251,857
Less unamortized discount	—	490,277	490,277

Subtotal	251,857	1,509,723	1,761,580

	$316,153	$1,509,723	$1,825,876

      The following schedule summarizes the current and non-current portion of Company’s debts as of December 31, 2005:

Payable to	Current	Non-current	Total

2001 Hackberry Drilling Fund, LP	$59,494	$—	$59,494
LSP	54,745	—	54,745
Mark Bush	766	—	766

Subtotal — related parties	115,005	—	115,005
IL Resources — 3%	110,000	—	110,000
John Paul Dejoria — 10%	138,857	—	138,857
Insurance policies financing — 6%	117,248	—	117,248
Other — non-interest bearing	3,000	—	3,000
Endeavour — 3%	—	2,000,000	2,000,000

	369,105	2,000,000	2,369,105
Less unamortized discount	—	465,340	465,340

Subtotal	369,105	1,534,660	1,903,765

	$484,110	$1,534,660	$2,018,770

Cygnus Oil and Gas Corporation
(A Development Stage Entity)
Notes to Condensed Consolidated Financial Statements — (Continued)
NOTE 10 — CONVERTIBLE DEBENTURES
      Convertible debentures consisted of the following at:

	September 30,	December 31,
	2006	2005

7.5% Senior convertible note — Kings Road Holdings II, LLC	$11,000,000	$—
7.5% Senior convertible note — Capital Ventures International	4,000,000	—
7.5% Senior convertible note — SF Capital Partners, LTD	4,000,000	—
7.5% Senior convertible note — RHP Master Fund, LTD	3,000,000	—
12% Secured convertible note — Trident Growth Fund, LP (“Trident”)	—	2,050,000
12% Convertible promissory note — DDH Resources II Limited (“DDH”)	—	1,000,000

	22,000,000	3,050,000
Less unamortized discount	5,851,526	—

	16,148,474	3,050,000
Less long-term portion	16,148,474	—

Current portion of convertible debentures	$—	$3,050,000

      On March 23, 2005, Trident waived compliance with all financial covenants contained in the Trident Note as well as the registration requirements and extended the note to March 24, 2006, in consideration for which the Company issued a warrant to Trident to purchase 100,000 shares of common stock at an initial exercise price of $1.20 per share, which was reset to $0.90 per share later in 2005. On February 6, 2006, Trident exercised the warrant through the cashless exercise provision, as a result of which the Company issued 29,688 shares of common stock to Trident.
      On March 23, 2006, Trident waived compliance with all financial covenants contained in the Trident Note and extended the note to May 7, 2006, in consideration for which the Company issued a warrant to Trident to purchase 50,000 shares of common stock at an exercise price of $0.90 per share. In addition, the Company and Trident agreed that in the event that the Company raises funds sufficient to repay the Trident Note through private placement of equity or debt during the term of the note, the Company is obligated to repay the principal plus any accrued interest of the note within ten days of the closing of such placement. In April 2006, the Company repaid a portion of the Trident Note together with unpaid interest in the amount of $1,653,375. Trident converted the remaining portion of the $400,000 note into 444,444 shares of the Company’s common stock at a conversion price of $0.90 per share.
      In April 2006, the Company repaid the principal and accrued interest on the DDH Note in the amount of $1,165,370.
      On April 4, 2006, the Company closed a private placement offering (“the Offering”) pursuant to a Securities Purchase Agreement (“Securities Purchase Agreement”) with certain accredited investors, resulting in net proceeds of $20,100,485. Pursuant to the Offering, the Company issued: (i) senior convertible notes in the aggregate amount of $22,000,000 maturing April 4, 2009, and bearing interest at 7.5% per annum. The holders of the notes have the right at any time to convert all or a portion of the principal amount of the notes into shares of the Company’s common stock at a conversion price of $1.06 per share, (ii) Series A warrants to purchase up to 12,971,700 shares of common stock at an exercise price of $1.06 per share subject to adjustment, and (iii) Series B warrants to purchase up to

Cygnus Oil and Gas Corporation
(A Development Stage Entity)
Notes to Condensed Consolidated Financial Statements — (Continued)
8,301,888 shares of common stock with a per share exercise price of $1.38 subject to adjustment (together with the Series A warrants, the “Warrants”). The Series A warrants are immediately exercisable. The Series B Warrants are not initially exercisable and only become exercisable upon a mandatory conversion of the convertible notes conducted by the Company. The Warrants expire on the fifth anniversary of the closing date of the Offering and contain anti-dilution provisions. The holders of the Warrants cannot exercise the Warrants if such exercise results in the Warrant holders beneficially owning in excess of 4.99% of the Company’s outstanding shares of common stock. The Company has allocated the proceeds from issuance of the convertible notes and warrants based on a fair value basis for each item. The convertible promissory notes were recorded with discounts of $6,621,400 based on the ascribed value of the Warrants as determined by using the Black-Scholes Method. This discount is being amortized over the term of the loan. As of September 30, 2006, the Company amortized $769,874 of the discount.
      In connection with the Offering, the Company paid $1,559,403 and $180,000 to First Albany Capital, Inc. (“First Albany”) and Casimir Capital, LP (“Casimir”), the placement agents of the Offering and also issued warrants to purchase 682,642 shares of the Company’s common stock at an exercise of $1.06 per share exercisable immediately and expiring in five years. The Warrants were recorded as loan costs in the amount of $348,500, based on the ascribed value of the warrants as determined by the Black-Scholes Method. Total loans costs of $2,087,903 are being amortized over the term of the loans. In addition, the Company incurred legal costs of $160,112 that are being amortized over the term of the loans. As of September 30, 2006, the Company amortized $370,669 of loan costs.
      In connection with the Offering, on April 4, 2006 the Company entered into a Registration Rights Agreement (“Registration Rights Agreement”) pursuant to which it is obligated to prepare and file on or before the date that is 45 days following the effectiveness of the Registration Rights Agreement, a registration statement covering the resale of the shares underlying the convertible notes and the Warrants. The Registration Rights Agreement further provides that the Company is obligated to use commercially reasonable best efforts to obtain effectiveness of such registration statement as soon as reasonably practicable, but no later than the date that is 120 days following the effectiveness of the Registration Rights Agreement. In the event that the Company fails to meet either the filing or the effectiveness deadlines, the Company shall become subject to certain liquidated damages as described in the Registration Rights Agreement. The Company filed the required registration statement on May 19, 2006, and it became effective July 7, 2006. As a result, the Company was not subject to the liquidated damages as described in the Registration Rights Agreement.
      Also in connection with the Offering, certain officers of the Company and one of the Company’s significant stockholders (the “Affiliates”), who together directly own 9,020,778 shares of common stock representing 11.4% of the Company’s currently outstanding common stock, entered into a lock-up agreement (“Lock-up Agreement”) and a voting agreement (“Voting Agreement”) with the Company on April 4, 2006. Pursuant to the Lock-up Agreement, the Affiliates are not permitted to sell any securities of the Company that they beneficially own for a period of six months following the closing of the Securities Purchase Agreement. Pursuant to the Voting Agreement, the Affiliates are required to vote in favor of a proposal that will be included in the Company’s proxy statement for the 2006 annual meeting of stockholders to amend the Company’s certificate of incorporation to increase the number of authorized shares of Common Stock.
NOTE 11 — STOCKHOLDERS’ EQUITY
      On June 5, 2006, the Company filed an amendment to its certificate of incorporation pursuant to which, among other things, the Company increased the authorized number of shares of its common stock from 150,000,000 to 300,000,000.

Cygnus Oil and Gas Corporation
(A Development Stage Entity)
Notes to Condensed Consolidated Financial Statements — (Continued)

Preferred Stock
      As of September 30, 2006, the Company has recorded an accrued dividend on preferred stock of $423,833.
      During March and April of 2005, the Company completed private offerings of units comprised of shares of its Series A convertible preferred stock and warrants to purchase shares of its common stock at a purchase price of $11.00 per unit. Each unit consisted of one share of Series A convertible preferred stock and one common stock purchase warrant. Each share of Series A convertible preferred stock is immediately convertible at the option of the holder into ten (10) shares of common stock at an initial conversion price of $1.10 per share. Each warrant is immediately exercisable into five (5) shares of common stock at an exercise price of $1.50 per share for a term of three years.
      The Company was required to use its best efforts to prepare and file with the Securities and Exchange Commission within 60 days after the termination of the Offering, but in no case later than 90 days after the termination of the Offering, a registration statement under the Securities Act of 1933, as amended, permitting the public resale of the shares of Common Stock issuable upon conversion or exercise, as applicable, of the Series A Convertible Preferred Stock and Warrants issued in the offering. The Company is required to pay certain penalties to the subscribers in this Offering since a registration statement was not filed within 90 days after the termination of the Offering and the registration statement was not declared effective within 180 days after the termination of the offering. The Company filed the required registration statement on May 19, 2006 and it became effective July 7, 2006. Prior to the filing, the Company had been subject to a penalty of 2% per month of the amount of the Offering ($7,810,693) until it filed the registration statement. The penalty decreased to 1% per month until the registration statement became effective. The Company recorded as a current liability a registration rights penalty payable of $1,718,344 as of September 30, 2006.
      As a result of the private offerings during March and April 2005, the Company has issued a total of 710,063 shares of Series A preferred stock and warrants to purchase 3,550,315 shares of common stock to the investors. Under Emerging Issues Task Force (“EITF”) 00-27, “Application of Issue NO. 98-5 to Certain Convertible Instruments, “the Company has allocated the proceeds from issuance of the Series A convertible preferred stock and warrants based on a fair value basis of each item. Consequently, the convertible Series A preferred stock was recorded with a discount of $1,109,335 based on the ascribed value of the warrants as determined by using the Black-Scholes Model. Under EITF 00-27, the discount for the warrants was recorded as a preferred dividend. An additional beneficial conversion discount of $1,146,686 was recorded since the Series A preferred stock is convertible into shares of common stock at an effective conversion price of $0.95 per share while the prevailing common stock share prices was $1.10, $1.11 and $1.16 at each closing date. This discount was also recorded as a preferred dividend.
      The Company evaluated its Series A Preferred Stock and related warrants for possible application of derivative accounting under Statement of Financial Accounting Standard (“SFAS”) No 133: Accounting for Derivative Instruments and Hedging Activities, SFAS No. 150: Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity (“SFAS 150”), Emerging Issues Task Force (“EITF ‘”) 00-19: Accounting for Derivative Financial Instrument Indexed to, and Potentially Settled in, a Company’s Own Stock and EITF 01-6: The Meaning of “Indexed to a Company’s Own Stock”. It has determined that registration rights related to the Series A Preferred Stock and related warrants were not subject to derivative accounting. In evaluating these registration rights and their related financial instruments the Company applied the methodology of View C in EITF 05-4 Issue Summary No. 1 and accounted for them each as a freestanding instrument. The related Series A Preferred stock and warrants were not subject to derivative accounting but were subject to beneficial conversion accounting as described in the paragraph above. The Company has determined the registration rights were subject to

Cygnus Oil and Gas Corporation
(A Development Stage Entity)
Notes to Condensed Consolidated Financial Statements — (Continued)
SFAS No. 150 and required to be recorded at fair value. The fair value of these registration rights agreements was immaterial when they were initially granted in 2005 and at June 30, 2005. However, the fair value was determined to be $1,696,647 at December 31, 2005 and the Company recognized this amount as an expense and correspondingly as a liability. The Company filed a registration statement covering these securities on May 19, 2006, which became effective July 7, 2006. Having fulfilled their registration filing and effectiveness obligation, the Company has computed the amount of the penalty due to the shareholders at September 30, 2006 to be $1,718,344 and accordingly recorded the incremental increase in expenses and liabilities. As of September 30, 2006, the liability is no longer considered a derivative and the penalty amount has been reclassified as a registration rights penalty payable.
      During March 2006, an investor converted 28,000 shares of the Series A Preferred Stock into 280,000 shares of the Company’s common stock which was issuable as of March 31, 2006.
      During the nine months ended September 30, 2006 certain investors holding the Company’s Series A Preferred Stock converted 209,600 Series A Preferred shares into 2,096,000 shares of the Company’s common stock.

Common Stock
      On July 11, 2005, the Company’s Board of Directors approved and commenced an offering of up to 14,000,000 units of its securities, each unit consisting of two shares of the Company’s common stock and one three-year $1.50 common stock purchase warrant for a unit offering price of $1.80 (“July 2005 through January 2006 Offering”). The exercise price of the warrants will be adjusted for stock splits, combinations, recapitalization and stock dividends. In the event of a consolidation or merger in which the Company is not the surviving corporation (other than a merger with a wholly owned subsidiary for the purpose of incorporating the Company in a different jurisdiction), all holders of the warrants shall be given at least fifteen (15) days notice of such transaction and shall be permitted to exercise the warrants during such fifteen (15) day period. Upon expiration of such fifteen (15) day period, the warrants shall terminate. The securities were issued in a private placement transaction to a limited number of accredited investors pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D. The Company agreed to include the shares of common stock and shares of common stock issuable upon exercise of the warrants in any registration statement (excluding registration statements on SEC Forms S-4, S-8 or any similar or successor form) they file with the Securities and Exchange Commission under the Securities Act for the purpose of registering the public sale of any of the Company’ s securities.
      The Company has agreed to use its best efforts to prepare and file with the Securities and Exchange Commission within 60 days after the termination of the offering, a registration statement under the Securities Act of 1933, as amended, permitting the public resale of the shares of common stock issuable upon conversion or exercise, as applicable, of the common stock and warrants issued in the offering. The Company has agreed to pay certain penalties to the subscribers in this offering if the registration statement is not filed within 60 days after the termination of the offering or if the registration statement is not declared effective within 150 days after the termination of the offering. The Company filed the required registration statement on May 19, 2006 and it became effective July 7, 2006. Prior to the filing, the Company had been subject to a penalty of 2% per month of the amount of the offering ($13,968,501) until it filed the registration statement. The penalty decreased to 1% per month until the registration statement became effective. The Company recorded a registration rights penalty payable of $698,425 as of September 30, 2006.
      Between August and December 2005, the Company sold 4,131,667 units in which 8,263,333 shares of common stock and 4,131,667 warrants were issued for a purchase price of $7,437,001. Each warrant is

Cygnus Oil and Gas Corporation
(A Development Stage Entity)
Notes to Condensed Consolidated Financial Statements — (Continued)
immediately exercisable into one (1) share of common stock at an exercisable price of $1.50 per share for a term of three years. The Company paid a total of $175,680 for offering costs during 2005 and as of December 31, 2005, has accrued a total of $419,280 for offering costs related to this transaction, which was subsequently paid in February 2006.
      On November 29, 2005, in connection with the July 2005 offering, the Company entered into a securities purchase agreement with The Abel Family Trust (the “Trust”) pursuant to which the Company issued 138,889 units to the Trust for a purchase price of $250,000. Roger Abel, the Company ’s Chairman and Chief Executive Officer, serves as the trustee and is a beneficiary of the Trust. Each unit consisted of two shares of the Company common stock and one common stock purchase warrant. The purchase price per unit was $1.80. Each warrant is immediately exercisable into one share of common stock at an exercise price of $1.50 per share for a term of three years.
      In January 2006, in continuation of the July 2005 private offering, the Company sold 3,489,722 units in which 6,979,444 shares of common stock and 3,489,722 warrants were issued for a purchase price of $6,281,500. Each warrant is immediately exercisable into one (1) share of common stock at an exercise price of $1.50 per share for a term of three years. During January and February 2006, the Company paid a total of $830,632 for offering costs related to the July 2005 offering. The Company also issued a total of 220,755 warrants as offering costs in connection with the offering.
      Included in the 3,489,722 units issued in January 2006 in connection with the July 2005 Offering as referred to above, were 140,000 units issued by the Company to G & S Bennett Ltd. (“GS”) for a purchase price of $252,000. R. Gerald Bennett, a member of the Company’s board of directors, is a principal equity owner and managing partner of GS. Each unit consisted of two shares of the Company’s common stock and one common stock purchase warrant. The purchase price per unit was $1.80. Each warrant is immediately exercisable into one share of common stock at an exercise price of $1.50 per share for a term of three years.
      The Company evaluated stock and related warrants from its July 2005 through January 2006 Offering for possible application of derivative accounting under Statement of Financial Accounting Standard (“SFAS”) No. 133: Accounting for Derivative Instruments and Hedging Activities, SFAS No. 150: Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, Emerging Issues Task Force (“EITF”) 00-19: Accounting for Derivative Financial Instrument Indexed to, and Potentially Settled in, a Company’s Own Stock, EITF 01-6: The Meaning of “Indexed to a Company’s Own Stock” It has determined that registration rights related to the stock and related warrants from July 2005 through January 2006 Offering were subject to derivative accounting. In evaluating these registration rights and their related financial instruments the Company applied the methodology of View C in EITF 05-4 Issue Summary No. 1 and accounted for them each as a freestanding instrument. The stock and related warrants from July 2005 through January 2006 Offering were not subject to derivative accounting. The Company has determined the fair value of the registration rights in accordance with paragraph 17 of SFAS No. 133 to be $728,447 at January 27, 2006 (the effective closing date of the private offering) and the Company recognized this amount as a liability with a corresponding entry as a reduction in additional paid in capital. It was management’s opinion this cost was directly associated with the July 2005 through January 2006 Offering. Management concluded at that time it would not be able to file the registration statement on a timely basis to enable it to raise additional capital to fund operations. The Company filed a registration statement covering these securities on May 19, 2006, which became effective July 7, 2006. Having fulfilled their registration filing and effectiveness obligation, the Company has computed the amount of the penalty due to the shareholders at September 30, 2006 to be $698,425 and accordingly recorded the incremental decrease in expenses and liabilities. As of September 30, 2006,

Cygnus Oil and Gas Corporation
(A Development Stage Entity)
Notes to Condensed Consolidated Financial Statements — (Continued)
the liability is no longer considered a derivative and the penalty amount has been reclassified as a registration rights penalty payable.
      On October 10, 2005, Maverick Woodruff County, LLC, a Delaware limited liability company (“MWC”), borrowed $1,000,000 from Michael P. Marcus pursuant to a secured promissory note. The promissory note was secured by all ownership interest in MWC, had a maturity date of October 10, 2006, accrued interest at the rate of 10% per annum payable at maturity, and the principal amount together with all accrued and unpaid interest due thereon was convertible at anytime at the option of Mr. Marcus into shares of the Company’s common stock at a conversion price of $.90 per share. The monies were used to fund the Company’s proportionate share of certain acquisition expenses in its Fayetteville project. The note would automatically convert into shares of the Company’s common stock upon MWC acquiring a leasehold interest in certain acreage and MWC assigning its right to certain leasehold interests to the Company. In connection with the issuance of the note, the Company issued a warrant which was immediately exercisable to Mr. Marcus to purchase 555,556 shares of its common stock at an exercise price of $1.50 per share for a term of three years. On February 13, 2006, the note and $41,527 of accrued interest due thereunder were converted into 1,148,519 shares of the Company’s common stock.

Assignment and Transfer Agreement
      In April 2006, the Company entered into an Assignment and Transfer Agreement (the “Agreement”) with Paradigm Asset Holdings, Inc. and Paradigm Strategic Exploration (collectively “Paradigm”).
      Under the Agreement, Paradigm has transferred to the Company its rights under an associated Volume Data Licensing Agreement with Seismic Exchange, Inc. (“SEI”), to obtain certain two- and three-dimensional seismic data from SEI. The Company will have two years from the date of the Agreement to select the seismic data and will be responsible for any reproduction costs as outlined in the Volume Data Licensing Agreement. Paradigm will provide consulting related to the Company’s three-dimensional seismic data selections under the Agreement. The Company will pay a consulting fee of $12,500 per month for these consulting services for a period of 18 months commencing on July 1, 2006. Paradigm is also entitled under the Agreement to participate in any prospect developed in connection with the Agreement for up to 25% of the working interest on a non-promoted basis. Paradigm is entitled to include others in such participation. Paradigm has also assigned its rights and obligations in certain agreements it previously entered into with Trinity and Black Stone Minerals Company, LP relating to certain oil and gas prospects in Alabama.
      In consideration for the transfer and assignment described above, Cygnus has agreed to issue a warrant to purchase up to 1,388,889 shares, of the Company’s common stock exercisable at any time during the three year period following the date of the Agreement at an exercise price of $1.50 per share. Cygnus has also agreed to issue 1,777,778 shares of its common stock to Paradigm and 1,000,000 shares of the Company’s common stock to SEI. The Company recorded $3,319,445 as exploration costs based on the prevailing common stock share price and the ascribed value of the warrants issued as determined by using the Black Scholes Method.
      The Company agreed to grant to Paradigm and SEI rights to the registration for resale of the securities contained in the agreement. The Company is obligated to use its reasonable best efforts to prepare and file with the Securities Exchange Commission (“SEC”), within 60 days of the date the shares are issued, a registration statement under the Securities Act of 1933 to permit the public sale of the securities. The Company is further obligated to cause the registration statement to be declared effective within 150 days of the date the shares are issued, except that if the Company has a registration statement pending with the SEC during this period, the Company may without penalty suspend filing of the registration statement until such time the pending registration statement is approved.

Cygnus Oil and Gas Corporation
(A Development Stage Entity)
Notes to Condensed Consolidated Financial Statements — (Continued)

Stock Warrants
      The Company had the following outstanding common stock warrants to purchase its securities at September 30:

	2006		2005

	Number of	Exercise	Number of	Exercise
	Warrants	Price Per	Warrants	Price Per
Expiration Date	Issued	Share	Issued	Share

April - July 2007	3,445,000	$2.00	3,445,000	$2.00
June 2007	250,000	$1.10	250,000	$1.10
July 2007	1,561,250	$2.00	1,561,250	$2.00
November 2007	600,000	$2.00	600,000	$2.00
November and December 2007	418,852	$2.00	418,852	$2.00
January 2008	87,959	$2.00	87,959	$2.00
March 2008	4,152,319	$1.50	4,152,319	$1.50
June 2008	107,727	$1.25	107,727	$1.25
August 2008 - January 2009	8,604,930	$1.50	2,440,564	$1.50
October 2008	555,555	$1.50	—	—
March 2009	1,388,889	$1.50	—	—
March 2011	13,654,342	$1.06	—	—
March 2014	—	$—	350,000	$0.86
March 2014	300,000	$0.90	—	—

Common Stock	35,126,823		13,413,671

Stock Options
      The Company had the following outstanding common stock options at September 30:

	2006		2005

	Number of	Exercise	Number of	Exercise
	Options	Price Per	Options	Price Per
Expiration Date	Issued	Share	Issued	Share

July 2012	—	$—	4,876,540	$0.86
September 2015	—	$—	100,000	$0.96
November 2015	—	$—	200,000	$0.83
January 2016	100,000	$1.05	—	$—
February 2016	150,000	$1.25		$—
July 2016	300,000	$0.70		$—
August 2016	50,000	$0.48	—	$—

Total	600,000	$0.88	5,176,540	$0.86

Cygnus Oil and Gas Corporation
(A Development Stage Entity)
Notes to Condensed Consolidated Financial Statements — (Continued)
NOTE 12 — COMMITMENTS AND CONTINGENCIES

General
      Federal, state and local authorities regulate the oil and gas industry. In particular, gas and oil production operations and economics are affected by environmental protection statutes, tax statutes and other laws and regulations relating to the petroleum industry, as well as changes in such laws, changing administrative regulations and the interpretations and application of such laws, rules and regulations. The Company believes it is in compliance with all federal, state and local laws, regulations, and orders applicable to the Company and its properties and operations, the violation of which would have a material adverse effect on the Company or its financial condition.

New Lease Agreement
      On May 19, 2006, the Company, entered into a lease agreement (the “Lease Agreement”) with a third party (the “Lessor”), for approximately 15,000 rentable square feet of office space in Houston, Texas. The Lease Agreement term is ten years and six months commencing on September 9, 2006. The Company will pay approximately $15,000 per month in base rent for the first 63 months and approximately $18,500 per month in base rent for the remaining lease term, subject to adjustment under certain conditions. In addition to the base rent, the Company is responsible under the Lease Agreement for certain operating expenses and taxes with respect to the leased premises for the duration of the lease term. The Company has one option to renew the lease for an additional five years at the then-prevailing market rate. The Lease Agreement also provides that the Company will indemnify and hold harmless the Lessor from and against certain liabilities, damages, claims, costs, penalties and expenses arising from the Company’s conduct related to the property.
      As of September 30, 2006, the Company is still obligated under a lease dated October 4, 2004 for its former 6,826 rentable square feet office space in Houston, Texas. The Company is presently negotiating to sub-lease or transfer the remaining 78 month term lease carrying an annual rental obligation on a sliding scale of $116,000 to $130,000 to a third party.

Operating Hazards and Insurance
      The gas and oil business involves a variety of operating risks, including the risk of fire, explosions, blow-outs, pipe failure, abnormally pressured formation, and environmental hazards such as oil spills, gas leaks, ruptures or discharges of toxic gases, the occurrence of any of which could result in substantial losses to the Company due to injury or loss of life, severe damage to or destruction of property, natural resources and equipment, pollution or other environmental damage, cleanup responsibilities, regulatory investigation and penalties and suspension of operations.
      In those projects for which the Company is an operator, the Company maintains certain insurance of various types to cover its operations with policy limits and retention liability customary in the industry. In those projects in which the Company is not the operator, but in which it owns a non-operating interest directly or owns an equity interest in a limited partnership or limited liability company that owns a non-operating interest, the operator for the prospect maintains insurance to cover its operations.
      There can be no assurance that insurance, if any, will be adequate to cover any losses or exposure to liability. Although the Company believes that the policies obtained by operators provide coverage in scope and in amounts customary in the industry, they do not provide complete coverage against all operating risks. An uninsured or partially insured claim, if successful and of significant magnitude, could have a material adverse effect on the Company and its financial condition via its contractual liability to the prospect.

Cygnus Oil and Gas Corporation
(A Development Stage Entity)
Notes to Condensed Consolidated Financial Statements — (Continued)

Potential Loss of Oil and Gas Interests/Cash Calls
      The Company is subject to cash calls related to its various investments in oil and gas prospects. If the Company does not pay its share of future Authorization For Expenditures (“AFE”) invoices, it may have to forfeit all of its rights in certain of its interests in the applicable prospects and any related profits. If one or more of the other members of the prospects fail to pay their share of the prospect costs, the Company may need to pay additional funds to protect its investments. See Management’s Discussion and Analysis later in this document for information on potential future cash calls.

          No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

104,843,826 Shares
Common Stock

PENDING STATES: Application for registration is being or has been made for the securities represented in this Prospectus under the applicable securities laws of the following states: Colorado; Indiana; Michigan; Nevada; Oregon; Rhode Island; and Wisconsin(the “Pending States”). The various state agencies and/or departments in the Pending States to whom the registrations have been submitted have not approved or disapproved of the securities represented in this Prospectus, nor have they ruled upon the accuracy or adequacy of this Prospectus. The securities represented in this Prospectus may not be offered for sale, sold, assigned, transferred, pledged or otherwise disposed of in the Pending States until the Company’s submissions for registration have become effective under applicable state law or unless an exemption from registration is available. The Company will amend the Prospectus to indicate the Pending States in which the Company’s application for registration has become effective.
EXCLUDED STATES: The securities represented in this Prospectus have not been registered under the applicable securities laws of the following states: Alabama; Alaska; Arizona; Arkansas; California; Florida; Idaho; Iowa; Kansas; Kentucky; Louisiana; Maryland; Massachusetts; Nebraska; New Hampshire; New Jersey; New Mexico; New York; North Carolina; North Dakota; Ohio; Oklahoma; Pennsylvania; South Carolina; Tennessee; Texas; Vermont; Virginia; Washington; and West Virginia. The securities represented in this Prospectus may not be offered for sale, sold, assigned, transferred, pledged or otherwise disposed of in the Excluded States without registering such securities under such state’s applicable securities laws or unless an exemption from such registration is available.
The following states have notified Cygnus that the application for registration of the common stock registered under the Registration Statement has been accepted or that an exemption is available for sale through a registered broker-dealer and the shares may be sold in such states: Connecticut; Delaware; Washington DC; Georgia; Hawaii; Illinois; Maine; Minnesota; Mississippi; Missouri; Montana; South Dakota; Utah; and Wyoming.
The securities represented in this Prospectus may not be offered for sale, sold, assigned, transferred, pledged or otherwise disposed of in the Excluded States without registering such securities under such state’s applicable securities laws or unless an exemption from such registration is available.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
      The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of common stock being registered. All amounts are estimates.

Amount to be Paid

SEC Registration Fees	$10,000
Legal Fees and Expenses	300,000
Accounting Fees and Expenses	50,000
Printing and Engraving Fees	25,000
Miscellaneous	25,000
Blue Sky Fees	50,000

Total	$460,000

ITEM 14.	INDEMNIFICATION OF DIRECTORS AND OFFICERS
      The General Corporation Law of Delaware, under which we are incorporated, authorizes the indemnification of directors and officers under the circumstances described below. To the extent one of our present or former directors or officers is successful on the merits or otherwise in defense of any action, suit or proceeding described below, the General Corporation Law of Delaware requires that such person be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection with such action, suit or proceeding. Article Tenth of our Certificate of Incorporation requires indemnification of our directors and officers to the extent permitted by law. These provisions may be sufficiently broad to indemnify such persons for liabilities under the Securities Act of 1933.
      The General Corporation Law of Delaware gives us the power to indemnify each of our officers and directors against expenses, including attorneys’ fees, and judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any action, suit or proceeding by reason of such person being or having been one of our directors, officers, employees or agents, or of any other corporation, partnership, joint venture, trust or other enterprise at our request. To be entitled to such indemnification, such person must have acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interest and, if a criminal proceeding, had no reasonable cause to believe that the conduct was unlawful. The General Corporation Law of Delaware also gives us the power to indemnify each of our officers and directors against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of us to procure a judgment in our favor by reason of such person being or having been one of our directors, officers, employees or agents, or of any other corporation, partnership, joint venture, trust or other enterprise at our request, except that we may not indemnify such person with respect to any claim, issue or matter as to which such person was adjudged to be liable to us in the absence of a determination by the court that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity. To be entitled to such indemnification, such person must have acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interest.

ITEM 15.	RECENT SALES OF UNREGISTERED SECURITIES
      Since May 1, 2003 we have issued the following shares of our common stock which were not registered under the Securities Act of 1933:

1. In March 2004, we commenced a private offering of up to $12 million of units comprised of convertible promissory notes and warrants. The principal amount and all accrued interest due under the notes is convertible into shares of common stock at a conversion price of $1.00 per share, and each warrant is exercisable into one share of Common Stock at an exercise price of $2.00 per share, each subject to adjustment. $3.1 million units were purchased in the offering. The offering was being made to a limited number of accredited investors in a private placement transaction exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) promulgated thereunder, without payment of underwriting discounts or commissions to any person.

2. On March 23, 2004, we issued 7,000,000 shares of common stock to Touchstone Resources, Ltd, a British Columbia corporation, to purchase all of the issued and outstanding shares of common stock of Touchstone Resources USA, Inc., Texas corporation. The shares were issued to one accredited investor in a private placement transaction exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) promulgated thereunder, without payment of underwriting discounts or commissions to any person.

3. On March 23, 2004, we issued 100,000 shares of common stock to Touchstone Resources, Ltd, a British Columbia corporation, to purchase a 10% membership interest in LS Gas, LLC. The shares were issued to one accredited investor in a private placement transaction exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) promulgated thereunder, without payment of underwriting discounts or commissions to any person.

4. On March 23, 2004, we issued 280,000 shares of common stock to HMA Advisors. Inc., in consideration of consulting and advisory services in connection with our acquisition of Touchstone Resources USA, Inc. and interests in certain oil and gas prospects. The shares were issued to one accredited investor in a private placement transaction exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) promulgated thereunder, without payment of underwriting discounts or commissions to any person.

5. On March 23, 2004, we issued a $2,100,000 principal amount secured convertible promissory note and a warrant to purchase 250,000 shares of common stock to Trident Growth Fund, L.P. in consideration of gross proceeds of $2,100,000. The note was due and payable March 23, 2005, was immediately convertible at the option of the holder into shares of common stock at a conversion price of $1.00 per share and is secured by substantially all of our assets. The warrants are immediately exercisable at an exercise price of $1.00 per share and terminate ten years from the date of grant. The shares were issued to one accredited investor in a private placement transaction exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) promulgated thereunder, without payment of underwriting discounts or commissions to any person. Since such offering, the note has been fully satisfied and is no longer outstanding.

6. On July 15, 2004, we issued a warrant to Fort House, Inc. a Toronto, Canada based consulting firm, to purchase 61,250 shares of common stock at an exercise price of $2.00 per share. The warrant is immediately exercisable in consideration for consulting services provided by Fort House, Inc. to the Company. The warrants were issued to one accredited investor in a private placement transaction exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof without payment of underwriting discounts or commission to any person.

7. On July 19, 2004, we issued 3,000,000 shares of common stock and a warrant to purchase up to 1,500,000 shares of common stock to Altafin B.V. in consideration of gross proceeds of $3,000,000. The warrants will become exercisable upon the occurrence of certain milestones at an exercise price of $2.00 per share and terminate three years from the date of grant. The shares were issued to one accredited investor in a private placement transaction exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) promulgated thereunder, without payment of underwriting discounts or commissions to any person.

8. On September 13, 2004, we issued 20, 000 shares of common stock to Sanders Morris Harris, Inc., a Houston Texas based investment banking firm, in partial consideration of financial advisory services to be provided to the Company. The shares were issued to one accredited investor in a private placement transaction exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof without payment of underwriting discounts or commission to any person.

9. On November 18, 2004, we issued a convertible promissory note (the “DDH Note”) to DDH Resources II, Ltd for aggregate gross proceeds of $1,000,000. The DDH Note was due May 18, 2005, accrues interest at the rate of 12% per annum, and was convertible into shares of our common stock at a conversion price of $1.10 per share. The note was issued to one accredited investor in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) promulgated thereunder, without payment of underwriting discounts or commissions to any person. Since such offering, the DDH Note has been fully satisfied and is no longer outstanding.

10. Between November 19, 2004 and February 18, 2005, we sold 418,852 units at a purchase price of $2.10 per unit for aggregate gross proceeds of $879,590. Each unit consisted of two (2) shares of common stock and one (1) warrant. The warrants are immediately exercisable into shares of our common stock at an exercise price of $2.00 per share and terminate three years from the date of grant. The offering was made to a limited number of accredited investors in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder. We paid sales commissions of $87,959 to Duncan Securities, Inc., a broker-dealer registered under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

11. On April 19, 2005, we completed concurrent private offerings of units comprised of shares of our series A convertible preferred stock and warrants to purchase shares of our common stock at a purchase price of $11.00 per unit. Each unit is comprised of one share of our series A convertible preferred stock and one common stock purchase warrant. Each share of series A convertible preferred stock is immediately convertible at the option of the holder into ten (10) shares of common stock at an initial conversion price of $1.10 per share. Each warrant is immediately exercisable into five (5) shares of common stock at an exercise price of $1.50 per share for a term of three years. The first offering was carried out on a “best efforts” basis solely to a limited number of accredited investors in the United States and in such offering we sold 402,336 units for an aggregate purchase price of $4,425,696 and paid commissions to Legend Merchant Group, Inc. of $867,191. The second offering was carried out on a “best efforts” basis solely to a limited number of accredited investors who are not “U.S. persons” and in such offering we sold 307,727 units for an aggregate purchase price of $3,384,997 and paid commissions to an independent third party consultant of $338,500. The first offering was made in a private placement transaction to a limited number of accredited investors exempt from the registration requirements of the Securities Act pursuant to Section 4(2) promulgated thereunder. The second offering was made in a private placement transaction to a limited number of accredited investors who are not “U.S. persons” pursuant to the exemption from registration provided by Rule 901 of Regulation S.

12. Between August 22, 2005 and October 3, 2005 we sold 4,881,126 shares of common stock and warrants to purchase an additional 2,440,564 shares of common stock for aggregate gross cash proceeds of $3,270,000 and conversion of $1,123,014 of outstanding indebtedness. The securities were sold in units consisting of two shares of our common stock and one common stock purchase warrant at a purchase price of $1.80 per unit. Each warrant is immediately exercisable into one (1) share of common stock at an exercise price of $1.50 per share for a term of three years. The exercise price of the warrants will be adjusted for stock splits, combinations, recapitalization and stock dividends. In the event of a consolidation or merger in which we are not the surviving corporation (other than a merger with a wholly owned subsidiary for the purpose of incorporating the Company in a different jurisdiction), all holders of the warrants shall be given at least fifteen (15) days notice of such transaction and shall be permitted to exercise the warrants during such fifteen (15) day period. Upon expiration of such fifteen (15) day period, the warrants shall terminate.

13. On October 10, 2005, Maverick Woodruff County, LLC issued a $1,000,000 principal amount secured promissory note convertible into shares of our common stock. The note is secured by all ownership interests in Maverick Woodruff County, LLC, matures October 10, 2006 and accrues interest at the rate of 10% per annum payable at maturity. The note and all accrued and unpaid interest due thereon is convertible at anytime at the option of the holder into shares of our common stock at a conversion price of $.90 per share. The note automatically converts into shares of our common stock upon our subsidiary acquiring a leasehold interest in certain acreage or our subsidiary assigning its right to certain leasehold interests to us. In connection with the issuance of the note, we issued a warrant to the holder to purchase 555,556 shares of our common stock. The warrant is immediately exercisable at an exercise price of $1.50 per share for a term of three years. The note and warrant was issued to Westwood AR, Inc. for cash consideration of $1,000,000, which was paid to Maverick Woodruff County, LLC for credit of the Company to fund the Company’s proportionate share of certain lease acquisition costs. On February 13, 2006, the note and $41,527 of accrued interest due thereunder was converted into 1,148,519 shares of common stock. The forgoing securities were issued to one accredited investor in a private placement transaction exempt from the registration requirement of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof without payment of underwriting discounts or commissions to any person.

14. In April 2006, we closed a private placement transaction exempt under Rule 506 of Regulation D of the Securities Act of 1933, as amended, pursuant to a Securities Purchase Agreement dated April 4, 2006 with certain accredited investors (the “Securities Purchase Agreement”). Pursuant to the Securities Purchase Agreement, we issued securities in the form of (i) 7.5% senior convertible notes in aggregate principal amount of $22,000,000 (“Convertible Notes”) and, subject to the terms and conditions set forth therein, convertible into shares of the Company’s common stock, par value $.001 (“Common Stock”), (ii) Series A warrants to purchase up to 12,971,700 shares of Common Stock with an initial per share exercise price of $1.06 subject to adjustment (“Series A Warrants”), and (iii) Series B warrants to purchase up to 8,301,888 shares of Common Stock with an initial per share exercise price of $1.38 subject to adjustment (“Series B Warrants” and together with the Series A Warrants, the “Warrants”). The Series B Warrants are not initially exercisable and only become exercisable upon a mandatory conversion of the Convertible Notes conducted by the Company. The Warrants expire on the fifth anniversary of the closing date of the Securities Purchase Agreement. The placement agent in this transaction was First Albany Corporation, which received a warrant to purchase 622,642 shares of our common stock at an exercise price of $1.06 per share.

15. In April 2006, we entered into an Assignment and Transfer Agreement with Paradigm Asset Holdings, Inc. and Paradigm Strategic Exploration (collectively “Paradigm”). Paradigm has transferred to the Company its rights under an associated Volume Data Licensing Agreement with Seismic Exchange, Inc., to obtain certain two-dimensional and three-dimensional seismic data from Seismic Exchange. The Agreement provides that Paradigm will provide the Company consulting services relating to the Company’s three-dimensional seismic data selections under the Agreement. The Company will pay a consulting fee of $12,500 per month for these consulting services for a period of 18 months commencing on July 1, 2006. Paradigm is also entitled under the Agreement to participate in any prospect developed in connection with the Agreement for up to 25% of the working interest on a non-promoted basis. In consideration for the transfer and assignment described above, we issued a warrant to purchase up to 1,388,889 shares (the “Warrant Shares”), of the Company’s common stock exercisable at any time during the three year period following the date of the Agreement at an exercise price of $1.50 per share. In addition, the Company has issued 1,777,778 shares of Company common stock to Paradigm and 1,000,000 shares of the Company’s common stock to Georgia Stone Partnership, a designee of Seismic Exchange (collectively, the “Issued Shares”). Issuance of the Issued Shares was contingent upon stockholder approval of an increase in the authorized shares of the Company.

16. We issued the following warrants to the following warrant holder in consideration for certain services rendered to the Company: June 9, 2004, Legend Merchant Group, Inc. (“Legend”), 225,000; June 9, 2004, John Shaw, 25,000; 2006, Legend, 8,064.

ITEM 16.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES
      (a) Exhibits:

Exhibit No.		Exhibit

2.1		Stock Purchase Agreement, dated March 15, 2004, by and between Touchstone Resources, Ltd. and the Company, (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed April 15, 2004)

2.2		Agreement and Plan of Merger, dated March 18, 2004, by and between the Company and Touchstone Resources USA, Inc. (incorporated by reference to Exhibit 2.2 to the Company’s Quarterly Report on Form 10-QSB filed May 24, 2004)

3.1		Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form SB-2 filed on December 7, 2001)

3	.2*	Amended and Restated Certificate of Incorporation of the Registrant.

3	.3*	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant dated May 24, 2006.

3.4		Certificate of Ownership Merging Touchstone Resources USA, Inc into The Coffee Exchange, Inc. dated March 18, 2004 (incorporated by reference to Exhibit 3.3 to the Registrant’s Quarterly Report on Form 10-QSB filed May 24, 2004)

3.5		Certificate of Designation of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed April 5, 2005.)

3.6		Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K file December 5, 2005.)

3	.7*	Second Amended and Restated Bylaws of the Registrant

5	.1*	Legal Opinion of Winstead Sechrest & Minick P.C.

10.1		Series A Stock Redemption Agreement, dated February 28, 2004, by and between Scott Yancey and the Company (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed March 30, 2004)

10.2		Stock Redemption Agreement, dated February 28, 2004, by and between George Sines, and the Company (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed March 30, 2004)

10.3		Stock Purchase Agreement dated February 28, 2004 between Stephen P. Harrington and Scott Yancey (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed March 30, 2004)

10.4		Stock Purchase Agreement dated February 28, 2004 between Stephen P. Harrington and George Sines (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed March 30, 2004)

10.5		Interest Purchase Agreement, dated March 23, 2004, by and among the Company, Touchstone Louisiana, Inc. and Touchstone Resources, Ltd. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed April 15, 2004)

10.6		Interest Purchase Agreement, dated March 23, 2004, by and among Touchstone Vicksburg, Inc., Touchstone Awakino, Inc. and Montex Exploration, Inc. (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed April 15, 2004)

10.7		Loan Agreement, dated March 23, 2004, by and between the Company and Trident Growth Fund, L.P. (“Trident”) (incorporated by reference to Exhibit 10.7 to the Company’s Quarterly Report on Form 10-QSB filed May 24, 2004)

10.8		12% Secured Convertible Promissory Note, dated March 23, 2004, in the principal amount of $2,100,000 issued to Trident (incorporated by reference to Exhibit 2.2 to the Company’s Quarterly Report on Form 10-QSB filed May 24, 2004)

10.9		Security Agreement, dated March 23, 2004, by and between the Company and Trident (incorporated by reference to Exhibit 10.9 to the Company’s Quarterly Report on Form 10-QSB filed May 24, 2004)

Exhibit No.		Exhibit

10.10		Warrant to purchase 250,000 shares of common stock dated March 23, 2004 issued to Trident (incorporated by reference to Exhibit 10.10 to the Company’s Quarterly Report on Form 10-QSB filed May 24, 2004)

10	.11*	Form of Warrant to Purchase Common Stock issued to Purchasers in the July 2004 offering of convertible notes and warrants

10.12		Securities Purchase Agreement, dated March 24, 2004, by and among the Company, FEQ Gas, LLC, Knox Gas, LLC and Knox Miss., LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed May 24, 2004)

10.13		Secured Promissory Note, dated February 26, 2004, made by Knox Gas, LLC in favor of Endeavour International Corporation (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed May 24, 2004)

10.14		Interest Pledge Agreement, dated February 26, 2004, by and between Knox Gas, LLC and Endeavour International Corporation (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed May 24, 2004)

10.15		Subscription Agreement, dated March 26, 2004, by and between the Company and PHT Stent Partners, L.P. (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed May 24, 2004)

10.16		Subscription Agreement, dated April 4, 2004, by and between the Company and PHT Wharton Partners, L.P. (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed May 24, 2004)

10.17		Interest Purchase Agreement, dated April 30, 2004, by and between Touchstone Louisiana, Inc. and Endeavour International Corporation (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed May 24, 2004)

10.18		Promissory Note, dated April 30, 2004, made by Touchstone Louisiana, Inc. in favor of Endeavour International Corporation (incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K filed May 24, 2004)

10.19		Subscription Agreement, dated April 1, 2004, by and between the Company and PHT Vela Partners, L.P. (incorporated by reference to Exhibit 10.10 to the Company’s Current Report on Form 8-K/ A filed July 21, 2004)

10.20		Operating Agreement of Maverick Basin Exploration, LLC, dated June 23, 2004, by and between the Company and PHT Gas, LLC (incorporated by reference to Exhibit to the Company’s Quarterly Report on Form 10-QSB filed August 30, 2004)

10.21		Amendment to the Operating Agreement of Maverick Basin Exploration, LLC, dated July 14, 2004, by and among the Company, PHT Gas, LLC and South Oil, Inc. (incorporated by reference to Exhibit 14.1 to the Company’s Quarterly Report on Form 10-QSB filed August 30, 2004)

10	.22*	Form of Securities Purchase Agreement by and between the Company and Purchasers in the November 2004 offering of Units consisting of shares of Common Stock and Warrants

10	.23*	Form of Warrant to Purchase Common Stock issued to Purchasers in the November 2004 offering of Units consisting of Common Stock and Warrants

10.24		Amendment and Waiver to 12% Secured Convertible Promissory Note, dated March 23, 2004, by and between the Company and Trident (incorporated by reference to Exhibit 10.22 to the Company’s Annual Report on Form 10-KSB filed April 15, 2005)

10.25		Form of Warrant to Purchase Shares of Common Stock issued to Purchasers in the Regulation D Offering of Shares of Series A Convertible Preferred Stock and Warrants (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed April 5, 2005)

10.26		Form of Warrant to Purchase Shares of Common Stock issued to Purchasers in the Regulation S Offering of Shares of Series A Convertible Preferred Stock and Warrants (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed April 5, 2005)

10.27		Form of Registration Rights Provisions for Purchasers in the Regulation S Offering and Regulation D Offering of Shares of Series A Convertible Preferred Stock and Warrants (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed April 5, 2005)

Exhibit No.		Exhibit

10.28		Employment Agreement, dated July 13, 2005, by and between Roger Abel and the Company (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed July 27, 2005)

10.29		Option Agreement, dated July 13, 2005, by and between Roger Abel and the Company (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed July 27, 2005)

10.30		Touchstone Resources USA, Inc. 2005 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed October 6, 2005)

10.31		Stock Option Agreement Under The Touchstone Resources USA, Inc. 2005 Stock Incentive Plan, dated September 30, 2005, issued to Jerry Walrath (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed October 6, 2005)

10.32		Securities Purchase Agreement, dated November 29, 2005, by and between The Abel Family Trust and the Registrant (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed December 5, 2005)

10.33		Warrant, dated November 29, 2005, issued to The Abel Family Trust (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed December 5, 2005)

10.34		Touchstone Resources USA, Inc. Director Compensation Policy Adopted November 29, 2005 (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed December 5, 2005)

10.35		Form of Securities Purchase Agreement by and between the Company and Purchasers in the Regulation D Offering of Units consisting of shares of Common Stock and Warrants (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed January 30, 2006)

10.36		Form of Warrant issued to Purchasers in the Regulation D Offering of Units consisting of shares of Common Stock and Warrants (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed January 30, 2006)

10.37		Form of Warrant issued to Placement Agents in the Regulation D Offering of Units of shares of Common Stock and Warrants (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed January 30, 2006)

10.38		Form of Securities Purchase Agreement by and between the Company and Non US Purchasers in the Regulation S Offering of Units consisting of shares of Common Stock and Warrants (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed January 30, 2006)

10.39		Form of Warrant issued to Non US Purchasers in the Regulation S Offering of Units consisting of shares of Common Stock and Warrants (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed January 30, 2006)

10.40		Agreement dated March 23, 2006 by and between the Company and Trident Growth Fund, L.P. (incorporated by reference to Exhibit 10.38 to the Company’s Annual Report on Form 10-KSB filed March 31, 2006)

10.41		Touchstone Resources USA, Inc. 2005 Stock Incentive Plan (incorporated by reference to Exhibit 10.39 to the Company’s Annual Report on Form 10-KSB filed March 31, 2006)

10	.42*	Cygnus Oil and Gas Corporation 2005 Stock Incentive Plan.

10.43		Lease dated May 19, 2006 by and between Trizec Texas CS Limited Partnership and Touchstone Resources U.S.A., Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed May 25, 2006).

21	.1*	Subsidiaries of the Company

23	.1*	Consent of L J Soldinger Associates, LLC.

23	.2*	Consent of Winstead Sechrest & Minick P.C. (included in Exhibit 5.1)

23	.3*	Consent of PGH Engineers, Inc.

*	Previously filed.
      (b) Financial Statement Schedules.
      None.

ITEM 17.	UNDERTAKINGS
      The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement: (i) to included any prospectus required by section 10(a)(3) the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 % change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of this registration statement shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in the registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5. That, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement related to securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-effective Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on November 14, 2006.

CYGNUS OIL AND GAS CORPORATION

By:	/s/ Roger L. Abel

Roger L. Abel
President and Chief Executive Officer
      Pursuant to the requirements of the Securities Act of 1933, this Post-effective Amendment No. 3 to Registration Statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Roger L. Abel (Roger L. Abel)	Chairman, Director, President and Chief Executive Officer, (Principal Executive Officer)	November 14, 2006

/s/ Stephen C. Haynes (Stephen C. Haynes)	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 14, 2006

* (R. Gerald Bennett)	Director	November 14, 2006

* (Ted E. Davis)	Director	November 14, 2006

* (Ralph D. McBride)	Director	November 14, 2006

* (Alfred J. Moran)	Director	November 14, 2006
* Stephen C. Haynes, Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.		Exhibit

2.1		Stock Purchase Agreement, dated March 15, 2004, by and between Touchstone Resources, Ltd. and the Company, (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed April 15, 2004)

2.2		Agreement and Plan of Merger, dated March 18, 2004, by and between the Company and Touchstone Resources USA, Inc. (incorporated by reference to Exhibit 2.2 to the Company’s Quarterly Report on Form 10-QSB filed May 24, 2004)

3.1		Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form SB-2 filed on December 7, 2001)

3	.2*	Amended and Restated Certificate of Incorporation of the Registrant.

3	.3*	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant dated May 24, 2006.

3.4		Certificate of Ownership Merging Touchstone Resources USA, Inc into The Coffee Exchange, Inc. dated March 18, 2004 (incorporated by reference to Exhibit 3.3 to the Registrant’s Quarterly Report on Form 10-QSB filed May 24, 2004)

3.5		Certificate of Designation of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed April 5, 2005.)

3.6		Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K file December 5, 2005.)

3	.7*	Second Amended and Restated Bylaws of the Registrant.

5	.1*	Legal Opinion of Winstead Sechrest & Minick P.C.

10.1		Series A Stock Redemption Agreement, dated February 28, 2004, by and between Scott Yancey and the Company (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed March 30, 2004)

10.2		Stock Redemption Agreement, dated February 28, 2004, by and between George Sines, and the Company (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed March 30, 2004)

10.3		Stock Purchase Agreement dated February 28, 2004 between Stephen P. Harrington and Scott Yancey (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed March 30, 2004)

10.4		Stock Purchase Agreement dated February 28, 2004 between Stephen P. Harrington and George Sines (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed March 30, 2004)

10.5		Interest Purchase Agreement, dated March 23, 2004, by and among the Company, Touchstone Louisiana, Inc. and Touchstone Resources, Ltd. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed April 15, 2004)

10.6		Interest Purchase Agreement, dated March 23, 2004, by and among Touchstone Vicksburg, Inc., Touchstone Awakino, Inc. and Montex Exploration, Inc. (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed April 15, 2004)

10.7		Loan Agreement, dated March 23, 2004, by and between the Company and Trident Growth Fund, L.P. (“Trident”) (incorporated by reference to Exhibit 10.7 to the Company’s Quarterly Report on Form 10-QSB filed May 24, 2004)

10.8		12% Secured Convertible Promissory Note, dated March 23, 2004, in the principal amount of $2,100,000 issued to Trident (incorporated by reference to Exhibit 2.2 to the Company’s Quarterly Report on Form 10-QSB filed May 24, 2004)

10.9		Security Agreement, dated March 23, 2004, by and between the Company and Trident (incorporated by reference to Exhibit 10.9 to the Company’s Quarterly Report on Form 10-QSB filed May 24, 2004)

10.10		Warrant to purchase 250,000 shares of common stock dated March 23, 2004 issued to Trident (incorporated by reference to Exhibit 10.10 to the Company’s Quarterly Report on Form 10-QSB filed May 24, 2004)

Exhibit No.		Exhibit

10	.11*	Form of Warrant to Purchase Common Stock issued to Purchasers in the July 2004 offering of convertible notes and warrants

10.12		Securities Purchase Agreement, dated March 24, 2004, by and among the Company, FEQ Gas, LLC, Knox Gas, LLC and Knox Miss., LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed May 24, 2004)

10.13		Secured Promissory Note, dated February 26, 2004, made by Knox Gas, LLC in favor of Endeavour International Corporation (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed May 24, 2004)

10.14		Interest Pledge Agreement, dated February 26, 2004, by and between Knox Gas, LLC and Endeavour International Corporation (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed May 24, 2004)

10.15		Subscription Agreement, dated March 26, 2004, by and between the Company and PHT Stent Partners, L.P. (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed May 24, 2004)

10.16		Subscription Agreement, dated April 4, 2004, by and between the Company and PHT Wharton Partners, L.P. (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed May 24, 2004)

10.17		Interest Purchase Agreement, dated April 30, 2004, by and between Touchstone Louisiana, Inc. and Endeavour International Corporation (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed May 24, 2004)

10.18		Promissory Note, dated April 30, 2004, made by Touchstone Louisiana, Inc. in favor of Endeavour International Corporation (incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K filed May 24, 2004)

10.19		Subscription Agreement, dated April 1, 2004, by and between the Company and PHT Vela Partners, L.P. (incorporated by reference to Exhibit 10.10 to the Company’s Current Report on Form 8-K/ A filed July 21, 2004)

10.20		Operating Agreement of Maverick Basin Exploration, LLC, dated June 23, 2004, by and between the Company and PHT Gas, LLC (incorporated by reference to Exhibit to the Company’s Quarterly Report on Form 10-QSB filed August 30, 2004)

10.21		Amendment to the Operating Agreement of Maverick Basin Exploration, LLC, dated July 14, 2004, by and among the Company, PHT Gas, LLC and South Oil, Inc. (incorporated by reference to Exhibit 14.1 to the Company’s Quarterly Report on Form 10-QSB filed August 30, 2004)

10	.22*	Form of Securities Purchase Agreement by and between the Company and Purchasers in the November 2004 offering of Units consisting of shares of Common Stock and Warrants

10	.23*	Form of Warrant to Purchase Common Stock issued to Purchasers in the November 2004 offering of Units consisting of Common Stock and Warrants

10.24		Amendment and Waiver to 12% Secured Convertible Promissory Note, dated March 23, 2004, by and between the Company and Trident (incorporated by reference to Exhibit 10.22 to the Company’s Annual Report on Form 10-KSB filed April 15, 2005)

10.25		Form of Warrant to Purchase Shares of Common Stock issued to Purchasers in the Regulation D Offering of Shares of Series A Convertible Preferred Stock and Warrants (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed April 5, 2005)

10.26		Form of Warrant to Purchase Shares of Common Stock issued to Purchasers in the Regulation S Offering of Shares of Series A Convertible Preferred Stock and Warrants (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed April 5, 2005)

10.27		Form of Registration Rights Provisions for Purchasers in the Regulation S Offering and Regulation D Offering of Shares of Series A Convertible Preferred Stock and Warrants (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed April 5, 2005)

Exhibit No.		Exhibit

10.28		Employment Agreement, dated July 13, 2005, by and between Roger Abel and the Company (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed July 27, 2005)

10.29		Option Agreement, dated July 13, 2005, by and between Roger Abel and the Company (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed July 27, 2005)

10.30		Touchstone Resources USA, Inc. 2005 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed October 6, 2005)

10.31		Stock Option Agreement Under The Touchstone Resources USA, Inc. 2005 Stock Incentive Plan, dated September 30, 2005, issued to Jerry Walrath (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed October 6, 2005)

10.32		Securities Purchase Agreement, dated November 29, 2005, by and between The Abel Family Trust and the Registrant (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed December 5, 2005)

10.33		Warrant, dated November 29, 2005, issued to The Abel Family Trust (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed December 5, 2005)

10.34		Touchstone Resources USA, Inc. Director Compensation Policy Adopted November 29, 2005 (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed December 5, 2005)

10.35		Form of Securities Purchase Agreement by and between the Company and Purchasers in the Regulation D Offering of Units consisting of shares of Common Stock and Warrants (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed January 30, 2006)

10.36		Form of Warrant issued to Purchasers in the Regulation D Offering of Units consisting of shares of Common Stock and Warrants (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed January 30, 2006)

10.37		Form of Warrant issued to Placement Agents in the Regulation D Offering of Units of shares of Common Stock and Warrants (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed January 30, 2006)

10.38		Form of Securities Purchase Agreement by and between the Company and Non US Purchasers in the Regulation S Offering of Units consisting of shares of Common Stock and Warrants (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed January 30, 2006)

10.39		Form of Warrant issued to Non US Purchasers in the Regulation S Offering of Units consisting of shares of Common Stock and Warrants (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed January 30, 2006)

10.40		Agreement dated March 23, 2006 by and between the Company and Trident Growth Fund, L.P. (incorporated by reference to Exhibit 10.38 to the Company’s Annual Report on Form 10-KSB filed March 31, 2006)

10.41		Touchstone Resources USA, Inc. 2005 Stock Incentive Plan (incorporated by reference to Exhibit 10.39 to the Company’s Annual Report on Form 10-KSB filed March 31, 2006)

10	.42*	Cygnus Oil and Gas Corporation 2005 Stock Incentive Plan.

10.43		Lease dated May 19, 2006 by and between Trizec Texas CS Limited Partnership and Touchstone Resources U.S.A., Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed May 25, 2006).

21	.1*	Subsidiaries of the Company

23	.1*	Consent of LJ Soldinger Associates, LLC.

23	.2*	Consent of Winstead Sechrest & Minick P.C. (included in Exhibit 5.1)

23	.3*	Consent of PGH Engineers, Inc.

*	Previously filed.